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                                                                   EXHIBIT 10.25

CSC HEALTHCARE SYSTEMS, INC.
AGREEMENT
                                                             AGREEMENT NO. 20206

(Equipment Purchases, Non-Exclusive Object Code Software License, and Professional Prepaid Support Services and Maintenance)

This Agreement (this "AGREEMENT") is made as of this 28th day of May, 1993, by and between CSC Healthcare Systems, Inc., an Alabama Corporation ("CSC Healthcare Systems), a wholly-owned subsidiary of Computer Sciences Corporation, a Nevada corporation, having an office at 34505 W. Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331, and Baptist Hospital, Inc. ("CUSTOMER"), having its principal place of business at 2000 Church Street, Nashville, TN 37203.

WITNESSETH

IN CONSIDERATION OF the covenants, promises and conditions set forth herein, the parties agree as follows:

1.0   DEFINITIONS

1.1   The "SYSTEM" - The Equipment, Manufacturers' Software and the Programs.

1.2 The "EQUIPMENT" - The computer equipment, peripheral equipment and related items (including documentation for the same as provided by the equipment Manufacturers) set forth in Schedules A and B, and all future peripheral equipment to be attached to the CPUs designated in Schedule A, except for those peripherals that may be attached by connection through parallel or serial ports.

1.3 "MANUFACTURERS' SOFTWARE" - Those computer programs set forth in Schedule C (attached hereto and incorporated herein by reference), and (except where the context otherwise indicates) related user documentation.

1.4 The "PROGRAMS" - The computer programs in machine-readable form identified in Schedule D and (except where the context otherwise indicates) related user documentation.

1.5   INSTALLATION DATES

      1.5.1 Installation Date for the Equipment and Manufacturers' Software - For each item of Equipment and Manufacturers' Software, the earlier of: (a) the completion date, after delivery, of Manufacturers' standard equipment or software test procedures, as the case may be, which test completion shall constitute and be deemed acceptance by CUSTOMER of the tested item of Equipment or Manufacturers' Software; or (b) five (5) working days after delivery of the item of Equipment or Manufacturers' Software to CUSTOMER's site.

      1.5.2 Installation Date for the Programs - The completion date, after delivery, of Installation of the Programs as defined in Section 11.3

1.6 EFFECTIVE DATE - CSC Healthcare Systems's contract obligations commence on the date upon which:

      1.6.1 CSC Healthcare Systems receives CUSTOMER'S deposit indicated on the appropriate Schedules; and

      1.6.2 CSC Healthcare Systems approves of CUSTOMER's payment arrangements for the System; and

      1.6.3 This Agreement is executed by a CSC Healthcare Systems authorized officer and an authorized signatory of CUSTOMER.

1.7 MANUFACTURERS - The third party providers of products and services delivered hereunder.

2.0   EQUIPMENT

2.1   EQUIPMENT

      CSC Healthcare Systems agrees to provide the Equipment to CUSTOMER, and CUSTOMER agrees to acquire the Equipment from CSC Healthcare Systems.

2.2   TITLE AND RISK OF LOSS

      2.2.1 Title to the Equipment shall pass to CUSTOMER only upon payment in full to CSC Healthcare Systems.

      2.2.2 Risk of loss and damage to the Equipment shall be borne by CUSTOMER upon transfer by CSC Healthcare Systems or its authorized designee to carrier at point of shipment.

      2.2.3 CSC Health care Systems shall select and arrange for the transfer of the Equipment to the carrier(s). CSC Healthcare Systems shall acquire and maintain insurance policies insuring the Equipment for its full replacement value during delivery to CUSTOMER's site(s) against all loss or damage. The cost of such insurance policies shall be borne by CUSTOMER.

      2.2.4 CUSTOMER shall acquire and maintain insurance policies insuring the Equipment, after delivery, against all loss or damage. CSC Healthcare Systems shall be named thereon as additional insured and shall obtain proceeds of such insurance in the event of loss or damage to the Equipment until complete payment therefor is made to CSC Healthcare Systems. CUSTOMER shall provide a Certificate of Insurance evidencing such coverage upon CSC Healthcare Systems's request.

2.3   EQUIPMENT MAINTENANCE

      CUSTOMER will be responsible for maintenance of the Equipment, and CSC Healthcare Systems shall have no obligations therefor.

2.4   MANUFACTURERS' AGREEMENTS

      CUSTOMER agrees to execute any and all necessary agreements concerning the Equipment as required by the appropriate Manufacturer.

3.0   MANUFACTURERS' SOFTWARE

      CSC Healthcare Systems agrees to provide to CUSTOMER the Manufacturers' Software identified on Schedule C, which includes operating systems and utility programs. CSC Healthcare Systems provides no warranty and assumes no responsibility for maintenance of Manufacturers' Software. CUSTOMER agrees to execute any and all appropriate agreements and licenses concerning such software as required by the Manufacturers(s) thereof.

4.0   PROGRAMS

4.1   GRANT OF LICENSE

      4.1.1 CSC Healthcare Systems hereby grants CUSTOMER, in perpetuity unless terminated as provided in this Agreement, a non-exclusive, non-transferable license (without the right of sublicense) to use the Programs subject to the following terms, condition, and restrictions. CUSTOMER's use of the programs shall be (a) only on the CPU(s) and at the location specified in Schedule A and for the number of simultaneous users identified in Schedule D (as amended front time to time), on or with Equipment specified in Schedule B, on or with additional Equipment purchased from CSC Healthcare Systems (subject to the provisions of Section 10.2), or with peripheral equipment attached by serial or parallel port to the CPU(s) specified in Schedule A, regardless of whether such peripheral equipment is purchased from CSC Healthcare Systems; and
            (b) only for purposes of serving CUSTOMER's internal business needs, which internal business needs shall not include use or access by entities other than CUSTOMER. CUSTOMER may make two (2) copies of the Programs for nonproductive backup purposes.

      4.1.2 CSC Healthcare Systems reserves the right to deliver the Programs to CUSTOMER in media containing computer software that could be used with the Programs but that CSC Healthcare Systems has not licensed to CUSTOMER (the "Unlicensed Modules"), provided that CSC Healthcare Systems disables the Unlicensed Modules on the delivered media to prevent CUSTOMER's inadvertent execution of or access to the Unlicensed Modules. Such delivery does not constitute an express or implied license to the Unlicensed Modules. Any usage by CUSTOMER of the Unlicensed Modules shall be a default under this Agreement and subject CUSTOMER to the provisions of Section 14.6.

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      4.1.3 CUSTOMER may not assign its right granted to the Programs hereunder without the prior written consent of a CSC Healthcare Systems authorized officer.

4.2   TITLE TO AND OWNERSHIP OF PROGRAMS, MODIFICATIONS

      4.2.1 CUSTOMER acknowledges that the Programs are the commercially valuable, proprietary products and property of CSC Healthcare Systems. CUSTOMER further acknowledges that CSC Healthcare Systems has invested substantial time and economic resources in the design and development of the Programs, which required the efforts of skilled development experts. CUSTOMER further acknowledges that CSC Healthcare Systems treats the Programs as confidential and that the Programs constitute trade secrets of CSC Healthcare Systems, regardless of whether the Programs are or may be copyrighted or patented. Title, full ownership and all proprietary rights to the Programs shall remain with CSC Healthcare Systems. CUSTOMER shall neither receive nor retain any interest in the Programs. (other than the right to use the Programs in accordance with the provisions of this Agreement) nor will any right be vested in CUSTOMER to transfer use of the Programs to any other entity, except at permitted under
            Section 14.13 of this Agreement.

      4.2.2 CUSTOMER agrees that modifications, customization and enhancement of the Programs shall belong solely and exclusively to CSC Healthcare Systems. Any such modifications, customizations, and enhancements made by CSC Health care Systems at the request of and paid for by CUSTOMER shall be licensed to CUSTOMER by CSC Health-care Systems under the same terms and conditions of this Agreement as are applicable to the Programs.

4.3   CUSTOMER'S RESPONSIBILITIES

      4.3.1 CUSTOMER agrees to accept full responsibility for the selection, implementation after installation, and use of the Programs to achieve CUSTOMER's intended results. CUSTOMER hereby absolutely and unconditionally agrees to indemnify and defend CSC Healthcare Systems and to hold CSC Healthcare Systems harmless from and against any and all claims, liabilities, costs, and damages arising, made, incurred, or suffered, directly or indirectly, by any person from or in connection with CUSTOMER's use of any of the Programs to determine: (a) whether, and under what circumstances, any person is or is not entitled to be reimbursed or compensated for medical treatment or care administered or received, or proposed to be administered or received, in a hospital or other medical facility (whether inpatient or outpatient); or (b) whether, and under what circumstances, any person is or is not entitled to be admitted to a hospital or other medical facility (whether inpatient or outpatient).

      4.3.2 CUSTOMER shall appoint a System Administrator, to be responsible for communication with CSC Healthcare Systems and for coordinating the CUSTOMER's operation of the Programs. CSC Healthcare Systems shall not be responsible for delays caused by CUSTOMER.

      4.3.3 CUSTOMER shall keep and make available to CSC Healthcare Systems, upon request, records of and account for the use and distribution of all copies of the Programs made by CUSTOMER.

      4.3.4 CUSTOMER shall provide a modern and active telephone connection for each CPU on which the Programs are licensed for operation. Each such telephone connection shall be suitable for communication access by CSC Healthcare Systems for the purpose of maintenance and support of the Programs. CUSTOMER is responsible for payment of all installation and local access or service charges associated with required telephone connections.

4.4   NON-DISCLOSURE

      4.4.1 CUSTOMER agrees not to transfer, distribute or disclose the Programs, or any part thereof, to any other person, firm or corporation except as specifically authorized in writing by CSC Healthcare Systems. CUSTOMER shall use all reasonable efforts to confine knowledge and use of the Programs solely to its employees who require such knowledge and use thereof in the ordinary course and scope of their employment by CUSTOMER. CUSTOMER shall not permit access to or use of the Programs by third parties, including, but not limited to, consultants, without prior written consent of CSC Healthcare Systems. CUSTOMER will require execution of a Non-Disclosure Agreement (attached hereto as Schedule J and incorporated herein by this reference) by the third party prior to granting that party access to the Programs. Under no circumstances will CUSTOMER "unlock" or reverse engineer, or attempt to "unlock" or reverse engineer, the code of the Programs.

      4.4.2 CUSTOMER further agrees that, except for ordinary and necessary backup purposes, it will not use, or have made, any copies of the Programs or part thereof. The provisions of this Section 4.4 shall apply to any material or information related to the Programs provided to CUSTOMER prior to, and during, the term of this Agreement and shall survive the termination of this Agreement.

      4.4.3 Unauthorized use, disclosure or transfer of copies of the Programs, or information contained therein, will diminish substantially the value of the Programs to CSC Healthcare Systems. Accordingly, if CUSTOMER breaches any of its obligations act forth in Section 4.0 or this section 4.4, CSC Healthcare Systems will be entitled to equitable relief, including orders for specific performance and injunctions,as well as monetary damages.

4.5   INDEMNIFICATION

      CSC Healthcare Systems will defend any action brought against CUSTOMER to the extent that such action is based on a claim that the Programs or any related documentation licensed by CSC Healthcare Systems infringe upon any U.S. patent or copyright when used as provided in this Agreement. CSC Healthcare Systems will pay any settlement or any award against CUSTOMER based upon such infringement only if CUSTOMER notifies CSC Healthcare Systems promptly in writing of such claim, permits CSC Healthcare Systems to control the defense and any settlement of such claim, and provides reasonable assistance in the defense thereof. The foregoing states CSC Healthcare Systems's entire liability and obligation for patent, copyright or other intellectual property infringement.

5.0   CONSULTING

5.1   CONSULTING SERVICES

      Consulting services to be provided under this Agreement are described in Schedule E. Such services shall be pursuant to time schedules and resources that are mutually agreeable to both parties.

5.2   PRICES

      CUSTOMER shall be charged at the then current rates for such services, and for the reasonable travel and living expenses incurred by CSC Healthcare Systems.

5.3   INITIAL CONSULTING SERVICES COMMITMENT

      Upon execution of this Agreement, CUSTOMER may purchase consulting services at CSC Healthcare System's then current rates therefor, and guarantee its price. CUSTOMER shall indicate the quantity and description of the services desired on Schedule E. All consulting purchased under this
      Section 5.3, must be rendered to CUSTOMER within twelve (12) months after the Effective Date.

6.0   TRAINING

6.1   SYSTEM TRAINING SERVICES

      Training in use of the Programs is offered periodically by CSC Healthcare Systems at its Regional and Headquarters Offices, subject to CSC Healthcare Systems's published class schedules and available class seats. CSC Healthcare Systems also offers training at CUSTOMER's location, subject to availability of CSC Healthcare Systems training resources.

6.2   PRICES

      CUSTOMER shall be charged at CSC Healthcare Systems's then current
      CSC Healthcare Systems rates for training services. CUSTOMER also shall be charged for the reasonable travel and living expenses incurred by CSC Healthcare Systems if such training services are rendered at CUSTOMER's location.

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6.3   INITIAL TRAINING SERVICES COMMITMENT

      Upon execution of this Agreement, CUSTOMER may purchase its training services at CSC Healthcare Systems's then current rates. CUSTOMER shall indicate the quantity desired on Schedule G. All training purchased under this Section 6.3 must be rendered to CUSTOMER within twelve (12) months after the Effective Date.

7.0   SOFTWARE DEVELOPMENT/ON-SITE CONTRACTING SERVICES

7.1   SOFTWARE DEVELOPMENT/ON-SITE CONTRACTING SERVICES

      CSC Healthcare Systems agrees to provide programming services, in the form of either software development services or on-site contracting services, which CUSTOMER may request from time to time by the placement of Work Orders, in the form of Schedule F. No obligation for services or costs shall be incurred by either party hereto unless and until a Work Order has been executed in accordance with this Agreement.

7.2   WORK ORDERS

      7.2.1 Each work order shall be the Time and Materials type. Work orders may be open ended or may have estimate funding limitations employed. It shall impose obligations upon the parties in accordance with the "Limitations of Charges provisions set forth in Section 7.4.

7.3   ACTIVATION OF WORK ORDERS

      7.3.1 To initiate a Work Order, CSC Healthcare Systems will prepare a Work Statement, including an estimate of charges and schedule, in duplicate on a Work Order form and submit the form, together with all appropriate technical attachments, to CUSTOMER. CUSTOMER, upon acceptance of CSC Healthcare Systems's estimate of charges, shall execute the Work Order form in the space provided and return one fully executed copy to CSC Healthcare Systems.

      7.3.2 CUSTOMER may, by written notice,authorize CSC Healthcare Systems to proceed immediately with services before the Work Order is completed in accordance with section 7.3.1 above. In such instances,all effort performed by CSC Healthcare Systems prior to receipt of the executed Work order shall be charged in accordance with the then current rates.

7.4   LIMITATION OF CHARGES

      7.4.1 It is estimated that the total charge to CUSTOMER for the performance of a Work Order will be within the funding limitation, if any; set forth in the Work Order, and CSC Healthcare Systems agrees to use its best efforts to perform the work specified and to meet all obligations under the Work Order within such funding limitation. CSC Healthcare Systems will endeavor to notify CUSTOMER, in writing, no later than when the billable amounts reach the funding limitation set forth in the Work Order and will include in such notification an estimate to complete the requirements of the Work Order.

      7.4.2 CUSTOMER shall not be obligated to reimburse CSC Healthcare Systems for charges incurred in excess of the total funding limitation unless and until an amendment so the work Order increasing such limitation is approved in writing by CUSTOMER. When and to the extent that the funding limitation has been increased by written authorization, any charges incurred by CSC Healthcare Systems in excess of the original funding limitation prior to receipt of the amendment shall be allowable to the same extent as if such charges had been incurred after such increase in the funding limitation.

7.5   PRICES

      7.5.1 The services of all personnel assigned by CSC Healthcare Systems to perform work under any Work order shall be charged to CUSTOMER in accordance with the schedule contained in the individual Work Order.

      7.5.2 CUSTOMER shall be charged for reasonable travel and living expenses incurred by CSC Healthcare systems.

      7.5.3 CUSTOMER may from time to time make changes in the scope of work. Such changes must be in writing to be effective. If any such change causes an increase or decrease in the estimated charges or causes a schedule change from that originally agreed upon, an equitable adjustment shall be made in the estimate charges, or the schedule, or both.

7.6   TERMINATION OF WORK ORDER

      7.6.1 Any individual Work Order under this agreement may be terminated in whole or in part by CUSTOMER upon notice to CSC Healthcare Systems, whenever, for any reason, CUSTOMER shall determine that such termination is in its best interests. To be effective, such notice must be in writing and rendered to CSC Healthcare Systems at least two(2)weeks prior to the date of termination.

      7.6.2 Upon receipt of such written notice of termination as specified in
            7.6.1 above, CSC Healthcare Systems shall, within sixty (60) days after the date of termination, file an invoice for the CUSTOMER for all work performed and all charges incurred under the Work Order prior to the date of termination.

      7.6.3 Upon receipt of payment of CSC Healthcare Systems's final invoice and termination claim CSC Healthcare Systems shall turn over to CUSTOMER all completed programs, reports, data, diagrams and other materials generated during the performance of the terminated Work Order.

7.7   ON-SITE CONTRACTING SERVICES

      7.7.1 On-site contracting services occur when CSG Healthcare Systems employees, at CUSTOMER'S request, are resident at CUSTOMER's location to perform programming, design, system analysis, project management or computer-operations support under the direction of CUSTOMER.

      7.7.2 Employees furnished by CSC Healthcare Systems to perform services under this Agreement shall be and will remain CSC Healthcare Systems employees, and under no circumstance are such employees to be considered CUSTOMER's employees or agents.

      7.7.3 Employees will work under CUSTOMER's professional and technical supervision and assignment. Daily work assignments and guidance of Employees shall be furnished by a designated employee of CUSTOMER who shall have full authority over the work efforts of Employees. Employees shall direct all job-related inquiries and requests to designated employee of CUSTOMER CSC Healthcare Systems shall not be responsible for the use of the results of the work performed by Employees furnished in accordance with an on-site contracting services Work Order. Work by Employees will be accomplished at designated CUSTOMER locations. Normal work stations and tools will be provided by CUSTOMER.

      7.7.4 Except as provided by this Agreement, CUSTOMER will not, without the written consent of CSC Healthcare Systems and payment to CSC Healthcare Systems of a hiring fee, hire or offer employment to, or otherwise directly or indirectly use the services of any CSC Healthcare Systems employee or any former CSC Healthcare Systems employee formerly assigned to CUSTOMER for a period of six (6) months after termination of such assignment, or any prospective employee of CSC Healthcare Systems who has been introduced to or interviewed by CUSTOMER through the services of CSC Healthcare Systems within six(6) months of that introduction or interview. The hiring fee shall be equal to 30% of the gross salary to be paid by CUSTOMER to such employee during the first year of his or her employment by CUSTOMER.

      7.7.5 CSC Healthcare Systems shall remove any employee who, in CUSTOMER's sole opinion, is unsatisfactory for the services requested, immediately, upon notification, and provide a replacement satisfactory to CUSTOMER as soon as possible.

8.0   MAINTENANCE OF THE PROGRAMS

8.1   PERIODIC MAINTENANCE

      CSC Healthcare Systems shall, upon expiration of the warranty period as defined in Section 12.2.1 hereinbelow, and upon payment of the periodic maintenance fees specified in Schedule H, provide CUSTOMER with the following ongoing maintenance services upon the Programs:

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      8.1.1 Updates and such other changes to the Programs periodically distributed by CSC Healthcare Systems as standard releases to the Programs.

      8.1.2 In the event of a material defect which does not permit the Programs to operate substantially in accordance with the CSC Healthcare Systems documentation, CSC Healthcare Systems shall, during the maintenance service subscription period, perform the services described in Section 12.2.2, 12.2.3,12.2.4 and 12.2.5 provided that:
            CUSTOMER fulfills the obligations set forth therein, and (1) malfunctions occur in a supported version of the Programs executed on the supported operating systems releases for the System, as announced by CSC Healthcare Systems from time to time; and (2) the malfunctions are reported in accordance with CSC Healthcare Systems's software problem reporting procedures.

      8.1.3 CSC Healthcare Systems shall have no responsibility to perform maintenance upon superseded releases to the Programs as Identified by CSC Healthcare Systems from time to time, except that CSC Healthcare Systems will continue to provide maintenance to such superseded releases for a period of twelve (12) months from the published date of each superseding release.

8.2   PRICES

      Prices for maintenance of the Programs are defined in Schedule H.

8.3   INITIAL MAINTENANCE SERVICE COMMITMENT AND TERM

      CUSTOMER agrees to purchase maintenance service for a period of two (2) years following the expiration of the warranty period. Thereafter, maintenance services will automatically renew for one-year periods at the then current rates, unless canceled by either party by written notice at least sixty(60)days prior to the expiration of any maintenance period.

8.4   MAINTENANCE SERVICE REINSTATEMENT

      In the event CUSTOMER allows maintenance service to lapse after the initial maintenance service commitment and term, CUSTOMER may reinstate software maintenance services by paying to CSC Healthcare Systems the periodic maintenance fees for the period during which the software maintenance services were not in effect, plus a reinstatement surcharge of twenty (20%) of the foregoing amount.

9.0   SUPPORT

9.1   SYSTEM SUPPORT SERVICES

      Subject to CUSTOMER's written request, CSC Healthcare Systems shall make system support services available, by telephone, in the form of application consulting and technical assistance. Such services shall be provided in accordance with CSC Healthcare System's published support policies.

9.2.  PRICES

      System support services are in addition to maintenance. CUSTOMER shall be charged for such services as set forth in Schedule H. Telephone charges for calls to CSC Healthcare Systems will be borne by CUSTOMER unless CUSTOMER uses CSC Healthcare Systems's toll-free telephone number; calls by CSC Healthcare Systems to CUSTOMER will be borne by CSC Healthcare Systems.

9.3   INITIAL SUPPORT SERVICES COMMITMENT AND TERM

      Upon execution of this Agreement, CUSTOMER agrees to purchase system support services for the Programs for a period of two (2) years and ninety
      (90) days following Installation Date. Support services automatically renew for one-year periods at the then current rates, unless canceled by either party by written notice at least sixty (60) days prior to the expiration of the support period indicated on Schedule H.

10.0  ADDITIONAL PURCHASES AND UPGRADES

10.1  EQUIPMENT

      CUSTOMER may purchase upgrades to the Equipment or additional Equipment upon request in writing to CSC Healthcare Systems. All such purchases shall be subject to availability, at CSC Healthcare Systems's then current prices, and shall require execution of a written addendum to this Agreement.

10.2  PROGRAMS

      CUSTOMER may acquire additional licenses to the Programs or other software licensed by CSC Healthcare Systems upon payment of CSC Healthcare Systems's then current rates. In the event that CUSTOMER increases the number of simultaneous users, CUSTOMER will incur additional charges for use of the Programs thereon dependent on the software price schedule then in force.

10.3  PROCEDURE

      All additional purchases of products and services under this Agreement shall be effective only upon execution of the related schedule(s).

11.0  SYSTEM INSTALLATION

11.1  EQUIPMENT INSTALLATION

      11.1.1 The applicable Manufacturers or CSC Healthcare Systems shall be responsible for installation of the Equipment, CUSTOMER shall make available a safe and suitable place for the installation of this Equipment.

      11.1.2 CUSTOMER shall make all reasonable efforts to arrange for in-stallation within five (5) working days of delivery.

11.2  INSTALLATION OF MANUFACTURERS, SOFTWARE

      The applicable Manufacturer(s) or CSC Healthcare Systems shall be responsible for installation of Manufacturers' Software.

11.3  INSTALLATION OF THE PROGRAMS

      11.3.1 The initial installation of the Programs shall be performed by CSC Healthcare Systems personnel during regular CSC Healthcare Systems business hours. If installation by CSC Healthcare Systems is precluded by local law union agreement or otherwise, CSC Healthcare Systems will supervise installation by CUSTOMER.

      11.3.2 Installation services shall include demonstration to CUSTOMER's System Administrator that the Programs have been loaded into the System and that they perform as warranted. Each of the programs shall be deemed installed and accepted upon: (1) successful completion of such demonstration, (2) use of the Programs by CUSTOMER in a production mode, of (3) possession of the Programs for a period of thirty (30) days by CUSTOMER, whichever first occurs.

12.0  LIMITED WARRANTY

12.1  MANUFACTURERS' WARRANTY

      CSC Healthcare Systems agrees to pass through to CUSTOMER any and all residual warranties if any, for the Manufacturers' Software and Equipment.

12.2  WARRANTY FOR THE PROGRAMS AND EXCLUSIVE REMEDY

      12.2.1 CSC Healthcare Systems warrants that the Programs shall operate substantially in accordance with the Program documentation identified in Schedule N (which documentation is hereby incorporated by reference) for a period of ninety (90) days from installation date.

      12.2.2 CSC Healthcare Systems's sole responsibility under CSC Healthcare Systems's warranty shall be (at CSC Healthcare Systems's election) to: (1) correct material defects in the Programs or provide a work-around solution; (2) correct any errors in the CSC Healthcare Systems documentation to sub-stantially conform to the intended performance of the Programs and resubmit Such documentation to CUSTOMER; or (3) re place materially defective programs. If within a commercially reasonable period, CSC Healthcare Systems neither Corrects such defects or provides a work-around solution nor replaces the defective Programs, then CUSTOMER's sole and exclusive remedy shall be to receive a refund in an amount equal to the license fee(s) paid to CSC Healthcare Systems for use of the defective Program(s). CSC Healthcare Systems shall have no responsibility for defects in the Programs unless CSC Healthcare Systems is promptly notified, in writing, upon CUSTOMER's discovery of the defects, and CSC Healthcare System's examination of the programs discloses that such defects exist and that the Programs have not been: (i) altered or modified (other than by CSC Healthcare Systems); (ii) Subjected to NEGLIGENCE OR COMPUTER OR ELECTRICAL MALFUNCTION; OR (iii) used adjusted or installed in a manner inconsistent with written instructions provided by CSC Healthcare Systems to CUSTOMER hereunder. If CSC Healthcare Systems's examination of the Programs reveals that any event described in clauses (i), (ii), or (iii) of this Section 12.2.2 has occurred, CSC
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               Healthcare Systems will undertake correct such defects, and
               CUSTOMER shall compensate CSC Healthcare Systems for such services at CSC Healthcare Systems's then current rate.

      12.2.3 CSC Healthcare Systems shall deliver any corrections to the Programs in the form of updated individual programs or in the form of updated versions of the Programs. Such updates may also include changes and revisions that have been made to the Programs by CSC Healthcare Systems. Installation and incorporation into the Programs of all such updates, changes, and revisions shall be the responsibility of CUSTOMER.

      12.2.4 CUSTOMER agrees that CSC Healthcare Systems may provide the services indicated herein, at CSC Healthcare System's option, by telecommunications interface between CSC Healthcare Systems's facility and the System. CUSTOMER further agrees that CSC Healthcare Systems may charge CUSTOMER to recover any additional costs associated with providing such services if CUSTOMER does not have the necessary telecommunications interface to enable CSC Healthcare Systems to provide repair services by telephone.

      12.2.5 CSC Healthcare Systems shall not be responsible for Program talfunctions that are not connected to the logic of the Programs or that are the result of events, circumstances, or conditions beyond CSC Healthcare Systems's control.

12.3  WARRANTY DISCLAIMER

      CSC HEALTHCARE SYSTEMS DOES NOT WARRANT THAT THE PROGRAMS WILL MEET CUSTOMERS REQUIREMENTS OR THAT THEY WILL OPERATE IN COMBINATION WITH SOFTWARE OR EQUIPMENT OBTAINED BY CUSTOMER FROM ANOTHER SOURCE, OR THAT OPERATION OF THE PROGRAMS WILL BE ERROR FREE. CSC HEALTHCARE SYSTEMS DIS -CLAIMS ANY AND ALL WARRANTIES UPON THE EQUIPMENT OR MANUFACTURERS' SOFTWARE PROVIDED HEREUNDER. THE WARRANTY CONTAINED IN SECTION 12.2.1 IS IN LIEU OF ALL OTHER WARRANTIES. CSC HEALTHCARE SYSTEMS DISCLAIMS ALL OTHER WARRANTIES. EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE.

13.0  LIMITATIONS OF LIABILITY

      Except as specifically set forth in Section 4.5 of this Agreement, CUSTOMER agrees that CSC Healthcare Systems's liability to CUSTOMER for any loss, injury, damage or expense arising directly or indirectly from the Equipment, Manufacturers' Software, the Programs or additional products or services rendered hereunder shall not exceed the license fees paid by CUSTOMER to CSC Healthcare Systems for use of the Programs under this Agreement. Under no circumstances shall CSC Healthcare Systems be liable for costs of procurement of substitute products or services or for any indirect, special, or consequential damages, whether based upon contract, ton, or any other legal theory, including, but not limited to, any lost profit or third party claims against CUSTOMER arising from CSC Healthcare Systems's performance or non-performance under this Agreement.

      Except for an action for non-payment, no action, regardless of form, arising out of this Agreement may be brought by either party more than one
      (1) year after the cause of action arises.

14.0  GENERAL

14.1  PRICES AND TAXES

      14.1.1 CUSTOMER shall make payment to CSC Healthcare Systems for the products and services provided hereunder pursuant to the prices indicated on Schedules B,C,D,E,F,O,H, and M. All transportation, handling and insurance charges shall be borne by CUSTOMER, unless they are borne by the Manufacturers.

      14.1.2 CUSTOMER agrees to pay any federal, state, municipal or other government taxes, duties, license fees, excises or tariffs, exclusive of income taxes payable by CSC Healthcare Systems, now or hereinafter imposed on production, transfer, storage, acquisition, transportation or use of the Equipment, the Programs, professional services, maintenance services, support or training. Any personal property taxes assessable on the Equipment, after delivery to the carrier, shall be borne by CUSTOMER.

      14.1.3 If CUSTOMER is exempt from paying sales tax, then the CUSTOMER will supply CSC Healthcare Systems with the "Sales and Use Tax Exemption Form" found in Schedule I signed by an authorized signatory of CUSTOMER.

14.2  PRICE CHANGES

      14.2.1   Reserved for future use.

      14.2.2 CSC Healthcare Systems may change prices for products and services provided by Manufacturers without notice to CUSTOMER.

14.3  TERMS OF PAYMENT

      14.3.1 CUSTOMER's deposit in the amount of 25% of the total cost of the System is due and payable upon execution of this Agreement.

      14.3.2 All charges for each product delivered to CUSTOMER as an element of the System shall be due and payable in U.S. dollars upon each product's applicable Installation Date.

      14.3.3 CUSTOMER shall be subject to payment of a late fee of one-and-one-half percent (1-5%) per month or part thereof, if not paid within thirty (30) business days from the due date. In the event of non-payment of an invoice within such period, CSC Healthcare Systems may, in addition to all other rights and remedies under this Agreement and at law, suspend any or all services and terminate this Agreement, in whole or in part, without prior notice to the CUSTOMER.

14.4  SECURITY INTEREST

      The CUSTOMER hereby grants to CSC Healthcare Systems a security interest in the System, and in any proceeds therefrom, to secure payment in full of all sums due therefor. Failure to pay such sums when due shall constitute a default under this Agreement and shall afford to CSC Healthcare Systems all remedies of a secured party under the Uniform Commercial Code ("UCC") or other applicable laws. The CUSTOMER agrees to execute any and all UCC financing statements (and other applicable documents) necessary to protect CSC Healthcare Systems security interest in the System. In the event CUSTOMER fails or refuses to execute such UCC financing statements, CUSTOMER hereby appoints CSC Healthcare Systems, or its designee, as CUSTOMER's attorney-in-fact, to execute and file such financing statements in CUSTOMER's name. CSC Healthcare Systems shall file the appropriate termination statement upon CUSTOMER's final payment for the System.

14.5  SYSTEM RETURN FOR NON-PAYMENT

      In addition to any other remedy available at law or under this Agreement, CSC Healthcare Systems may, upon CUSTOMER's default in making payment for the System, enter upon CUSTOMER's site repossess the System or that portion of the System for which payment has not been made. If legal action is required, CSC Healthcare Systems may obtain a judicial order granting such repossession without the necessity of posting a bond as security.

14.6  TERMINATION FOR DEFAULT OR BANKRUPTCY

      14.6.1 In the event CUSTOMER fails to perform any of its obligations under this Agreement, CSC Healthcare Systems may, in addition to any other remedy available at law or under this Agreement, terminate this Agreement and CUSTOMER's license to use the Programs, by giving CUSTOMER thirty (30) days' prior written notice, specifying the nature of the default, If CUSTOMER cures such default during the thirty (30) day notice period, the notice of termination shall be null and void.

      14.6.2 Either patty may terminate this Agreement and CUSTOMER's license to use the Programs without prior notice upon an act of bankruptcy by or against the other party. If the other party is insolvent and unable to pay it debts as they mature, upon an assignment for the benefit of creditors, or upon dissolution of the other party's business, provided that the termination of this Agreement shall not relieve CUSTOMER of its confidentiality obligations.

14.7  RETURN OF THE PROGRAMS

      CUSTOMER shall, within ten (10) days after termination of this Agreement and CUSTOMER's license to the Programs, return to CSC Healthcare Systems the original and all existing copies of the Programs; together with all related material in CUSTOMER's possession or control.

14.8  INTEGRATION AND GOVERNING LAW

      This Agreement constitutes the entire understanding between CUSTOMER and CSC Healthcare Systems with respect to its subject matter, superseding all prior agreements, understandings and representations, and shall be interpreted and enforced in accordance with the internal, substantive laws of the State of California, including, without limitation Articles 1 and 2 of the UCC as in effect in the State of California, Any disputes that arise hereunder shall be resolved in a California or Federal court sitting in the State of California, provided that either party may submit any dispute under this Agreement to binding arbitration, which shall be conducted under the then-prevailing rules of the American Arbitration Association in the jurisdiction in which the submitting party's principal place of business is located.

14.9  NOTICES

      Any notices provided for herein shall be given in writing and transmitted by personal delivery, verified facsimile transmission, or prepaid first-class registered or certified mail to the addresses hereinabove. Notices to CSC Healthcare Systems shall be sent to the attention of the Vice; President, Finance and Administration. Notices to the CUSTOMER shall be sent to the attention of the President, unless otherwise specified in writing by CUSTOMER.

14.10 FORCE MAJEURE

      Except with respect to the obligation to pay money, neither party will be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include, bat not be limited to, acts of God, strikes supplier delay, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

14.11 WAIVER

      No term or provirion hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

14.12 MODIFICATIONS AND SCHEDULES

      All amendments and Schedules to this Agreement must be in writing, signed by an authorized representative of CUSTOMER and an authorized officer of CSC Healthcare Systems.

14.13 ASSIGNMENT

      This Agreement may not be assigned, in whole or in part, by CUSTOMER without the prior written consent of an authorized CSC Healthcare Systems officer, including any assignment by operation of law, or acquisition in whole or in part of CUSTOMER'S business by other lersons or entities.

14.14 SEVERABILITY

      The Invalidity Or Unenforceability, in whole or in part, of any provision of this Agreement shall not affect the validity or enforcability of any other provision of this Agreement or of the remaining portion of the provision held to be invalid or unenforceable.

14.15 CAPTIONS

      Options used in this Agreement are for convenience only and shall not be used in the interpretation or construction of this Agreement.

15.0  ATTACHMENTS

15.1  SCHEDULES

      Schedules A, B,C, D, E, F, O, H, I, J, L, M, and N are included as part of this Agreement at its execution. Amendments to these Schedules may be added by mutual agreement.

The parties hereto acknowledge that they have read the above terms and conditions, and understand and agree to the same and agree to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed this instrument to be effective, valid and binding upon the parties as of the date it is executed by both a duly authorized representative of CSC Healthcare Systems and by a duly authorized agent, officer or representative of CUSTOMER.

Agreed:

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By:    /s/ [ILLEGIBLE]                          By: /s/ George S. Huntzinger
       --------------------                         ----------------------------
Title: Ex. V.P.                                 Title: President
Date: 5-28-93                                   Date: JUN 03 1993

                                   [CSC LOGO]

                          ** BAPTIST HOSPITAL, INC. **
                                SCHEDULE SUMMARY
                                  MAY 27, 1993

SCHEDULE       TOTAL PRICE        DEPOSIT        DESCRIPTION
---------      -----------      -----------      -------------------------------
20206.A01                0                0      CPU DEFINITION AND LOCATION

20206.B01       141,730.00        35,433.00      EQUIPMENT
                                                 Net Due On Installation

20206.C01        32,408.00         8,102.00      MANUFACTURER'S SOFTWARE
                                                 Net Due On Installation

20206.D01       355,587.00        88,897.00      THE PROGRAMS
                                                 Refer to Schedule for terms.

20206.E01        55,000.00        55,000.00      CONSULTING SERVICES
                                                 Payment in full due upon
                                                 execution of the contract

20206.F01             0.00             0.00      PROGRAMMING SERVICES
                                                 Time & Materials
                      0.00
                                                 Support Charge: Monthly Fee

20206.G01             0.00             0.00      TRAINING CLASSES
                                                 Included in base price

20206.H01         7,830.91             0.00      SOFTWARE MAINTENANCE & SUPPORT
20206.H02           288.00                       Monthly Fee

20206.I01             0.00             0.00      SALES AND USE TAX

20206.J01             0.00             0,00      NON-DISCLOSURE

20206.N01             0.00             0.00      DOCUMENTATION

Total Price:                           $584,725.00(1)
Deposit Due Upon Execution of
Contract:                              $187,432.00
Net Due Upon Installation              $308,397.00
Net Due Upon Completion of             $ 88,896.00
Validation Testing
Monthly Support Fee:                   $  8,118.91

-----------
(1)   Price does not include travel expenses.

                                   [CSC LOGO]

                                                           Control No. 20206.A01

                                   SCHEDULE A

                           CPU DEFINITION AND LOCATION

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

CPU REFERENCE NO.:

CPU: MANUFACTURER:        IBM

MODEL NUMBER:             RS6000 Model 970B

* SERIAL NUMBER:

LOCATION/ADDRESS:         1817 Patterson Street

                          Nashville, TN 37202

TELEPHONE NUMBER:         615-321-9511

CUSTOMER CONTACT:         Larry Lance

* CSC Healthcare Systems shall provide the CPU serial number by written notice to CUSTOMER, which shall become incorporated by reference into this agreement.

CUSTOMER                                   CSC HEALTHCARE SYSTEMS

By:    /s/ [ILLEGIBLE]                     By: /s/ George S. Huntzinger
       --------------------                    ----------------------------
Name:  [ILLEGIBLE]                         Name: George S. Huntzinger
Title: Ex. V.P.                            Title: President
Date: 5-28-93                              Date:  JUN 03 1993

                                   [CSC LOGO]

                                                           Control No. 20206.A03

                                   SCHEDULE A

                          CPU DEFINITION AND LOCATION

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

CPU REFERENCE NO.:

CPU: MANUFACTURER:           IBM

MODEL NUMBER:                RS6000 Model 590

* SERIAL NUMBER:

LOCATION/ADDRESS:            44 Vantage Way

                             Suite 300

                             Nashville, TN 37228

 TELEPHONE NUMBER:           (615)291-7000

 CUSTOMER CONTACT:           Larry Solomon

* CSC Healthcare Systems shall provide the CPU serial number by written notice to CUSTOMER, which shall become incorporated by reference into this agreement.

CUSTOMER                                CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth               By: /s/ George S. Huntzinger
    -----------------------------           ------------------------------------
Name: John R. Hackworth                 Name: George S. Huntzinger
Title: Executive Director               Title: President
Date: 1/25/95                           Date: FEB 01 1995

                                   [CSC LOGO]

                                                           Control No. 20206.B01

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                      UNIT     TOTAL NO.
CODE         DESCRIPTION                      CPU    QTY     PRICE      PRICE
---------    -----------------------------    ---    ---    ------    ---------
7015-970B    IBM RS/6000 Model 970B                   1     94,500     94,500
             includes:
             - 50MHz Processor with 32KB
               Instruction Cache, 64KB
               Data Cache
             - (2) 64MB Memory Cards
             - 3.5" 1.44MB Diskette
             - 1.6m Rack
             - Battery Backup
             - 8 Controller Slots
             - 2 Serial; 1 Parallel Port
             - Tablet/Mouse/Kybd Ports
             - Integrated SCSI Adapter
             - (4) 1.0GB SCSI Disk
             - 600MB Internal CD-ROM
             - Internal 5.0GB 8mm Tape
             - 1 Year Warranty

2410         SCSI-2 Hi-Performance                    1      1,195       1,195
             External I/O Controller.

9334-010     SCSI Disk Drawer for 9X0                 1      8,100       8,100
             Rack; includes 670MB Disk &
             requires 2835 & Cable.

9334-2590    2.4GB Addon SCSI-2 Disk.                 1      9,600       9,600

9334-2593    Substitute 2.4GB SCSI-2                  1      5,500       5,500
             Disk Drive for 670MB.

6140         1/2" 1600/6250 BPS,                      1     22,880      22,880
             9-Track Tape Drawer &
             Controller for 9X0.

                        Schedule 20206.B01 - Page 1 of 3

                                   [CSC LOGO]

                                                           Control No. 20206.B01

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                      UNIT     TOTAL NO.
CODE         DESCRIPTION                       CPU   QTY     PRICE      PRICE
---------    -----------------------------     ---   ---     -----    ---------
2936         IBM Async Cable; EIA-232, 3m             2         73        146
             long.

2937         IBM Printer/Terminal                     2         29         58
             Interposer.

8128         128-Port Cluster Cntrler.                1      1,295      1,295

8130         16 Cluster-Box RJ45                      8      1,495     11,960
             Controller Connections.

8131         15' Cable for 128-Port                   8         60        480
             Cluster Box.

MANUALS      AIX Non-Programming                      1        275        275
             Manual Set.

MT932BA      MultiTech V.32 Modem;                    1        749        749
             9600/4800/2400/1200/300
             Autodial/autoanswer or
             2-Wire leased-line Modem.
             5-Yr Warranty.

3151-310     IBM 3151 ASCII CRT, 14"                  1        740        740
             green monochrome display;
             80/132 column; 102 character
             keyboard; 3-Yr Warranty.

                        Schedule 20206.B01 - Page 2 of 3

                                   [CSC LOGO]

                                                           Control No. 20206.B01

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

Subtotal Equipment Fees                       $ 157,478
Discount (10%)                                  -15,748
                                              ---------
Total Discounted License Fees                 $ 141,730
Less License Deposit (25%)                      -35,433
                                              ---------
Total Due Upon Installation                   $ 106,297
                                              ---------

The discounts listed on Schedules B01, C01 and D01 are contingent upon CUSTOMER purchasing equipment listed on Schedules B01 and C01 from CSC Healthcare Systems. Should CUSTOMER opt to purchase equipment on Schedule B01 and C01 from a vendor other than CSC Healthcare Systems, the discount referenced on Schedule D01 will not apply to this contract.

Charges for delivery (including freight and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                     By: /s/ George S. Huntzinger
    -----------------------------           ------------------------------------
Name: [ILLEGIBLE]                       Name: George S. Huntzinger
Title: Ex. V.P.                         Title: President
Date: 5-28-93                           Date: JUN 03 1993

                                   [CSC LOGO]

                                                           Control No. 20206.B03

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                         CPU                UNIT      TOTAL
 CODE                   DESCRIPTION             NO.      QTY      PRICE      PRICE
-------        ------------------------------   ---      ---      -----     ------
2970           Token Ring Hi-Performance                  1       1,030      1,030
               Network Adapter.
                                                                            ------
                         Total Equipment Fees                               $1,030
                                                                            ------
                  Less Equipment Deposit (25%)                                -258
                                                                            ------
                      Net Due On Installation                               $  772
                                                                            ======

      Charges for delivery (including freight and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

      CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                     By: /s/ George S. Huntzinger
    -----------------------------           ------------------------------------
Name: [ILLEGIBLE]                       Name: George S. Huntzinger
Title: Ex. V.P.                         Title: President
Date: 10-14-93                          Date: ________________________________

                                   [CSC LOGO]

                                                           Control No. 20206.B03
                                                                      REVISION 1
                                                               December 12, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number between CSC Healthcare Systems and Health Net Management, Inc..

 PRODUCT                                               CPU             UNIT      TOTAL
  CODE                      DESCRIPTION                NO.      QTY    PRICE     PRICE
---------       -----------------------------------    ---      ---   -------   -------
6214            SSA 4-port adapter.                              1      1,370     1,370

7133-020        Rackmount Serial Storage                         1     19,350    19,350
                Architecture (SSA) disk
                subsystem drawer with
                4x2.2GB disks.
                MAX = 16 disks/145.6GB.

7133-5025       2.5m SSA copper cable.                           2         45        90

7133-7015       Attach to RS/6000 model                          1          0         0
                7015 unit.
                                                                                -------
                        Total Equipment Fees                                    $20,810

                               Less Discount                                    $ 4,162
                                                                                -------
                     Net Due On Installation                                    $16,648
                                                                                =======

CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

                                   [CSC LOGO]

                                                           Control No. 20206.B03
                                                                      REVISION 1
                                                               December 12, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditiors of Agreement number between CSC Healthcare Systems and Health Net Management, Inc..

      Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer              By: /s/ Dennis J. Dooley
    ------------------------                 --------------------------
Name: Courtney Vanderveer                Name: Dennis J. Dooley
Title: SVP, Finance                      Title: VP Finance
Date: 12-17-96                           Date: 3-11-97

                                   [CSC LOGO]

                                                           Control No. 20216.B05

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20216 between CSC Healthcare Systems and HealthNet, Inc..

PRODUCT                                               CPU         UNIT       TOTAL
 CODE                     DESCRIPTION                 NO.   QTY   PRICE      PRICE
----------   --------------------------------------   ---   ---   ------   ---------
28655A       HP-PB SCSI-2/Parallel Host                      1     1,095       1,095
             Adapter; SCSI Board,
             Cables/Terminator/Manual.

28655A-0S4   Installation & network verification of          1       218         218
             customer install product.                                     ---------

                             Total Equipment Fees                          $   1,313

                      Less Equipment Deposit (25%)                              -328
                                                                           ---------

                          Net Due On Installation                          $     985
                                                                           =========

CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                     CSC HEALTHCARE SYSTEMS

By: /s/ Robert R. Lundeen                    By: /s/ Dennis J. Dooley
    ---------------------                        ------------------------
Name: Robert R. Lundeen                      Name: ______________________
Title: Sr. Vice President                    Title: _____________________
Date: 9-25-95                                Date: ______________________

                                   [CSC LOGO]

                                                          Control No. 20206.B05

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                               CPU          UNIT      TOTAL
 CODE                     DESCRIPTION                 NO.   QTY    PRICE     PRICE
----------   --------------------------------------   ---   ---   ------   ---------
2420         SCSI-2 Differential                             1     1,495     1,495
             Hi-Performance External I/O
             Controller for 5X0/9X0.

4069         64MB HD3 Memory Card.                           2     6,400    12,800

[ILLEGIBLE]  128-Port Cluster Cntrler.                       1     1,295     1,295

8130         16-Port Cluster Box; RJ45                       3     1,495     4,485
             Contrlr Connections.

8131         15' Cable for 128-Port                          3        60       180
             Controller.

9334-011     SCSI Differential Disk                          1     9,000     9,000
             Drawer for 9X0(B)Rack;
             includes (2) 1GB Disks &
             Cable, requires
             controller.

9334-2585    2GB Differential SCSI-2                         2     3,800     7,600
             Disk for 9334-011/501.

                                   [CSC LOGO]

                                                           Control No. 20206.B05

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                               CPU          UNIT      TOTAL
 CODE                     DESCRIPTION                 NO.   QTY    PRICE     PRICE
----------   --------------------------------------   ---   ---   ------   ---------
9334-2588    Substitute (2)2.0GB                             1     3,000       3,000
             Differential SCSI-2 Disks
             for (2)1GB Drives in
             9334-011/501.

                                                                           ---------
                       Subtotal Equipment Fees                             $  39,855

                                 Less Discount                                 3,986
                                                                           ---------
                          Total Equipment Fees                             $  35,869

                   Less Equipment Deposit (25%)                               -8,967
                                                                           ---------
                       Net Due On Installation                             $  26,902
                                                                           =========

Charges for delivery (including freight and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

Price does not include CSCHS' assistance with installation of the hardware. Installation assistance is on a time and material basis.

                                   [CSC LOGO]

                                                           Control No. 20206.B05

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                              CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                   By: /s/ Dennis J. Dooley
    -----------------------------         ------------------------
Name: [ILLEGIBLE]                     Name: Dennis J. Dooley
Title: Ex. V.P.                       Title: Vice President, Finance
Date: 2-27-94                         Date: 8/19/94

                                   [CSC LOGO]

                                                           Control No. 20206.B06

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                                              CPU                        UNIT              TOTAL
 CODE                             DESCRIPTION                        NO.           QTY          PRICE             PRICE
--------                ------------------------------               ---           ---         ------            ------
7013-590                IBM RS/6000 Model 590                                       1          57,500            57,500
                        including:
                        -66MHz POWER2 Processor w/32KB
                        Instruction/256KB
                        Data Cache
                        -(2)32MB Memory Cards
                        -8 Memory Slots
                        -3.5" 1.44MB Diskette
                        -7 Available I/O Slots
                        -2 Serial/1 Parallel Port
                        -Tablet/Mouse/Kybd Ports
                        -(2)1GB 3.5" SCSI-2 Disks
                        -Integrated SCSI Adapter
                        -SCSI-2 Controller
                        -600MB Internal CD-ROM-2
                        -6/3 Storage Bays
                        -1 Year Warranty

590-4071                Substitute 64MB HD3 Memory                                  2           2,400             4,800
                        Card for Standard 32MB
                        Memory Card.

2936                    3m EIA232 Async Cable.                                      2              73               146

2937                    IBM Printer/Terminal                                        2              29                58
                        Interposer.

                                   [CSC LOGO]

                                                           Control No. 20206.B06

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                                              CPU                        UNIT             TOTAL
 CODE                            DESCRIPTION                         NO.           QTY         PRICE             PRICE
--------                ------------------------------               ---           ---         ------            ------
6147                    Internal 5/10GB, 8mm SCSI                                   1           5,395             5,395
                        Compression Capable Tape
                        Drive for 380/390/
                        5XX(H)/9XX(B).

8128                    128-Port Cluster Cntrler.                                   1           1,295             1,295

8130                    16-Port Cluster Box;                                        4           1,495             5,980
                        RJ45 Contrlr Connections.

8131                    15' Cable for 128-Port                                      4              60               240
                        Controller.

8133                    RS45 to DB25 Interposer.                                   16             120             1,920

3151-310                IBM 3151 ASCII CRT, 14" green                               1             592               592
                        monochrome display; 80/132
                        column; 102 character
                        keyboard; 3-Yr Warranty.

                                   [CSC LOGO]

                                                           Control No. 20206.B06

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                                              CPU                        UNIT              TOTAL
 CODE                            DESCRIPTION                         NO.           QTY          PRICE             PRICE
--------                ------------------------------               ---           ---          -----          -----------
                                              Subtotal                                                         $    77,926

                                     Less 19% Discount                                                             -14,806
                                                                                                               -----------
                                  Total Equipment Fees                                                         $    63,120

                          Less Equipment Deposit (25%)                                                             -15,780
                                                                                                               -----------
                               Net Due On Installation                                                         $    47,340
                                                                                                               ===========

CUSTOMER acknowledges that the RS/6000 Model 590 will be for testing purposes only and that the Programs Licensed on the RS/6000 Model 970 will not be installed on the Model 590. If CUSTOMER elects to install the Programs on the Model 590, CUSTOMER will be required to license the Programs at CSCHS' then current license fees. CUSTOMER understands that CSCHS will have the right to verify that no software modules are being utilized on the Model 590 via dial-in capabilities.

CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

                                   [CSC LOGO]

                                                          Control No. 20206.B06

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..


Schedule B06 must be executed, simultaneously with Schedule K02.

Prior to execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth               By: /s/ George S. Huntzinger
    -------------------------               ---------------------------
Name: John R. Hackworth                 Name: George S. Huntzinger
Title: Executive Director               Title: President
Date: 1/25/95                           Date: FEB 01 1995

                                   [CSC LOGO]

                                                           Control No. 20206.B07

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

 PRODUCT                                                             CPU                        UNIT             TOTAL
  CODE                            DESCRIPTION                        NO.           QTY          PRICE            PRICE
--------                ------------------------------               ---           ---          -----         ------------
8130                    16-Port Cluster Box; RJ45                                   4          1,495                 5,980
                        Contrlr Connections.

8131                    15' Cable for 128-Port                                      4             60                   240
                        Controller.
                                                                                                               -----------
                                              Subtotal                                                         $     6,220

                                     Less 19% Discount                                                              -1,182
                                                                                                               -----------
                                  Total Equipment Fees                                                         $     5,038

                          Less Equipment Deposit (25%)                                                        -$     1,260
                                                                                                               -----------
                               Net Due On Installation                                                         $     3,778
                                                                                                               ===========

CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

Charges for delivery (including freight, shipping and-insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

                                   [CSC LOGO]

                                                           Control No. 20206.B07

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

      Schedule B07 must be executed simultaneously with Schedule K02.

      Prior to execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                By: /s/ George S. Huntzinger
    -----------------------                  ---------------------------
Name: John R. Hackworth                  Name: George S. Huntzinger
Title: Executive Director                Title: President
Date: 1/25/95                            Date: FEB 01 1995

                                   [CSC LOGO]

                                                           Control No. 20206.B08

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                     CPU         UNIT     TOTAL
 CODE               DESCRIPTION             NO.   QTY   PRICE    PRICE
-------   -------------------------------   ---   ---   -----   -------
2980      Ethernet Hi-Performance LAN              2     722      1,444
          Adapter.
                                                                -------
                 Total Equipment Fees                           $ 1,444

          Less Equipment Deposit (25%)                             -361
                                                                -------
              Net Due On Installation                           $ 1,083
                                                                =======

      CSCHS does not guarantee that hardware or operating system software currently installed CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order, to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

                                   [CSC LOGO]

                                                           Control No. 20206.B08

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions, of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                By: /s/ George S. Huntzinger
    ---------------------------              --------------------------
Name: John R. Hackworth                  Name: George S. Huntzinger
Title: Executive Director                Title: President
Date: [ILLEGIBLE]                        Date: FEB 01 1995

                                   [CSC LOGO]

                                                           Control No. 20216.B08
                                                               September 4, 1996

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20216 between CSC Healthcare Systems and HealthNet, Inc..

PRODUCT                                            CPU        UNIT     TOTAL
 CODE                    DESCRIPTION               NO.  QTY   PRICE    PRICE
-------     -------------------------------------  ---  ---   -----   -------
J2094A      16-port RS232 modem                          1    2,630     2,630
            connect MUX card.

J2094A-AAH  Software on DAT media.                       1      100       100

J2094A-0S4  Installation and network                     1      186       186
            verification of customer
            installable product.

                                                                      -------
                          Subtotal Equipment Fees                     $ 2,916
                              Less Discount (10%)                       - 292
                                                                      -------
                             Total Equipment Fees                     $ 2,624
                     Less Equipment Deposit (25%)                       - 656
                                                                      -------
                          Net Due On Installation                     $ 1,968
                                                                      =======

Please express - deliver said equipment for fastest delivery.

CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

                                   [CSC LOGO]

                                                           Control No. 20216.B08
                                                               September 4, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20216 between CSC Healthcare Systems and HealthNet, Inc..

The above equipment to be added to HP Model H40 system serial number 3337A37540.

Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ Kevin P. Sparks                  By: /s/ Dennis J. Dooley
    ----------------------                   --------------------
Name: Kevin P. Sparks                    Name: Dennis J. Dooley
Title: Computing Infrastructure Mgr.     Title: VP Finance
Date: 9/9/96                             Date: 9/25/96

                                   [CSC LOGO]

                                                           Control No. 20206.B10

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

PRODUCT                                       CPU         UNIT     TOTAL
 CODE              DESCRIPTION                NO.   QTY   PRICE    PRICE
-------   ---------------------------------   ---   ---   -----   -------
2416      Dual-Ported SCSI-2 Differential            1    1,370     1,370
          FW Adapter/A; one internal & one
          external SE port.

2431      16-Bit Internal 6-Drop Cable for           1      375       375
          SCSI-2 F/W Adapters.

2586      2GB SCSI-2 F/W, 3.5" Internal              1    3,100     3,100
          Disk Drive; attaches to F/W
          Adapter/A & 16-Bit Cable.

6501      DASD Bay & hardware for                    1        0         0
          mounting 3.5" disk in CPU.

                                                                  -------
                    Subtotal Equipment Fees                       $ 4,845
                        Less Discount (10%)                          -485
                                                                  -------
                       Total Equipment Fees                       $ 4,360
               Less Equipment Deposit (25%)                        -1,090
                                                                  -------
                    Net Due On Installation                       $ 3,270
                                                                  =======

Please note: this schedule is based on current 590 configuration provided by IBM.

CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location [ILLEGIBLE] from another vendor after contract execution will be compatible with CSCHS' hardware or software. [ILLEGIBLE] CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

                                   [CSC LOGO]

                                                           Control No. 20206.B10

                                   SCHEDULE B

                                   EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ Juan C. Bocher                   By: /s/ Dennis J. Dooley
    -------------------------                ------------------------------
Name: Juan C. Bocher                     Name: ___________________________
Title: Systems Administrator             Title: __________________________
Date: 7/17/95                            Date: ___________________________

                                   [CSC LOGO]

                                                           Control No. 20206.B11
                                                                    May 31, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

PRODUCT                                                          CPU         UNIT    TOTAL
 CODE                          DESCRIPTION                       NO.   QTY   PRICE   PRICE
-------      -------------------------------------------------   ---   ---   -----  --------
    TO BE ADDED TO RS/6000 MODEL 590 S/N 26-44116 - MOZART.                                0

2416         Dual-ported SCSI-2 FWD                                     1    1,370     1,370
             adapter/A; 1 internal & 1
             external SE port.

[ILLEGIBLE]  4.5GB SCSI-2 F/W disk                                      5    2,950    14,750
             drive, attaches to F/W
             adapter/A & 16-bit cable.

6501         DASD bay & hardware for                                    1        0         0
             mounting 3.5" disk in CPU.

                                                                                     -------
                               Total Equipment Fees                                  $16,120

                       Less Equipment Deposit (25%)                                 -$ 4,030
                                                                                     -------
                            Net Due On Installation                                  $12,090
                                                                                     =======

                                   [CSC LOGO]

                                                           Control No. 20206.B11
                                                                    May 31, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer              By: /s/ Dennis J. Dooley
    -----------------------                  --------------------
Name: Courtney Vanderveer                Name: Dennis J. Dooley
Title: SVP, Finance                      Title: VP F&A
Date: June 6, 1996                       Date: 6/20/96

                                   [CSC LOGO]

                                                           Control No. 20206.B13
                                                                      REVISION 1
                                                               December 12, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                         CPU          UNIT     TOTAL
 CODE                  DESCRIPTION              NO.   QTY   PRICE     PRICE
-------     ---------------------------------   ---   ---   ------   --------
6214        SSA 4-port adapter.                        1     1,370      1,370

7133-020    Rackmount Serial Storage                   1    19,350     19,350
            Architecture (SSA) disk
            subsystem drawer with
            4x2.2GB disks.
            MAX = 16 disks/145.6GB.

7133-5025   2.5m SSA copper cable.                     2        45         90

7133-7015   Attach to RS/6000 model                    1         0          0
            7015 unit.

                                                                     --------
                         Total Equipment Fees                        $ 20,810

                                Less Discount                           4,162
                                                                     --------
                      Net Due On Installation                        $ 16,648
                                                                     ========

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

                                   [CSC LOGO]

                                                           Control No. 20206.B13
                                                                      REVISION 1
                                                               December 12, 1996

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number between CSC Healthcare Systems and Health Net Management, Inc..

      Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer              By: /s/ Dennis J. Dooley
    -----------------------                  ----------------------
Name: Courtney Vanderveer                Name: Dennis J. Dooley
Title: SVP, Finance                      Title: VP Finance
Date: 12-17-96                           Date: 2-26-97

                                   [CSC LOGO]

                                                           Control No. 20206.B14
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                  CPU          UNIT    TOTAL
 CODE              DESCRIPTION           NO.   QTY   PRICE    PRICE
-------     --------------------------   ---   ---   ------   ------
7013-J40    IBM RS/6000 Model J40 SMP           1    54,000   54,000
            deskside server
            including:
            -2x112MHz PowerPC604
             Processors (Max 8)
            -128MB Memory (Max 2048MB)
            -4 Memory slots
            -32KB L1/1MB L2 Cache per
             processor
            -Diskette Drive
            -CD-ROM Drive
            -2 Media bays available
            -4.5GB F/W Disk
            -6 disk bays available
            -SCSI-2 FWD Adapter
            -6 available slots
            -3 Serial/1 Parallel Port
            -SystemGuard diagnostic
             service processor
            -Customer Setup
            -1 Year Warranty

40-4148     128MB to 512MB memory               1    17,280   17,280
            select option.

                                   [CSC LOGO]

                                                           Control No. 20206.B14
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                      CPU          UNIT    TOTAL
  CODE                 DESCRIPTION           NO.   QTY   PRICE    PRICE
--------        -------------------------    ---   ---   ------   ------
J40-4301        2-way 112MHz PowerPC604             1    12,000   12,000
                processor card with 1MB
                L2 cache per processor
                for J40 systems.

2934            3m EIA232 async cable and           2        45       90
                interposer.

2980            Ethernet high-performance           1       722      722
                LAN adapter.

4157            256MB memory card for               1    10,240   10,240
                G40/Jx0/Rx0 systems.

[ILLEGIBLE]     Internal 5/10GB 8mm VDAT            1     5,695    5,695
                tape module for Jx0
                systems.

[ILLEGIBLE]     SSA enhanced 4-port                 1     2,000    2,000
                adapter.

                                   [CSC LOGO]

                                                           Control No. 20206.B14
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                  CPU          UNIT    TOTAL
 CODE              DESCRIPTION           NO.   QTY   PRICE    PRICE
---------   -------------------------    ---   ---   ------   ------
7133-600    Deskside Serial Storage             1    19,850   19,850
            Architecture (SSA) disk
            subsystem unit with
            4x2.2GB disks, attaches
            via SSA adapter.
            Customer setup.
            MAX = 16 disks/145.6GB.

7133-3401   4.5GB hot-swap SSA disk             2     3,900    7,800
            module.

7133-3404   2.2GB to 4.5GB SSA disk             4     1,100    4,400
            module select option,
            must purchase 4 for
            positions 1-4.

7133-5050   5m SSA copper cable.                2        55      110

7133-7013   Attach to RS/6000 model             1         0        0
            7013 unit.

                                   [CSC LOGO]

                                                           Control No. 20206.B14
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                      CPU         UNIT     TOTAL
 CODE              DESCRIPTION               NO.   QTY   PRICE    PRICE
--------    -------------------------        ---   ---   -----   --------
3153-BG3    IBM 3153 Info Window ASCII              1      577      577
            terminal with dual-session
            monochrome display.
            3-Year Warranty.
            Customer setup.

                                                                 --------
                  Subtotal Equipment Fees                        $134,764
                      Less Discount (20%)                        - 26,953
                                                                 --------
                     Total Equipment Fees                        $107,811
             Less Equipment Deposit (25%)                        - 26,953
                                                                 --------
                  Net Due On Installation                        $ 80,858
                                                                 ========

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Charges for delivery (including freight, shipping and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

                                   [CSC LOGO]

                                                           Control No. 20206.B14
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE B

                                    EQUIPMENT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

                                  [ILLEGIBLE]

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                 CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis                    By: /s/ Dennis J. Dooley
    ---------------------                    -------------------------
Name: John D. Davis                      Name: Dennis J. Dooley
Title: CEO                               Title: VP Finance
Date: 3/7/97                             Date: 4-15-97

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.H25-01

CLIENT:          HealthSpring Management, Inc.
REQUESTED BY:    Tim Riley
PROJECT:         Support & Maintenance
SCHEDULE:        20206.H25
ACTIVITY:        Support Assistance
DATE:            March 20, 2003
CHANGE ISSUE:    Federal Tax Id Change

DESCRIPTION:

CUSTOMER would like CSCH to change the federal tax id associated with company 7 in the middle of the calendar year. CUSTOMER needs one federal tax id to be effective from 01/01/03 through 3/31/03 and then a second federal tax id to be effective 4/1/03-future. Two 1099's need to be generated, one for each tax id. MHC only allows assignment of one tax id to each company. CSCH will write a program to move the 1099 data from company 7 for periods 01/01/03-03/31/03 to a new company that will be setup with the old federal tax id. CUSTOMER will setup the company and provide the company id at a later date. The program will move the 1099 totals to last year's attributes, so that month/year end will not have to be run on the dummy company. This change will only update the 1099 data fields in the VENDOR file. Daily processing and all other corresponding files will remain associated with company 7. This is not covered under CUSTOMER's current Support and Maintenance contract. All work will be performed on a time and materials basis at a rate of $165.00 per hour. CUSTOMER will only be billed for the actual hours used to perform this work.

IMPACT OF CHANGE:

                  Cost per hour:        $165.00

                  Estimated hours:            3

                  Total Estimated Cost: $495.00

ACKNOWLEDGEMENT OF CHANGE:

      Manager     Time Riley                Date 3-27-03

      Customer    Beverly Havens            Date 4/8/03

3/20/2003                      CSC Healthcare, Inc.

                                   [CSC LOGO]

                                                           Control No. 20206.C01

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare System and Baptist Hospital, Inc..

PRODUCT                                            CPU          UNIT    TOTAL NO.
CODE                 DESCRIPTION                   NO.   QTY    PRICE     PRICE
----                 -----------                   ---   ---    -----   --------
9-AIX-64             1-64 User AIX License on              1    12,100    12,100
                     9X0 Systems.

9-AIX-3317           AIX 8mm Process Charge.               1       425       425

9-AIX-8070           CD-ROM Hypertext Info                 1       124       124
                     Base for AIX on 9X0.

UNIVERSE-A           UNIVERSE Per-User Fee for            64       365    23,360
                     Licenses of >63 Users.
                                                                         -------
                     Subtotal Manufacturers' Fees                        $36,009

                     Discount (10%)                                       -3,601
                                                                         -------
                     Total Discounted License Fees                       $32,408

                     Less License Deposit (25%)                           -8,102
                                                                         -------
                     Total Due Upon Installation                         $24,306
                                                                         -------

The discounts listed on Schedules B01, C01 and D01 are contingent upon CUSTOMER purchasing equipment listed on Schedules B01 and C01 from CSC Healthcare Systems. Should CUSTOMER opt to purchase equipment on Schedule B01 and C01 from a vendor other than CSC Healthcare Systems, the discount referenced on Schedule D01 will not apply to this contract.

Charges for delivery (including freight and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

                        Schedule 20206.C01 - Page 1 of 2

                                   [CSC LOGO]

                                                           Control No. 20206.C01

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

CUSTOMER                                     CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                          By: /s/ George S. Huntzinger
    -----------------------------                ----------------------------
Name: [ILLEGIBLE]                            Name: George S. Huntzinger
Title: Ex. V.P.                              Title: President
Date: 5-28-93                                Date: JUN 03 1993

                                   [CSC LOGO]

                                                           Control No. 20206.C02

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT
CODE                 DESCRIPTION:                              CPU NO.    QTY      UNIT PRICE   TOTAL PRICE
----                 ------------                              -------    ---      ----------   -----------
9-AIX-128            128-User AIX License on
                     9X0(B) Systems.                                        1       18,500         18,500

9CR-AIX-64           Credit for 64-User AIX
                     License on 9X0(B).                                     1      (12,100)       (12,100)

UNIVERSE-A           uniVerse Per-User Fee for
                     Licenses of >63 Users.

                            Total Manufacturers' Fees                      64          365         23,360
                                                                                                  -------

                     Less Manufacturer's Deposit (25%)                                            $29,760

                                                                                                   -7,440
                                                                                                  -------

                                Net Due On Installation                                           $22,320
                                                                                                  =======

Charges for delivery (including freight and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

Discounts offered here are contingent upon customer's execution of Schedules C02, D03, H04 and H05 on or before March 21, 1994 at 5:00 p.m. Eastern Standard Time.

CUSTOMER                                     CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                          By: /s/ Dennis J. Dooley
    -----------------------------                ----------------------------
Name: [ILLEGIBLE]                            Name: Dennis J. Dooley
Title: Ex. V.P.                              Title: Vice President Finance
Date: 4-12-94                                Date: 8/9/94

                                   [CSC LOGO]

                                                           Control No. 20206.C04

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                 CPU         UNIT    TOTAL
CODE               DESCRIPTION           NO.  QTY   PRICE   PRICE
-----------  -------------------------  ----  ---  ------  -------
5-AIX-64     64-User AIX License on             1  11,450   11,450
             the 5X0(X) Systems.

5-AIX/BASIC  AIX Basic Support for 5XX          1       0        0
             provides full technical
             assistance for AIX for a
             per-call charge of $50.00
             in addition to the
             monthly fee.

5-AIX-3317   AIX Backup Copy on 8mm             1     200      200
             Tape Media for 5X0(X).

5-AIX-8010   CD-ROM Hypertext Info              1     124      124
             Base for AIX on 5X0(X).

GBOF-1526    AEX Non-Programming                1     275      275
             Manual Set.

UNIVERSE-A   uniVerse Per-User Fee for         64     365   23,360
             Licenses of >63 Users.

                                   [CSC LOGO]

                                                           Control No. 20206.C04

                                   SCHEDULE C

                            MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                      CPU         UNIT    TOTAL
CODE                DESCRIPTION              NO.   QTY   PRICE   PRICE
-------  ---------------------------------  -----  ---  ------  -------
                                  Subtotal                      $35,409

                         Less 19% Discount                       -6,728
                                                                -------
                      Total Equipment Fees                      $28,681

          Less Manufacturer's Deposit (25%)                      -7,170
                                                                -------
                   Net Due On Installation                      $21,511
                                                                =======

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Charges for delivery (including freight, shipping, and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

      Schedule C04 must be executed simultaneously with Schedule K02.

                                   [CSC LOGO]

                                                           Control No. 20206.C04

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

      This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

      Prior, to execution, CSC Healthcare Systems, may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                       By: /s/ George S. Huntzinger
    ----------------------                          ----------------------------
Name: John R. Hackworth                         Name: George S. Huntzinger
Title: Executive Director                       Title: President
Date: 1/25/95                                   Date: FEB 01 1995

                                   [CSC LOGO]

                                                           Control No. 20206.C06
                                                                February 5, 1997

                                   SCHEDULE C

                            MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

                    FOR DEVELOPMENT MACHINE RS6000/960 (BACH)

PRODUCT                                           CPU         UNIT     TOTAL
CODE                    DESCRIPTION                NO.  QTY   PRICE    PRICE
-----------  ----------------------------------   ----  ---  ------   -------
UNIVERSE-A   uniVerse Per-User Fee for                   16     435     6.960
             Licenses of > 63 Users.
                                                                      -------
                                       Subtotal                       $  6.96

               Less Manufacturer's Deposit (25%)                     -$ 1.740
                                                                      -------
                        Net Due On Installation                       $ 5.220
                                                                      =======

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Charges for delivery (including freight, shipping, and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

                                   [CSC LOGO]

                                                           Control No. 20206.C06
                                                                February 5, 1997

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

      Prior to execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer                     By: /s/ Dennis J. Dooley
    -----------------------                         ----------------------------
Name: Courtney Vanderveer                       Name: Dennis J. Dooley
Title: SVP, Finance                             Title: V P Finance
Date: 2-7-97                                    Date: 3-4-97

                                   [CSC LOGO]

                                                           Control No. 20206.C07
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                           CPU         UNIT    TOTAL
CODE         DESCRIPTION                           NO.  QTY   PRICE   PRICE
-----------  ----------------------------------   ----  ---  ------  -------
5765-393     AIX 4.1.4 Operating                          1       0        0
             System software license.

AIX-3603     2-User AIX 4.1 license                       1   3,000    3,000
             for E5/F5/G5 systems.

AIX-3604     AIX 4.1 per-user fee for                    78     150   11,700
             3rd-80th user on E5/F5/G5
             systems. The license is
             unlimited after 80 have
             been purchased.

AIX-1004     AIX 4.1 CD-ROM Back-up.                      1      50       50
                                                                     -------
                   Subtotal Manufacturers' Fees                      $14,750

                             Less Discount (20%)                     - 2,950
                                                                     -------
                       Total Manufacturers' Fees                     $11,800

               Less Manufacturer's Deposit (25%)                     - 2,950
                                                                     -------

                        Net Due On Installation                      $ 8,850
                                                                     =======

                                   [CSC LOGO]

                                                           Control No. 20206.D01

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                 SC*   # OF     TOTAL
 CODE             DESCRIPTION           Y/N   USERS    PRICE
--------   --------------------------   ---   -----   -------
5000-64    PHC - Base System for         N      64    116,233
           PPO's with 49-64 users
           featuring:
           -Member Admin/Enrollment
           -Group Administration
           -Utilization Review
           -Claims PrePricing
           -IDEA Online Documentation

5000-64S   PHC for 49-64 users; ADD      Y      64     58,117
           SOURCE CODE for all
           except MPS & IDEA.

5210-64    Billing (Premium, ASO &       N      64     44,634
           Accounts Receivable) for
           49-64 users.

5210-64S   Billing (Premium, ASO &       Y      64     22,317
           Accounts Receivable) for
           49-64 users; ADD SOURCE
           CODE.

5220-64    Claims Adjudication and       N      64     36,265
           Accounts Payable for
           49-64 users.

5220-64S   Claims Adjudication and       Y      64     18,133
           Accounts Payable for
           49-64 users; ADD SOURCE
           CODE.

                        Schedule 20206.D01 - Page 1 of 5

                                   [CSC LOGO]

                                                           Control No. 20206.D01

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                 SC*   # OF    TOTAL
 CODE             DESCRIPTION           Y/N   USERS   PRICE
--------   --------------------------   ---   -----   ------
5230-64    Capitation for 49-64          N       64   18,133
           users.

5230-64S   Capitation for 49-64          Y       64    9,067
           users; ADD SOURCE CODE.

5720-64    Pharmacy Claims for 49-64     N       64    9,973
           users.

5720-64S   Pharmacy Claims for 49-64     Y       64    4,987
           users; ADD SOURCE CODE.

5810-64    General Ledger for 49-64      N       64   18,133
           users.

5810-64S   General Ledger for 49-64      Y       64    9,067
           users; ADD SOURCE CODE.

2500-64    CSIM; Customer Service &      N       64    8,726
           Inquiry Annual License
           Fee for 49-64 Users.

           D-WORD and MISSING LINK;      N       64    1,800
           (required with CSIM)

2500-64S   CSIM Annual License Fee       Y       64    4,363
           for 49-64 Users; ADD
           SOURCE CODE.

                        Schedule 20206.D01 - Page 2 of 5

                                    [CSC LOGO]

                                                           Control No. 20206.D01

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                           SC*                   #OF             TOTAL
CODE                   DESCRIPTION                                Y/N                  USERS            PRICE
----                   -----------                                ---                  -----            -----
2520-64                MCM; Member Counts Annual                    N                    64              2,909
                       License for 49-64 Users.

2520-64S               MCM Module Annual License Fee                Y                    64              1,455
                       for 49-64 Users; ADD
                       SOURCE CODE.

2540-64                EGP; Employer Group                          N                    64              5,817
                       Profiles Annual License
                       Fee for 49-64 Users.

2540-64S               EGP Module Annual License Fee                Y                    64              2,909
                       for 49-64 Users; ADD
                       SOURCE CODE.

2560-64                PRP; Peer Review Profiles                    N                    64              5,817
                       Annual License Fee for
                       49-64 Users.

2560-64S               PRP Annual License Fee                       Y                    64              2,909
                       for 49-64 Users; ADD
                       SOURCE CODE.

2580-64                LAG Claims Reports Annual                    N                    64              5,817
                       License for 49-64 Users.

2580-64S               LAG Reports Annual License Fee               Y                    64              2,909
                       for 49-64 Users; ADD SOURCE
                       CODE.

                        Schedule 20206.D01 - Page 3 of 5

                                    [CSC LOGO]

                                                           Control No. 20206.D01

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                              SC*        #OF       TOTAL
CODE                    DESCRIPTION                                  Y/N       USERS      PRICE
----                    -----------                                  ---       -----    --------
N-SB+R-64               SB+ "Runtime" License for New                  N        SB+R       26,767
                        Customers for 49-64 Users.

* Indicate yes or no for Source code on each software module

Subtotal License Fees                                                                   $ 437,257

Credit for General Ledger &
Pharmacy Claims                                                                          - 42,160

Subtotal                                                                                $ 395,097

Discount (10%)                                                                           - 39,510
                                                                                        ---------
Total License Fees                                                                      $ 355,587

Less License Deposit (25%)                                                              $  88,897
                                                                                        ---------
** Net Due On Installation (50%)                                                        $ 177,794
                                                                                        ---------
Net Due Upon Completion of
Validation Testing (25%)                                                                $  88,896

The final version of the EDA modules (PRP, LAG, MCM and EGP) will be delivered on or before June 22, 1993.

Pricing for the EDA modules (PEP, LAG, MCM and EGP) are paid annually at the then current rate. There is a minimum license period of three (3) years.

** This is a one-time fee.

                        Schedule 20206.D01 - Page 4 of 5

                                    [CSC LOGO]

                                                           Control No. 20206.D01

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

The discounts listed on Schedules B01, C01, D01 are contingent upon CUSTOMER purchasing equipment listed on Schedules B01 and C01 from CSC Healthcare Systems. Should CUSTOMER opt to purchase equipment on Schedule B01 and C01 from a vendor other than CSC Healthcare Systems, the discount referenced on Schedule D01 will not apply to this contract.

** Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                             By: /s/ George S. Huntzinger
   -------------------------------                  ----------------------------
Name: [ILLEGIBLE]                               Name:  George S. Huntzinger
Title: Ex. V.P.                                 Title: President
Date: [ILLEGIBLE]                               Date: JUN 03 1993

                                    [CSC LOGO]

                                                               Control No. 20206

                               SOURCE CODE RIDER

THIS SOURCE CODE RIDER (this "Rider") is attached and made a part of that certain CSC Healthcare Systems Agreement No. 20206, dated as of _____, 1993 between CSC Healthcare Systems and BAPTIST HOSPITAL, INC. ("CUSTOMER") (the Agreement, including the schedules attached thereto, is hereinafter referred to as the "Agreement").

1. General. This Rider amends and supplements the Agreement in certain respects. To the extent there are any inconsistencies between any provisions of this Rider and any provisions of the pre-printed portion of the Agreement or the schedules attached thereto, the provisions of this Rider Shall govern. Terms used herein that are defined in the Agreement and that are not otherwise herein defined shall have the meanings ascribed to them in the Agreement. Except where the contract otherwise requires, references to Sections or Schedules are references to Sections of, or Schedules attached to, the Agreement (as applicable).

2. Additional Definitions. When used in this Rider, the following terms have the indicated meanings:

      "Enhancements" - Changes or additions, other than Maintenance Modifications, to the Source Code Programs or related documentation that add new functions or improved performance by changes in program design or coding, including changes or additions to accommodate CUSTOMER's particular needs.

      "Errors" - Problems caused by incorrect operation of the Source Code Programs or an incorrect statement or diagram in the related documentation that, in either case, produces incorrect results or causes incorrect actions to occur.

      "Maintenance Modifications" - Modifications or revisions to the Source Code Programs or related documentation that correct Errors therein.

      "Source Code Programs" - The computer program modules for which source code has been licensed as indicated in Schedule D, including source code and related procedural code, and (except where the context otherwise indicates) the related documentation.

3. Application of Terms of Agreement to Source Code Programs. Except as otherwise indicated in this Rider, the terms, conditions, and restrictions contained in the Agreement relating to the Programs apply equally to the Source Code Programs. In particular, but without limiting the generality of the foregoing, the license to use the Source Code Programs (including the limited license to the source code) may be terminated on the same basis as the license to use the Programs.

                        Source Code Rider - Page 1 of 2

                                   [CSC LOGO]

                                                               Control No. 20206

                                SOURCE CODE RIDER

                                   (continued)

4. Source Code License. CUSTOMER may use the source code of the Source Code Programs solely to prepare maintenance Modifications and Enhancements to the Source Code Programs and related documentation and may use such works subject to the same limitations and restrictions as are applicable to the Programs pursuant to the Agreement. Except for Maintenance Modifications and Enhancements, CUSTOMER shall not modify the Source Code Programs or the related documentation. Source code license shall not be provided for software necessary in controlling our licensing of the Security packages.

5. Title to Maintenance Modifications and Enhancements. CUSTOMER assigns (and agrees to assign) to CSC Healthcare Systems all right, title, and interest in all Maintenance Modifications and Enhancements developed by or on behalf of CUSTOMER, provided that CUSTOMER shall retain a non-exclusive, non-transferable license to use file same in accordance with, and subject to, the restrictions contained in the Agreement that are applicable to the Programs. CUSTOMER shall deliver to CSC Healthcare Systems one copy of any Maintenance Modifications or Enhancements developed by CUSTOMER within thirty (30) days of their development. All right, title, and interest in and to any Enhancements and Maintenance Modifications, whether developed by CSC Healthcare Systems, by or on behalf of CUSTOMER, or jointly, shall be and remain with CSC Healthcare Systems. CUSTOMER shall treat any such Enhancements and Maintenance Modifications as the trade secrets and proprietary property of CSC Healthcare Systems and shall preserve their confidential nature in accordance with the confidentiality provisions of the Agreement that are applicable to the Programs.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                             By: /s/ George S. Huntzinger
    ----------------------------                    ----------------------------
Name: [ILLEGIBLE]                               Name: George S. Huntzinger
Title: Ex. V.P.                                 Title: President
Date: [ILLEGIBLE]                               Date: JUN 03 1993

                         Source Code Rider - Page 2 of 2

                                   [CSC LOGO]

                                                           Control No. 20206.D03

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                                   SC*           #OF                    TOTAL
CODE                DESCRIPTION                                           Y/N          USERS                   PRICE
-----               -----------                                           ---          -----                   ------
5000-80             PHC - Base System for PPO's with                        Y            80                    21,667
                    65-80 users
                    featuring:
                    -Member Admin/Enrollment
                    -Group Administration
                    -Utilization Review
                    -Claims PrePricing
                    -IDEA Online Documentation

5210-80             Billing (Premium, ASO & A/R) for                        Y            80                     8,321
                    65-80 users.

5220-80             Claims Adjudication and A/P for 65-80                   Y            80                     6,761
                    users.

5230-80             Capitation for 65-80 users.                             Y            80                     8,450

5720-80             Pharmacy Claims for 65-80 users.                        Y            80                     1,859

5810-80             General Ledger for 65-80 users.                         Y            80                     3,380

2500-80             CSIM; Customer Service & Inquiry                        Y            80                     1,626
                    Annual License Fee for 65-80 Users.

2520-80             MCM; Member Counts Annual License for                   Y            80                       542
                    65-80 Users.

2540-80             EGP; Employer Group Profiles Annual                     Y            80                     1,084
                    License Fee for 65-80 Users.

2560-80             PRP; Peer Review Profiles Annual                        Y            80                     1,084
                    License Fee for 65-80 Users.

                                SCHEDULE D Page 1

                                   [CSC LOGO]

                                                           Control No. 20206.D03

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                                    SC*            #OF                  TOTAL
CODE                DESCRIPTION                                            Y/N           USERS                 PRICE
-----               -----------                                            ---           -----              -----------
2580-80             LAG Claims Reports Annual License                       Y              80                     1,084
                    for 65-80 Users.                                        Y              80                    27,929

SOURCE              Add source code for available Modules.                  N              80                     5,472

N-SB+R-80           SB+ Application Runtime for New
                    Customers for 65-80 users featuring:
                    -Single User Access Point
                    -Security
                    -Job Scheduler
                    -System Administration
                    -Office Automation

* Indicate yes or no for Source code on each software module

     Subtotal License Fees                                                                                  $    89,259
       Less (20%) Discount                                                                                     - 17,852
                                                                                                            -----------
        Total License Fees                                                                                  $    71,407
Less License Deposit (25%)                                                                                     - 17,852
                                                                                                            -----------
   Net Due On Installation                                                                                  $    53,555*
                                                                                                            =-=========

Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Installation is defined as the point in which Health Net exceedes the 64 user limit or 9 months from the execution of this contract, whichever comes first.

                                SCHEDULE D Page 2

                                   [CSC LOGO]
                                                 Control No. 20206.D0[ILLEGIBLE]

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare System and Baptist Hospital, Inc..

CSC Healthcare Systems may change prices of products and services it provides upon at least (30) days written notice to CUSTOMER.

Discounts offered here are contingent upon customer's execution of Schedules C02, D03, H04 and H05 on or befor July 1, 1994 at 5:00 p.m. Eastern Standard Time.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                       By: /s/ Dennis J. Dooley
   -------------------------------                 -----------------------------
Name: John R. Hackworth                         Name: Dennis J. Dooley
Title: Executive Director                       Title: Vice President Finance
Date: 6/14/94                                   Date: 8/9/94

                                SCHEDULE D Page 3

                                    [CSC LOGO]

                                                           Control No. 20206.D04

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital. Inc..

PRODUCT                                                                   SC*         # OF                     TOTAL
CODE                DESCRIPTION                                           Y/N         USERS                    PRICE
----                -----------                                           ---         -----                   -------
                    ANNUAL LICENSE RENEWAL

2500-80             CSIM; Customer Service &                                N            80                   10,352
                    Inquiry Annual License Fee
                    for 65-80 Users.

2520-80             MCM; Member Counts Module                               N            80                    3,451
                    Annual License Fee for
                    65-80 Users.

2540-80             EGP; Employer Group                                     N            80                    6,901
                    Profiles Annual License
                    Fee for 65-80 Users.

2560-80             PRP; Peer Review Profiles                               N            80                    6,901
                    Module Annual License Fee
                    for 65-80 Users.

2580-80             LAG Claims Reports Annual                               N            80                    6,901
                    License for 65-80 Users.

SOURCE              Add source code for                                     Y                                 17,253
                    available modules.

* Indicate yes or no for Source code on each software module
                                                                                                            --------
                                           Total License Fees                                               $ 51,759
                                                                                                            --------

                                SCHEDULE D Page 1

                                   [CSC LOGO]

                                                           Control No. 20206.D04

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

PRODUCT                                                                   SC*         #OF                    TOTAL
CODE                 DESCRIPTION                                          Y/N        USERS                   PRICE
----                 -----------                                          ---        -----                  -------
                     Less License Deposit (25%)                                                             -$12,940
                                                                                                            --------
                        Net Due On Installation                                                              $38,819
                                                                                                            ========

Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSC Healthcare Systems may change prices of products and services it provides upon at least(30) days written notice to CUSTOMER.

CUSTOMER                                       CSC HEALTHCARE SYSTEMS

By:_______________________________             By:______________________________

Name: ____________________________             Name: George S. Huntzinger
Title: ___________________________             Title: President
Date: ____________________________             Date: ___________________________

                               SCHEDULE D Page 2

                                   [CSC LOGO]

                                                           Control No. 20206.D06

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

PRODUCT                                                                  SC*          # OF                   TOTAL
CODE                 DESCRIPTION                                         Y/N          USERS                  PRICE
----                 -----------                                         ---          -----                 -------
5000-96              PHC - Base System for PPO's upgrade                  Y            96                   21,464
                     from 80 to 96 users featuring:
                     -Member Admin/Enrollment
                     -Group Administration
                     -Utilization Review
                     -Claims PrePricing
                     -IDEA Online Documentation

5210-96              Billing (Premium, ASO & A/R) upgrade                 Y             96                   8,242
                     from 80 to 96 users.

5220-96              Claims Adjudication and A/P upgrade                  Y             96                   6,697
                     from 80 to 96 users.

5230-96              Capitation upgrade from 80 to 96 users.              Y             96                   8,371

5720-96              Pharmacy Claims upgrade from 80 to 96                Y             96                   1,842
                     users.

5810-96              General Ledger upgrade from 80 to 96                 Y             96                   3,348
                     users.

                                   [CSC LOGO]

                                                           Control No. 20206.D06

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

PRODUCT                                                         SC*   # OF   TOTAL
CODE          DESCRIPTION                                       Y/N  USERS   PRICE
------------  ------------------------------------------------  ---  -----  ------
N-SB+R-96     SB+ Application Runtime for New                     N     96   6,432
              Customers upgrade from 80 to 96 users featuring:
              -Single User Access Point
              -Security
              -ACCESS
              -Job Scheduler
              -System Administration
              -Office Automation

SOURCE        Source Code for the above available                 Y     96  24,982
CODE          Software Modules.

* Indicate yes or no for Source code on each software module

  Subtotal License Fees     $ 81,378
    Less Discount            -20,345
                            --------
  Total License Fees        $ 61,033
Less License Deposit (25%)   -15,258
                            --------
  Net Due On Installation   $ 45,775
                            ========

                                   [CSC LOGO]

                                                           Control No. 20206.D06

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc..

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Price does not include travel or shipping expenses.

      CUSTOMER certifies that it is no longer utilizing CSIM, PRP, LAG, EGP, and MCM. CUSTOMER understands that CSCHS will have the right to verify that these software modules are not being utilized via dial-in capabilities.

      Source Code is not available for SB+ Runtime.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least (30) days written notice to CUSTOMER.

CUSTOMER                                CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth               By: /s/ George S. Huntzinger
    ---------------------                   ------------------------
Name: John R. Hackworth                 Name: George S. Huntzinger
Title: CEO                              Title: President
Date: 03/31/95                          Date: APR 13 1995

                                   [CSC LOGO]

                                                           Control No. 20206.D07
                                                                  August 8, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

PRODUCT                                       SC*   # OF   TOTAL
CODE      DESCRIPTION                         Y/N  USERS   PRICE
--------  ----------------------------------  ---  -----  ------
          PRODUCTION MACHINE RS6000/590

5000-128  PHC - Base System for PPO's           Y    128  43,132
          upgrade from 96 to 128 users
          featuring:
          -Member Admin/Enrollment
          -Group Administration
          -Utilization Review
          -Claims PrePricing
          -IDEA Online Documentation

5210-128  Billing (Premium, ASO & A/R)          Y    128  16,563
          upgrade from 96 to 128 users.

5220-128  Claims Adjudication and A/P           Y    128  13,457
          upgrade from 96 to 128 users.

5230-128  Capitation upgrade from 96 to 128     Y    128  16,822
          users.

5720-128  Pharmacy Claims upgrade from 96 to    Y    128   3,701
          128 users.

5810-128  General Ledger upgrade from 96 to     Y    128   6,729
          128 users.

                                   [CSC LOGO]

                                                           Control No. 20206.D07
                                                                  August 8, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

PRODUCT                                           SC*   # OF   TOTAL
CODE          DESCRIPTION                         Y/N  USERS   PRICE
------------  ----------------------------------  ---  -----  ------
N-SB+R-128    SB+ Application Runtime for New       N    128  12,864
              Customers upgrade from 96 to 128
              users featuring:
              -Single User Access Point
              -Security
              -ACCESS
              -Job Scheduler
              -System Administration
              -Office Automation

SOURCE CODE   Source Code upgrade from 96 to 128    Y    128  50,202
              users for the above available
              Software Modules.

* Indicate yes or no for Source code on each software module

Discount                      -21,970
                            ---------
Subtotal                      141,500
Less License Deposit           35,375
                            ---------
Net Due On Installation       106,125
                            =========

                                   [CSC LOGO]

                                                           Control No. 20206.D07
                                                                  August 8, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

      SCHEDULES A04, A05, D07, DOS AND H10 MUST BE EXECUTED SIMULTANEOUSLY.

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Price does not include travel or shipping expenses.

      CUSTOMER CERTIFIES THAT IT IS NO LONGER UTILIZING CSIM, PRP, LAG, EGP, AND MCM. CUSTOMER UNDERSTANDS THAT CSCHS WILL HAVE THE RIGHT TO VERIFY THAT THESE SOFTWARE MODULES ARE NOT BEING UTILIZED VIA DIAL-IN CAPABILITIES.

      Source Code is not available for SB+ Runtime.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least (30) days written notice to CUSTOMER.

CUSTOMER                                                CSC HEALTHCARE SYSTEMS

By: [ILLEGIBLE]                                         By: /s/ Dennis J. Dooley
    -------------------------                               --------------------
Name: [ILLEGIBLE]                                       Name: Dennis J. Dooley
Title: [ILLEGIBLE]                                      Title: VP Finance
Date: 9-24-96                                           Date: 10/12/94

                                   [CSC LOGO]

                                                           Control No. 20206.D08
                                                                  August 8, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

PRODUCT                                       SC*  # OF    TOTAL
CODE     DESCRIPTION                          Y/N  USERS   PRICE
-------  -----------------------------------  ---  -----  ------
         DEVELOPMENT MACHINE RS6000/970B

5000-16  PHC - Base System for PPO's 16         Y     16  51,171
         users featuring:
         -Member Admin/Enrollment
         -Group Administration
         -Utilization Review
         -Claims PrePricing
         -IDEA Online Documentation

5210-16  Billing (Premium, ASO & A/R) for 16    Y     16  19,650
         users.


5220-16  Claims Adjudication and A/P for 16     Y     16  15,966
         user

5230-16  Capitation for 16 users.               Y     16  19,957

5720-16  Pharmacy Claims for 16 users.          Y     16   4,390

5810-16  General Ledger for 16 users.           Y     16   7,983

                                   [CSC LOGO]

                                                           Control No. 20206.D08
                                                                  August 8, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

PRODUCT                                           SC*   # OF   TOTAL
CODE         DESCRIPTION                          Y/N  USERS   PRICE
-----------  -----------------------------------  ---  -----  ------
N-SB+R-16    SB+ Application Runtime for New        N     16  11,704
             Customers for 16 users featuring:
             -Single User Access Point
             -Security
             -ACCESS
             -Job Scheduler
             -System Administration
             -Office Automation

SOURCE CODE  Source Code for the above available    Y     16  59,559
             Software Modules.

* Indicate yes or no for Source code on each software module

Subtotal License Fees              $190,380
Less Development Discount (50%)   -$ 95,190
                                  ---------
   Total License Fees              $ 95,190
Less License Deposit (25%)        -$ 23,798
                                  ---------
Net Due on Installation            $ 71,392
                                  =========
Less CSC discount                  $ 23,798
   Total License Fee               $ 71,392
(25%) less license deposit          -17,848
                                  ---------
Net Due on Installation              53,544

                                   [CSC LOGO]

                                                           Control No. 20206.D08
                                                                  August 8, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

      CSCHS does not guarantee that hardware-or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Price does not include travel or shipping expenses.

      CUSTOMER CERTIFIES THAT IT IS NO LONGER UTILIZING CSIM, PRP, LAG, EGP, AND MCM. CUSTOMER UNDERSTANDS THAT CSCHS WILL HAVE THE RIGHT TO VERIFY THAT THESE SOFTWARE MODULES ARE NOT BEING UTILIZED VIA DIAL-IN CAPABILITIES.

      Source Code is not available for SB+ Runtime.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least (30) days written notice to CUSTOMER.

CUSTOMER                                                CSC HEALTHCARE SYSTEMS

By: /s/ John Hackworth                                  By: /s/ Dennis J. Dooley
    --------------------                                    --------------------
Name: John Hackworth                                    Name: Dennis J. Dooley
Title: CEO                                              Title: VP Finance
Date: 8/20/96                                           Date: 10/14/94

                                   [CSC LOGO]

                                                           Control No. 20206.D09
                                                                October 16, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

PRODUCT                                          SC*  # OF    TOTAL
CODE         DESCRIPTION                         Y/N  USERS   PRICE
-----------  ----------------------------------  ---  -----  ------
             PRODUCTION MACHINE

4740-128     Medicare Module for 128 users.        Y    128  63,180

SOURCE       Source Code for the above Software    Y    128  31,590
             module.

* Indicate yes or no for Source code on each software module

Subtotal License Fees                 $ 94,770
Less Deposit (25%)                   -$ 23,693
                                     ---------
Net Due on Installation 2 payments

$35,538.5 due by 11/22/96
$35,538.5 due by 12/27/96             $ 71,077
                                     =========

      This contact is for the license of the Programs not currently marketed by CSCHS but provided on a one-time basis and implemented by Consulting Services Work Order 20206.E05.

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, arid application software purchased through CSCHS.

                                   [CSC LOGO]

                                                           Control No. 20206.D09
                                                                October 16, 1996

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20209 between CSC Healthcare Systems and Health Net Management, Inc..

      Price does not include travel or shipping expenses.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least (30) days written notice to CUSTOMER.

      Commercially released documentation is currently not available but will be provided upon commercial release of the Programs.

      Note: Terms & Conditions of Standard Agreement Section 8, Section 12.2.1, and Section 12.2.2

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John Hackworth                          By: /s/ Dennis J. Dooley
    ------------------------------                  ----------------------------
Name: John Hackworth                            Name: Dennis J. Dooley
Title: CEO                                      Title: VP Finance
Date: 11/4/96                                   Date: 11/27/96

                                   [CSC LOGO]

                                                         Control No. 20206.D10.1
                                                                October 30, 1997

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

                                                                        SC*     # OF    TOTAL
PRODUCT CODE                     DESCRIPTION                            Y/N     MBRS    PRICE
------------   ------------------------------------------------------   ---     ------   ------
FOCAL PT-A     Annual License Fee for Focal Point                         N     30,000   42,500
               Standard Decision Support Software with ACG Case Mix
               adjusted Physician Profiling for up to 50,000 members.

* Indicate yes or no for Source code on each software module

   Total License Fees      $42,500
   Less Deposit (25%)      -10,625
                           -------
Net Due on Installation    $31,875
                           =======

There is a three (3)year minimum license for Focal Point. License fees are renewable annually based on the following fee table:

   COVERED LIVES                       ANNUAL PMPY
-------------------    ANNUAL BASE     INCREMENTAL     COVERED
 FROM         TO       LICENSE FEE     LICENSE FEE    LIVES OVER
-------    --------    -----------     -----------    ----------
      0      50,000    $    42,500
 50,001     100,000    $    42,500     $      0.50        50,000
100,001     200,000    $    67,500     $      0.25       100,000
200,001     500,000    $    92,500     $      0.15       200,000
500,001    and over    $   137,500     $      0.10       500,000

THE ABOVE PRICING IS IN EFFECT ONLY UNTIL NOVEMBER 21, 1997.

                                   [CSC LOGO]

                                                         Control No. 20206.D10.1
                                                                October 30, 1997

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc..

      System includes Physicians Profiling with ACG's.

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      CUSTOMER is responsible for purchasing support hardware and software products for Focal Point Decision Support System consisting of a database server, a DBMS (to be recommended by CSCHS), ODBC Driver Package and additional Report Generator licenses, if necessary.

      Price does not include reasonable travel expenses or shipping expenses.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis                           By: /s/ Dennis J. Dooley
    ------------------------------                  ----------------------------
Name: John D. Davis                             Name: Dennis J. Dooley
Title: CEO                                      Title: VP Finance
Date: 11-21-97                                  Date: APR 27 1998

                                   [CSC LOGO]

                                 ACKNOWLEDGMENT

      I hereby acknowledge that the information below will be incorporated in the Agreement No. 20206.D10.1 between CSC Healthcare Systems and Health Net:

Total covered lives at Health Net for license year November 21, 1998 through November 20,1999:

                                     27,948

                        By: /s/ [ILLEGIBLE]
                            ----------------------------
                        Name: [ILLEGIBLE]
                        Title: CFO - COO
                        Date: 12/8/98

                                   [CSC LOGO]

                                                           Control No. 20206.D14
                                                                 August 13, 2001

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

PRODUCT                                                         SC*   # OF      TOTAL
CODE          DESCRIPTION                                       Y/N   USERS     PRICE
----------    ----------------------------------------------    ---   -----   ----------
5000-128      MHC Base System for Managed Care Organizations      N     128          N/A
              for 128 users.

5230-128      Capitation Fee for 128 users.                       N     128          N/A

4740-128      Medicare Reconciliation Module                      N     128          N/A

SBR-158       SB+Application Runtime upgrade from 144 to 158      N     158   $ 2,730.00
              users for the production machine (Picasso).

UNIV/S-158    UniVerse Standard upgrade to Session Device         N     158   $32,390.00
              for 158 users for the production machine
              (Picasso).

SBR-S 158     SB Runtime Standard upgrade to Session/Device       N     158          N/A
              for 158 users for the production machine
              (Picasso).

SBD-S-1       SB Developer Session/Device for 1 user.             N       1   $ 4,897.00

              SUBTOTAL LICENSE FEES                                           $40,017.00

              LESS DISCOUNT                                                  -$ 4,001.70
                                                                              ----------
              NET DUE ON INSTALLATION                                         $36,015.30
                                                                              ----------

CSC Healthcare, Inc. (CSCH) does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCH's hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elects to procure hardware or operating system software from another vendor, CSCH will need to be advised in order to determine its compatibility with hardware, operating system software and application software purchased through CSCH.

CUSTOMER certifies that it is no longer utilizing CSIM, PRP, LAG, EGP, MCM and Pharmacy Claims. CUSTOMER understands that CSCH will have the right to verify that these software modules are not being utilized via dial-in capabilities.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule [ILLEGIBLE] above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D14
                                                                 August 13, 2001

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC.

CUSTOMER                                        CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                            By: /s/ Katherine Bland
    ------------------------------                  ----------------------------
Name: Sandra Timko                              Name: Katherine Bland
Title: VP Systems                               Title: Director of Finance
Date: 8/14/01                                   Date: 11/13/01

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D15
                                                                 October 5, 2001

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

PRODUCT                                                                            SC*       # OF     TOTAL
CODE          DESCRIPTION                                                          Y/N      USERS     PRICE
-------       -----------                                                          ----     -----   ---------
HA/DT         Host Access for Windows Desktop Version per user Fee for 50 users     N        50      $  8,950
              SUBTOTAL LICENSE FEES                                                                  $  8,950
              LESS DISCOUNT                                                                         -$  5,950
              NET DUE ON INSTALLATION                                                                $  3,000

CSC Healthcare, Inc. (CSCH) does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCH's hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elects to procure hardware or operating system software from another vendor, CSCH will need to be advised in order to determine its compatibility with hardware, operating system software and application software purchased through CSCH.

The above discount is a one-time only discount.

CUSTOMER certifies that it is no longer utilizing CSIM, PRP, LAG, EGP, MCM and Pharmacy Claims. CUSTOMER understands that CSCH will have the right to verify that these software modules are not being utilized via dial-in capabilities.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D15
                                                                 October 5, 2001

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                         By: /s/ Katherine Bland
    -----------------------------                ----------------------------
Name: Sandra Timko                           Name:  Katherine Bland
Title: VP, Systems                           Title: Director of Finance
Date: 10/9/01                                Date: 12/14/01

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

\
                                   [CSC LOGO]

                                                           Control No. 20206.D17
                                                                    June 4, 2002

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

PRODUCT                                                     SC*       # OF         TOTAL
CODE          DESCRIPTION                                   Y/N      USERS         PRICE
-------       -----------                                   ----     -----        --------
FP SC         Focal Point Source Code Perpetual License      Y       N/A             1,000
                                                                                  --------
              TOTAL DUE                                                           $  1,000
                                                                                  --------

CUSTOMER shall pay to CSC Healthcare, Inc. ("CSCH") a license fee in the amount of One Thousand Dollars and 00/100 ($1,000.00) for one copy of the Source Code for the Focal Point Product and other fees, as applicable, in accordance with the terms of this Schedule D17. CUSTOMER shall have the right, at any time upon written notice to CSCH, to obtain Support and Maintenance Services on a time-and-materials basis ("Time and Materials Support") at CSCH's then existing rates.

NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, CUSTOMER ACKNOWLEDGES AND AGREES THAT CSCH IS LICENSING THE SOURCE CODE TO CUSTOMER IN ACCORDANCE WITH THE TERMS OF THE ATTACHED SOURCE CODE RIDER, AND THAT THE SOURCE CODE PROGRAMS ARE DELIVERED TO CUSTOMER "AS IS", WITHOUT WARRANTY OF ANY KIND, AND CSCH PROVIDES NO OTHER EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE SOFTWARE. CSCH SPECIFICALLY DISCLAIMS (a) ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) THAT THE SOFTWARE WILL OPERATE UNINTERRUPTED OR ERROR FREE, AND (c) THAT SOFTWARE ERRORS (IF ANY) WILL BE CORRECTED. TO THE EXTENT PERMITTED BY LAW, CSCH WILL NOT BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS, LOST DATA OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF CUSTOMER'S USE OF THE SOFTWARE PROVIDED UNDER THIS SCHEDULE, EVEN IF CSCH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

CSCH does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCH's hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elects to procure hardware or operating system software from another vendor, CSCH will need to be advised in order to determine its compatibility with hardware, operating system software and application software purchased through CSCH.

The attached Source Code Rider must be executed concurrently with this Schedule to remain valid.

Price does not include travel, per diem and shipping expenses.
Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D17
                                                                    June 4, 2002

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                         By: /s/ Beverly Havens
    -----------------------------                ----------------------------
Name: Sandra Timko                           Name: Beverly Havens
Title: VP                                    Title: Vice President MHC/BPO
Date: 6/13/02                                Date: 7/9/02

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                               Control No. 20206
                                                                    June 4, 2002

                                SOURCE CODE RIDER

THIS SOURCE CODE RIDER (this "Rider") is attached and made a part of that certain CSC Healthcare, Inc. Agreement No. 20206, dated as of June 13th, 2002 between CSC Healthcare, Inc. and HealthSpring Management, Inc. ("CUSTOMER") (the Agreement, including the schedules attached thereto, is hereinafter referred to as the "Agreement").

1. General. This Rider amends and supplements the Agreement in certain respects. To the extent there are any inconsistencies between any provisions of this Rider and any provisions of the pre-printed portion of the Agreement or the schedules attached thereto, the provisions of this Rider shall govern. Terms used herein that are defined in the Agreement and that are not otherwise herein defined shall have the meanings ascribed to them in the Agreement. Except where the contract otherwise requires, references to Sections or Schedules are references to Sections of, or Schedules attached to, the Agreement (as applicable).

2. Additional Definitions. When used in this Rider, the following terms have the indicated meanings:

      "Enhancements" - Changes or additions, other than Maintenance Modifications, to the Source Code Programs or related documentation that add new functions or improved performance by changes in program design or coding, including changes or additions to accommodate CUSTOMER's particular needs.

      "Errors" - Problems caused by incorrect operation of the Source Code Programs or an incorrect statement or diagram in the related documentation that, in either case, produces incorrect results or causes incorrect actions to occur.

      "Maintenance Modifications" - Modifications or revisions to the Source Code Programs or related documentation that correct Errors therein.

      "Source Code Programs" - The computer program modules for which source code has been licensed as indicated in Schedule D, including source code and related procedural code, and (except where the context otherwise indicates) the related documentation.

3. Application of Terms of Agreement to Source Code Programs. Except as otherwise indicated in this Rider, the terms, conditions, and restrictions contained in the Agreement relating to the Programs apply equally to the Source Code Programs. In particular, but without limiting the generality of the foregoing, the license to use the Source Code Programs (including the limited license to the source code) may be terminated on the same basis as the license to use the Programs.

                         Source Code Rider-Page 1 of 2

                                   [CSC LOGO]

                                                               Control No. 20206
                                                                    June 4, 2002

                                SOURCE CODE RIDER

                                   (continued)

4. Source Code License. CUSTOMER may use the source code of the Source Code Programs solely to prepare maintenance Modifications and Enhancements to the Source Code Programs and related documentation and may use such works subject to the same limitations and restrictions as are applicable to the Programs pursuant to the Agreement. Except for Maintenance Modifications and Enhancements, CUSTOMER shall not modify the Source Code Programs or the related documentation. Source code license shall not be provided for software necessary in controlling our licensing of the Security packages.

5. Title to Maintenance Modification and Enhancements. CUSTOMER assigns (and agrees to assign) to CSC Healthcare, Inc. all right, title, and interest in all Maintenance Modifications and Enhancements developed by or on behalf of CUSTOMER, provided that CUSTOMER shall retain a non-exclusive, non-transferable license to use the same in accordance with, and subject to, the restrictions contained in the Agreement that are applicable to the Programs. CUSTOMER shall deliver to CSC Healthcare, Inc. one copy of any Maintenance Modifications or Enhancements developed by CUSTOMER within thirty (30) days of their development. All right, title, and interest in and to any Enhancements and Maintenance Modifications, whether developed by CSC Healthcare, Inc., by or on behalf of CUSTOMER, or jointly, shall be and remain with CSC Healthcare, Inc. CUSTOMER shall treat any such Enhancements and Maintenance Modifications as the trade secrets and proprietary property of CSC Healthcare, Inc. and shall preserve their confidential nature in accordance with the confidentiality provisions of the Agreement that are applicable to the Programs.

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                         By: /s/ Beverly Havens
    -----------------------------                ----------------------------
Name: Sandra Timko                           Name: Beverly Havens
Title: VP                                    Title: Vice President MHC/BPO
Date: 6/13/02                                Date: 7/9/02

                         Source Code Rider-Page 2 of 2

                                   [CSC LOGO]

                                                           Control No. 20206.D19
                                                                January 15, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

PRODUCT                                                                    SC*        # OF        TOTAL
CODE            DESCRIPTION                                                Y/N        USERS       PRICE
-------         -----------                                               ----     ----------    -------
4000            MHC-Base System membership based for Managed Care
                Organizations, including CAP & MRM.                         N      Membership        N/A

HA/DT           HostAccess for Windows Desktop for 83 users.                N              83        N/A

SBD-S           SBDeveloper Session/Device                                  N               1        N/A

UNIV-S 225      UniVerse Session/Device license #11734 for the
                Production machine (Elvis) upgrade from 190 to 225 users.   N             225     22,750

UNIV-80         UniVerse license #32580 for  the development machine
                (Mozart) for 80 users.                                      N              80        N/A

SBR-225         SBRuntime License #296H0037 for the production machine      N             225      6,825
                (Elvis) upgrade from 190 to 225 users.

SBR-16          SBRuntime license #296H0037 for the development             N              16        N/A
                machine (Mozart) for 16 users.
                                                                                                 -------
                TOTAL FEES DUE                                                                   $29,575
                                                                                                 -------

CSC Healthcare, Inc. (CSCH) does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCH's hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elects to procure hardware or operating system software from another vendor, CSCH will need to be advised in order to determine its compatibility with hardware, operating system software and application software purchased through CSCH.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ Herbert A. Fritch                    By: /s/ Beverly Havens
    -----------------------------                ----------------------------
Name: Herbert A. Fritch                      Name: Beverly Havens
Title: CEO                                   Title: Vice President MHC/BPO
Date: 2-4-03                                 Date: 2/27/03

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D18
                                                               November 12, 2002

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                   By: /s/ Beverly Havens
    -----------------------------                ----------------------------
Name: David K. Ellwanger                     Name: Beverly Havens
Title: President                             Title: Vice President MHC/BPO
Date: 11-15-02                               Date: 12/13/02

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D18
                                                               November 12, 2002

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

PRODUCT                                                                       SC*        # OF        TOTAL
CODE        DESCRIPTION                                                       Y/N        USERS       PRICE
-------     -----------                                                      ----     ----------    -------
4000        MHC-Base System membership based for Managed Care
            Organizations, including CAP & MRM.                               N       Membership        N/A

HA/DT       HostAccess for Windows Desktop Upgrade from 50 users              N               83      6,048
            to 83 users.

SBD-S       SBDeveloper Session/Device                                        N                1        N/A

UNIV-S 190  Universe Session/Device license # 1.1734 for the                  N              190     20,800
            Production machine (Picasso) upgrade from 158 to 190 users.

UNIV-80     Universe license #32580 for the development machine               N               80        N/A
            (Mozart) for 80 users.

SBR-1 90    SBRuntime license #296H0037 for the production                    N              190      6,240
            machine (Picasso) upgrade from 158 to 190 users.

SBR-16      SBRuntime license #296H0037 for the development                   N               16        N/A
            machine (Mozart) for 16 users.
                                                                                                    -------
            TOTAL FEES DUE                                                                          $33,088
                                                                                                    -------

This Schedule 20206.D18 must be signed concurrently with Schedule 20206.H23 and
Schedule 20206.K07 to remain valid.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D20
                                                               February 21, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

PRODUCT                                                               SC*        # OF        TOTAL
CODE            DESCRIPTION                                           Y/N        USERS       PRICE
-------         -----------                                          ----     ----------    -------
4000            MHC-Base System for Managed Care Organizations
                increase to 68,917 from 52,883 baseline members.       N      Membership    $32,000

HA/DT           HostAccess for Windows Desktop                         N              83        N/A

SBD-S           SBDeveloper Session/Device                             N               1        N/A

UNIV-S 225      UniVerse Session/Device license #11734 for the                       225        N/A
                Production machine (Elvis) for 225 users.              N

UNIV-80         UniVerse license #32580 for the development machine                   80        N/A
                (Mozart) for 80 users.                                 N

SBR-225         SBRuntime license #296H0037 for the production                       225        N/A
                machine (Elvis) for 225 users.                         N

SBR-16          SBRuntime license #296H0037 for the development                       16        N/A
                machine (Mozart) for 16 users                          N
                                                                                            -------
                TOTAL FEES DUE                                                              $32,000
                                                                                            -------

The audit performed by CSCH on February 1, 2003 resulted in a membership increase of 16,034 from CUSTOMER's previous baseline membership of 52,883. CUSTOMER's new baseline and all subsequent membership audits will be based on the baseline number of 68,917 members after CUSTOMER's execution of this Schedule.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER within thirty (30) business days from Schedule date.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D20
                                                               February 21, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                   By: /s/ Beverly Havens
    -----------------------------                ----------------------------
Name: David K. Ellwanger                     Name: Beverly Havens
Title: President                             Title: Vice President MHC/BPO
Date: 3-19-03                                Date: 6/23/03

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D21
                                                                      Revision 1
                                                                   June 11, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

PRODUCT                                             SC*      #OR        TOTAL
CODE       DESCRIPTION                              Y/N     USERS       PRICE
----       -----------                              ---     -----       -----
820I-C     820 Inbound Premium Payment Crosswalk     N       N/A         2,000
834I-C     834 Inbound Enrollment Crosswalk          N       N/A         2,000
270I-C     270 Inbound Eligibility Crosswalk         N       N/A         2,000
271O-C     271 Outbound Eligibility Crosswalk        N       N/A         4,000
276I-C     276 Inbound Claim Status Crosswalk        N       N/A         2,000
277O-C     277 Outbound Claim Status Crosswalk       N       N/A         2,000
278I-C     278 Inbound Referral Crosswalk            N       N/A         4,000
278O-C     278 Outbound Referral Crosswalk           N       N/A         2,000
           SUBTOTAL LICENSE FEES                                       $20,000
           LESS DISCOUNT                                              -$20,000
           NET DUE ON INSTALLATION                                     $     0

The adjustment for the Crosswalks above is based on CUSTOMER being a Direct Connect Customer, and implementing the above transactions via Direct Connect. Corresponding implementation, Schedule E21 Revision 4, must be signed concurrently, otherwise CUSTOMER shall be invoiced Crosswalks license fees.

Crosswalk 834 Outbound Enrollment development will be provided in the implementation Schedule E21 Revision 4.

The products listed above will be provided to CUSTOMER in the format of a compact disc ("CD").

The CD and all contents contained therein constitute intellectual property of CSC, the use and disclosure of which is governed by Section 4.4 of the Agreement. Notwithstanding anything to the contrary in the Agreement, CUSTOMER may print and make copies of the CD for the purpose of CUSTOMER's internal operations only, however, no access, copies or distribution shall be granted to any third parties, including but not limited to, subcontracted vendors or affiliates of CUSTOMER.

CUSTOMER shall keep and make available to CSC, upon request, records of and account for the use and distribution of all copies of the CD made by the
CUSTOMER:

CSCH can provide CUSTOMER with assistance in making changes to the Crosswalks above, on a time and materials basis.

[CSC LOGO]

                             (C)2000 CSC HealthCare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D21
                                                                      Revision 1
                                                                   June 11, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

The above products are not supported or maintained by CSCH.

CSC Healthcare, Inc. (CSCH) does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCH's hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elects to procure hardware or operating system software from another vendor, CSCH will need to be advised in order to determine its compatibility with hardware, operating system software and application software purchased through CSCH.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER and returned to CSCH within thirty (30) business days from Schedule date.

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                   By: /s/ Beverly Havens
    -----------------------------                ----------------------------
Name: David K. Ellwanger                     Name: Beverly Havens
Title: President                             Title: Vice President MHC/BPO
Date: 07-07-03                               Date: 7/16/03

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D24
                                                                        Option 1
                                                                      Revision 2
                                                                November 3, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

PRODUCT                                                               SC*      #OF          TOTAL
CODE               DESCRIPTION                                        Y/N     USERS         PRICE
----               -----------                                        ---     -----         -----
4000               MHC-Base System for Managed Care
                   Organizations for 68,917 baseline members.           N   Membership          N/A

SCEI               Standard Claims Editing Interface                    N          N/A          N/A

HA/DT              HostAccess for Windows Desktop upgrade               N          315     $ 34,800
                   from 83 to 315 users

SBD-S              SBDeveloper Session/Device                           N            1          N/A

UNIV-S 289         UniVerse Session/Device license #11734 for                      289          N/A
                   the Production machine (Elvis) for 225 users
                   increased by transferring 64 users resulting
                   in 289 users.                                        N

UNIV-64 Transfer   UniVerse license #32580 for the development                      64     $ 13,120
                   machine (Mozart) for 64 users upgrading to
                   session/device and transferring to the Production
                   machine(Elvis).                                      N

UNIV-S 26          UniVerse Session/Device license fee for 26 users                 26     $ 16,900
                   which will be added to the Production machine
                   (Elvis) for a total of 315 users.                    N

UNIV-16            Universe license #19779 for 16 users                 N           16          N/A

SBR-315            SBRuntime Session/Device license #296H0037 for                  315     $ 17,550
                   the production machine (Elvis) upgrade from 225
                   users to 315 users.                                  N

SBR-16              SBRuntime license #296H0037 for the                             16          N/A
                    development machine (Mozart) for 16 users           N
                                                                                           --------
                    TOTAL FEES DUE                                                         $ 82,370
                                                                                           --------

CUSTOMER's new baseline and all subsequent membership audits will be based on the baseline number of 68,917 members after CUSTOMER's execution of this Schedule.

This Schedule 20206.D24 Option 1 Revision 2 must be signed concurrently with
Schedule 20206.H27 Option 1 Revision 2 to remain valid.

A Session/Device license is defined, as an individual using a single personal computer (which is not a server) or a terminal logged onto the licensed Programs for up to the number of Windows sessions allowed by the Program authorization code for log onto the licensed Programs at a given time, provided that CUSTOMER will use only one ID per personal computer or terminal at any given point in time.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D24
                                                                        Option 1
                                                                      Revision 2
                                                                November 3, 2003

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

The above Program license fees provide for upgrade of CUSTOMER's existing licenses to Session/Device licenses. CUSTOMER shall incorporate into CUSTOMER's System the Session/Device authorization code(s) for such upgrade within thirty
(30) business days of receipt of the authorization code(s) from CSC Healthcare.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER within thirty (30) business days from Schedule date.

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                   By: /s/ Katherine Bland
    -----------------------------                ----------------------------
Name: David K. Ellwanger                     Name: Katherine Bland
Title: President                             Title: Director of Finance
Date: 11-5-03                                Date: 12/11/03

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D28
                                                                   March 4, 2004

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

                                                                         SC*       # OF        TOTAL
PRODUCT CODE        DESCRIPTION                                          Y/N      USERS        PRICE
------------        -----------                                          ---      -----        -----
4000                MHC-Base System for Managed Care Organizations
                    increase to 108,788 from 68,917 baseline
                    members.                                              N     Membership    $77,000

HA/DT               HostAccess for Windows Desktop                        N             83        N/A

SBD-S               SBDeveloper Session/Device                            N              1        N/A

UNIV-S 315          UniVerse Session/Device license #11734
                    for the Production machine (Elvis) for 315 users.     N            315        N/A

UNIV-16             UniVerse license #32580 for the development
                    machine (Mozart) for 16 users.                        N             16        N/A

SBR-315             SBRuntime license #296H0037 for the production
                    machine (Elvis) for 315 users.                        N            315        N/A

SBR-16              SBRuntime license #296H0037 for the development
                    machine (Mozart) for 16 users                         N             16        N/A

                    TOTAL FEES DUE                                                            $77,000

The audit performed by CSCH on February 1, 2004 resulted in a membership increase of 39,871 from CUSTOMER's previous baseline membership of 68,917. CUSTOMER's new baseline and all subsequent membership audits will be based on the baseline number of 108,788 members after CUSTOMER's execution of this Schedule.

Price does not include travel, per diem and shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER within thirty (30) business days from Schedule date.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.D28
                                                                   March 4, 2004

                                   SCHEDULE D

                                  THE PROGRAMS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                                     CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                   By: /s/ Katherine Bland
    -----------------------------                ----------------------------
Name: David (Deke) K. Ellwanger              Name: Katherine Bland
Title: President                             Title: Director of Contracts
Date: 3/31/04                                Date: 4/8/04

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.C07
                                                                      REVISION 1
                                                                   March 4, 1997

                                   SCHEDULE C

                             MANUFACTURER'S SOFTWARE


This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

      CSCHS does not guarantee that hardware or operating system software currently installed at CUSTOMER's location or procured from another vendor after contract execution will be compatible with CSCHS' hardware or software. If CUSTOMER currently has hardware or operating system software installed at their location or elect to procure hardware or operating system software from another vendor, CSCHS will need to be advised in order to determine its compatibility with hardware, operating system software, and application software purchased through CSCHS.

      Charges for delivery (including freight, shipping, and insurance), installation and sales tax, where applicable, shall be added to these prices and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services provided by manufacturer without notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis                           By: /s/ Dennis J. Dooley
    ----------------------                          ----------------------------
Name: John D. Davis                             Name: Dennis J. Dooley
Title: CEO                                      Title: V P Finance
Date: 3-7-97                                    Date: 4-15-97

                                   [CSC LOGO]

                                                           Control No. 20206.E01

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

      TASK DESCRIPTION:  Base Implementation Package

      START DATE:        To be determined

      STATEMENT OF WORK:

      Base Implementation Package to include:
      Software Installation
      Computer Operator/Security Training
      Project Initiation
      Business Initialization Assistance

      -     System Initialization/Financial Systems

      -     Group Administration and Membership

      -     Benefit Structure (Benefits/Contracts/Tiers)

      -     Vendor/Provider Contracts

      -     Fee Schedules/Pricing

      -     Piemium/ASO Billing

      -     Claim and Authorization Supporting Codes

      -     Claims Repricing and Claims Payment

      -     Authorizations

      -     Capitation (CAP)

      -     Utilization Review Module (URM)

      -     Customer Service Inquiry Module (CSIM)

      Assistance for Live Operation
      Project Management

See attached "Base Implementation Package Description" and "Business Initialization Deliverables".

COST: $55,000**

** Implementation assistance for the Enhanced Data Analysis modules (EGP, MCM, PRP and LAG) are not included in the Base Implementation Package and are performed on a Time and Materials basis.

Full payment due upon execution of contract.

Additional Consulting Services will be billed on a time and materials basis at the then current rate. Today's current rate is $125.00.

Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

                        Schedule 20206.E01 - Page 1 of 2

                                   [CSC LOGO]

                                                           Control No. 20206.E01

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to customer.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                             By: /s/ George S. Huntzinger
    ----------------------                          ----------------------------
Name: [ILLEGIBLE]                               Name: George S. Huntzinger
Title: Ex. V.P.                                 Title: President
Date: 5-28-93                                   Date: JUN 03 1993

                                   [CSC LOGO]
                                                           Control No. 20206.E02

                                   SCHEDULE E
                               CONSULTING SERVICES
                                 JULY 22, 1993

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

      TASK DESCRIPTION: Network Consulting

      START DATE:       August 2, 1993

      STATEMENT OF WORK:

      Twelve hours of consulting work to assist Health Net, Inc. in connecting the RS/6000 to an existing Novell network and train Health Net Inc.'s MIS Manager on the maintenance of that network connection.

      BILLING RATE: $125.00/hour                      COST ESTIMATE: $1,500.00*

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to customer.

* Price does not include travel expenses.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                             By: /s/ George S. Huntzinger
    ----------------------                          ----------------------------
Name:  [ILLEGIBLE]                              Name: George S. Huntzinger
Title: Ex. V.P.                                 Title: President
Date: 8-10-93                                   Date: JUN 02 1994

                                   [CSC LOGO]

                                                           Control No.-20206.E05
                                                                October 16, 1996

                                   SCHEDULE E
                         CONSULTING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

      TASK DESCRIPTION: Project Management and Application Consulting for
                        Medicare Module Implementation

      START DATE:       To be determined

STATEMENT OF WORK:

Project Management

[ILLEGIBLE] project manager will coordinate all activities of the implementation project. Tasks include:

1) Internal kickoff meeting with CSCHS project team to discuss contract(s), client expectations, and tentative resource availability timeframes.

2)    Development of a Project Management Plan (PMP), calendar and timeline.

3) On-site meeting to kick off the project and ensure that all project team members have correct expectations on their roles and responsibilities.

4)    Chairing of weekly status meetings with key project team members.

5)    General followup and risk mitigation activities as needed.

Application Consulting

The system configuration will be addressed in two visits and will consist of the following:

Visit #1: (2-3 days)

-     Present an overview of the Medicare Billing module functionality.

- Perform an operational review to discuss current and future HCFA/Medicare processing needs.

- Discuss MHC system configuration requirements for HCFA/Medicare processing- including system constants, tier definition, general ledger codes, county codes, Medicare plan code, AAPCC rates, ESRD rates, lines-of-business, employer group numbering, region definition, and the monthly Medicare process sequence.

      Assist with development of Medicare membership entry process and procedures.

                                   [CSC LOGO]

                                                           Control No. 20206.E05
                                                                October 16, 1996

                                   SCHEDULE E
                         CONSULTING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

Visit #2: (2-3 days)

-     Assist with audit of supporting code entry.

-     Provide testing assistance for:

      a)    accretion/deletion tape creation

      b)    Medicare billing calculation, including reconciliation of results

      c)    processing HCFA reply tape

      d)    month end processing

-     Assist with go-live planning and setup

This is a Fixed Price contract.

      FIXED PRICE: $13,830.00 -2 Payments
                                        $ 6915.00 by 11/22/96
                                        $ 6915.00 by 12/27/96

* Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                       By: /s/ Dennis J. Dooley
    ----------------------                          ----------------------------
Name: John R. Hackworth                         Name: Dennis J. Dooley
Title: CEO                                      Title: V P Finance
Date: 11/4/96                                   Date: 11/27/94

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.E05-01

CLIENT:        Health Net, Inc.
REQUESTED BY:  Karen Latella
PROJECT:       MRM Implementation on MHC 11.1
ACTIVITY:      Application Implementation
DATE:          October 29, 1996
CHANGE ISSUE:  Application Consulting Assistance

Health Net has requested additional CSCHS Application Consulting services to provide assistance in reviewing the company, LOB, and region configuration for a Medicare risk product line in preparation for configuring and testing the Medicare processing environment.

All work is to be done on a time and materials basis at the rate of $135.00 per hour. It is estimated that this effort will encompass one additional three-day site visit which will include two to three days for the associated preparation and documentation effort.

IMPACT OF CHANGE

         LEVEL OF EFFORT

               Change/Addition in Hours                                40 - 48

         COST

               The estimated cost for the additional visit will be $5,400 - $6,480. All work will be done on a time and materials basis. Price does not include travel expenses.

ACKNOWLEDGEMENT OF CHANGE

         Project Manager [ILLEGIBLE]        Date Oct. 29/96

         Customer Courtney Vanderveer       Date 11-5-96

October 29, 1996      CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                                                           Control No. 20206.E06
                                                                October 30, 1996

                                   SCHEDULE E
                         CONSULTING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

      TASK DESCRIPTION: Additional Project Management for Medicare Module
                        Implementation

      START DATE:       To be determined

STATEMENT OF WORK:

A CSCHS Project Manager will be assigned to the MRM implementation to facilitate project completion within the timeframe that is mutually agreed upon by CSCHS and CUSTOMER.

The project manager will provide the following services:

-     Preparation of a Project Management Plan (PMP), calendar and timeline.

- Coordination of all members of respective CSCHS and CUSTOMER project teams for organization of applicable meetings, task assignments and deliverables to be completed; communicating status of outstanding items to both project teams to verify that all items are completed in a timely manner (i.e. implementation issues/questions, RAD approvals, design approvals, etc.)

- Organize and chair an on-site meeting to kick off the project and confirm that all project team members have correct expectations on their roles and responsibilities.

- Organize and chair weekly project meetings and project status reviews for the duration of the project. Schedule of on-site project status visits to be finalized between CSCHS and CUSTOMER project teams.

- Manage the completion of all CSCHS tasks and project deliverables in accordance with the PMP.

- Assist CUSTOMER in verifying that all tasks are assigned and completed in accordance with the PMP.

-     General follow-up and risk mitigation activities as required.

                                   [CSC LOGO]

                                                           Control No. 20206.E06
                                                                October 30, 1996

                                   SCHEDULE E
                         CONSULTING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

BILLING RATE: $150,00/hour ESTIMATED NUMBER OF HOURS: 60-100 hours per month

ESTIMATED COST: $9,000.00 - $15,000.00 / month

This is a Time and Materials contract.

* Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                               CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer                            By: /s/ Dennis J. Dooley
    -------------------------                              --------------------
Name: Courtney Vanderveer                              Name: Dennis J. Dooley
Title: SVP, Finance                                    Title: VP Finance
Date: 11-5-96                                          Date: 11/29/96

                                   [CSC LOGO]

                                                           Control No. 20206.E07

                                   SCHEDULE E
                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc..

TASK DESCRIPTION: On-call technical assistance (1-2 days).

START DATE:       To be determined:

STATEMENT OF WORK:

-     On-call technical assistance.

-     Review MASTER.CLAIM format created by CUSTOMER.

-     Question and answer sessions.

All work to be performed on a Time and Materials basis.

BILLING RATE:         $180.00/hour

ESTIMATED HOURS:      8 - 16 hours          COST ESTIMATE: $1,440.00 - 2,880.00*

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

* Price does not include travel expenses.

CUSTOMER                                     CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer                  By: /s/ Dennis J. Dooley
    -------------------------                    --------------------
Name: Courtney Vanderveer                    Name: Dennis J. Dooley
Title: SVP, Finance                          Title: VP Finance
Date: 12-17-96                               Date: 3-11-97

                                   [CSC LOGO]

                                                           Control No. 20206.E08
                                                                  March 28, 1997

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

      TASK DESCRIPTION: Release 14 Upgrade Package

      START DATE:       To be determined

      STATEMENT OF WORK:

      MHC Release 14 upgrade services will provide Health Net Management, Inc. with assistance in bringing up MHC Release 14 in a production mode. The upgrade package will include the following services:

      -     Project Management.

      -     Training on the new Release 14 features.

      -     Application Consulting for system configuration of MHC Release 14.

      -     Systems Consulting.

      -     Senior Systems Consulting.

      - Professional Services for carrying forward existing MHC modifications (after evaluation) to MHC Release 14 and on-site assistance for installing and running upgrade conversion process.

      See attached Proposal for further details.

                                                           Control No. 20206.E08
                                                                  March 28, 1997

                                   [CSC LOGO]

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc..

RELEASE 14 IMPLEMENTATION PROPOSAL PRICING SUMMARY

MHC Release 14 implementation services will be performed on a time and materials basis, with the exception of training services which will be performed at a per attendee fee.

SERVICE                             ESTIMATED SCOPE             RATE              ESTIMATED COST*
----------------------         -------------------------   ----------------     ------------------
Project Management             Phase 1:  1 month           $150 / hour          $55,500 - $100,500
                               (60 - 80 hours / month)
                               Phase 2: 2 - 3 months
                               (160 - 300 hours /
                               month)
                               Phase 3: 2 - 3 months
                               (60 - 80 hours / month)
                               Phase 4: 1 month
                               (30 - 50 hours / month)

Application Consulting         Phase 1:   1 month          $121 / hour          $60,500 -$110,594
                               (40 - 64 hours / month)
                               Phase 2: 2 - 3 months       (10% discount
                               (140 - 150 hours /month)    off the $135
                               Phase 3: 2 - 3 months       hourly rate)
                               (80 - 120 hours / month)
                               Phase 4: 1 month            Savings:
                               (20 - 40 hours / month)     $7,000 -
                                                           $12,796

                                   [CSC LOGO]

       SERVICE                      ESTIMATED SCOPE             RATE              ESTIMATED COST*
----------------------         -------------------------   ----------------     ------------------
System Consulting              Phase 1: N/A                $135 / hour          $13,500 - $18,900
                               Phase 2: 100 - 140 hours
                               Phase 3: N/A                (10% discount
                               Phase 4: N/A                off the $150
                                                           hourly rate)

                                                           Savings:
                                                           $1,500 -
                                                           $2,100

Senior Systems                 Phase 1: N/A                $150 / hour          $7,200
Consulting                     Phase 2: N/A
                               Phase 3: 5 months           (17% discount
                               (2 days / month)            off the $180
                               Phase 4: N/A                hourly rate)

                                                           Savings:
                                                           $40,800

Training                       Phase 1: N/A                $2000 daily          $80,000 - $100,000
                               Phase 2: 20 days onsite     rate for onsite
THERE MAY BE UP TO 15          Phase 3: 20 - 30 days       training
ATTENDEES IN THE CLASS            onsite
PER BEV HAVENS.                Phase 4: N/A                or

                                                           Class fees for
                                                           three seats
                                                           per class

Professional Services          Phase 1: 1 month            $95 / hour           $78,660 - $81,990
                               (80 - 102 hours / month)
                               Phase 2:                    (5% discount
                                MRM:  140 - 150 hours      off the $100
                                Mods. /Convs.: 300 hrs.**  hourly rate)
                               Phase 3:
                                Mods: 300 hours**          Savings:
                               Phase 4:1 month             $4,140 -
                               (8 - 10 hours / month)      $4,310

TOTAL ESTIMATED COST OF ABOVE:                                                  $295,360 - $419,084

* Rates do not include travel or per diem expenses.

** To be revised as needed once Requirements Analysis Documents (RADs)          TOTAL SAVINGS: $53,440 -
are completed.                                                                  $59,826

                                   [CSC LOGO]

                                                           Control No. 20206.E08
                                                                  March 28, 1997

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                      CSC HEALTHCARE SYSTEMS

By:/s/ John D. Davis                          By:/s/ Dennis J. Dooley
   -----------------                             -------------------
Name: John D. Davis                           Name: Dennis J. Dooley
Title: CEO                                    Title: VP Finance
Date: 3-31-97                                 Date: 4-15-97

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.E08-04

CLIENT:       HEALTH NET, INC.
REQUESTED BY: Sandy Timko
PROJECT:      9-00038 - Pay Lessor of Calculated Vs. Billed
ACTIVITY:     Modifications
DATE:         January 15, 1999
CHANGE ISSUE: Additional Programming Assistance

DESCRIPTION OF CHANGE, AND REASON FOR CHANGE

During the design phase of this enhancement complexities were identified in the claims processing routines that will require additional programmatic and quality assurance efforts.

This work is to be performed on a time and materials basis at $95.00 per hour.

IMPACT OF CHANGE

      COST

Approved Estimated Hours                                   52- 70
Additional Estimated Hours                                 30- 35
Total Estimated Hours:                                     82-105

ACKNOWLEDGEMENT OF CHANGE

      CSCH Project Manager ILLEGIBLE                   Date 01-15-99

      Customer ILLEGIBLE                               Date 01/20/99

January 15, 1999                    CSC Healthcare Systems, Inc.
      26711 Northwestern Highway, Suite 600
      Southfield, MI 48034-2156
      248.372.3000
      FAX 248.372.3005

                                       [CSC LOGO]

                               CHANGE CONTROL NOTICE              Control #
                                                                  CC20206.E08-05

CLIENT:       HEALTH NET, INC.
REQUESTER:    Sandy Timko
PROJECT:      9-00375 - Generate EOB for Denied Claims
DATE:         March 19,1999
CHANGE ISSUE: Add above RAD to existing contract

DESCRIPTION OF/REASON FOR CHANGE

Signature of this Change Control Notice will allow RAD 9-00375 - Generate EOB for Denied Claims to be added to the existing contract 20206.EO8. This will add 54-68 hours to the existing contract.

This work will be performed on a time and materials basis at $95.00 per hour.

IMPACT OF CHANGE               PROJECT HOURS
SCHEDULE                       Original Estimate
Original Delivery Date         Estimated Change                    54 - 68
I Revised Delivery Date        Revised Estimated

ACKNOWLEDGMENT OF CHANGE

CSC-HS Project Manager [ILLEGIBLE]                                 Date 03-19-99

Customer Sandra Timko                                              Date 3-22-99

                                  [ILLEGIBLE]

                                   [CSC LOGO]

                                                         Control No. 20206.E09.1

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc..

      TASK DESCRIPTION:   Implementation of Focal Point with Case Mix adjusted
                          Physician Profiling.

      START DATE:         To be determined.

      STATEMENT OF WORK:

      See attached for Implementation Description and Deliverables.

      TOTAL PRICE DUE ON EXECUTION OF CONTRACT: $35,000*

*Price does not include travel expenses.

Additional Training, Consulting and Implementation planning above and beyond the initial contract are available at CSC Healthcare Systems; Inc. then current rates and fees.

There will be a $5,000 consulting fee for Year 2 and thereafter.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to execution, CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER

CUSTOMER                                      CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis                         By: /s/ Dennis J. Dooley
   -------------------                           --------------------
Name: John D. Davis                           Name: Dennis J. Dooley
Title: CEO                                    Title: VP Finance
Date: 11-21-97                                Date: APR 27 19998

                           FOCAL POINT IMPLEMENTATION

The implementation of the Focal Point Decision Support System will be accomplished in five Implementation Visits over an approximate period of four months. Prior to the first site visit, the customer shall be responsible for certain items which will ensure a correct environment for the Focal Point system. These items include the purchase and/or designation of a database server, per CSCHS' recommended configuration, which should be used for Focal Point. If a network interface is involved, the proper communication between the server and the network should be tested. A Database Management System (DBMS) is another requirement for the operation of Focal Point. These requirements will be discussed in more detail at site visit #1.

Implementation Visit #1 involves a formal kickoff meeting and operational review. The kickoff meeting includes a detailed demonstration of-the Focal
Point DSS. The target audience for the kickoff meeting should be the business users of the system; the MIS department, and others interested in the capabilities of Focal Point. After the demo, discussions of the business practices of the health plan will occur over the remaining time. During this visit, the Focal Point consultant will interview representatives from the various departments to better understand their business operations and to ensure that the data captured with Focal Point is interpreted correctly. Interviews may also take place with key decision makers in the health plan to develop a strategy for effective use of the DSS. Finally, a sample of claims and membership, data may be requested so that the data can be examined by the Focal Point consultant in Southfield, Michigan.

The actual system installation occurs at the next visit (Implementation Visit #2). This generally will take place six to eight weeks after the operational review. In the weeks preceding the visit, a technical consultant will work with the customer on the technical requirements to operate Focal Point, as it is necessary for the correct environment to be in place before the visit. During this visit the technical consultant will build the Focal Point database. The building of the database involves extracting the data from the on-line claims system as well as populating the data tables. The visit can last up to four days with the technical consultant working largely independent of the customer's MIS staff.

Implementation Visit #3 will occur three to four weeks after the installation of the system. This visit involves training sessions conducted at the client site by the Focal Point consultant. Three separate training sessions will take place over the course of three days. A training session for the business users of Focal Point will last approximately one and one-half days. This is geared for those who will be integrating Focal Point in their business practice for use as a decision support tool. The next day will focus on training the MIS staff, or those who will support Focal point internally. Finally, an overview session will last one-half day. This session is aimed at anyone else in the organization who wants to know the capabilities of the system.

Implementation Visit #4 will occur at the first month-end following the training described above. This visit is performed by the technical consultant and is geared towards two objectives. The first objective involves extracting supplemental information from the transaction processing system and building onto the existing database. Secondly, additional technical training is provided to the MIS staff on the maintenance of the database arid future supplemental runs.

Implementation Visit #5 will occur 4-6 weeks after visit #4. The purpose of this visit is to provide follow-up training to the end users and technical users of Focal Point. Additionally, the consultant will provide guidance on how the information from the Focal Point system can be integrated into the overall business objectives of the organization.

On-going user support and technical support for year one of the three-year agreement is included in the Focal Point contract. Support from the consultants or support representative via telephone is included, as well as on-site when appropriate. Additional consultation, on a time and materials basis, is also available when the customer needs to develop new types of reports, data perspectives, or extracts.

If the system includes the Johns Hopkins ACG Case-Mix System then additional training and consulting will be provided for the Physicians Profiling with ACG's module.

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.E08-02

CLIENT:                  Health Net Management Inc.
REQUESTED BY:            Fred Armstrong
PROJECT:                 MHC Release 14 Implementation
ACTIVITY:                Membership Conversion/Other Modifications
DATE:                    August 1, 1997
CHANGE ISSUE:            Additional Programming Assistance

In order to complete the membership conversion as requested -by: Health Net Management Inc., additional CSC Healthcare Professional Service hours are required. The estimated number of hours needed is 200 to 250.

Also, more CSC Healthcare Professional Service hours will be needed to proceed with modifications as they are approved by Health Net Management Inc. The estimated number of additional hours for further modification development is 200 to 250.

LEVEL OF EFFORT

Estimated Project Hours                     0 - 0
Estimated Change in Hours               400 - 500
Revised Estimated Project Hours         400 - 500

ACKNOWLEDGEMENT OF CHANGE

        CSCHS Project Manager [ILLEGIBLE]            Date 8-12-97

        Health Net Executive Sponsor [ILLEGIBLE]     Date 8-11-97


August 4, 1997          CSC Healthcare Systems. Inc.

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                          CONTROL NUMBER: CC20206.E08-03

CLIENT:              Health Net, Inc.
REQUESTED BY:        Fred Armstrong
PROJECT:             MHC Release 14 Implementation
ACTIVITY:            Modifications
DATE:                October 27, 1997
CHANGE ISSUE:        Additional Programming Assistance

DESCRIPTION OF CHANGE, AND REASON FOR CHANGE

Health Net, Inc. plans to proceed with requested modifications for the following
RADs: 8-00092, 8-00131, 8-00132, 8-00146, 8-00147, 8-00148, 8-00186, 8-00187,
8-00188, 8-00216, 8-00394, 8-00405, 8-00408, and 8-00429.

To date, Health Net, Inc. has approved 1,394 Professional Service hours and used
745.73 Professional Service hours as of October 10, 1997. The total high-end estimated hours needed to perform the modifications listed above is 2,264. Therefore, the high-end estimate for additional Professional Service hours needed is 870.

This work to be performed on a time and materials basis at $95.00 per hour. This estimated cost does not include travel expenses.

IMPACT OF CHANGE

Cost

Approved Estimated Hours                1,394
Additional Estimated Hours              1,000
Hourly Rate:                           $95.00

ACKNOWLEDGEMENT OF CHANGE

CSCH Project Manager [ILLEGIBLE]                       Date 10-27-97

Customer [ILLEGIBLE]                                   Date 10-31-97

October 27, 1997         CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                                                           Control No. 20206.E11
                                                                  April 20, 1998

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Healthnet Management, Inc..

      TASK DESCRIPTION:    Preparation of Revenue & Expense Reports using
                           Focal Point.

      START DATE:          April 20, 1998.

      STATEMENT OF WORK:

      Analytic Consulting to assist CUSTOMER with preparation of reports that show various Revenue & Expense dollars. The reports will use, exclusively, the data supplied in the Focal Point Decision Support System. Standard tables provided in the Focal Point system as well as custom tables will be used.

      BILLING RATE: $125.00

      ESTIMATED HOURS: 30-60                     ESTIMATED COST: $3,750 - $7,500

* Price does not include travel expenses.

Please note that CSC Healthcare Systems, Inc. has formally changed its name to CSC Healthcare, Inc. and has registered this new name in its state of incorporation. This name change shall have no affect materially or otherwise on the terms and conditions of this Agreement.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

                                   [CSC LOGO]

                                                           Control No. 20206.E11
                                                                  April 20, 1998

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Healthnet Management, Inc.

Prior to execution, CSC Healthcare, Inc. may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE, INC.

By: /s/ John D. Davis                           By: /s/ Dennis J. Dooley
    ----------------------                          -------------------------
Name: John D. Davis                             Name: Dennis J. Dooley
Title: CEO                                      Title: VP Finance
Date:  4/30/98                                  Date: JUN 16 1998

                                   [CSC LOGO]

                                                           Control No. 20206.E12
                                                                   June 10, 1998

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc..

        TASK DESCRIPTION:            Consulting for 1998 HEDIS Medicare Audit

        START DATE:                  June 18, 1998

        STATEMENT OF WORK:

        On-site analytic consulting to assist CUSTOMER with the 1998 HEDIS Medicare Audit. CSCH shall be interviewed by auditors regarding the process in which Focal Point calculates CUSTOMER's HEDIS statistics. In addition, CSCH shall perform ad-hoc queries and requests from CUSTOMER on behalf of the auditors.

        All work is to be performed on a Time and Materials basis.

        BILLING RATE:     $125/hr

        ESTIMATED HOURS:   16-32                   ESTIMATED COST: $2,000-$4,000

* Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to execution, CSC Healthcare, Inc. may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

                                   [CSC LOGO]

                                                           Control No. 20206.E12
                                                                   June 10, 1998

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

Please note that CSC Healthcare Systems, Inc. has formally changed its name to CSC Healthcare, Inc. and has registered this hew name in its state of incorporation. This name change shall have no affect materially or otherwise on the terms and conditions of this Agreement.

CUSTOMER                                        CSC HEALTHCARE, INC.

By: /s/ John D. Davis                           By: /s/ Dennis J. Dooley
    -------------------------                       ----------------------------
Name:  John D. Davis                            Name: Dennis J. Dooley
Title: CEO                                      Title: VP FINANCE
Date:  6/16/98                                  Date:  JUL 22 1998

                                   [CSC LOGO]

                                                           Control No. 20206.E13
                                                                    July 8, 1998

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc..

        TASK DESCRIPTION:            Consulting for Medical Management Reports.

        START DATE:                  July 8, 1998.

        STATEMENT OF WORK:

        Assist CUSTOMER with the development of Medical Management Reports using the Focal Point Decision Support System. This will include interviews of CUSTOMERS's staff to assess reporting needs, development of custom database tables, and production of reports using CSCH's report-writer, IQ Objects.

        All work is to be performed on a Time and Materials basis.

        BILLING RATE:   $125/hr

        ESTIMATED DAYS: 70 - 80               ESTIMATED COST: $8,750 - $10,000

* Price does not include travel and per diem expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to execution, CSC Healthcare, Inc. may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

                                     Page l

                                   [CSC LOGO]

                                                           Control No. 20206.E13
                                                                    July 8, 1998

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc..

Please note that CSC Healthcare Systems, Inc. has formally changed its name to CSC Healthcare, Inc. and has registered this new name in its state of incorporation. This name change shall have no affect materially or otherwise on the terms and conditions of this Agreement.

CUSTOMER                                        CSC HEALTHCARE, INC.

By: /s/ John D. Davis                           By: /s/ Dennis J. Dooley
    -------------------------                       ----------------------------
Name:  John D. Davis                            Name: Dennis J. Dooley
Title: CEO                                      Title: VP Finance
Date: 7/14/96                                   Date: AUG 07 1998

                                   [CSC LOGO]

                                                           Control No. 20206.E14
                                                                    July 8, 1998

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc..

        TASK DESCRIPTION:  Incorporation of External Prescription Drug and
                           Mental Health data into Focal Point.

        START DATE:        July 13, 1998.

        STATEMENT OF WORK:

        Import of non - CSC claims transaction data into the Focal Point Decision Support System. This involves an analysis of the source data fields from two claims systems involving two distinct data types (Prescription Drug and Mental Health), and the subsequent mapping of these fields into the existing Focal Point warehouse, such that the process will be seamless. CUSTOMER shall supply data at the "Master" level within Focal Point, ensuring that several key identifiers such as Member ID, Provider ID, etc., are consistent with what is found in the CUSTOMER's MHC system.

        All work is to be performed on a Time and Materials basis.

        BILLING RATE: $125/hr

        ESTIMATED DAYS: 100-120                ESTIMATED COST: $12,500 - $15,000

* Price does not include travel and per diem expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to execution, CSC Healthcare, Inc. may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

                                   [CSC LOGO]

                                                          Control No. 20206. E14
                                                                    July 8, 1998

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc..

Please note that CSC Healthcare Systems, Inc. has formally changed its name to CSC Healthcare, Inc. and has registered this new name in its state of incorporation. This name change shall have no affect materially or otherwise on the terms and conditions of this Agreement.

CUSTOMER                                        CSC HEALTHCARE, INC.

By: /s/ John D. Davis                           By: /s/ Dennis J. Dooley
    -------------------------                       ----------------------------
Name:  John D. Davis                            Name: Dennis J. Dooley
Title: CEO                                      Title: VP Finance
Date: 7/14/98                                   Date:  AUG 07 1998

                                   [CSC LOGO]

                             CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.E14-01

CLIENT:             HEALTHNET MANAGEMENT, INC.
REQUESTED BY:       Elizabeth Stevenson
PROJECT:            Incorporation of External Prescription Drug and Mental data into Focal Point
ACTIVITY:           Programming Services
DATE:               January 12, 1999
CHANGE ISSUE:       Additional Programming Hours

DESCRIPTION OF CHANGE, AND REASON FOR CHANGE

      Additional programming hours are required.

      All work is to be performed on a Time and Materials basis.

IMPACT OF CHANGE

      COST

Estimated Hours                                            60

Hourly Rate:                                          $125.00

Estimated Cost:                                       $ 7,500

ACKNOWLEDGEMENT OF CHANGE

      CSCH Project Manager   [ILLEGIBLE]                   Date 2/3/99

      CUSTOMER               [ILLEGIBLE]                   Date 1/18/99

January 12, 1999             CSC Healthcare, Inc.

                                   [CSC LOGO]

                                                           Control No. 20206.E15
                                                                    June 4, 1999

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management Inc..

      TASK DESCRIPTION:            HEDIS Consulting for 1998 Reporting Year

      START DATE:                  June 1, 1999

      STATEMENT OF WORK:

      On-site analytical consulting to assist CUSTOMER with their 1998 HEDIS submission. CSC Healthcare, Inc. and CUSTOMER shall investigate and reconcile findings from the HEDIS99 measures in the Focal Point Database. CSC shall assist CUSTOMER in responding to questions or concerns raised by their auditors for their 1998 HEDIS submission to HCFA.

      All work is to be performed on a Time and Materials basis.

      BILLING RATE:    $125/hr

      ESTIMATED HOURS: 16 - 32               ESTIMATED COST: $2,000 - $4,000

* Price does not include travel and per diem expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule 20206.E15 and return it to CSCH within thirty (30) days of June 4, 1999, for the quoted pricing to remain valid.

CUSTOMER                                CSC Healthcare, Inc.

By: /s/ [ILLEGIBLE]                     By: /s/ Dennis J. Dooley
    --------------------                    --------------------
Name: [ILLEGIBLE]                       Name: Dennis J. Dooley
Title:  CFO - COO                       Title: VP  Finance
Date: 6/14/99                           Date: JUL 12 1999

                                   [CSC LOGO]

                                                           Control No. 20206.E16
                                                                  March 13, 2000

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

      TASK DESCRIPTION:      ENHANCEMENT OF MEDICAL MANAGEMENT REPORTS

      START DATE:            To be determined

      STATEMENT OF WORK: Enhancement of Medical Management Reports that the Medical Management Reports be enhanced to include a prompt for provider organization. A column for provider organization will be added to the custom tables. The custom mappings used to populate these tables will be modified. The IQ reports will be modified to allow the user to generate the reports for a specific provider organization.

Billing Rate:            $  125

Estimated Hours:          32-48         Estimated Cost: $4,000-$6,000.

* Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E16
                                                                  March 13, 2000

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

CUSTOMER                                CSC HEALTHCARE, INC.

By: /s/ John D. Davis                    By: /s/ [ILLEGIBLE]
    ----------------                        ------------------
Name: John D. Davis                     Name: [ILLEGIBLE]
Title: CEO                              Title: [ILLEGIBLE]
Date: 3/20/2000                         Date: [ILLEGIBLE]

[CSC LOGO]

                             (C)2000 CSC Healthcare
                     Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E17
                                                                 August 30, 2000

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

      TASK DESCRIPTION:    Focal Point Services

      START DATE:          To be determined

      STATEMENT OF WORK:

      1) A CSC Consultant will provide two days on-site Focal Point training for new staff members at Health Net. The agenda for the training will include:

            -     Overview of monthly population process

            -     User maintained reference tables

            -     Case Build

            -     Visit Build

Billing Rate: $175.00/hour

Estimated Hours: 16-24 hrs             Estimated Cost: $2800.00-$4200.00

* Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E17
                                                                 August 30, 2000

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

CSC HC                       CUSTOMER

By: /s/ [ILLEGIBLE]          By: /s/ Sandra Timko
    ---------------              ----------------
Name: [ILLEGIBLE]            Name: Sandra Timko
Title: M D                   Title: Director
Date: 11/6/00                Date: 9/6/00

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E10
                                                                   March 7, 2001

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

      TASK DESCRIPTION:      HEDIS 2001 Consulting Services for 2000 [ILLEGIBLE]

      START DATE:            March 6, 2001

      STATEMENT OF WORK: Analytical consulting services to assist Customer [ILLEGIBLE] submission to NCQA and HCFA. Consulting services to include:

   1. Assistance with the set-up of HEDIS 2001 reference tables; including [ILLEGIBLE] defined service codes to the appropriate reference tables.

   2. Assist with the generation of HEDIS reports and data submission [ILLEGIBLE] client with the functionality of the front-end application.

   3. On-site consulting services to support Customer during their NCQA HEDIS compliance audit.

   4. Assist with the generation of queries requested by the HEDIS auditor as part of the audit process.

Provide direction and assistance to Customer in addressing any data issues identified as a result of the HEDIS compliance audit.

Billing Rate:       $175.00
Estimated Hours:     80-120             Estimated Cost: $14,000-$21,000*

*Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E10
                                                                   March 7, 2001

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

      TASK DESCRIPTION:   HEDIS 2001 Consulting Services for 2000 Reporting Year

      START DATE:         March 6, 2001

      STATEMENT OF WORK: Analytical consulting services to assist Customer with their HEDIS 2001 submission to NCQA and HCFA. Consulting services to include:

   1. Assistance with the set-up of HEDIS 2001 reference tables, including the addition of user-defined service codes to the appropriate reference tables.

   2. Assist with the generation of HEDIS reports and data submission including familiarizing the client with the functionality of the front-end application.

   3. On-site consulting services to support Customer during their NCQA HEDIS compliance audit.

   4. Assist with the generation of queries requested by the HEDIS auditor as part of the audit process.

Provide direction and assistance to Customer in addressing any data issues identified as a result of the HEDIS compliance audit.

Billing Rate:           $175.00
Estimated Hours:         80-120         Estimated Cost: $14,000-$21,000*

*Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E10
                                                                   March 7, 2001

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

CUSTOMER                                CSC HEALTHCARE, INC.

By: /s/ [ILLEGIBLE]                     BY: /s/ Katherine Bland
    --------------------------              -------------------
Name: [ILLEGIBLE]                       Name: Katherine Bland
Title: CFO-COO                          Title: Director of Finance
Date: May 12, 2001                      Date: 4/18/01

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E11
                                                                      Revision 1
                                                                     May 9, 2001

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC.

    TASK DESCRIPTION:     MHC Release 14.5 to Release 17 Upgrade Services

    START DATE:           To be determined

STATEMENT OF WORK:

MHC Release 17 upgrade services will provide CUSTOMER with assistance in bringing up MHC Release 17 in a production mode.

Refer to the Statement of Work for further details.

Estimated costs and rates listed below will remain in effect for 90 days from the Statement of Work date. After such time, estimated costs and rates may be revised to current pricing.

Project Management

A project manager will develop a        170-210 hours                       $34,000 - $42,000
project plan, including a detailed      Rate: $250 /hour
timeline, and will track the project    Discount: 20%
scope, schedule, and budget according   Discounted Rate: $200/hour
to the project plan. The project
manager will monitor project progress,
address issues, mitigate risks,
administer change control, and apprise
all CUSTOMER and CSC project team
members of the project status and
scheduled tasks. The project manager
will conduct several meetings, some of
which will be on-site and others via
conference calls, including project
kickoff, project status, readiness
review, and project wrap-up. Project
status conference calls will be held
[ILLEGIBLE] a minimum on a weekly
basis with agendas and minutes.
Periodic status

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E11
                                                                      Revision 1
                                                                     May 9, 2001

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC.

reports, containing project summary,
change control, and progress against
project dates will be prepared.

Application Consulting                  270-360 hours                       $46,440-$61,920

The application consultant will assist  Rate: $215 /hour
CUSTOMER in the analysis,               Discount: 20%
configuration, testing, and initial     Discounted Rate: $172/hour
live operation of MHC Release 17.

Training                                R15, 16 & 17 Upgrade (5 days)       $12,500

A CSC Educator will teach the MHC       Rate: $2,500 per day for
Releases 15, 16, and 17 upgrade class    up to 10 attendees. $250
at CUSTOMER's site.                     per attendee per day above 10.

System Consulting                       12-24 hours                         $2,580 - $5,160
                                        Rate: $215 /hour
A CSC System Consultant will upgrade
UniVerse to 9.5.2.x; upgrade System
Builder to release 5.0.5; and create
an upgrade (UPG) set of accounts to
perform the test upgrade process.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]
                                                           Control No. 20206.E11
                                                                      Revision 1
                                                                     May 9, 2001

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

Professional Services                   691-810 hours                       $69,100 - $81,000

A Professional Services representative  Rate: $140 / hour blended
will implement the enhancements that    Discount: -$40/hour
currently exist on CUSTOMER's account   Discounted Rate: $100/hour
(as listed in the Statement of Work
dated May 9, 2001) on a Release 17
account. A Professional Services
representative will install the new
software onto CUSTOMER's account;
install the standard SB+ files;
execute the upgrade conversion on
CUSTOMER's test and live data; perform
audits to ensure that the conversion
executed successfully on CUSTOMER's
data; provide immediate
trouble-shooting to work towards
resolution of any technical problems
that may arise; and quickly research
and provide answers to any questions
that may arise.

TOTAL ESTIMATED PROJECT COST                                                $164,620 - $202,580

Rates do not include travel and per
diem expenses.

*Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule Date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E11
                                                                      Revision 1
                                                                     May 9, 2001

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

CUSTOMER                                CSC HEALTHCARE, INC.

By: /s/ [ILLEGIBLE]                     By:  /s/ Marshall Rosenfeld
    ------------------------------           ----------------------------
Name: [ILLEGIBLE]                       Name: MARSHALL ROSENFELD
Title: CFO-COO                          Title: VICE PRESIDENT, BPO
Date: 5-14-01                           Date: AUGUST 31, 2001

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                   HEALTH NET

                    MHC RELEASE 14.6.1 TO RELEASE 17 UPGRADE

                             STATEMENT OF WORK (SOW)

                                  JULY 11, 2001

                                   VERSION 4.0

                                  ACCEPTED BY:

HEALTH NET                              CSC HEALTHCARE, INC.

Name: SANDRA TIMKO                      Name: MARSHALL ROSENFELD

Title: VP Systems                       Title: VICE PRESIDENT, BPO

Date: 7/13/01                           Date: AUGUST 31, 2001

Signature: /s/ Sandra Timko             Signature: /s/ Marshall Rosenfeld
           -----------------                       --------------------------

                                TABLE OF CONTENTS

1. EXECUTIVE SUMMARY ........................................................    4

  1.1 OBJECTIVES ............................................................    4
  1.2 STRATEGY ..............................................................    5
  1.3 CONSTRAINT PRIORITIZATION .............................................    5

2. SCOPE ....................................................................    5

  2.1 BUSINESS PROCESS SCOPE ................................................    6
  2.2 ORGANIZATION SCOPE ....................................................    6
  2.3 LOCATION SCOPE ........................................................    6
  2.4 APPLICATION SCOPE .....................................................    7
  2.5 DATA SCOPE ............................................................    7
  2.6 TECHNOLOGY SCOPE ......................................................    7

3. APPROACH .................................................................    8

  3.1 PROJECT STRUCTURE .....................................................    8
     3.1.1 Phases............................................................    8
     3.1.2 Project Activities ...............................................    9
  3.2 PROJECT DELIVERABLES ..................................................   12

4. PROJECT MANAGEMENT .......................................................   13

  4.1 MANAGEMENT APPROACH ...................................................   13
     4.1.1 Agreed-Upon Baseline .............................................   13
     4.1.2 Process to Monitor Progress ......................................   14
     4.1.3 Means of Communication ...........................................   14
     4.1.4 Approach for Dealing with Issues .................................   14
     4.1.5 Change Control Process ...........................................   15
     4.1.6 Risk Management ..................................................   16
     4.1.7 Agreed-Upon Baseline .............................................   16
     4.1.8 Process to Monitor Progress ......................................   16
     4.1.9 Means of Communication............................................   16
     4.1.10 Acceptance of Deliverables ......................................   17
     4.1.11 Project Completion Criteria .....................................   17
  4.2 PROJECT ORGANIZATION ..................................................   18
  4.3 ROLES AND RESPONSIBILITIES ............................................   19

5. PRODUCT DEVELOPMENT ......................................................   22

  5.1 CARRY FORWARD OVERVIEW ................................................   22
  5.2 SUMMARY OF ENHANCEMENTS................................................   22
  5.3 DATABASE CONVERSION ANALYSIS ..........................................   23
  5.4 TECHNICAL UPGRADE ASSISTANCE ..........................................   23
  5.5 TOTAL ESTIMATED HOURS .................................................   24

6. ASSUMPTIONS ..............................................................   24

  6.1 PROJECT ASSUMPTIONS ...................................................   24
  6.2 PROJECT MANAGEMENT ASSUMPTIONS ........................................   25
  6.3 UPGRADE ASSUMPTIONS ...................................................   26

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly Prohibited

7. FEES AND EXPENSES ........................................................   27

  7.1 PRICING SUMMARY .......................................................   27
  7.2 TRAVEL-RELATED EXPENSES ...............................................   27
  7.3 OTHER EXPENSES ........................................................   27
  7.4 PAYMENT SCHEDULE ......................................................   28

8. PROJECT PLAN .............................................................   28

9. MHC ENHANCEMENT SUMMARY ..................................................   29

7. RELEASE 15, 16 AND 17 ....................................................   29

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

1.    EXECUTIVE SUMMARY

Health Net was formed in 1984 as a Preferred Provider Organization (PPO). They began offering a commercial HMO product in 1995 and a Plus Choice product in 1999. Health Net implemented MHC in 1997 and is currently operating on a customized 14.6.1 release of CSC's MHC system. Current membership for the commercial HMO and Plus Choice business is approximately 32,500 members. Health Net also utilizes a separate RS6000 box to reprice claims for approximately 150,000 members. The repricing is handled on a separate MHC account, which is currently running on Release 14.3. This account shares supporting files with the MHC Release 14.6.1 account; however, members, authorizations, groups, etc. are separate. This Statement of Work applies to performing an upgrade for the MHC Release 14.6.1 account only. It is the responsibility of Health Net to maintain the MHC Release 14.3 account.

Health Net uses the Focal Point product, the Code Review product and MRM. They also use FlexTech's MSM module but are not on the most current release of the module. Health Net will continue using the MSM module after upgrading to MHC Release 17. The integration of the MSM module with MHC will be handled by FlexTech. Health Net uses the MHC capitation, URM and Letter Generation modules, but does not use the COB or EDA modules.

Health Net has the opportunity to upgrade to a standard MHC release. A standard MHC release will minimize future upgrade costs for Health Net, as well as provide more robust functionality. Health Net has subscribed to CSC's Enhancement Package Program (EPP) in order to minimize their upgrade costs to MHC Release 17. As a subscriber to EPP, Health Net will recognize the following benefits:

- Extended term for Support and Maintenance (past 12/31/00) on current release

-     Priority in queue for upgrade to Release 17

- Discounted Professional Services rates to $100/hour, applicable to upgrades and/or enhancements to MHC R17 agreed to and signed by March 31, 2001.

- The MHC Upgrade Services agreement will provide an upgrade impact assessment including technical, training and configuration impacts as well as technical and application consultant support for addressing impacts and taking advantage of MHC Release 17 functionality.

1.1   OBJECTIVES

The MHC Upgrade project objectives include:

-     Moving toward a standard release of MHC

-     Minimizing future upgrade costs by moving to a standard release

-     Reviewing the current modifications [ILLEGIBLE] Health Net's MHC Release
      14.6.1 to assist in determining which modifications will not be carried forward due to the enhancements in Releases 15, 16 and 17

- Reviewing the level of effort and hours required to "standardize" all remaining modifications being carried forward

- Training Health Net personnel on the new enhancements in MHC Releases 15, 16 and 17

-     Consulting on the setup for MHC Releases 15, 16 and 17

-     Identifying solutions for functionality gaps

-     Installation of the new software onto the customer account

-     Execution of the upgrade conversion on the customer's test and live data

-     On-site technical assistance with the upgrade process

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly Prohibited

1.2   STRATEGY

The key tenets of the MHC Upgrade project call for:

- Upgrading towards a standard MHC release that supports current and future business requirements.

- Because upgrading the current MHC production system would be disruptive to production, the current MHC Release 14.6.1 production account (this assumes MHC Release 14.6.1 is installed on both the test and production accounts prior to the upgrade) will be maintained, while the MHC Release
      14.6.1 test account is upgraded to MHC Release 17.

- Include in the project identification of other business initiatives that impact claims processing: product offerings, provider relations, membership, decision support, regulatory requirements, HIPAA readiness and e-commerce to insure comprehensive requirements gathering and holistic solutions. Identifying related initiatives will prevent redundant effort and expenses.

1.3   CONSTRAINT PRIORITIZATION

This project will be managed by the following prioritization of the 3 key constraints of scope, budget and elapsed time. This prioritization will drive the manner in which the project is managed, the way changes of scope will be handled, and the approach to resolving issues. These approaches are described in Section 4.1, Management Approach.

      -     High Priority:   Time

      -     Medium Priority: Budget

      -     Low Priority:    Scope

Project measurement will validate assumptions used to estimate scope, budget and time and identify incorrect assumptions and effort estimates related to scope. Underestimated effort required to support the identified scope will be evaluated on an on-going basis. Scope adjustments can be made by constraining scope, prioritizing effort expenditures, increasing resource commitments or identifying alternative solutions. In some cases, external projects will need to be included in scope adjustment assessments to address expected Health Net resource, budget and time constraints.

                                             [FIGURE]

                                             FIGURE 1: CONSTRAINT PRIORITIZATION

2.    SCOPE

The scope of this project can be defined most clearly by breaking it down into specific categories. CSC describes these categories as Domains of Change.

There are three domains related to business scope:

       -     BUSINESS PROCESS SCOPE describes the work activities

       -     ORGANIZATION SCOPE describes the people, teams, and departments

       -     LOCATION SCOPE describes the physical locations of facilities.

There are three domains related to technical scope:

       -     APPLICATION SCOPE describes specific business software applications

                                                     [FIGURE]

                                                     FIGURE 2: DOMAINS OF CHANGE

(C) 2000 Computer Science Corporation, Inc.                        July 11, 2001
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Duplication and/or distribution without prior written approval is expressly prohibited

      - DATA SCOPE describes the specific data items, structures, relationships and business rules for information

      - TECHNOLOGY SCOPE describes the hardware, system software, communication components, and development tools.

Defining scope is essential to defining mutually acceptable expectations for project deliverables. Scope definition also insures appropriate focus and prioritization of deliverable components. CSC will consider all components shown as out of scope for inclusion in the MHC upgrade based on time, budget and resource impacts using our standard change control process.

The following scope definitions define the areas that are in and out of scope. Any areas not specifically identified as "in scope" are assumed to be "out of scope". Specific items listed as "out of scope" are presented for clarity.

2.1   BUSINESS PROCESS SCOPE

                                    IN SCOPE

CSC will provide consulting services to assist Health Net with identifying Health Net's business MHC upgrade impacts.

                                  OUT OF SCOPE

Health Net product offerings introduced after the project has been started are out-of-scope and will be included if baseline time and budget allow or if requested for inclusion through the change management process.

CSC will not address Health Net business impacts for Health Net product offerings not supported on MHC prior to initiation of the upgrade project.

TABLE 1: BUSINESS PROCESS SCOPE

2.2   ORGANIZATION SCOPE

                                    IN SCOPE

Systems integration based on using MHC will affect the following groups of people: Health Net employees who are responsible for:

-     designing product offerings

-     marketing health care product offerings

-     developing member, group and provider contracts

-     representing contracts with members and providers with business rules

-     provider relations

-     provider payments

-     enrolling employer groups and members

-     administering medical management

-     adjudicating claims

-     providing customer service

-     financial administration

-     decision support

-     information systems supporting all of the above

                                  OUT OF SCOPE

CSC will not manage the impacts that the MHC upgrade will have on health care providers, employer groups or members.

TABLE 2: ORGANIZATION SCOPE

2.3   LOCATION SCOPE

                                    IN SCOPE

Health Net conducts its health care business from a campus located in Nashville, Tennessee. Health Net employees, who will be affected, are located throughout this campus. The project will be conducted from the Nashville, Tennessee office.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

                                  OUT OF SCOPE

CSC will not manage any impacts that the MHC upgrade may have on other Health Net locations.

TABLE 3: LOCATION SCOPE

2.4   APPLICATION SCOPE

                                    IN SCOPE

MHC upgrade consulting will be provided for functionality added or modified in MHC Releases 15 through 17, which impact Health Net's MHC Release 14.6:1 configuration and/or business requirements.

During the upgrade to Release 17, Health Net will receive a new Focal Point extract that will function the same as it does on MHC Release 14.

                                  OUT OF SCOPE

Custom enhancements not developed or supported by CSC, code to extract data from MHC, ad hoc reports and interfaces not supported by MHC are out of scope.

MHC configuration requires that the business requirements for each line of business or product be defined. It is the responsibility of Health Net to define the business requirements for each line of business and product.

TABLE 4: APPLICATION SCOPE

2.5   DATA SCOPE

                                    IN SCOPE

Data conversions and data migrations for data used by MHC Release 14.6.1.

                                  OUT OF SCOPE

Modification of the MHC data model is out of scope (with the exception of modifications required by contractually agreed upon product enhancements).

Any issues related to maintaining or supporting data on MHC Release 14.6.1 is out of scope.

Any issues related to maintaining or supporting non-MHC data is out of scope.

TABLE 5: DATA SCOPE

2.6   TECHNOLOGY SCOPE

                                    IN SCOPE

Identifying additional Health Net and server hardware and software to support the MHC upgrade plan including additional accounts for training, model office and MHC Release 17 production.

                                  OUT OF SCOPE

Technology not required for CSC products or products required by CSC and products for which CSC does not maintain third-party vendor agreements is out of scope. Technology included in this category includes voice response systems, Internet access, and imaging systems.

Technology required to support, maintain or enhance legacy systems is out of scope for this project.

Technology not specifically identified as being in scope is assumed to be out of scope.

TABLE 6: TECHNOLOGY SCOPE

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

3. APPROACH

3.1 PROJECT STRUCTURE

The project has been structured as a series of phases activities and tasks based on a logical sequence, natural dependencies between tasks, business drivers and constraints.

3.1.1 PHASES

                                  [FLOW CHART]

FIGURE 1: UPGRADE PHASES & ACTIVITIES

                                                                                                                     PRIMARY
           PHASE                                               DESCRIPTION                                       RESPONSIBILITY
Project Planning & Management  On-going project infrastructure, coordination and measurement.                  CSC and Health Net

MHC Release 17 Upgrade         Identify business requirements and configure MHC Releases 15/16/17. Production   CSC and Health Net
                               will continue on MHC Release 14.6.1 while upgrade decisions and setup is being performed.

TABLE 7: PROJECT PHASES

Note that project phases are interrelated and overlap.

Primary responsibility denotes lead. All project phases and activities require commitment and participation by both CSC and Health Net.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

3.1.2 PROJECT ACTIVITIES

      PROJECT PLANNING & MANAGEMENT ACTIVITIES

                                                                                                                     PRIMARY
          ACTIVITY                                             DESCRIPTION                                       RESPONSIBILITY
CSC Project Management         Project planning.                                                               CSC Project Manager

                               On-going project management including coordination, communication, performance tracking, managing scope, issues and risks.

                               CSC practices Catalyst project management methodology.

Health Net Project Management  Project management including coordination, communication, performance tracking, Health Net Project
                               managing scope, issues and risks.                                               Manager

Kick-off Meeting               Review project objectives, plan, and processes with entire project team.        CSC Project Manager

TABLE 8: PROJECT PLANNING & MANAGEMENT ACTIVITIES

      UPGRADE ACTIVITIES

                                                                                                                    PRIMARY
          ACTIVITY                                             DESCRIPTION                                      RESPONSIBILITY
Technical Preparation          Upgrade AIX to Release 4.3.1 or higher; Upgrade uniVerse to 9.4.1.1 or higher  Health Net IS
                               (or 9.5.1.1 for IBM); Upgrade System Builder+ to Release 3.4.0 3 or higher;
                               resize files to ensure stability of file structure and to prevent possible file corruption down the road.

                               A Systems Support Specialist can provide you with information on the file resizing process.

                               CSC can provide you with an estimate for on-site assistance to perform the file resizing process; redefining printers; and performing the uniVerse and
                               System Builder+ upgrades.

                               Determine customized System Builder+ security, menus, or processes and incorporate into upgrade plan.

                               MHC Release 17 was only tested and certified with the HostAccess terminal emulator. No other terminal emulation will be supported.

MHC Project Team               Prepare Health Net implementation team for project by providing them           CSC Education
Training                       with MHC Release 15/16/17 Upgrade training. MHC literacy enables Health Net to drive implementation strategy decisions.

                               If Health Net plans on developing  an end-user-training curriculum that incorporates their processes, policies  and procedures, trainers should be included in these courses.

Gather and Document Business   Gather, review, and document current and future business requirements in       Health Net & CSC
Requirements for Operational   preparation for the Operational Assessment.                                    Application Consultant
Analysis

(C)2000 Computer Sciences Corporation, Inc.                         July 11,2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

                                                                                                                     PRIMARY
          ACTIVITY                                             DESCRIPTION                                       RESPONSIBILITY
Operational Assessment         The objective of the operational assessment is to identify the MHC              CSC Application
                               configuration strategy that best meets Health Net's current and future          Consultant and Health
                               business requirements. The Health Net and CSC implementation teams work          Net Project Team
                               closely together during this phase to identify the business requirements, determine where there are functionality gaps between business requirements and
                               MHC functionality and identify solutions for all gaps. Solutions may include:
                               taking advantage of MHC functionality, revising or creating new processes and procedures, utilizing third-party applications or enhancing MHC Some gaps will have multiple solutions, each with pros, cons and tradeoffs. The set of solutions is evaluated holistically from a cost-benefit perspective and a configuration strategy is identified.

                                                              OPERATIONAL
                                                              ASSESSMENT

                                                             [FLOW CHART]

                               Gather, review, and document current and future business requirements for upgrading to MHC Release 17. The business requirements identified during this process are used to formulate the appropriate set up definition and configuration for MHC.

                               Sign-off of Business Requirements documentation prior to onset of MHC Set-Up
                               Definition and documentation.

MHC Set-up                     MHC set-up is defined to support the requirements and business rules            Health Net Project
                               identified in the operational assessment. Supporting processes are improved     Team and CSC
                               and created.                                                                    Application
                                                                                                               Consultant
                               The configuration strategy drives the MHC set-up strategy. The MHC set-up strategy addresses each affected functional area of MHC and identifies set-up requirements, sources of information for set-up, information owners, critical set-up dependencies and effort estimates to perform the actual set-up steps.

                               There is an opportunity in this phase to insure that the actual set-up is efficient and clean. MHC has numerous data interdependencies. By looking at
                               MHC as a series of silo functional areas, there is a risk that some data sets will be impacted by decisions related to multiple functional areas. If each functional area creates or edits a data set independently, it is possible to introduce redundant or inconsistent data into the configuration.

                               The Health Net and CSC implementation teams work closely together during this phase. CSC MHC application consultants rely on in-depth  product knowledge and set-up experience to guide and assess Health  Net set-up decisions.

System Set-Up                  MHC is set-up according to the set-up definition. Structure is defined and      Health Net
                               data is built. Processes are refined or created to support the new HHC          Project Team
                               set-up.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

                                                                                                                     PRIMARY
          ACTIVITY                                             DESCRIPTION                                       RESPONSIBILITY
                               The Health Net project team and their delegates perform all of the set-up tasks, which were identified in the Set-Up Definition activity.

Test Preparation               Plan testing including acceptance criteria and go/no-go criteria. Use           Health Net Project
                               acceptance criteria to develop test plans, scenarios and scripts.               Team

                               Catalyst includes a comprehensive test planning methodology for many types of testing. Test planning begins with identification of acceptance criteria and concludes with developing test scenarios and test scripts. Implementation testing focuses on configuration cycle tests and integration testing with interfaces and other components unique to an implementation.

Model Office                   Test MHC set-up in model office environment. Health Net will utilize the test   Health Net Project
                               plan and scripts developed during test preparation. Testing includes Health     Team
                               Net's processes and procedures.

                               Review test results relative to acceptance and go/no-go criteria to determine if MHC Release 17 may be safely promoted to production.

Curriculum Development         Health Net trainers create an end-user-training curriculum that includes MHC    Health Net Training
                               training and Health Net processes and procedures.

End-User Training              Health Net trainers train Health Net end-users.                                 Health Net Training

Go Live                        Go-Live is preceded by detailed plans including evaluating model office test    Health Net Project
                               results against acceptance criteria and reviewing open issues for production    Team and CSC
                               impacts. Go-Live also includes detailed conversion activities, tested via a series of dress rehearsals and executed in order to insure minimal impact on production. Final go-live activities are usually staged over a weekend with a dedicated go-live team.

Post Production                After Go-Live, the MHC configuration is audited to insure that it meets the     Health Net and CSC
                               system set-up criteria established at the onset of the project. All open issues are resolved or resolutions are implemented. The transition to Support and Maintenance is completed.

TABLE 9: UPGRADE ACTIVITIES

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

3.2 PROJECT DELIVERABLES

      PHASE          ACTIVITY                      CSC DELIVERABLE                                    CSC ACTIVITY
Project Planning  CSC Project      Statement of Work                              On-going project management including
& Management      Management                                                      coordination, communication, tracking, managing
                                   High Level Project Plan                        scope, issues and risks.

                                   Detailed Project Plan

                                   Weekly project status meetings and status reports

                                   Issue log

                  Health Net       Monthly project status meetings, status        Transition daily and weekly project management
                  Project          reports, project status, and issue management  activities to Health Net.
                  Management

                  Kick-off         Project Kick-off Meeting                       Facilitate project kick-off meeting.
                  Meeting

MHC Upgrade       Technical        Technical, recommendations regarding           Technical consulting, recommendations and
                  Preparation      technical configuration                        technical set-up assistance, if necessary.

                  Programming      Installation of the new software onto the      Onsite installation and upgrade conversion
                  Services         customer account and execution of the
                                   upgrade conversion on Health Net's test and
                                   live data

                  MHC Project      MHC structured classroom training              MHC training on-site
                  Team Training

                  Operational      Operational Assessment report                  MHC application consulting including
                  Assessment                                                      recommendations regarding optimum configuration
                                                                                  relative to current and future business
                                                                                  requirements and industry standards.

                                                                                  Access to Health Net project team and subject
                                                                                  matter experts is critical. On-site presence is
                                                                                  optimal.

                  MHC Set-up       MHC Final Configuration Report                 MHC application consulting including
                  Definition                                                      recommendations regarding optimum configuration
                                                                                  relative to current and future business
                                                                                  requirements and industry standards.

                                                                                  Access to Health Net project team and subject
                                                                                  matter experts is critical. On-site presence is
                                                                                  optimal.

                  System Set-Up                                                   MHC application consulting including project team
                                                                                  and subject matter expert support.

                                                                                  Access to Health Net project team and subject
                                                                                  matter experts is critical. On-site presence is
                                                                                  optimal.

                  Model Office                                                    MHC application consulting assistance to Health
                                                                                  Net project team and subject matter

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

      PHASE          ACTIVITY             CSC DELIVERABLE                            CSC ACTIVITY
                           --                                      experts.

                                                                   Access to Health Net project team and subject matter experts is critical. On-site presence is optimal.

                  Go Live          Operate with MHC Release 17     MHC application consulting including project team and subject matter expert support.

                                                                   Access to Health Net project team and subject matter experts is critical. On-site presence is optimal.

MHC Upgrade       Post Production  Sign-off on Project Completion  MHC application consulting including project team and subject matter expert support.

                                                                   CSC Support and Maintenance as required and specified per license agreement.

TABLE 10:PROJECT DELIVERABLES

4. PROJECT MANAGEMENT

4.1 MANAGEMENT APPROACH

CSC and Health Net are jointly responsible for the management of the project and for providing the necessary resources to the project. Our joint management objectives are focused on tightly monitoring, controlling, and balancing the project's three key constraints: Scope (or Product), Budget and Time. To be effective in achieving this primary management objective, the following must be established:

      -     An agreed-upon baseline

      -     A process to monitor progress

      -     A clear means of communication

      -     An open approach for dealing with issues

      -     An objective change control procedure

      -     An approach for accepting project deliverables

      -     A definition of what constitutes project completion

This section describes the basic approaches that will be used to provide this type of control.

4.1.1 AGREED-UPON BASELINE

This Upgrade Proposal is the foundation for all the key project management activities. It identifies the work activities that will be tracked, defines the boundaries for scope control, identifies responsibilities, and clarifies many of the areas where issues may arise that need to be managed.

The Upgrade Proposal is then used as the basis for creating a detailed project plan for all the work activities to be performed on the project. Every activity will have an estimate of work effort. All project team members, from CSC and Health Net, will be assigned these activities and this will determine the cost of the activity based on the cost of the individual team members assigned to it.

Once all the activities are allocated to team members, the project plan is leveled and loaded against the calendar. This completed plan represents the baseline plan. This plan will provide the key milestone dates to track schedule progress.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

The summation of all activity costs from the base lined project plan, plus expenses, plus the costs of purchased items like hardware, software, and other services, will represent the budget that the CSC / Health Net management team will track against.

4.1.2 PROCESS TO MONITOR PROGRESS

The detailed project plan is the key vehicle for measuring progress. The specific activities that each team member works on, and their progress against completing those activities, are an objective measure of where the project stands against the schedule and budget. To capture this information every team member, both CSC and Health Net, will record and report their actual hours spent on project activities against the budgeted time in the project plan. In addition, each team member will provide estimates of the effort remaining on activities that have not been completed during the regularly scheduled conference calls.

4.1.3 MEANS OF COMMUNICATION

Because CSC and Health Net are responsible for managing this project, it is imperative that we use a formal process to provide timely and accurate communication between the organizations. There are two key vehicles for providing this communication: a weekly status report and a weekly status meeting.

All team members will report progress and status weekly. This information, and the analysis of it, will be summarized into a project status report for Health Net and CSC management. This report contains the following information:

      -     Significant Problems/Actions Taken

      -     Progress Summary

      -     Accomplishments

      -     Planned Accomplishments

      -     Budget Status

      -     Issues Log (discussed later)

The weekly project status meeting will be used to review the project status and open issues in the status report. The CSC and Health Net management team must be committed to having this meeting and making it effective. The keys to making the meeting worthwhile are:

      - Having the meetings often enough so that timely information is available

      - Focusing the meeting on major issues or areas where management action or intervention is required

      -     Making sure that the information provided is accurate and objective

4.1.4 APPROACH FOR DEALING WITH ISSUES

Every project has issues that hinder progress. It is important to ensure that these issues are identified and resolved quickly by the right person. The first step in effectively dealing with these issues is to make the entire team aware of the importance of identifying issues and getting proper resolution. We will then use the following procedure to identify issues so that they can be visibly tracked.

      - IDENTIFY ISSUES. When the project begins, we will start identifying any issues that could hinder our ability to meet the objectives of the project. Issues can be identified by anyone involved with the project.

      - DOCUMENT THE ISSUE. The person who identifies the issue must document it.

      - ASSIGN RESPONSIBILITY FOR RESOLVING ISSUES. The CSC / Health Net management team will determine the appropriate individual who will be responsible for resolving each issue. The responsible person must be an

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited individual who has the knowledge and authority to make decisions regarding the issue. The management team will also assign a priority to the issue.

      - MONITOR AND CONTROL PROGRESS. All issues will be tracked on an issue log that will be maintained to formally track the status and resolution of the issues.

      - REPORT PROGRESS ON ISSUE RESOLUTION. As mentioned earlier, the issues log will be a part of the weekly status report and discussed in the weekly status meeting.

      - COMMUNICATE ISSUE RESOLUTION. The issues log and documented resolutions of issues will be made available to all team members.

In the event that an issue cannot be resolved in a reasonable time frame, to the mutual satisfaction of CSC and Health Net, we will determine a mutually acceptable approach to escalating it to the next level of management.

4.1.5 CHANGE CONTROL PROCESS

The Change Control Process is a crucial mechanism that can affect the success or failure of this project. This process is the primary vehicle for containing scope and enables Health Net's management to have the opportunity to make timely trade-offs between the three key project variables of cost, time and scope. It is imperative that potential changes are identified early, documented carefully, and resolved at the appropriate levels of responsibility.

Changes are broadly defined as work activities or work products not originally planned for as defined by this MHC Upgrade Proposal. More specifically, changes will include:

      -     Any scope items not listed in this Upgrade Proposal (See Section 2,
            Scope)

      - Participation in activities not previously included in this Upgrade Proposal's list of work activities during the weekly status meetings

      - Provision or development of deliverables not included in this Upgrade Proposal

      - A change in responsibilities, as defined in this Upgrade Proposal between CSC / Health Net, including reallocation of project staffing

      -     Any rework of completed activities or accepted deliverables

      -     Investigative work to determine the impact of major changes

In order to manage change properly, a Change Control Process will be established to identify, record, assess, and approve changes to the project. CSC and Health Net will follow this process to classify, prioritize, approve, or reject changes. Change requests need to be clearly defined, including cost, resource, and schedule implications, to allow CSC and Health Net management to make appropriate decisions. CSC will always need prior authorization and approval of expenditures by Health Net before starting work on changes.

The change control process will not be used to report or identify the impact of:

      -     Assumptions not remaining valid

      -     Delays caused by schedule slippage

      -     Variances of actual work effort from estimated effort

This information will be identified and tracked as part of the monitoring and reporting processes defined in Sections 4.1.2 and 4.1.3.

At the beginning of the project CSC and Health Net management will institute a mutually acceptable change control procedure.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

4.1.6 RISK MANAGEMENT

Critical project risks that must be managed, tracked, and mitigated will be formally documented and reviewed. Each risk identified will be assessed in terms of the impact it could potentially have on the success of the project and a mitigation strategy will be identified which is commensurate with this potential impact.

4.1.7 AGREED-UPON BASELINE

This Statement of Work and project plan is the foundation for all the key project management activities. It identifies the work activities that will be tracked, defines the boundaries for scope control, identifies responsibilities, and clarifies many of the areas where issues may arise that need to be managed.

The Statement of Work is then used as the basis for creating a detailed project plan for all the work activities to be performed on the project. This completed plan represents the baseline plan. This plan will provide the key milestone dates to track schedule progress.

Every activity has an estimated duration and/or work effort. All project team members, from CSC and Health Net, will be assigned these activities and this will determine the cost of the activity based on the cost of the individual team members assigned to it.

The summation of all activity costs from the baselined project plan, plus expenses, plus the costs of purchased items like hardware, software, and other services, will represent the budget that the CSC/Health Net management team will track against.

4.1.8 PROCESS TO MONITOR PROGRESS

The detailed project plan is the key vehicle for measuring progress. The specific activities that each team member works on, and their progress against completing those activities, are an objective measure of where the project stands against the schedule and budget. To capture this information every team member, both CSC and Health Net, will record and report their actual hours spent on project activities against the budgeted time in the project plan. In addition, each team member will provide estimates of the effort remaining on activities that have not been completed.

4.1.9 MEANS OF COMMUNICATION

The CSC and Health Net project managers are responsible for routinely and frequently assessing project status and reporting status to the Health Net project sponsor and CSC management verbally and in writing. In addition, the CSC project manager will communicate regularly with the Health Net project manager and Health Net project sponsor on issues that require additional information, clarification and decisions.

The CSC weekly status report will include:

      -     Significant Problems/Actions Taken

      -     Progress Summary

      -     Accomplishments

      -     Planned Accomplishments

      -     Budget Status

      -     Issues and Issue Resolution Status

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

4.1.10 ACCEPTANCE OF DELIVERABLES

All of the completed deliverables identified in this SOW will be formally submitted for final review and approval. This section outlines the key components to this acceptance process. CSC and Health Net will mutually agree to a more detailed acceptance procedure and specific acceptance criteria. The key components are:

      - There will be only one person identified as the designated acceptor for each deliverable

      -     The deliverables will include an acceptance form for signature

      - Each deliverable will have clearly documented, objective acceptance criteria

      - There will be a specified time-frame for acceptance/rejection of each deliverable

      - Deliverables will be deemed accepted if the acceptance time-frame is exceeded

In order to avoid delays in the schedule and the associated increased cost due to slow deliverable review, deliverables not reviewed and approved within the specified review period will be considered accepted. Feedback supplied after the review period will be evaluated as a change of scope.

4.1.11 PROJECT COMPLETION CRITERIA

The project will be completed when all of the deliverables identified in Section
3.2 have been accepted. The Health Net project management team is responsible for accepting and approving CSC deliverables. Failure to indicate acceptance within 5 business days will be assumed as an indication of acceptance. Quality of deliverables will be based on agreement regarding deliverable standards between Health Net and CSC project management. Issues regarding quality of deliverables that these individuals are unable to resolve will be escalated to CSC Business Services and Health Net Management.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

4.2 PROJECT ORGANIZATION

                          [PROJECT ORGANIZATION CHART]

CSC and Health Net will jointly manage the project. The project team includes Health Net representatives from functional areas representing the span of operational areas impacted by a integration and reconfiguration project. Health Net representatives may in turn delegate additional resources from their departments. Additional resources are required for enhancement set-up tasks and model office testing. See Section 4.3, Roles and Responsibilities for additional information.

Health Net project team members are responsible for representing the functional areas, which they represent in a leadership capacity. Generally, these individuals must be perceived as leaders by their colleagues, have expertise in their functional areas, and be able to identify issues and promote resolution of issues for their functional areas with an understanding of the impacts on other functional areas. They must understand Health Net's current and future business requirements and strategic objectives and weigh decisions against business requirements and strategic criteria. They must be sensitive to the impacts that a project of this magnitude will have on their colleagues and engender enthusiasm and support for the goals and objectives of the project. Finally, they must help their functional areas prepare for the changes, which a successful project will require. Project team membership will require commitment, frequently in the form of work in excess of routine working hours.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

4.3 ROLES AND RESPONSIBILITIES

In order to eliminate duplicate effort or gaps, the following table defines the separation of responsibilities:

 PROJECT MANAGEMENT RESPONSIBILITY                      PERSON
-----------------------------------   ------------------------------------------
Budgets/Funding                       Health Net Project Sponsor for Health Net
                                      CSC Project Manager for CSC

Authorize Funding/Budget              Health Net Project Sponsor for Health Net
                                      CSC Project Manager for CSC (coordinating
                                      with CSC management, contracts, finance,
                                      etc.)

Adherence to Budget                   Health Net Project Manager(1) and CSC
                                      Project Manager

Track/Report Health Net Costs         Health Net Project Manager

Track/Report CSC Costs                CSC Project Manager

Track/Report CSC Resource Usage and   CSC Project Manager and Health Net
Remaining Usage                       Project Manager(2)

            SCHEDULES

Planning                              CSC Project Manager

Planning Support                      CSC and Health Net Project Team

Adherence                             Health Net Project Manager and CSC Project
                                      Manager

Track/Report                          CSC Project Manager

             ISSUES

Identity                              CSC and Health Net Project Team

Track/Report                          CSC Project Manager

Resolve CSC Issues                    CSC Project Manager

       CHANGES OF SCOPE

Identify                              CSC and Health Net Project Team

Track/Report                          CSC Project Manager

Approve                               Health Net Project Sponsor and CSC Project
                                      Manager

         DELIVERABLES

Report Status                         CSC Project Manager

Review for Quality                    Health Net Project Sponsor for Health Net
                                      CSC Project Manager for CSC

----------
(1) The Health Net project sponsor may assume responsibilities of the Health Net project manager until a Health Net project manager is assigned to the project.

(2) The Health Net project manager will be assigned early in the project and the CSC and Health Net-project managers will work in a partnership capacity. Issues which the CSC / Health Net project management team cannot resolve will be escalated to the Health Net project sponsor and CSC management. Specific roles of the project managers may be further defined based on project requirements, optimization of time utilization and other factors. A few responsibilities, including managing CSC resources and coordinating with CSC management will remain the responsibility of the CSC project manager.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

  PROJECT MANAGEMENT RESPONSIBILITY                        PERSON
--------------------------------------   ------------------------------------------
Present for Acceptance                   CSC Project Manager

Approval and Sign-off                    Health Net Project Sponsor

        TEAM MANAGEMENT

Team Structure                           Health Net Project Sponsor and CSC Project
                                         Manager

Acquiring Resources                      Health Net Project Sponsor for Health Net
                                         CSC Project Manager

Management of Health Net Third           Health Net Project Sponsor
Parties

Management of CSC Third Parties          CSC Project Manager

Allocation of Resources                  Health Net Project Sponsor for Health Net
                                         CSC Project Manager

Overall Direction                        Health Net Project Sponsor and CSC Project
                                         Manager

Specific Direction to Health Net         Health Net Project Manager
Team Members

Specific Direction to CSC Team           CSC Project Manager and CSC MHC
Members                                  Application Consultant

METHODOLOGY AND MANAGEMENT PROCEDURES

Development                              CSC Project Manager

                                         Note that methodology and management must support Health Net requirements and fit
                                         CSC organization.

Approval                                 Health Net Project Sponsor and CSC Project
                                         Manager

Monitoring                               CSC Project Manager and Health Net
                                         Project Manager

Adherence                                Health Net Project Manager for Health Net
                                         CSC Project Manager for CSC

         CSC STATUS REPORTS

Collect Information                      CSC Project Manager and Health Net Project
                                         Manager

Write - Draft                            CSC Project Manager

Review                                   CSC Project Manager and Health Net Project
                                         Manager

Write - Final                            CSC Project Manager

Distribute                               CSC Project Manager and Health Net Project
                                         Manager

TABLE 11: PROJECT MANAGEMENT RESPONSIBILITIES

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

The following table describes the roles and responsibilities of other key team members.

RESOURCE/ROLE                              DESCRIPTION
-------------    ---------------------------------------------------------------
Application      Provide MHC product and configuration consulting and expertise,
Consultant       including recommendations regarding solutions, impacts and implementation approaches.

                 Provide healthcare consulting and expertise, including recommendations regarding solutions, impacts and implementation approaches.

Educator Teach the MHC Release 15/16/17 upgrade class at Health Net's site.

Technical        Assist Health Net's MIS staff in preparing hardware and
Consulting       software for the MHC installation by offering guidelines, and recommendations. A technical representative will then upgrade
                 MHC Release 17.

                 Upgrade Universe to 9.5.2.x; upgrade System Builder to Release
                 5.0.5; and create an upgrade (UPG) set of accounts to perform the test upgrade process.

                 Note: Additional assistance from our system consultants may be purchased at then standard rates.

Professional     Assist Health Net with the definition carry-forward;
Services         developement and standardization, testing, and documentation of those enhancements deemed necessary by Health Net. A
                 Professional Services representative will assist with the test and live upgrades of MHC data and programs to Release 17.

TABLE 12: PROJECT ROLES AND RESPONSIBILITIES

CSC intends to maintain a consistent, core project team. CSC reserves the right to replace certain members of the CSC project team to address CSC business needs and circumstances not directly under CSC's control.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

5. PRODUCT DEVELOPMENT

5.1 CARRY FORWARD OVERVIEW

This upgrade estimate will be valid for all modifications developed by CSC, which have been installed on Health Net's machine on or before October 1, 2000. The carry forward of enhancements to a new software release involves the following tasks:

- Carry forward previous release modification designs. This involves designing the modification on the new release of MHC software. This also includes targeting enhancements for a future standard release of MHC software.

- Carry forward the enhanced programs, including changing the original coding to work with the new release of MHC.

- Updates to the database conversion routines to accommodate any data elements added due to enhancements.

- Carry forward of Customer Service changes to the new release of MHC software (if applicable).

-     Testing of the enhanced MHC software.

The upgrade to MHC Release 17 is the first step towards moving Health Net to the 'standard' model of MHC. The carry-forward enhancements listed in this Statement of Work, if implemented, will be placed in a queue for enhancements to target for the base MHC product or a separate module in a future release. The enhancements will also be redesigned during this upgrade effort to prepare for inclusion into a future release of MHC. This means that Health Net will continue to pay the support and maintenance fees for the enhancement on a monthly basis through the time that Health Net upgrades to and implements a version of MHC which includes the enhancement(s) as part of the base product or a separate module. If Health Net upgrades to a subsequent release of MHC, after Release 17, but before a carry-forward enhancement is included in the base product or a separate module, Health Net will be responsible for the carry-forward fees of the enhancement when upgrading to that subsequent release.

5.2 SUMMARY OF ENHANCEMENTS

The following is a summary of the enhancements that currently exist on Health Net's account, with the estimated hours to implement the enhancements on a Release 17 account.

      1. 8-00132  OB Information                               47 - 52

      2. 8-00216  Track Member Liability Amount on Claims      81 - 90

      3. 8-00467  Auto ER Pay                                  85 - 92

      4. 8-00563  Move Print of Zero Checks to End             53 - 60

      5. 8-00564  Flag Non-Pars for UM                         62 - 68

      6. 8-00577  IPA Warning for UM                           28 - 33

      7. 9-00038  Pay Lesser of Calculated vs. Billed          50 - 55

      8. 9-00375  EOBs for Denied Claims                       45 - 60

                                     Carry Forward Hours:     451 - 510

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

      NOTE: The following enhancements will not be moved to Release 17:

      1. 8-00429  Update Claims to Financial by Table

      2. 8-00405  Lag Report Break on region Option

      3. 8-00187  Adjudicate Claims Against All Diagnosis Codes

      4. 8-00131  Enhance Duplicate Claims Checking

      5. 8-00148  Open Authorizations/Precerts for One Episode of Care

      6.          Code Review Interface

5.3 DATABASE CONVERSION ANALYSIS

Health Net will be upgrading from Release 14.6.1 to Release 17 of MHC, which will email three release upgrades. Since several of Health Net's enhancements added new data elements, the upgrade routines will be reviewed to determine if any impact is made by the addition of the new data elements.

      Estimated hours for this upgrade analysis and conversion processing changes: 80-100

Note: This analysis assumes that Health Net is not currently using the Open Authorization/Precert enhancement (8-00148) so that a conversion will not be required for that enhancement's data.

5.4 TECHNICAL UPGRADE ASSISTANCE

With CSC's knowledge of the MHC file structure and many years of experience in performing upgrades, we recommend that CSC provide on-site assistance with the upgrade process. The upgrade will be scheduled to minimize the system down time, which is necessary during the upgrade process. Health Net personnel should be available during the upgrade process to ensure that any questions or decisions are addressed in a timely manner. The upgrade will include the following:

      -     Installation of the new software onto the customer account.

      -     Installation of the standard System Builder+ files.

      - Work in conjunction with Health Net and the CSC consultant to define any default values that will be used in the data conversion.

      - Execution of the upgrade conversion on the customer's test and live data. The "live" conversion will be executed approximately four to six weeks after the "test" upgrade (exact timeframe will be determined after the "test" upgrade is reviewed). This timeframe will allow Health Net to become familiar with the new software, as well as provide sufficient time for user testing of the converted data and any added enhancements.

      - Perform audits to ensure that the conversion executed successfully on the customer's data.

      - Provide immediate trouble-shooting to resolve any technical problems that may arise. Quickly research and provide answers to any questions that may arise.

            Estimated hours (test upgrade): 80-100

            Estimated hours (live upgrade): 80-100

            TOTAL TECHNICAL UPGRADE ASSISTANCE HOURS: 160-200

            Note: A technical representative will remain on-site on the first day of processing on the new release of MHC. This is included in the live upgrade estimate.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

5.5 TOTAL ESTIMATED HOURS

Enhancement Development                 451-510
Database Conversion Analysis             80-100
On-Site Technical Upgrade Assistance    160-200
                                        =======
TOTAL ESTIMATED HOURS                   691-810

6. ASSUMPTIONS

The following assumptions underlie the information included in this Statement of Work. As detailed planning is completed, assumptions will be updated with more complete and current information. A detailed issue log will also be maintained.

6.1 PROJECT ASSUMPTIONS

                 ASSUMPTION                             RISKS, ISSUES AND MITIGATIONS
----------------------------------------------   --------------------------------------------
The Upgrade project will be constrained by
scope, budget and time. Health Net will
support project management efforts including
management of scope, timelines, issue
resolution and change.

Health Net will identify Health Net project      Should Health Net project participants
resources and manage Health Net resources        lack-the time to participate in project
assigned to the project. Health Net resources    activities and complete project tasks; the
must be given appropriate time to participate    impact will be project delays and/or re work.
in assessment activities and complete assignee
tasks.                                           Rework may create a domino effect on other
                                                 activities that are based on the impacted
                                                 information, potentially causing additional
                                                 delays and increased costs.

                                                 Mitigation: Review Health Net project team
                                                 members' priorities and insure they have
                                                 adequate time and support for focusing on
                                                 project tasks.

Health Net project team members, subject         Should Health Net project participants lack
matter experts and stakeholders must have        appropriate knowledge regarding Health Net
appropriate knowledge and authority regarding    business requirements and/or the time to
Health Net business requirements.                disseminate these requirements clearly, the
                                                 impact will be project delays and/or rework.

                                                 Rework may create a domino effect on other
                                                 activities that are based on the impacted
                                                 information, potentially causing additional
                                                 delays and increased costs.

Health Net will identify and disseminate         Should business requirements not be clearly
business requirements, and current and desired   identified, there is potential for project
processes. (MHC application consultants will     delays and/or rework of WHC configuration
assist with these processes in a strictly        and all related components.
consultative capacity).

Health Net senior management, subject matter     Business requirements that are not made
experts,                                         known to the

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

                 ASSUMPTION                             RISKS, ISSUES AND MITIGATIONS
----------------------------------------------   --------------------------------------------
stakeholders and project team members will       project participants at the time the MHC
support the business requirements.               operational assessment is being conducted
                                                 will not be included in reconfiguration
                                                 decisions.

Health Net will support CSC resources by         Inadequate support may result in
providing workspace, meeting space, access       inefficiency, impaired productivity and
to appropriate tools and workstations, and       potential project delays.
information.

Health Net senior management will assist with    Lack of adequate Information Systems support
procuring information systems support with       at key points in the project can result in
project goals and objectives.                    project delays.

                                                 Health Net MHC literacy relative to Health
                                                 Net system comfort level may impair taking
                                                 full advantage of MHC. Upgrade optimization
                                                 could be compromised.

                                                 Mitigate with Health Net executive
                                                 sponsorship encouraging Health Net project
                                                 team to 'think out of the box', a Health Net
                                                 project team representing all functional
                                                 areas, MHC project team training, easy
                                                 access to MHC application consultants
                                                 and strong project management. In addition
                                                 to possessing functional knowledge, Health
                                                 Net project team members should be positive
                                                 leaders with strong communication skills who
                                                 can generate enthusiasm and support
                                                 throughout Health Net for upgrade project.

EDI implementation will not be considered as part of this upgrade project.

This Statement of Work incorporates the          Health Net will be unable to share files
upgrade for one MHC Release 14.6.1 account.      between the two accounts once upgraded to
The MHC Release 14.3 account will not be         R17, i.e., providers; effective dates on
supported by CSC; Health Net is responsible      code sets; and changes in provider
for the Support and Maintenance of the MHC       reimbursement. An MHC account
Release 14.3 account.                            reconfiguration was also performed with the
                                                 new release.

TABLE 13: PROJECT ASSUMPTIONS

6.2 PROJECT MANAGEMENT ASSUMPTIONS

   ACTIVITY                   ASSUMPTION                    RISKS, ISSUES AND MITIGATIONS
--------------   -------------------------------------  -------------------------------------
Define project   All project estimates assume:          Invalid assumptions will have
                                                        potential impacts on the project plan
                 -  Resource utilization at 100% is     including quality impacts, schedule
                    based on 40 hour productive work    variances and cost variances.
                    week
                                                        Significant invalid assumptions will
                 -  Minor resource peaks are not        require re-planning and re-estimating
                    leveled. Professional resources     project.
                    will be required to manage their
                    resource utilization peaks.         Project scope changes may require re-
                                                        planning and impact effort, cost
                 -  Resource availability for           and duration estimates.
                    assigned tasks

                 -  Resources assigned to project
                    have appropriate information and
                    are empowered to make pertinent
                    decisions

                 -  Where information is readily
                    available for project work, the
                    focus will be on validating and
                    integrating existing information
                    in order to manage project scope
                    and effort requirements.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

   ACTIVITY                   ASSUMPTION                    RISKS, ISSUES AND MITIGATIONS
--------------   -------------------------------------  -------------------------------------
Complete         To be completed by CSC project         The implementation timeline is
detailed         manager during operational             dependent on the number of
project plan     assessment. This plan will validate    enhancements that need to be carried
                 initial planning assumptions,          forward.
                 identify increases/decreases to scope
                 and effort and provide detail guides
                 to resources. It is critical that
                 plans be created in order to
                 prioritize work, optimize resources,
                 increase efficiency, provide a
                 project-tracking tool and manage to
                 critical project dates.

Project          CSC project management will be
Management       scheduled part-time throughout the
                 project.

TABLE 14: PROJECT MANAGEMENT ASSUMPTIONS

6.3 UPGRADE ASSUMPTIONS

   ACTIVITY                   ASSUMPTION                    RISKS, ISSUES AND MITIGATIONS
--------------   -------------------------------------  -------------------------------------
Operational      Health Net information gathered        If any information is inaccurate, MHC
Assessment       during this process is current and     could be configured incorrectly and
                 accurate.                              the project could be delayed due to
                                                        time spent reconfiguring the setup.

MHC Release      Health Net resources responsible for
15/16/17         set-up have received appropriate
set-up           training and documentation.

                 CSC MHC application consultants
                 available as resource to Health Net
                 project team.

End-user         Health Net end-user trainers
training         have attained fluency in MHC
                 enhancements to be implemented.

Model Office     Health Net project team and
                 resources have appropriate test
                 knowledge and methodology to identify
                 issues.

                 Health Net project team has
                 appropriate MHC enhancement knowledge
                 to resolve issues.

                 CSC MHC application consultant
                 available as resource to Health Net
                 project team.

Wake Go/No Go    Acceptance criteria defined and
Decision         approved prior to making go/no-go
                 decision.

Post Production  CSC support and maintenance
                 resources available as resources
                 to Health Net project team.

TABLE 15: UPGRADE ASSUMPTIONS

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

7. FEES AND EXPENSES

7.1 PRICING SUMMARY

CSC service pricing is based on time and materials. Discounts based on the service package described apply. Reductions in levels of services may impact discounts.

                                     Standard                             Discounted   Discounted
         Price Component               Rate      Hrs/Days       Cost         Rate         Cost
---------------------------------   ---------  -----------   ---------    ----------   ----------
CSC MHC Application Consultant      $  215/hr  270-360 hrs   $ 58,050-    $   172/hr   $  46,440-
                                                             $ 77,400                  $  61,920

CSC Project Management              $  250/hr  170-210 hrs   $ 42,500-    $   200/hr   $  34,000-
                                                             $ 52,500                  $  42,000

CSC MHC Training On-site            $2500/day       5 days   $ 12,500                  $  12,500

CSC MHC System Consulting           $  215/hr    12-24 hrs   $  2,580-                 $   2,580-
                                                             $  5,160                  $   5,160

CSC MHC Carry Forward Development   $  140/hr  451-510 hrs   $  63140-    $   100/hr   $  45,100-
                                      blended                $ 71,400                  $  51,000

CSC MHC New Development             $  140/hr           NA         NA             NA           NA
                                      blended

CSC MHC Data Conversion & On-Site   $  140/hr  240-300 hrs   $ 33,600-    $   100/hr   $  24,000-
Technical Upgrade Assistance          blended                $ 42,000                  $  30,000

Total Cost                                                   $212,370-
                                                             $260,960

TABLE 16: PRICING SUMMARY

Total is based on discounted rates for CSC Project Management, Application Consulting, Carry Forward Development, New Development, and Data Conversion & On-Site Technical Upgrade Assistance.

Training costs are based on a price of $2500 per day and are limited to 10 participants. Additional fees apply to training sessions with more than 10 participants.

Support and Maintenance on enhancements carried forward will increase from one percent to four percent for each enhancement brought forward or new enhancement included as part of the upgrade.

7.2 TRAVEL-RELATED EXPENSES

CSC's corporate travel policy will be used to govern travel expenses incurred by CSC resources performing activities specified in this Statement of Work. CSC's corporate travel policy covers economy airfare, mid-range hotel accommodations, car rental and gasoline, airport parking and travel to airport and per diem food expenses. Trips greater than 4 business days may include laundry expenses. Typically, CSC project resources travel to and from the project site weekly and work 4 days on-site and one day off-site.

7.3 OTHER EXPENSES

Other expenses may include incidental expenses directly related to the performance of tasks and deliverable included in this Statement of Work. Typical incidental expenses may include CSC assigned resource long distance telephone calls directly related to the activities in this Statement of Work, postage and shipping expenses of documentation directly related to the activities in this Statement of Work.

Health Net's approval will be required for unplanned expenses outside of the incidental expenses described in the preceding paragraph.

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

7.4 PAYMENT SCHEDULE

CSC will submit invoices monthly for work performed: Invoice payment is required within 30 days of receipt of invoice. Questions regarding invoice detail should be directed to the CSC Project Manager.

8. PROJECT PLAN

Attached to this Statement of Work is a draft high-level Project Plan. A detailed Project Plan will be created by the CSC Project Manager for all work activities to be performed on the project once the upgrade proposal is finalized and approved. Every activity will have an estimate of work effort. All project team members, from CSC and Health Net, will be assigned these activities and this determines the cost of the activity based on the cost of the individual team members assigned to it.

Once all the activities are allocated to team members, the project plan is leveled and loaded against the calendar. This completed plan represents the baseline plan. This plan will provide the key milestone dates to track schedule progress.

The summation of all activity costs from the baseline project plan, plus expenses, plus the costs of purchased items like hardware, software, and other services/will represent the budget that the CSC/Health Net management team will track against.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

9. MHC ENHANCEMENT SUMMARY - RELEASE 15, 16 AND 17

NATIONAL PAYER IDENTIFIER

NATIONAL PAYER IDENTIFIER (8-00606-R15)

In accordance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), a new field for assignment of the HCFA-assigned payer identification number, was added to employer group, and Federal Tax ID number screens. The payer ID is also stored in general claims. This is a strictly an informational field.

PROVIDERS/VENDORS

NATIONAL PROVIDER IDENTIFIER (8-00607-R15)

Each individual, group, and organization of providers will be assigned a unique National Provider Identifier (NPI). A new NPI field was added to Provider, Vendor and Region code screens, however, until the NPI requirements are finalized, the NPI number is used for informational purposes only. NPI is also stored in the Credentialing module.

VARIOUS PROVIDER DATA ENTRY ENHANCEMENTS (8-00852-R16)

The following enhancements were added for provider data entry:

A PCP panel limit may now be defined at the line-of-business level to track PCP members separately for each LOB (i.e.: Medicare versus Commercial). In combination, panel limits at the LOB level are calculated against the global panel limit for the provider. The system will use a global panel limit if no limit is defined at the LOB level.

The panel size assigned to a PCP may be restricted by the age and gender of the member. A report is also generated during Membership Month End for members who no longer meet the PCP age/gender panel restrictions. This report is also available upon demand.

Both providers and vendors have new fields to store an office name and fax number for each business address. Office names and fax numbers are also included on the Provider Codes Report (HC412.3.1) and Vendor Codes Report (HC412.8.1).

An unlimited number of specialties may be assigned to the provider at Field #4 of HC411.3, where previously only four specialties could be entered.

10 additional user defined fields were created for users to store additional provider data. The sub-screen containing these fields may be accessed through the new UDF' Change Field option on HC411.3.

INCREASE DRG & PER DIEM FLEXIBILITY (8-00858-R16)

DRG and per diem pricing has been enhanced to better automate claims reimbursement for vendors with complex contracting arrangements.

Enhancements include:

      -     Moving per diem fee schedules to the region level within a LOB,

      - Adding multiple sets of rates by effective date, rather than just "current" and "previous" rates,

      - Adding "step-down" per diems, where the rate may vary depending on a set number of days,

      -     Making DRG and per diem pricing flags on the vendor date sensitive,

      -     Adding the ability to specify a per diem rate by place of service.

      -     Use "Lesser of" Logic on Per Diem Claims (8-00928-R16)

Per Diem pricing may now be calculated to pay the lesser of the per diem allowance or the requested amount as determined by a LOB flag setting.

PROCEDURE CODE MODIFIER ENHANCEMENT (8-01015-R16)

Modifiers may be defined at the LOB and/or region level by effective date. Within each procedure code/range assignment, a modifier may be defined to add to, subtract from or replace the procedure fee allowance by a percentage or flat dollar amount. Enter/Update Procedure Code Modifiers is now an SB+ screen.

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

DISCOUNT TABLES (0-00032-R16)

Discounts may now be assigned to a provider and/or a vendor at the region level within each LOB. Date sensitive discounts may be defined as a default discount applicable to all services, or restricted by and combination of procedure code(s), procedure group(s), claim type(s), place(s) of service, diagnosis code(s), diagnostic group(s), DRG code(s), and/or pricing method for par/non-par or all providers. Discounts may apply either front-end or back-end and may be based upon a percentage or flat dollar amount taken from the pricing method fee allowance. A conversion program to clear current vendor discount information is provided. This program also allows a 'default' discount table to be created and assigned to select all vendors based on LOB and region combinations.

ENHANCED TIN LOOK-UP (EPP)

Provider and vendors may be selected based upon a TIN number. Entering T,xxxxxxxxx (where xxxxxxxxxx represents a TIN), from a provider prompt displays a list of providers with the TIN. Entering T,xxxxxxxx from a vendor prompt displays a list of vendors assigned to the TIN. In either case, a Federal Tax ID Display screen appears for the selected TIN, displaying associated MHC provider or vendor code(s), name(s) and address(es).

CAPITATION

AUTOMATE THE REDUCTION OF CHARGEBACK CLAIMS FROM A PCPs CAPITATION CHECK (8-00999-R16)

To accommodate capitation arrangements where covering physicians are paid FFS and such payment should be deducted from the PCP's capitation check, MHC was enhanced to automate the chargeback process based upon a user defined set of criteria.

ASSIGN MAXIMUM NUMBER OF MONTHS FOR RETROACTIVE CAPITATION PAYMENTS
(9-00042-R16)

Both the PCP and non-PCP capitation calculation processes have been enhanced to allow definition of a set number of months for retroactivity. The retroactive month limit is defined at the LOB level and may be overridden at the provider/region/capitation level. If no value exists at the provider/region/capitation level, then the default value at the LOB level will be used. In either case no more than 12 months of retroactivity may be calculated.

EFFECTIVE DATE DRIVE CAPITATION RATE TABLES (8-00878-R16)

PCP and Non-PCP capitation rate tables were enhanced to be effective date driven in order, to maintain a history of capitation rate changes.

SORT CAPITATION REPORTS BY VENDOR (8-01014-R16)

The following capitation reports now provide an option to sort by vendor.

      -     HC153.2.1 PCP Capitation Summary

      -     HC153.2.2 PCP Capitation Detail

      -     HC153.2.3 PCP Capitation Adjustment Detail

      -     HC152.2.1 Non-PCP Capitation Summary

      -     HC152.2.2 Non-PCP Capitation Detail

      -     HC152.2.3 Non-PCP Capitation Adjustment Detail

USE VENDOR TO DETERMINE NON-PCP (EPP)

A new flag will be added to the Initialize Utilization Constants screen (IN2.2) that will allow health plans to use the service provider's vendor for non-PCP determination. When this functionality is activated and the claim provider's vendor matches the vendor of an assigned non-PCP, the capacity of the claim will be set to the non-PCP capacity code.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

ENROLLMENT

AUTO PCP ASSIGNMENT (EPP)

During membership data-in processing a new table will determine to which PCP an enrolled member should be assigned. The new table will store the PCP assignment parameters by effective date and may vary by LOB. When members are 'manually' entered, PCPs that match the criteria in the PCP tables will display in order of appropriateness for manual selection of the correct PCP.

AUTOMATE TRANSFER OF PCP's PANEL (EPP)

When a PCP leaves a provider network, a new program allows transfer of that PCP's patients to another PCP by effective date. A report will be generated if the new PCP panel size is exceeded; however, the user may override the new PCP panel size allowing the transfer to take place.

AUTOMATE NON-PCP ASSIGNMENT AND TRANSFER (EPP)

A new screen may be used to create panels of non-PCP providers, which may then be assigned to PCPs, LOBs or regions. These non-PCP panels are effective date driven. These panels may be automatically assigned to newly enrolled members, those transferring PCPs, regions or groups, or when changes within a panel are made.

SUSPEND CLAIMS AT GROUP LEVEL (EPP)

A new flag at the Employer Group level may be set to suspend all claims for the group when the claim date of service is on or after the group suspension effective date. Once the group is released from suspension, a mass group unsuspension process exists to release the associated claims. This process removes the group suspension warning message from all of the groups pended claims; however, claims suspended for reasons other than the group suspension flag will remain in a suspended state for manual review and release.

MEMBER LEVEL BENEFITS (8-00386-R15)

For groups using ASO billing method 4 or 5, the group may offer a choice of benefits to their employees and employee dependents. On the Enter/Update Group Benefit Information screen, flags are set to indicate:

Whether the employer group permits member level benefit selection

Whether the dependent member will choose from either the benefit types selected by the subscriber or the benefit types that are valid for the group. (This flag setting at the group level may be overridden on Enroll Subscribers or Change Subscriber's Data screens.)

A new option was added to the Member Inquiry Control Screen (INQ) to view a member's benefit type(s).

MEMBERSHIP RETROACTIVITY REPORT (6-10340-R15)

Membership Data-in Processing was modified to process retroactivity in a manner similar to the Disenroll/Reenroll a Member screen (HC115). The user may choose to not process retroactivity; to detect retroactivity and add a message to the existing reports; or to generate a full retroactivity report. The choices are available from the Set Up Membership Data-in Constants screen, which was rewritten in SB+. Retroactivity may be run for audits, updates, and automatic disenrollment. In addition, the full retroactivity report is available from a new Membership Retroactivity Report screen.

BENEFITS

BENEFIT LIMIT ENHANCEMENTS (8-00384-R15)

The same functionality available for Coinsurance definition has been added to the Copayment option. The following fields may be defined for a copay:

      -     Expiration period

      -     Number of years

      -     Limit by either a percentage or dollar amount

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

      -     Limit by either a visit or dollar amount

      -     Maximum copayment per visit amount

Benefit Limit screen HC345 now allows assignment of multiple groupers including deductible, coinsurance and out-of-pocket.

NON-COVERED BENEFIT DEFINITION WITH AUTO-DENY FUNCTIONALITY (EPP)

A health plan may indicate that specific services/diagnoses are not covered by a plan through definition of non-covered benefits. There are two means of defining non-covered benefits. If only the benefit's Non-Covered flag is set to 'Y', the claim will suspend with a standard 'non-covered benefit' message. If the Non-Covered flag is set to 'Y' and a denial claim adjustment code is assigned to the benefit, the claim adjustment code will be automatically assigned to procedure lines matching the non-covered benefit and all values except the requested amount will be set to zero. The second method fully automates denial of non-covered services. This enhancement encompasses claims processing through manual, tape and electronic claims entry.

COPY UTILITY FOR BENEFIT CODES AND BENEFIT PLANS WITH AUTOMATIC EMPLOYER GROUP
(EPP)

New utilities were created to copy a benefit code or benefit plan. The new copy functionality is available as a Change Field option (COPY) on HC348 and HC343. When a benefit plan is modified, another new screen allows health plans to indicate if all employer groups assigned to that benefit plan should be automatically updated.

CLAIMS ADJUDICATION

LINE ITEM DIAGNOSIS (6-00825-R15)

Up to four of the diagnosis codes entered on HC441 may be linked to each procedure line on HC441.1. When positioned at the DIAG field of any procedure line on HC441.1, up to eight of the diagnosis codes display at the lower left hand section of the screen with associated reference numbers. Keying through the DIAG field will automatically assign diagnosis codes (up to four) to the procedure line.

UTILIZE ALL DIAGNOSIS CODES DURING CLAIMS, AUTHORIZATION AND PRECERT ADJUDICATION (EPP)

A new initialize flag allows health plans to determine how many diagnoses per line to consider during the adjudication process to determine benefits for claims, authorizations and precertifications.

FREE FORM & LONG DESCRIPTION CLAIM ADJUSTMENT CODES (PSR 9-10919-R15.3)

Health plans may now define an extended claim adjustment code description consisting of three lines with sixty characters per line. In addition, by entering FFA at the ADJ field on HC441.1, a new System Builder Screen allows entry of free form comments with the same size limit as a predefined Claim Adjustment Code Description. The new change field option 'FFA#' allows a user to view the free form comment for a specific line (#). EOBs and RAs were enhanced to print the full free form or extended Claim Adjustment Code description.

ASSIGN MULTIPLE CLAIM ADJUSTMENT CODES (R-15)

Multiple claim adjustment codes may be assigned to each procedure line and a new change field option 'PA#' may be used to page through the claim adjustment codes for a specific procedure line (#).

LINE ITEM DENIAL (6-00418-R-15)

A new flag has been added to Claim Adjustment Codes allowing it to be used for denial only purposes. MHC has been enhanced to allow denial of services by individual claim line using one of the 'denial' type Claim Adjustment Codes. Denial of the claim line may be performed through entry of DNx at the Change Field, where 'x' represents the line item to be denied. The user will then be prompted to enter a denial claim adjustment code that is automatically assigned to the procedure line. The Denied Services report was renamed and modified to list all denied claim lines based upon selection criteria.

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

EARLY PERIODIC SCREENING, DIAGNOSIS, AND TREATMENT (EPSDT) (8-00650-R15)

Health plans may now designate specific procedure and diagnosis codes as EPSDT related. When an EPSDT tagged procedure and/or diagnosis is entered on a claim of a member under the age of21; the EPSDT flag on the claim line is automatically set to 'Y'. Users may also override the authorization requirement when the procedure is identified as EPSDT related.

TIMELY CLAIM FILING FLAG (EPP)

Health plans may define a claim-filing limit at the employer group or LOB level by using the new 'TC' change field option on these screens. Timely filing limits may be defined for participating and non-participating providers. The filing limit may be defined to represent the number of days between the date of service and either the date the claim is received by the health plan, or the date of entry into the MHC. If the claim line exceeds the timely filing limit, the claim line may be suspended or automatically denied based upon the timely filing criteria.

FLEXIBLE DUPLICATE CLAIMS CHECKING CRITERIA (EPP)

Duplicate claim checking logic is modified to allow a health plan to vary duplicate claim criteria by LOB.

The pre-defined duplicate claim data elements with some user definition flexibility include:

      - Patient Identifier-MHC number, Social Security Number, Health Plan ID, Recipient ID, Medicare ID.

                    Date of Service

      -     Procedure Code

Users may customize the duplicate check criteria by adding:

      - Provider Identifier - MHC provider ID, provider TIN, UPIN, or provider NPI

      -     Vendor Identifier - MHC vendor ID, Vendor TIN, Vendor NPI

      -     Place of Service

      -     Procedure Code Modifier

Users may also be able to define the number of matches required for a 'suspension or warning' and the number of matches required for an automatic denial. The program will check the entire date range on a claim line for overlaps and matches with dates on previous claims.

AUTOMATICALLY RECALCULATE MANUALLY ADJUSTED CLAIM LINES (EPP)

As an alternative to the current process of manual claim line recalculation when one of the line item amounts has been manually modified, the system will be enhanced to automatically recalculate the claim line based upon the values of the manually changed field.

The recalculation process may be activated from a new initialize flag with options to auto recalculate, prompt the user for system recalculation or continue to follow the current manual adjustment process.

The PAID AMOUNT, WITHHOLD, COPAY, COINSURANCE, DEDUCTIBLE and DISCOUNT amount on a claim line will automatically be recalculated if manual adjustments are made to any of the following fields: MAX.AMT, COB.AMT, WHOLD, DISCOUNT, COPAY, COINS and/or DED.AMT.

No automatic recalculation of fields will occur if the Paid Amount is manually changed.

INTERIM CLAIMS PROCESSING (EPP)

Because, hospitals often need to submit an interim bill to payers for patients who have extended facility stays, a new prompt will be added to all claims adjudication processes to capture an interim claim indicator from the UB92 Type of Bill Code. The presence of this indicator will bypass the requirement of discharge date entry.

HCFA1500 AND UB92 CLAIMS ENTRY SCREENS (R16.1)

A new series of three screens were designed to capture all data submitted on a HCFA1500 claim form. Fields within the screen flow in the same order found on a HCFA150Q form. These new screens are used for data capture and reporting only. When filed, a MASTER CLAIM record is created and adjudication still takes place on the HC441, HC441.1 and HC442 screens.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

Four new screen(s) were created to capture UB92 data. These screens are laid out in the same order as a UB92 claim form to capture all data fields within the UB92 claim form. All new fields are for data capture and reporting only. Ten new code files were also created for UB92 claims for code validation purposes. Reports for each of the following code files are also available:

         Type of Bill             Admit Source                Condition Codes

         Admit Type               Patient Status Codes        Revenue Codes

         Condition Codes          Occurrence Codes            Value Codes

         Employment Status Code

PROCESSING EFFICIENCIES

EFFECTIVE & INACTIVATION DATES FOR PROCEDURE AND DIAGNOSIS CODES (R17)

Effective and Inactive dates will be added to both procedure code as and diagnosis codes. The field length for procedure codes will also be expanded from 7 to 11.

MULTIPLE MODIFIERS FOR A PROCEDURE CODE (R17)

An enhancement will be made to capture up to 4 modifier codes on a claim line. Only the first modifier entered will be considered for pricing purposes.

INQUIRY ONLY SCREENS (EPP)

New functionality allows users access to various code files in an 'inquiry only' mode. Access to the new inquiry screen will be available from the change field HC441, HC442.2, HC431, HC4102 and a number of other screens.

CUSTOMER SERVICE

INQ ADDED TO CSIM SCREENS (8-00386-R15)

An inquiry (INQ) option has been added to the change fields of the following CISM screens to enable the user to view a member's benefit types as well as the other options available:

      -     CSIM200 - Enter/Update Calls

      -     CSIM306 - Enter/Update Callers

      -     CSIM406 - Caller Inquiry

      -     CSIM701 - Member Document Inquiry

MEDICAL MANAGEMENT

INQUIRE AND ASSIGN PROCEDURE GROUP OR PROCEDURE CODE TO PRE-CERTIFICATIONS (R15)

Users now have the capability to inquire and assign either a procedure code or a procedure group on HC4102, Initial Certification - Screen 1.

AUTHORIZATION ACCUMULATOR INQUIRIES (6-00352-R15)

Entry of 'AA' at the change field for claims, authorizations and pre-certifications accesses HC128, the Authorization Inquiry screens. This screen lists the benefit limit, with the authorized, approved; claimed and available limits for a benefit.

ADD BENEFIT BALANCE TO HC128 (EPP)

The Accumulator Inquiry screen (HC128) will be enhanced to display the remaining benefit balance. The balance will be the difference between the benefit limit and the amount claimed.

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

DIAGNOSIS UTILIZATION REPORT (6-00333-R15)

This new report includes services associated with a diagnosis code (range), diagnostic group or DRG within a specified date range. The report may be selected by provider(s), provider specialty(s), member(s), LOB(s), region(s), group(s), age range(s) and/or member gender. Denied services may be included or excluded and two levels of sort are offered.

OPEN AUTHORIZATIONS AND PRE-CERTIFICATIONS (EPP)

Health plans will have the ability to enter a single authorization/pre-certification record to cover a full episode of care. Claims from different providers may be matched to a single authorization/pre-certification record. This will be accomplished by defining the authorization/pre-certification as a 'global auth' record. With an 'global auth' record, multiple 'referred to' providers may be entered on a new sub-screen accessible from the change field on HC431 or HC4102, or new providers associated to the episode by place of service and date range, may be updated to this sub-screen automatically through claims processing routines. In addition, referral inquiry screens will be modified to display the phrase 'Open Authorization' in place of the vendor name when open authorizations/referrals exist.

RESTRICT UPDATES BY ADJUDICATOR CODE (EPP)

Currently options /15, /16, /17 and /18 on the Certification Entry/Update screen allow a user to update the data in the associated records. Health plans will now be able to limit access to these records based upon the users SB+ User ID. Options available will include inquiry only mode or update capability.

MEDICARE RECONCILIATION MODULE

MEDICARE RECONCILIATION MODULE (MRM) (CR012225-CR012230-R16.1)

The MHC Medicare Reconciliation Module (MRM) was brought into HCFA compliance. It now accommodates the revised Membership Detail Report, which includes adjustment data used for the new Premium Calculation and Reconciliation.

The following critical areas were addressed in this enhancement:

      - The program that receives the HCFA Reply file was changed to include the new data elements of the Membership Detail report.

      -     The AAPCC cells now include 'Rescaling Factors'.

      - Membership billing records were revised to include the new risk payment data elements.

      - Reconciliation reports were revised for the new data elements between HMO and HCFA.

      -     Premium Revenue calculates according to risk adjustment data.

      - Results of risk adjusted premium process were blended with the historical method to calculate gross premium.

      - GL allocations were expanded/refine to recognize new revenue segments (i.e. risk component, etc.).

LASER PRINTING

RXLASER (8-00773-R15)

Several screens and programs have been created that will allow a health plan to select a laser report output for EOBs, group bills, remittance advices, accounts payable checks, membership cards, other reports. The laser output is selected and entered through the laser screens. Once all forms are complete, this information is sent to RxLaser to produce a laser printer chip containing all the required information. The laser chip is returned to the health plan site for installation in a laser printer. Once the laser printer chip is installed, the information can be transferred from the test account to the live account. Thereafter, whenever a laser output designation is made, the laser printer chip in the printer recognizes the commands and produces results according to your selected laser output. Standard output versions will continue to be available for these functions.

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Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

DATA TRANSACTION ACCESS (DTA)

DATA TRANSACTION ACCESS (S003231 - R15.3)

Health plans may require the use of database changes in the production environment to trigger subsequent database changes in the data warehouse environment. These database changes are identified by data files in the uniVerse database environment. A standard subroutine (referred to as CUST.HOOK) will be supplied for data tracking proposes. To meet its business needs, a health plan may modify the CUST.HOOK subroutine for specific files or create additional files to track data changes. These files and client-written subroutines will not be considered part of the standard MHC R15.3 package and will not be maintained by CSCH. This functionality is switch driven at a high level and is on a go-forward basis. No transaction logs from history will be built. Many of the uniVerse data files that are monitored for file update activity are also accessed directly by client specific ancillary systems such as Appointment Scheduling, Pharmacy, and LAB.

ELECTRONIC DATA INTERCHANGE

Since the MHC Electronic Commerce Modules do not format the data into an ANSI X12 format, it is essential that a mapping tool, clearinghouse or some other data translation utility or service be used to map the incoming and outgoing data from and to the mandated X12 formats. CSC recommends the use of an EDI mapping tool or our Direct Connect EDI clearinghouse. This provides a way to receive the X12 transaction, map it to the MHC interface format, run the load or extract process, validate the data, and load it into the MHC Database. MHC will handle the following HIPAA transactions in batch mode.

DATA PROCESSING ENHANCEMENTS (7-00443, 7-00444, 8-00667 - R15)

A new MHC screen enables users to define valid EDI Trading Partner codes. The data-in processing routines have been enhanced to load data for EDI processing. The data-out processes have been enhanced to output data for outbound mapping to standard EDI documents through a translator.

HIPAA TRANSACTION SETS (R17)

MHC will be enhanced to support the following HIPAAANSI X12 batch transactions:

      -     S005868 - EDI 270-271 Eligibility & Benefits Inquiry & Response

            MHC will be modified to process a request for eligibility and return a response. Requests for eligibility may be generic or specific. If there are no errors (reject reasons) found during the processing of the request, MHC will return a response detailing the member's eligibility for the request. If the member is eligible for the request, deductible, co-pay, and/or coinsurance information will also be returned, if applicable.

      -     S006186 - EDI 820 Premium Payment

            A new module will be developed on Accounts Receivable to allow premium payment information for group billing to be received electronically. Transmitted data will be required to be in the ASC X12 820, Payroll Deducted and Other Group Premium Payment for Insurance Products, format.

      -     S005960 - EDI 834 Enrollment

            Changes will be made to the existing Membership From Data-In module in MHC to support an interface with data from an ANSI XI2 834 version 4010. Data elements not used in MHC processing will be captured and stored in the FM.EDI.834 file. Data elements in the FM.EDI.834 file will not have an edit/inquiry screen and will not impact membership processing in MHC.

            The MHC Members From Data-In module will be enhanced to update the MEMBERS file with the key to the FM.EDI.834 file and to allow the printing of multiple ID cards.

      -     S005961 - EDI 835 Remittance Advices

            MHC will be enhanced to allow it to generate an outbound UNIX flat-file containing the data necessary to translate into a standard ANSI X12 835 for claim payments and/or remittance advice statements processed through MHC's standard accounts payable. The ability to send electronic claim payments (EFTs), electronic remittance advice statements (ERA's) or both in a single 835 record will be added to MHC.

      -     S005299 - EDI 837 Claims - Institutional and Professional

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

            MHC will be enhanced to support the 4010 version of the ANSI X12 837 claims transactions. This enhancement will support both institutional and professional claims. Pharmacy and Dental will not be considered as part of this enhancement.

DISCLAIMER: MHC release/enhancement package content is subject to change without notice due to funding, scheduling, or resource requirement changes. Nothing contained in this document shall be construed as a commitment by CSC's Healthcare Group to provide such an enhancement in the reference product release/enhancement package. Information contained in the document is provided solely to give customers a general statement of product direction and shall not create any warranty herein.

(C)2000 Computer Sciences Corporation, Inc.                        July 11, 2001
Proprietary Information of CSC Healthcare, Inc.
Duplication and/or distribution without prior written approval is expressly prohibited

                                   [CSC LOGO]

                                                           Control No. 20206.E19
                                                                 January 3, 2002

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION:    System Consulting

      START DATE:          January 4, 2002

      STATEMENT OF WORK:

      Distribute MASTER CLAIM file per case #C121863

      -     Analyze MASTER CLAIM file to determine which algorithm to design.

      -     Design and test algorithm for the file.

      -     Create all files for the distributed file.

      -     Load sample data into the distributed file.

      -     Verify data and test data access form distributed file.

      -     Provide loading instructions to CUSTOMER.

      -     Questions and answers sessions.

Billing Rate: $215.00/hour

Estimated Hours: 4-12                      Estimated Cost: $860.00 - $2,580.00*

Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E19
                                                                 January 3, 2002

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                                           CSC HEALTHCARE, INC.

By: /s/ [ILLEGIBLE]                                By: /s/ Beverly Havens
    ----------------------------                       ------------------
Name: [ILLEGIBLE]                                  Name: Beverly Havens
Title: CFO, COO                                    Title: VP MHC/BPO
Date: Jan 03, 2002                                 Date: 1/22/02

[CSC LOGO]

                              (C)2000 CSC Healthcare
                    Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E20
                                                                  April 30, 2002

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION: Direct Connect EDI Implementation Services for the Standard Payor Package inclusive of 837 Professional Inbound Claims, 837 Institutional Inbound Claims, 835 Outbound Remittance, and Unsolicited Claims Status

      START DATE:       To be determined

      STATEMENT OF WORK:

      The implementation of the 837 Professional Inbound Claims, 837 Institutional Inbound Claims, 835 Outbound Remittance, and Unsolicited Claims Status transactions consist of the following elements:

      EDI Consulting Assessment includes:                          50 - 60 HOURS

            The EDI Consulting Assessment component includes a review of the client's current EDI capability and technology and will define the components to meet the client's expectation for post-implementation EDI capability. This will include an assessment of EDI Trading Partners and transaction-specific requirements; identification of MHC custom modifications that may impact EDI processing and an assessment of the impact; and identification of transaction-specific workflows and an assessment of potential procedural issues. The completion of this assessment will allow the definition of the EDI Implementation project scope and will provide a more accurate estimation of effort.

      Project Manager\Claims Consulting includes:                  64 - 80 HOURS

            Manages projects by scheduling, developing detailed plans, defining scope and priorities;

            Ensures appropriate expertise for project;

            Ensures project deadlines are established and adhered to;

            Communicates the project goals and processes to the team;

            Acts as point-of-contact for client;

            Facilitates communication with client in order to maintain smooth operations and build client relationships;

            Gathers feedback from client on project results;

            Analyzes feedback and incorporates it into future projects.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                    [CSC LOGO]

                                                           Control No. 20206.E20
                                                                  April 30, 2002

                                    SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

     Network Operations includes:                                50 - 100 HOURS*

            Ensures client has Payor-ID;
            Manage EDI testing process, contact and coordinate providers to ensure data is submitted and received in a timely manner;

            Conduct initial setup of communication, research initial problems; implement solutions as appropriate;

            Provide technical support on hardware communication; answer technical questions and provide appropriate course of action;

            Research and analyze all errors; determine appropriate course of action;

            Define and document standard data edits;

            Customize maps based on standard data edits.

      Training includes:                                                 8 HOURS

            A CSC Educator will conduct training on the Electronic Commerce Module introduced in MHC Release 17.

Estimated Hours: 172 - 248 hours

Billing Rate: $ 184.00/hour

Estimated Cost:         $31,648 - $45,632

Less Package Discount:  $(6,330)- $(9,126)

Total Estimated Cost:   $25,318-  $36,506**


* Estimated hours may change upon completion of the EDI Consulting Assessment.

** Price does not include travel and per diem expenses.

This Schedule E must be executed concurrently with the attached Electronic Claims Services Agreement to remain valid.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E20
                                                                  April 30, 2002

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

CUSTOMER                            CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                By: /s/ Beverly Havens
    ----------------                    ------------------
Name: SANDRA TIMKO                  Name: BEVERLY HAVENS
Title: VP                           Title: Vice President MHC/BPO
Date: 5/29/02                       Date: 7/9/02

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                      ELECTRONIC CLAIMS SERVICES AGREEMENT

CUSTOMER HealthSpring Management, Inc.

ADDRESS 44 Vantage Way, Suite 300, Nashville, TN 37228

CONTACT: Sandy Timko                PHONE 615-291-7039

CSC Healthcare, Inc. (CSCH), 26711 Northwestern Hwy., Suite 600, Southfield, MI 48034, by its acceptance of this Agreement, agrees to provide the Customer the services set forth on the schedule of services at the rates set forth on the fee schedule. Customer, by its acceptance of this Agreement, acknowledges and agrees that this is an agreement for a one (1) year term.

                              SCHEDULE OF SERVICES

1. Accept and forward all applicable transactions as specified on Schedule 20206.E20 as communicated to CSCH's computer center for this Customer.

2.    A monthly statement for all transactions will be sent to this Customer.

                                   FEE SCHEDULE
                           (See attached Addendum (s))

               (Agreement not valid without executed Addendum (s))
      THIS AGREEMENT IS SUBJECT TO ADDITIONAL TERMS AND CONDITIONS ON THE FOLLOWING PAGES WHICH CUSTOMER ACKNOWLEDGES HAVE BEEN READ AND ARE A PART OF THIS AGREEMENT.

CUSTOMER                            CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                By: /s/ Beverly Havens
    ----------------                    ------------------
Name: SANDRA TIMKO                  Name: BEVERLY HAVENS
Title: VP                           Title: Vice President MHC/BPO
Date: 5/29/02                       Date: 7/9/02

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL SIGNED BY CSCH.

                                   [CSC LOGO]

                            CSCH TERMS AND CONDITIONS

1. TERM OF AGREEMENT. This Agreement shall commence on the effective date hereof and is not terminable by Customer for a period of one (1) year. After the initial term of the Agreement, the Agreement may continue in effect until terminated by either party upon sixty (60) days written notice to the other.

2. PAYMENT. Customer will be invoiced monthly for the previous month's services. Invoices shall be payable in full within ten days of receipt. Invoice items in dispute will not incur any late fees during the period of dispute.

3.    ADDITIONAL SERVICES.

      a. CSCH may, at Customer's request, render services to Customer in addition to the services described in the Schedule of Services. Any such additional services shall be rendered pursuant to an Addendum to be executed by the parties, which Addendum shall become part of this Agreement as though fully set forth herein.

      b. The rates set forth in the Fee Schedule include telephone line charges.

      c. Customer shall pay a start up/implementation fee as defined in Schedule E20, which will cover delivery of services by CSCH attached hereto.

4. ACCESS TO SYSTEM: INSTRUCTIONS. Customer must provide, and permit CSCH to access Customer's system in order to facilitate problem determination and resolution. Access shall include, but not be limited to, modem access or access via Internet connections. Customer shall be responsible for all consequences of its failure to (i) allow CSCH proper access to the Customer's system and (ii) supply accurate input information. CSCH shall render its services hereunder pursuant to instructions given to it by Customer, it being understood and agreed that Customer assumes the exclusive responsibility for such instructions.

5. AVAILABILITY OF SYSTEM. Customer will make the system available for access by CSCH on a 24 hour, 7 day per week basis.

6.    PROPRIETARY RIGHTS; CONFIDENTIALITY.

      a. Customer acknowledges that all materials (except reports delivered by CSCH to Customer) and computer programs used or prepared by CSCH in connection with the work performed or services rendered by CSCH shall remain the exclusive property of CSCH, unless otherwise stated in this Agreement.

      b. Customer agrees that Customer, its officers, employees and agents shall maintain all information disclosed to it by CSCH in connection with this Agreement in confidence and will not disclose any such information to anyone else, nor use it for its benefit or for the benefit of others without the consent in writing of CSCH; provided, however, that Customer shall have the right to use any such information for its own necessary internal purposes while this Agreement is in effect.

                                   [CSC LOGO]

      c. CSCH will treat as confidential and will not use for CSCH's own corporate purposes or reveal to anyone outside CSCH's own organization any data entered by Customer into the system or to be forwarded to Customer by others, except the appropriate trading partners. CSCH will instruct its employees having access to such data to keep such data confidential by using the same care and discretion that CSCH uses with respect to CSCH's own confidential data. The provisions of this paragraph shall not apply to data or information which (a) is in or becomes part of the public domain,
            (b) is known to CSCH previously, (c) is independently developed by CSCH outside of this Agreement or (d) is rightfully obtained by CSCH from third parties. Customer agrees to use best efforts to maintain confidentiality of all information disclosed to it by CSCH at each Customer location.

7.    LIMITATION OF LIABILITY.

      a. If CSCH shall commit any error or omission in, or fail or be unable for any reason (because of negligence or otherwise) to furnish or supply to Customer the services described in the Schedule of Services, the exclusive liability or responsibility of CSCH hereunder shall be to furnish to Customer the correct report or data or to resume the services or deliver the reports contemplated, as the case may be, as soon as reasonably practicable. CSCH shall not be liable or responsible to Customer or to any third party for any loss or damage which it or any of them may suffer or incur by reason of such error, omission or failure.

      b. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, CSCH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CSCH BE RESPONSIBLE FOR INDIRECT OR
            CONSEQUENTIAL DAMAGE.

8. Customer hereby indemnifies and agrees to hold CSCH harmless against any and all claims, actions, causes of action, loss, costs or damages to person or property resulting or arising from Customer's submission of data to or through CSCH. The foregoing indemnification includes but is not limited to, actions pursuant to federal and state laws prohibiting improper or inappropriate submission of data to third party payers. Customer acknowledges that CSCH is merely a conduit for submission of Customer's data and information to third parties and that CSCH takes no part in selecting the contents or substance of data or information submitted by the Customer. Customer further acknowledges and agrees that this Agreement establishes CSCH's authority only for submission of data on behalf of Customer and not for selection of data or information by CSCH.

                                   [CSC LOGO]

9. NOTICES. All notices shall be in writing and shall be forwarded by registered or certified mail and sent to the parties at the addresses set forth or to such other addresses as the parties shall specify by notice given pursuant hereto.

10. REPRESENTATIONS: ENTIRE AGREEMENT; MODIFICATIONS. Customer acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter, supersedes all existing agreements between them concerning its subject matter and no oral statements, representations or prior written material not contained in this Agreement or incorporated herein shall have any force or effect. This Agreement shall not be modified in any way except by a writing ascribed to by both parties.

11. ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assignees, including, without limitation, any successor to either party resulting by reason of corporate merger or consolidation or incorporation of a partnership. Any changes in assignability by either party, shall be put in writing with sixty (60) days prior notice.

12. RETURN OF RECORDS. Upon termination of this Agreement for any reason, CSCH at Customer's request, will provide a computer print-out or electronic media of all Customer's records then contained in the system, provided that CSCH has been paid for all services rendered to the date of termination and provided, further, that CSCH is paid for such computer print-out or electronic media at its then standard rates.

13. PURCHASE ORDER. If Customer issues a purchase order or memorandum or other instrument covering the services herein provided, it is specifically understood and agreed that such purchase order, memorandum or instrument is for Customer's internal purposes only and any and all terms contained therein, whether printed or written, shall be of no force or effect.

                                   [CSC LOGO]

                                                           Control No. 20206.E21
                                                                      Revision 4
                                                                   June 11, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC.

      TASK DESCRIPTION: Direct Connect EDI Implementation for 834 Enrollment Inbound, 834 Enrollment Outbound, 820 Inbound Premium Payment, 276/277 Claims Status Inquiry/Response (Batch), 270/271 Eligibility
      Inquiry/Response (Batch) and 278 Referral Request/Response (Batch) Transactions

      START DATE:                   To be determined

      STATEMENT OF WORK:

      The implementation for the transaction of 834 Enrollment Inbound, 834 Enrollment Outbound, 820 Inbound Premium Payment, 276/277 Claims Status Inquiry/Response (Batch), 270/271 Eligibility Inquiry/Response (Batch) and 278 Referral Request/Response (Batch) consists of the following elements:

      EDI Consulting/Assessment includes:                              186 hours

            The EDI Consulting Assessment component includes a review of the client's current EDI capability and technology and will define the components to meet the client's expectation for post-implementation EDI capability. This will include an assessment of EDI Trading Partners and transaction-specific requirements; identification of MHC custom modifications that may impact EDI processing and an assessment of the impact; and identification of transaction-specific workflows and an assessment of potential procedural issues. The completion of this assessment will allow the definition of the EDI Implementation project scope and will provide a more accurate estimation of effort.

      Project Management includes:                                      88 hours

            Manages projects by scheduling, developing detailed plans, defining scope and priorities;

            Ensures appropriate expertise for project;

            Ensures project deadlines are established and adhered to;

            Communicates the project goals and processes to the team;

            Acts as point-of-contact for client;

            Facilitates communication with client in order to maintain smooth operations and build client relationships;

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E21
                                                                      Revision 4
                                                                   June 11, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

            Gathers feedback from client on project results;

            Analyzes feedback and incorporates it into future projects.

      Network Operations includes:                                   110 hours*

            Ensures client has Payor-ID if applicable;

            Manage EDI testing process, contact and coordinate providers to ensure data is submitted and received in a timely manner;

            Conduct initial setup of communication, research initial problems; implement solutions as appropriate;

            Provide technical support on hardware communication; answer technical questions and provide appropriate course of action;

            Research and analyze all errors; determine appropriate course of action;

            Define and document standard data edits;

            Customize maps based on standard data edits.

      Training includes:                                                36 hours

            Transaction specific set-up and instruction.

Billing Rate:       $175.00/hour
Estimated Hours:     420 hours**               Estimated Cost: $73,500.00***

*   Estimated hours may change upon completion of the EDI Consulting
    Assessment.

** Implementation hours are estimates and may not reflect CUSTOMER's actual implementation hours; a Change Control Notice will be issued should scope or hours estimate change.

*** Price does not include travel and per diem expenses.

This Schedule E must be executed concurrently with the attached Electronic Services Agreement to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E21
                                                                      Revision 4
                                                                   June 11, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER and returned to CSCH within thirty (30) business days from Schedule date.

CUSTOMER                            CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger          By: /s/ Katherine Bland
    ----------------------              -------------------
Name: David K. Ellwanger            Name: Katherine Bland
Title: President                    Title: Director of Finance
Date: 07-07-03                      Date: 9/12/03

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                          ELECTRONIC SERVICES AGREEMENT

CUSTOMER HealthSpring Management, Inc.

ADDRESS 44 Vantage Way, Suite 300, Nashville, TN 37228

CONTACT: Tim Riley                  PHONE 615-291-7039

CSC Healthcare, Inc. (CSCH), 26711 Northwestern Hwy., Suite 600, Southfield, MI 48034, by its acceptance of this Agreement, agrees to provide the Customer the services set forth on the schedule of services at the rates set forth on the fee schedule. Customer, by its acceptance of this Agreement, acknowledges and agrees that this is an agreement for a one (1) year term.

                              SCHEDULE OF SERVICES

1. Accept and forward all applicable transactions as specified on Schedule 20206.E21 Revision 4 as communicated to CSCH's computer center for this Customer.

2.    A monthly statement for all transactions will be sent to this Customer.

                                  FEE SCHEDULE
                           (See attached Addendum (s))

               (Agreement not valid without executed Addendum (s))
      THIS AGREEMENT IS SUBJECT TO ADDITIONAL TERMS AND CONDITIONS ON THE FOLLOWING PAGES WHICH CUSTOMER ACKNOWLEDGES HAVE BEEN READ AND ARE A PART OF THIS AGREEMENT.

CUSTOMER                            CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger          By: /s/ Katherine Bland
    ----------------------              -------------------
Name: David K. Ellwanger            Name: Katherine Bland
Title: President                    Title: Director of Finance
Date: 07-07-03                      Date: 9/12/03

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL SIGNED BY CSCH.

                                   [CSC LOGO]

                            CSCH TERMS AND CONDITIONS

1. TERM OF AGREEMENT. This Agreement shall commence on the effective date hereof and is not terminable by Customer for a period of one (1) year. After the initial term of the Agreement, the Agreement may continue in effect until terminated by either party upon sixty (60) days written notice to the other.

2. PAYMENT. Customer will be invoiced monthly for the previous month's services. Invoices shall be payable in full within ten days of receipt. Invoice items in dispute will not incur any late fees during the period of dispute.

3.    ADDITIONAL SERVICES.

      a. CSCH may, at Customer's request, render services to Customer in addition to the services described in the Schedule of Services. Any such additional services shall be rendered pursuant to an Addendum to be executed by the parties, which Addendum shall become part of this Agreement as though fully set forth herein.

      b. The rates set forth in the Fee Schedule include telephone line charges.

      c. Customer shall pay a start up/implementation fee as defined in Schedule E21 Revision 4, which will cover delivery of services by CSCH attached hereto.

4. ACCESS TO SYSTEM: INSTRUCTIONS. Customer must provide, and permit CSCH to access Customer's system in order to facilitate problem determination and resolution. Access shall include, but not be limited to, modem access or access via Internet connections. Customer shall be responsible for all consequences of its failure to (i) allow CSCH proper access to the Customer's system and (ii) supply accurate input information. CSCH shall render its services hereunder pursuant to instructions given to it by Customer, it being understood and agreed that Customer assumes the exclusive responsibility for such instructions.

5. AVAILABILITY OF SYSTEM. Customer will make the system available for access by CSCH on a 24 hour, 7 day per week basis.

6.    PROPRIETARY RIGHTS; CONFIDENTIALITY.

      a. Customer acknowledges that all materials (except reports delivered by CSCH to Customer) and computer programs used or prepared by CSCH in connection with the work performed or services rendered by CSCH shall remain the exclusive property of CSCH, unless otherwise stated in this Agreement.

      b. Customer agrees that Customer, its officers, employees and agents shall maintain all information disclosed to it by CSCH in connection with this Agreement in confidence and will not disclose any such information to anyone else, nor use it for its benefit or for the benefit of others without the consent in writing of CSCH; provided, however, that Customer shall have the right to use any such information for its own necessary internal purposes while this Agreement is in effect.

                                   [CSC LOGO]

      c. CSCH will treat as confidential and will not use for CSCH's own corporate purposes or reveal to anyone outside CSCH's own organization any data entered by Customer into the system or to be forwarded to Customer by others, except the appropriate trading partners. CSCH will instruct its employees having access to such data to keep such data confidential by using the same care and discretion that CSCH uses with respect to CSCH's own confidential data. The provisions of this paragraph shall not apply to data or information which (a) is in or becomes part of the public domain,
            (b) is known to CSCH previously, (c) is independently developed by CSCH outside of this Agreement or (d) is rightfully obtained by CSCH from third parties. Customer agrees to use best efforts to maintain confidentiality of all information disclosed to it by CSCH at each Customer location.

7.    LIMITATION OF LIABILITY.

      a. If CSCH shall commit any error or omission in, or fail or be unable for any reason (because of negligence or otherwise) to furnish or supply to Customer the services described in the Schedule of Services, the exclusive liability or responsibility of CSCH hereunder shall be to furnish to Customer the correct report or data or to resume the services or deliver the reports contemplated, as the case may be, as soon as reasonably practicable. CSCH shall not be liable or responsible to Customer or to any third party for any loss or damage which it or any of them may suffer or incur by reason of such error, omission or failure.

      b. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, CSCH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CSCH BE RESPONSIBLE FOR INDIRECT OR CONSEQUENTIAL DAMAGE.

8. Customer hereby indemnifies and agrees to hold CSCH harmless against any and all claims, actions, causes of action, loss, costs or damages to person or property resulting or arising from Customer's submission of data to or through CSCH. The foregoing indemnification includes but is not limited to, actions pursuant to federal and state laws prohibiting improper or inappropriate submission of data to third party payors. CSCH takes part in selecting the contents or substance of data or information submitted by the Customer. Customer further acknowledges and agrees that this Agreement establishes CSCH's authority only for submission of data on behalf of Customer and not for selection of data or information by CSCH.

                                   [CSC LOGO]

9. NOTICES. All notices shall be in writing and shall be forwarded by registered or certified mail and sent to the parties at the addresses set forth or to such other addresses as the parties shall specify by notice given pursuant hereto.

10. REPRESENTATIONS: ENTIRE AGREEMENT; MODIFICATIONS. Customer acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter, supersedes all existing agreements between them concerning its subject matter and no oral statements, representations or prior written material not contained in this Agreement or incorporated herein shall have any force or effect. This Agreement shall not be modified in any way except by a writing ascribed to by both parties.

11. ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assignees, including, without limitation, any successor to either party resulting by reason of corporate merger or consolidation or incorporation of a partnership. Any changes in assignability by either party, shall be put in writing with sixty (60) days prior notice.

12. RETURN OF RECORDS. Upon termination of this Agreement for any reason, CSCH at Customer's request, will provide a computer print-out or electronic media of all Customer's records then contained in the system, provided that CSCH has been paid for all services rendered to the date of termination and provided, further, that CSCH is paid for such computer print-out or electronic media at its then standard rates.

13. PURCHASE ORDER. If Customer issues a purchase order or memorandum or other instrument covering the services herein provided, it is specifically understood and agreed that such purchase order, memorandum or instrument is for Customer's internal purposes only and any and all terms contained therein, whether printed or written, shall be of no force or effect.

                                   [CSC LOGO]

                           CSCH FEE SCHEDULE ADDENDUM

  NEEDED                                                           PRICE
TRANSACTION                  TRANSACTION                      PER TRANSACTION
_________          837 Inbound Professional                              47
_________          837 Inbound Institutional                             47
_________          837 Outbound Professional                      _________
_________          837 Outbound Institutional                     _________

                   .55 = Claims and Unsolicited Claim Status Only
                   .47 = Claims, Unsolicited Claim Status and ERA
_________          835 Outbound Remittance (ERA)                  _________
                   FILE
_________          837 Inbound/Outbound Encounters                see table
   [X]             270/271 Eligibility (Batch)                    see table
   [X]             834 Enrollment Inbound                         see table
   [X]             834 Enrollment Outbound                        see table
   [X]             820 Inbound Premium Payment                    see table
   [X]             276/277 Claims Status (Batch)                  see table
   [X]             278 Inbound Referral (Batch)                   see table
   [X]             278 Outbound Referral (Batch)                  see table

                                    TABLE

                       0-100,000 records = 2 cents
                       100,001 - 250,000 records = 1 cent
                       250,001 + records = 1/2 cent
                       Minimum price negotiable based on file size and frequency of transmission

THIS ADDENDUM IS NOT EFFECTIVE UNTIL SIGNED BY CSCH.

CUSTOMER                            CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger          By: /s/ Katherine Bland
    ----------------------              -------------------
Name: David K. Ellwanger            Name: Katherine Bland
Title: President                    Title: Director of Finance
Date: 07-07-03                      Date: 9/12/03

                                   [CSC LOGO]

                                                           Control No. 20206.E24
                                                                   July 22, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION: QBD Training and Requirements Gathering

      START DATE: To be determined

      STATEMENT OF WORK:

      A CSCH Analyst shall provide an overview training session on CSCH's Quality Before Design ("QBD") technique and toolkit. In addition, the CSCH Analyst will work with the CUSTOMER on a minimal basis to gather the appropriate requirements for an individual, pre-established enhancement request.

      If additional requirements gathering assistance is requested after the visit, an additional schedule for services at CSCH's standard business rates will be sent to CUSTOMER for signature.

Prep Time:
Billing Rate:            $175.00/hour
Less Discount:           -175.00
Discounted Billing Rate: $0.00/hour

Estimated Hours:          16-20 hours      Estimated Cost: $0.00

QBD Training and Requirement Analysis:
Billing Rate:                              $175.00/hour
Less Discount:                              -175.00
Discounted Billing Rate:                   $0.00/hour

Estimated Hours:                            20 - 30 hours        Estimated Cost: $0.00

Total Estimated Cost:                      $0.00*

* Price does not include travel and living expenses.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E24
                                                                   July 22, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER and returned to CSCH within thirty (30) business days from Schedule date.

CUSTOMER                            CSC HEALTHCARE, INC.

By: /s/ Tim Riley                   By: /s/ Beverly Havens
    ----------------                    ------------------
Name: Tim Riley                     Name: Beverly Havens
Title: CIO/SVP                      Title: Vice President MHC/BPO
Date: Aug. 8, 2003                  Date: August 26, 2003

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E25
                                                                   July 22, 2003

                                    SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION: Installation of MHC Data Access Module

      START DATE:       To be determined

      STATEMENT OF WORK:

      Services will include setup and configuration of the MHC DataAccess module on both the test and production set of accounts.

Fixed Price Due Upon Execution: $2,000.00*

*Price does not include travel and living expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER and returned to CSCH within thirty (30) business days from Schedule date.

CUSTOMER                    CSC HEALTHCARE, INC.

By: /s/ [ILLEGIBLE]         By: /s/ Beverly Havens
    --------------------        ------------------
Name: [ILLEGIBLE]           Name: Beverly Havens
Title: CIO/SVP              Title: Vice President MHC/BPO
Date: 8/8/03                Date: August 26, 2003

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E26
                                                                 August 14, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION:  Consulting Services

      START DATE:        To be determined

      STATEMENT OF WORK:

      CUSTOMER is requesting to have the current UPG environment removed and recreated from CUSTOMER's production environment. CUSTOMER is also requesting to have the MASTER. CLAIM file in the production account moved to the appropriate data directory.

Billing Rate: $215.00/hour

Estimated Hours: 3 - 7 hours       Estimated Cost: $645.00 - $1,505.00*

*Price does not include travel and living expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves the right to modify, without notice, the terms and conditions of this Schedule, including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER and returned to CSCH within thirty (30) business days from Schedule date.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E26
                                                                 August 14, 2003

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                    CSC HEALTHCARE, INC.

By: /s/ [ILLEGIBLE]         By: /s/ Beverly Havens
    --------------------       ------------------
Name: [ILLEGIBLE]           Name: Beverly Havens
Title: CIO                  Title: Vice President MHC/BPO
Date: Aug 18, 2003          Date: 9/10/03

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                ADDENDUM TO ELECTRONIC CLAIMS SERVICES AGREEMENT

I. WEBMD

Upon execution of this Addendum, Customer elects to receive and transmit transactions from CSCH through WebMD ("WebMD"). Customer hereby authorizes CSCH to receive and transmit Customer's transactions from WebMD, subject to the terms of the Agreement, as supplemented by this Addendum.

Additional Terms and Conditions applicable to all WebMD transactions:

1. Customer shall accept transmission of transactions no less often than every business day.

2. Additional Pricing Requirements:

A. Customer shall furnish, on an annual basis as reasonably required by CSCH, the names and locations of its high volume providers submitting transactions to Customer. CSCH shall be entitled to provide this information to WebMD.

B. Customer shall accept all claims submitted for Customer through WebMD Services for delivery to Customer except as specified:
            Dental

C. Customer shall utilize all parts of WebMD's claim status exception report services as defined in the WebMD Transaction Specifications.

D. Customer shall furnish overall training for electronic claims transmissions to its claims office personnel.

E. Customer shall provide, in a format designated by CSCH from time to time a complete list of the names and locations of all providers of services to Customer or its enrollees.

F. Customer shall provide the following support to assist WebMD in jointly marketing the WebMD services with Customer:

      a. Participate in and otherwise support WebMD's regional sales seminars upon mutual agreement between Customer and WebMD; and

      b. Provide reasonable assistance to Customer's provider community regarding the use of WebMD services; and

      c. If requested by WebMD, Customer shall provide a letter from an executive in such Customer's Group Health Department expressing such Customer's commitment to the use of the WebMD Services.

                                   [CSC LOGO]

G. CSCH shall require each Customer to process ninety percent (90%) of all claims not requiring audits, additional information, or employer certification within ten (10) working days of receipt.

H. Customer hereby acknowledges and agrees that CSCH shall have the right to modify, add to or delete from any of the above-referenced standards effective each June 1 of any year, if so required of CSCH by WebMD. CSCH or WebMD shall notify Customer of such modification, addition or deletion no later than October 1 of the preceding year.

THIS ADDENDUM IS NOT EFFECTIVE UNTIL SIGNED BY CSCH.

CUSTOMER                  CSC HEALTHCARE, INC.

By: /s/ Sandra Timko      By: /s/ Beverly Havens
    -------------------       -------------------------
Name: Sandra Timko        Name: Beverly Havens
Title: VP                 Title: Vice President MHC/BPO
Date: 5/29/02             Date: 7/9/02

                                   [CSC LOGO]

                           CSCH FEE SCHEDULE ADDENDUM

  NEEDED                                             PRICE
TRANSACTION          TRANSACTION                PER TRANSACTION
   [X]        837 Inbound Professional                .47
   [X]        837 Inbound Institutional               .47
__________    837 Outbound Professional               [ ]
__________    837 Outbound Institutional              [ ]

                 .55 = Claims and Unsolicited Claim Status Only
                 .47 = Claims. Unsolicited Claim Status and ERA

   [X]        835 Outbound Remittance (ERA)           .25

              FILE

__________    837 Inbound/Outbound Encounters   see table
__________    270/271 Eligibility (Batch)       see table
__________    834 Enrollment Inbound            see table
__________    834 Enrollment Outbound           see table
__________    820 Inbound Premium Payment       see table
__________    276/277 Claims Status (Batch)     see table
__________    278 Inbound Referral (Batch)      see table
__________    278 Outbound Referral (Batch)     see table

                                     TABLE

                 0-100,000 records = 2 cents
                 100,001 - 250,000 records = 1 cent
                 250,001 + records = 1/2 cent
                 Minimum price negotiable based o file size and frequency of transmission

THIS ADDENDUM IS NOT EFFECTIVE UNTIL SIGNED BY CSCH.

CUSTOMER                  CSC HEALTHCARE, INC.

By: /s/ Sandra Timko      By: /s/ Beverly Havens
    -------------------       -------------------------
Name: Sandra Timko        Name: Beverly Havens
Title: VP.                Title: Vice President MHC/BPO
Date: 5/29/02             Date: 7/9/02

                                   [CSC LOGO]
                                                           Control No. 20206.E29
                                                                  April 16, 2004

                                   SCHEDULE E

                              CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION:  EDI Set Up on New Equipment

      START DATE:        To be determined

      STATEMENT OF WORK:

      CUSTOMER is requesting assistance to set up UUCP on CUSTOMER's new equipment. The tasks will include the following:

            -     Dial into the new machine to ensure modem works;

            -     Setup all Permission files;

            -     Setup Systems files to enable UUCP to work;

            -     Setup password files for UUCP;

            -     Test the set up and transmission of data.

Billing Rate: $175.00/hour

Estimated Hours: 10-30 hours         Estimated Cost: $1,750.00-$5,250.00*

*Price does not include travel and living expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSCH reserves, the right to modify, without notice, the terms and conditions of this Schedule, Including refraining from offering the products and services described herein, in the event this Schedule is not executed by CUSTOMER and returned to CSCH within thirty (30) business days from Schedule date.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.E29
                                                                  April 16, 2004

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                         CSC HEALTHCARE, INC.

By: /s/ Deke Ellwanger           By: /s/ Katherine Bland
    --------------------------       -----------------------------
Name: Deke Ellwanger             Name: Katherine Bland
Title: President                 Title: Director of Contracts
Date: 4/20/04                    Date: 5/3/04

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F01

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and BAPTIST HOSPITAL, INC.

      TASK DESCRIPTION:  CUSTOMER has not requested Programming Services as of date of execution of this contract.

      START DATE:

STATEMENT OF WORK:

      RAD #                             ** Detail Attached **

      All work to be done on a Time and Materials basis.

BILLING RATE: $82/hour

      Estimated Hours:                  Cost Estimate: $
      DBA/QA Hours:                     DBA/QA Estimate: $ *

                  Total Cost Estimate: $ **

      Additional Support Fee based on estimate: $
      (1 % of the value of the modification)

      ** Price does not include travel expenses.

      Sales tax, where applicable, will be added to the invoice and borne by Customer.

      CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                         CSC HEALTHCARE SYSTEMS

By: /s/[ILLEGIBLE]               By: /s/ George S. Huntzinger
    --------------------------       ---------------------------------
Name: [ILLEGIBLE]                Name: George S. Huntzinger
Title: Ex V.P.                   Title: President
Date: 5-28-93                    Date: JUN 03 1993

                                   [CSC LOGO]

                                                           Control No. 20206.F04

                                   SCHEDULE F
                         PROGRAMMING SERVICES WORK ORDER
                                OCTOBER 23, 1996

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HEALTH NET INC.

      TASK DESCRIPTION: Incorporate HCFA Module into Release 11.1
      START DATE:       To be determined

STATEMENT OF WORK:

Time and Materials to perform functions defined in the Proposal section of the attached RAD #7-00407.

BILLING RATE: $l00.00/hour

      Estimated Hours: 112-150          Cost Estimate: $11,200.00-15,000.00 *

      Additional Support Fee based on estimate:              $112.00-150.00
      (1 % of the value of the modification)

* Price does not include travel expenses.

Sales tax, where applicable, will be added to the invoice and borne by Customer.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                         CSC HEALTHCARE SYSTEMS

By: /s/ John R.Hackworth         By: /s/ Dennis J Dooley
    --------------------------       ------------------------------
Name: John R. Hackworth          Name: Dennis J Dooley
Title: CFO                       Title: VP Finance
Date: 11/4/96                    Date: 11/27/94

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.F04-01

CLIENT:         Health Net, Inc.
REQUESTED BY:   Tom Wilkinson
PROJECT:        MRM Implementation on MHC 11.1
ACTIVITY:       Professional Services
DATE:           November 7, 1996
CHANGE ISSUE:   Assistance in producing a tape of standard MHC programs

Health Net has requested Professional Services assistance in producing a tape of the 26 standard programs that are being modified to incorporate the MRM-in-MHC
11.1. Health Net is unable to determine what user modifications have been made because the modifications were not stored separately from the standard source code. Professional Services will produce a tape of the source code for the 26 programs so that Health Net can do a comparison to determine what user modifications have been made.

All work is to be done on a time and materials basis at the rate of $100.00 per hour. It is estimated that this effort will encompass five to ten hours.

IMPACT OF CHANGE

      LEVEL OF EFFORT

            Change/Addition in Hours                     5-10

      COST

            The estimated cost for the preparation of the tape will be $500-$1,000. All work will be done on a time and materials basis. Price does not include travel expenses.

ACKNOWLEDGEMENT OF CHANGE

      Project Manager [ILLEGIBLE]                Date Nov 7/96

      Customer [ILLEGIBLE]                       Date Nov 13/96

November 7, 1996                           CSC Healthcare Systems, Inc.

[CSC LOGO] CHANGE CONTROL NOTICE                                     Control #
                                                                  CC20206.F05-01

CLIENT:       Health Net Management Inc.

REQUESTER:    Tom Wilkinson

PROJECT:      Medicare Risk Module Implementation

DATE:         December 17, 1996

CHANGE ISSUE: System Comparison of System Builder Programs

DESCRIPTION OF/REASON FOR CHANGE

The original scope of work for the system compare initiative (20206.F05) did not include a comparison of System Builder programs. In order to properly compare HNETTN's system with the CSCHS standard support system, the comparison of the System Builder programs is required.

    IMPACT OF CHANGE                   PROJECT HOURS
                                 Original Estimate  100-130
                                 Estimated Change     40-60
                                 Revised Estimated  140-190

ACKNOWLEDGMENT OF CHANGE

CSC-HS Project Manager [ILLEGIBLE]         Date Dec 17/96

Customer  [ILLEGIBLE]                      Date 12/11/96

                          CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                                                           Control No. 20206.F06
                                                                Revision 2

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER
                                  APRIL 7, 1998

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

      TASK DESCRIPTION: Professional Services
      START DATE:       To be determined

STATEMENT OF WORK:

Interface MHC Release 14 Software to HPR's Code Review
      Estimate of Hours: 332-372        Estimated Cost: $33,200.00 - $37,200.00

Batch Processing of HPR Interface
      Estimate of Hours: 100            Estimated Cost: $10,000.00

All work to be performed on a Time and Materials basis.

      BILLING RATE: $100.00 per hour

      ESTIMATED HOURS: 432-472

      TOTAL COST ESTIMATE:                      $43,200.00 - 47,200.00 *

      Additional Support Fee based on estimate: $432.00 - $472.00
      (1 % of the value of the modification)

* Price does not include travel expenses. Estimate is dependent upon implementation of both the Interface and the Batch Processing components.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER. Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                         CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis            By: /s/ Dennis J. Dooley
    --------------------------       --------------------------
Name: John D. Davis              Name: Dennis J. Dooley
Title: CEO                       Title: VP Finance
Date: 4/15/98                    Date: JUN 16 1998

                                   [CSC LOGO]

[CSC LOGO]                    CHANGE CONTROL NOTICE                 Control #
                                                                  CC20206.F06-01

CLIENT:       HEALTH NET MANAGEMENT, INC.

REQUESTER:    Sandy Timko

PROJECT:      Code Review

DATE:         November 10, 2000

CHANGE ISSUE: Phase 2

DESCRIPTION OF/REASON FOR CHANGE

CUSTOMER has implemented Phase 1 of Code Review into their LIVE system (recommendation report created during batch run of approved claims at night-claims are not altered in any way). CUSTOMER is now ready to implement Phase 2 of the project, which automatically altered the approved claim and denies lines based upon the Code Review logic.

IMPACT OF CHANGE

SCHEDULE                                        20206.F06
                                               Revision 2
 Original Delivery Date                               N/A
 Revised Delivery Date                                N/A

PROJECT HOURS

 Original Estimate                                432-472
 Estimated Change                                     100
 Revised Estimate                                 532-572

ACKNOWLEDGMENT OF CHANGE

CSC Project Manager [ILLEGIBLE]                  Date 11/29/00

Customer Sandra Timko                            Date 11/29/00

                          Computer Sciences Corporation

                                   [CSC LOGO]

                                                           Control No. 20206.F09
                                                                October 22, 1999

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHNET MANAGEMENT, INC.

     TASK DESCRIPTION:  Enhancement Package Services For MHC Releases 17 and
                        Higher

     START DATE:        To Be Determined

     STATEMENT OF WORK: Programming Services to provide a standardized enhancement package (the "Enhancement Package") for MHC Releases 17 and higher

                  **Details provided in Attachment I hereto**

                        THE ENHANCEMENT PACKAGE SERVICES

1. DEPOSITS. This Schedule F is entered into in anticipation of and contingent upon, CSCH's receipt of the following payments and documents by October 29, 1999 ("Deposit Due Date"): (a) a Ten Thousand ($10,000.00) Dollar subscriber deposit from CUSTOMER; (b) Ten Thousand ($10,000.00) Dollar deposits ("Deposits") from at least twenty (20) different Enhancement Package participants ("Subscribers"); (c) this Enhancement Package Schedule F executed by CUSTOMER; and (d) executed Enhancement Package Schedule Fs ("Subscriptions") from at least twenty (20) different Subscribers. If CSCH is not in receipt of the required number of Deposits and executed Schedule Fs by the Deposit Due Date, CSCH may at its sole discretion terminate the Enhancement Package and this Schedule F, within ninety (90) days after the Deposit Due Date. If the Enhancement Package is terminated pursuant to this
   Section 1, all Deposits will be returned within thirty (30) days of termination. Otherwise, the Deposits are not refundable.

2. SUBSCRIPTION FEES. This Schedule F is entered into in anticipation of and contingent upon, CSCH's receipt of the following payments by January 14, 2000 ("Subscription Fee Due Date"): (a) CUSTOMER'S Deposit (b) CUSTOMER'S payment of a Ninety-Eight Thousand ($98,000.00) Dollar subscription fee; (c) CSCH's receipt of at least twenty (20) Ninety-Eight Thousand ($98,000.00) Dollar subscription fees ("Subscription Fees"); and (d) CSCH's receipt of at least twenty (20) Deposits. If CSCH is not in receipt of the required number of Subscription Fees and Deposits by the Subscription Fee Due Date, CSCH may at its sole discretion terminate the Enhancement Package and this-Schedule F, within ninety (90) days of the Subscription Fee Due

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                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F09
                                                                October 22, 1999

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHNET MANAGEMENT, INC.

   Date. If the Enhancement Package is terminated due to a lack of Subscription Fees, all Subscription Fees (but not any of the Deposits) will be returned within thirty (30) days of termination.

3. SPECIFICATIONS. Unless the Enhancement Package is previously terminated pursuant to Section 1 or Section 2 of this Schedule F, CSCH will deliver problem statements, approaches to programming, and high level functionality descriptions (collectively the "Specifications") to CUSTOMER by March 8, 2000 ("Specification Due Date") for the purpose of allowing the Subscribers to review the Specifications. CSCH may use its sole discretion to delay the Specification Due Date. If a Specification Due Date extension is unacceptable to Subscriber, Subscriber may terminate this Schedule F and request the return of Subscriber's Subscription Fee (the Deposit is not refundable). Subscriber acknowledges that CSCH's work in developing the Specifications for the Enhancement Package constitutes valuable consideration. CUSTOMER agrees that the Specifications constitute confidential and proprietary information which cannot be disclosed to third parties without CSCH's prior written permission. CSCH intends to distribute the Specifications to Subscribers as those Specifications are developed in order the maximize the time Subscribers have to review the Specifications. CSCH may deliver all of the Specifications to Subscribers before the Specification Due Date, and for the purposes of interpreting this Schedule F, the date upon which all of the Specifications have been delivered to a Subscriber is hereby defined as that Subscriber's "Specification Delivery Date."

4. SPECIFICATION MODIFICATIONS. It is CSCH's desire that the Specifications provided to Subscribers on the Specifications Delivery Date shall be final in terms of the basic functionality provided. However, CSCH does maintain sole control over those Specifications and reserves the right to make commercially reasonable changes to the Specifications. Subscribers shall be notified in writing of any such changes. If Subscriber is dissatisfied with the Specifications in any way, Subscriber's sole remedy is to withdraw as a Subscriber of the Enhancement Package and receive a full refund of the Subscription Fee (but not the Deposit). If a Subscriber (including CUSTOMER) seeks to receive a refund of a Subscription Fee, that Subscriber must first provide CSCH with a written notice of cancellation no later than seven (7) days after the Specifications Delivery Date (the "Refund Notice Due Date"). If the number of non-refunded Subscription Fees on the day after the Refund Notice Due Date is less than twenty (20), CSCH may at its sole discretion terminate the Enhancement Package and this Schedule F within ninety (90) days of the Refund Notice Due Date. If the Enhancement Package is terminated due to refunded Subscription Fees, all Subscription Fees (but not any of the Deposits) will be returned within thirty (30) days of termination. CUSTOMER acknowledges in advance that CSCH may lawfully ignore all refund requests received after the Refund Notice Due Date. NO SUBSCRIPTION FEE REFUNDS WILL BE

[CSC LOGO]

                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F09
                                                                October 22, 1999

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare. Inc. and HEALTHNET MANAGEMENT, INC.

      PROVIDED AFTER THE REFUND NOTICE DUE DATE.

5. CSCH'S DISCLOSURE RIGHTS. To the extent that the Agreement between CUSTOMER and CSCH would prohibit identifying.CUSTOMER as a Subscriber or a,potential Subscriber in the Enhancement Package program, the Agreement is hereby amended to allow CSCH to disclose the following facts to former, active and potential Subscribers in the Enhancement Package program: (a) whether or not CUSTOMER has paid the Deposit; (b) whether or not CUSTOMER has executed an Enhancement Package Schedule F; (c) whether or not CUSTOMER has paid a Subscription Fee; and (d) whether or not CUSTOMER has requested a refund of their particular Subscription Fee.

                      INCENTIVES FOR BECOMING A SUBSCRIBER

6. PRICE INCENTIVES. Neither the Deposit nor the Subscription Fee constitutes consideration for actual implementation of the Enhancement Package. However, CUSTOMER (if the status of a Subscriber is maintained) will be eligible to receive certain services at discounted rates. CUSTOMER will receive the discounted rate of $100/hour for professional services for any MHC release through the release of MHC Release 17 or February
      28, 2001, whichever occurs first. The discounted price will end at the earlier of: (a) the day that CUSTOMER is no longer a Subscriber; or (b) the Enhancement Package is available for delivery.

7. UPGRADE PRIORITY. CUSTOMER (if the status of a Subscriber is maintained) will receive priority over non-subscribers for MHC Release 16.0 implementations.

8. FIXED PRICE UPGRADE ANALYSIS. After the release of MHC 16 in March 2000, CUSTOMER will be eligible to purchase detailed and client specific upgrade analyses for a cost of Ten Thousand ($10,000.00) Dollars ("Upgrade Analysis Fee"). The Upgrade Analysis Fee will ultimately be applied as a credit only to CUSTOMER's release upgrade implementation service charges, only if the CUSTOMER ultimately upgrades, and will include (a) implementation and data conversion; (b) integrated consulting, project management and training; and (c) upgrades of non-standard enhancement modules. The Upgrade Analysis Fee is independent of the Deposit and Subscription Fee.

9. DELAYING THE UPGRADE FROM MHC RELEASE 14.4. CSCH will provide support and maintenance services for only the two most recent MHC releases. However, if CUSTOMER uses MHC Release 14.4 and CUSTOMER maintains the status, as a Subscriber, CUSTOMER will be eligible to receive support and maintenance through December 31, 2001 (a one year extension

[CSC LOGO]

                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F09
                                                                October 22, 1999

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHNET MANAGEMENT, INC.

      from the existing December 31, 2000 deadline for upgrading).

10. SUPPORT AND MAINTENANCE. CUSTOMER's support and maintenance fees will be frozen (so long as CUSTOMER maintains the status of a Subscriber) through December 2000 for the CUSTOMER's MHC system as it currently exists. Any new custom modifications will still require additional support and maintenance fees.

11. RELEASE ELIGIBILITY PLANS AND RELEASE 15 CLIENTS. A reduced subscription price of Fifty Thousand ($50,000.00) Dollars ("Discounted Subscription Fee") is available to the following participants so long as they timely comply with the requirements of Sections 1 and 2 of this Schedule F: (a) existing MHC Release 15 clients and (b) Release Eligibility Plans ("REP") as defined in the sole discretion of CSCH. For the purposes of tabulating the number of Subscription Fees pursuant to Sections 1, 2, and 4 of this Schedule F, a Discounted Subscription Fee counts as only one half (1/2) of a Subscription Fee.

12. COST UNDERAGE. To the extent that CSCH in its sole discretion determines that the cost (based on CSCH's standard commercial rates) to develop the Enhancement Package was less then previously expected and that such cost underage results in a financial contribution to the development process of less than Five Hundred Thousand ($500,000.00) Dollars by CSCH, CSCH will provide-Subscribers with a pro-rata (based on the amount of the subscription fee) refund of the cost underage so that CSCH's Enhancement Package contribution will remain at Five Hundred Thousand ($500,000.00) Dollars. Any refunds pursuant to this Section 12 would be provided within ninety (90) days of CSCH's determination that a cost underage occurred, and no such investigation by CSCH need be made until sixty (60) days after the implementation process is completed.

13. LATE SUBSCRIBERS. Entities desiring to participate in the Enhancement Package who have not paid a Subscription Fee by the Subscription Due Date may become Subscribers by paying CSCH a fee of Two Hundred Fifty Thousand ($250,000.00) Dollars ("Late Subscription Fee"). To the extent that Late Subscription Fees increase the total number of non-refunded Subscription Fees received by CSCH (Discount Subscription Fees in Section 11 count as only one half of a Subscription Fee), CSCH will share the additional non-refunded revenue (the "Surplus") with all Subscribers who rendered payment before the Subscription Due Date without subsequently requesting a refund (the "Charter Subscribers"). If such a Surplus exists, 50% of it will be kept by CSCH, and the remaining 50% will be distributed to the Charter Subscribers on a pro-rata (based upon the amount of the fee paid) basis.

[CSC LOGO]

                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F09
                                                                October 22, 1999

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHNET MANAGEMENT, INC.

14. EFFECT OF TERMINATION. If CSCH terminates this Schedule F pursuant to Sections 1, 2, or 4, the benefits conveyed by CSCH to CUSTOMER in Sections 6-13 of this Schedule F are immediately terminated. If CUSTOMER terminates pursuant to Section 3, Sections 6-13 are terminated retroactively. All other sections of this Schedule F survive termination.

                             ADDITIONAL LEGAL TERMS

15. LIABILITY LIMITATION. ANY POTENTIAL LIABILITY ARISING FROM OR RELATING TO THIS SCHEDULE F IS HEREBY CAPPED AT THE AMOUNT OF THE SUBSCRIPTION FEE ACTUALLY PAID BY CUSTOMER. CUSTOMER acknowledges that the allocation of risk contained in this Schedule F is fair and just because the Enhancement Package provides Subscribers (including CUSTOMER) with a unique mechanism for obtaining potentially valuable work at a deeply discounted price due to the shared nature of the development costs. Subscriber further acknowledges that CSCH would not offer to provide the Enhancement Package to CUSTOMER without the benefit of the risk allocation, contract flexibility, and other rights provided to CSCH herein.

16. ORDER OF PRECEDENCE. In the event of an express conflict between the Agreement between CUSTOMER and CSCH and this Schedule F, this Schedule F shall control. This Schedule F shall control such a conflict even in the face of an "Order of Precedence" Clause in the Agreement that would otherwise require that the Agreement control the conflicted issue. CSCH's standard Change Control Process is not applicable to this Schedule F or to the Enhancement Package.

17. INTEGRATED DOCUMENT. With respect to the Enhancement Package, this Schedule F contains all of the terms and conditions between the parties. Promises and terms with regards to the Enhancement Package, whether made in an oral or written form, are not binding upon the parties unless contained in this Schedule F, the Agreement between the parties, or in a subsequent written amendment of the Agreement and its accompanying schedules and exhibits.

[CSC LOGO]

                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F09
                                                                October 22, 1999

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHNET MANAGEMENT, INC.

CUSTOMER                                CSC HEALTHCARE, INC.

By: /s/ John D. Davis                   By: /s/ Dennis J Dooley
    -----------------------                 -----------------------------
Name: John D. Davis                     Name:  Dennis J Dooley
Title:  CEO                             Title: VP   FINANCE
Date: 10/28/99*                         Date:  MAR 20 2000

          * Reviewed W/Press Marking 10/28/99.

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                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                           ATTACHMENT I to Schedule F

                  LISTING OF ENHANCEMENT PACKAGE FUNCTIONALITY


Enhancement #      Enhancement Name                      Enhancement Description
-------------    --------------------   ----------------------------------------------------------
1                Claims Processing      Duplicate Claims Checking
                                        Add Timely Claim Filing Flag to LOB
                                        Suspend Claims at Group Level
                                        Interim Claims Processing
                                        Use all Dx Codes to Adjudicate Claims, Auths, and Precerts
                                        Recalculate Manually Changed Claim
                                        Use Vendor to Determine Non-PCP Capacity

2                Claims Capture         UB92/HCFA 1500 Data Capture Screens
                 and Reporting

3                Benefits               Non-covered Benefits Processing / Auto-Deny Functionality
                                        Copy Utility for Benefit Plans

4                Provider Assignment    Automate Transfer of PCP's Panel
                                        Automate Non-PCP Assignment and Transfer
                                        Automate OCO Assignment

5                Inquiry and Lookup     Inquiry Only Screens
                                        Enhance Vendor Lookup
                                        Add Benefit Practice to HC 128
                                        Add Prompts to Adjudicator Code

6                URM- Medical           Open Authorizations and Precertifications
                 Management

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                             (C)1999 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

      COMPUTER SCIENCES CORPORATION
      Healthcare Group

December 17, 1998

Sandra Timko
Health Net, Inc.
44 Vantage Way, Suite 300
Nashville,TN 37228

Dear Sandra:

In order to provide you with the best service possible and remain competitive in our industry, it has become necessary to re-evaluate our services rates and policies for all of our managed care applications. Effective February 1, 1999, the following rates and policies will take effect. Rates and associated policies for service agreements executed prior to February 1, 1999, will remain unchanged.

NEW SERVICES RATES


                                                  NEW RATES
                                          ------------------------
    SERVICE            DESCRIPTION        HOURLY  MONTHLY   DAILY         ASSUMPTIONS
----------------  ---------------------   ------  -------   ------  -----------------------
System Specialty  System Architectural    $250      N/A      N/A    Always T&M.
Services          Design, Database                                  Reserved for "special work"
                  Design                                            performed by specific
                                                                    senior staff

Application       High-Level Estimates,   $175      N/A             Always T&M.
Design            Standard Product                                  High-level estimates only
                  Design, Database                                  billable if client proceeds
                  Changes, Development                              with engagement, in which
                  Coordination,                                     case minimum charge
                  EDI maps and scripts                              applies.

Product           Standard/custom         $130      N/A      N/A    Always T&M, except fixed
Development       application                                       price for standard system
                  development,                                      modifications only, in
                  conversions,                                      which case reverts to T&M
                  interfaces, QA                                    if, scope changes after
                  testing,                                          design.
                  delivery, Help Link                               50% annual maintenance
                  consulting                                        fee for custom modifications.
                                                                    Help Link applies to
                                                                    POWER (MHS) only.


26711 Northwestern Highway, Suite 600
Southfield, MI 48034-2156
248.372.3000
FAX 248.372.3005

                                   [CSC LOGO]

NEW SERVICES RATES CONTINUED

                                                  NEW RATES
                                          ------------------------
    SERVICE             DESCRIPTION       HOURLY  MONTHLY    DAILY            ASSUMPTIONS
----------------  ---------------------   ------  --------  --------  ---------------------------
Documentation                             $  105       N/A      N/A   Fixed price when
Preparation                                                           documentation is tied to
                                                                      fixed-price standard system
                                                                      modifications only, in
                                                                      which case reverts to T&M
                                                                      if scope changes after
                                                                      design.
Non-standard      Non-Standard Support    $  225       N/A      N/A
Support
Consulting        Application, Technical  $  215  $ 28,000      N/A   Monthly rate for fully
                  and Education                                       dedicated resource.
Consulting        Business, Industry      $  290  $ 38,000      N/A   Monthly rate for fully
                                                                      dedicated resource.
Program Director  Implementation and      $  290  $ 38,000      N/A   Monthly rate for fully
                  Development                                         dedicated resource.
Project           Implementation and      $  250  $ 33,000      N/A   Monthly rate for fully
Management        Development                                         dedicated resource.
Project Admin.    Project Admin. Support  $   85  $ 10,500      N/A   Administrative support for
Support                                                               development and
                                                                      implementation
                                                                      projects.

Education         Onsite                     N/A       N/A  $ 2,500   For 1-10 students, add
                                                                      $200 per day per student
                                                                      over 10 seats.
Education         At CSC                     N/A       N/A  $   250   Per student.
Travel            During normal work week $    0       N/A      N/A
Travel            Weekends and holidays   $  120       N/A      N/A   For special request
                                                                      engagements only -- billed
                                                                      on exception.

SERVICES CANCELLATION POLICY FOR HOURLY SERVICES

In the event that you must cancel scheduled services (on-site meetings or visits, or training classes), a minimum of ten (10) business days' notice is required or the following penalties will apply:

[ ]   Training - 100% of estimated reserved seats or on-site training

[ ] Program/Project Mgt/Consulting - Scheduled services at 50% of the regular billing rate.

If scheduled services exceed two (2) weeks, the penalty applies only to the first 2 weeks of services.

SERVICES CANCELLATION POLICY FOR DEDICATED RESOURCES

In the event, that you must cancel a dedicated resource (billed at a monthly rate), a minimum of thirty (30) business days' notice is required or the following penalties will apply:

[ ] Program/Project Mgt/Consulting - Scheduled services at 50% of the regular billing rate.

If scheduled services exceed one (1) month, the penalty applies only to the first month of services.

                                   [CSC LOGO]

ENGAGEMENT CONFIRMATION NOTICE

As a follow-up to your services request, CSC will provide you with a confirmation notice. This document will set forth the dates of work, the number of eight (8) hour days that will be provided, and what contract schedule the work will fall under. In the event that you must cancel a confirmed request, the confirmation notice will be the basis for calculating the appropriate penalty. Please refer to the attached Engagement Confirmation Notice for more details.

TRAVEL BILLING RATES

As a standard, all travel for on-site services will be conducted during the normal business week (Monday through Friday). Travel during this time will be non-billable. Upon your request CSC staff may be able to travel on weekends and CSC holidays. The rate for weekend and holiday travel is $120.00/hour. These requests will also be authorized with the Engagement Confirmation Notice.

STANDARD SYSTEM MODIFICATIONS

Standard system modification requests will flow as follows and result in two (2) different contract schedules:

1. You submit your modification request to CSC through a CSR or on-site consultant.

2. CSC proposes a high-level estimate for design and development (time spent doing a high-level estimate is included in the cost of the detail design and will be billable if work is approved).

3.    You verbally approve high-level estimate.

4.    CSC prepares a contract for time and materials design.

5.    Upon your authorization, detail design is scheduled.

6. Upon your approval of the detail design, CSC prepares a contract for fixed price development.

7.    Upon your authorization, development is scheduled.

CUSTOM MODIFICATIONS

A special surcharge will be added to your monthly support and maintenance invoice for all non-standard, custom system modifications. This is in addition to costs associated with the design and development of the custom modification. The annual fee will equal 50% of the total design and development cost (actual, not estimated, costs will be used to calculate the fee). For example, a $10,000 custom modification will result in a monthly custom support/maintenance fee equal to $417.

PREPAID SUPPORT AND MAINTENANCE

There will be a 1.2% increase in prepaid support and maintenance fees for customers who are on releases less than MHC 15.0. This 1.2% increase equates to a monthly increase of 6.25% and will include the base MHC product and most modules. Since all limited and interim support and maintenance agreements expire on December 31,1998, a new Schedule H will be sent to all customers on an active agreement. The Schedule H will serve to indicate your price increase, as well as to provide you with your annual renewable agreement for support and maintenance. Release 15.0 customers will receive a schedule with the new Release
15.0 pricing. All existing contract provisions will be taken into account in relation to fee increases.

If you have any questions regarding the new rates, feel free to contact me at 205-967-8200.

Sincerely,

/s/ C. Ernie Haynes
------------------------------
C. Ernie Haynes
Acting Vice President
Managed Care Applications

[CSC LOGO]                    CONFIRMATION NOTICE

TRAVEL POLICY: EXPENSES AND TRAVEL TIME

When a CSC employee travels on behalf of the Customer, all expenses incurred in that travel are billable to the Customer. Time required to travel is not billed to the Customer if the travel occurs during the business week. However, time spent traveling on weekends and CSC holidays will be billable to the Customer at CSC's standard rates for travel time.

ACCEPTANCE OF TERMS:

The signature of a Supervisor or Manager is required to authorize an engagement and verify responsibility for payment. Your signature confirms your reservation for services, and verifies your acceptance of CSC's cancellation and travel policies. Please sign and return this confirmation to CSC immediately.

CSC PROJECT MANAGER:                        DATE:
                    _________________               _____________________
CUSTOMER:                                   DATE:
                    _________________               _____________________
CUSTOMER:                                   DATE:
                    _________________               _____________________

CSC HEALTHCARE , INC.                                                   12/16/98

[CSC LOGO]                    CONFIRMATION NOTICE

TRAVEL POLICY: EXPENSES AND TRAVEL TIME

When a CSC employee travels on behalf of the Customer, all expenses incurred in that travel are billable to the Customer. Time required to travel is not billed to the Customer if the travel occurs during the business week. However, time spent traveling on weekends and CSC holidays will be billable to the Customer at CSC's standard rates for travel time.

ACCEPTANCE OF TERMS:

The signature of a Supervisor or Manager is required to authorize an engagement and verify responsibility for payment. Your signature confirms your reservation for services, and verifies your acceptance of CSC's cancellation and travel policies. Please sign and return this confirmation to CSC immediately.

CSC PROJECT MANAGER:                        DATE:
                    _________________               _____________________
CUSTOMER:                                   DATE:
                    _________________               _____________________
CUSTOMER:                                   DATE:
                    _________________               _____________________

CSC HEALTHCARE , INC.                                                   12/16/98

                         YEAR 2000 READINESS DISCLOSURE
  UNDER U.S. YEAR 2000 INFORMATION AND READINESS DISCLOSURE ACT (P.L. 105-271)

August 10,1999

Mr. John Davis
Health Net, Inc.
44 Vantage Way, Suite 300
Nashville, TN 37228

Dear Mr. Davis:

SUBJECT: MHC Year 2000 Testing

Although CSC Healthcare has mounted an extensive campaign to inform and support our clients about the MHC product and the Year 2000, several of our clients have recently requested additional information regarding our internal Year 2000 testing program. Based on CSC Corporate Policy, CSC Healthcare is unable to release the details of our Year 2000 test plans and results. However, our Development and Quality Assurance teams compiled a summary document that described our MHC testing methodology and commitment to Year 2000 readiness. This document, entitled "MHC Year 2000 Testing Methodology" is attached.

Recently, we have received several requests asking if there are other MHC clients who conducted their own independent test of the product and would they be willing to share the results of this testing with their fellow MHC users. In light of these requests, CSCH is proposing to our clients that we become a "clearinghouse" for any Year 2000 test data that you might be willing to share with the other MHC clients. Your testing data would be securely stored at our Southfield, Michigan office and any current MHC client could request copies to provide to them. If this approach is well received, CSCH hopes that by facilitating this sharing of information, each client will be able to create their own file of independent test information that could be made available to federal and state institutions having a need to know.

If you are interested in sharing your MHC Year 2000 test plans and results with other MHC clients, please send this "information to:

- Electronic format (preferably MS Word 7 or Word 97): email to kryskamp@csc.

- Hard copies: Michele Ryskamp; CSC Healthcare Group, 26711 Northwestern Hwy, Suite 600; Southfield, MI 48034-2156

If you have questions or are interested in obtaining information from other clients about the testing they conducted, please contact Connie Hein via telephone at 615,799.2960 or via email at chein@ccc.com. We request that you provide this information by mid-September to allow other clients sufficient time to benefit their Year 2000 testing efforts.

CSC Healthcare hopes that you find this service to be valuable to your company.

Sincerely,

/s/ Michael Mark
----------------
Michael Mark
Senior Vice President of Business Process Outsourcing

Enclosure: MHC Year 2000 Testing Methodology

                         YEAR 2000 READINESS DISCLOSURE
  UNDER U.S. YEAR 2000 INFORMATION AND READINESS DISCLOSURE ACT (P.L. 105-271)

                              MHC AND THE YEAR 2000

THE PROBLEM

We recently confronted the worldwide challenge to develop an effective strategy concerning the "Year 2000" issue. The question we debated as we developed our strategy was this: How can we alter the software to handle Year 2000 issues effectively, without adversely affecting the productivity of our existing customers? Our customers have invested a great deal in teaching their personnel to use the system and in developing training materials. Many of our screens and reports are filled to capacity with essential information. Changing the screens and reports to use four digit years, rather than two, would require that many screens and reports be completely redesigned. In some cases, we would be forced to move information to other places. We agreed that this would place an undue burden on our customers. Fortunately, our analysts conceived a strategy that will effectively circumvent this problem.

HOW MHC ORIGINALLY HANDLED DATES

Most dates displayed the MMDDYY format throughout the MHC system. Some dates have been stored as month/year, year only or period. However, birth dates in MHC have always displayed a full four-digit year.

OUR YEAR 2000 READY STRATEGY

To avoid the complications, costs, and productivity losses our customers would otherwise face, MHC will continue to display and report dates in their current formats. However, with the exception of birth dates, a user must assume that the years 00 to 29 refer to the twenty-first century (2000 to 2029) and that all other years refer to the twentieth century when reading dates. MHC displays birth dates with a full four-digit year. Therefore, users can readily distinguish a member bom in 1901 from one born in 2001. The programs have been modified to convert dates to a four-digit format before doing calculations involving the year. Within the data files, dates previously stored as month/year, year only or period have been changed to store those dates with a four-digit year. In addition, all hard coded century logic was removed.

THE IMPLEMENTATION OF OUR YEAR 2000 SOLUTION

The year 2000 solution was implemented in the MHC release 14.4 and 15. Changes were made by the programming department according to the detail design, and then each object was tested before being passed over to the Quality Assurance team.

YEAR 2000 TESTING APPROACH

Our testing approach has encompassed several phases. The first phase focused on program and date field specific changes. Examples of these types of tests are:

- Each programming change related to Year 2000 was verified through a process relevant to the change itself. For example, if an on-line program was changed to write the century based on the year entered, dates within the 21st century were added and the record displayed within the file to verify correct writing of the century value.

May 1999

                CSC Healthcare Systems - Proprietary Information

                         YEAR 2000 READINESS DISCLOSURE
  UNDER U.S. YEAR 2000 INFORMATION AND READINESS DISCLOSURE ACT (P.L. 105-271)

- For processes and reports using a Start Date; output was successfully generated to verify that the processed data was either on or after the start date of the selection. This testing used start dates in both the 20th and 21st centuries.

- For date fields that do not allow a future date, it was successfully verified that a date entered that is greater than the current date is still considered an error.

- Standard reports were generated for dates within the 21st century to verify that the reports were reading and printing the new century correctly.

- Claims payment cycles, premium billing runs, capitation runs, member months, and check runs were successfully processed with updates as the system date changed from 12/31/99 into 01/01/00.

Additional phases of testing verified future date compliance for processes, including testing for the millennium cross over and dates beyond January 1, 2000. These phases focused on the impact to our programs when the system date was set to a year within the 21st century. Examples of these types of tests are:

- With the system date set to various dates within the year 2000, batch processes using date ranges were successfully executed using the following ranges:

      12/31/99 to 01/01/00

      01/01/00 to 01/01/01

      02/28/00 to 02/29/00 to 03/01/00 (to test allowing for leap year)

      12/31/2000 (for year end processes)

      The output from these processes was verified to ensure that the data processed or extracted was within the date ranges specified. Additionally, it was verified that dates with a year between 00 and 29 were considered to be greater than dates with a year between 30 and 99. This is because in accordance with the scope of our changes, any year between 00 and 29 is considered to be in 21st century and any year between 30 and 99 is considered to be in the 20th century.

Please note: MHC Release 14.4 or 15 may not perform correctly if it has been customized or modified by non-CSC personnel. Moreover, the Year 2000 functionality of MHC Release 14.4 or 15 may be adversely affected by other components or elements of the system in which MHC Release 14.4 or 15 is employed, including:

- Incompatible equipment, operating system software, or other application software with which MHC Release 14.4 or 15 must interface, and

- Use of MHC Release 14.4 or 15 with data transmitted from other application programs that contain incompatible date representations or are otherwise in a form incompatible with MHC Release 14.4 or 15.

May 1999

                CSC Healthcare Systems - Proprietary Information

                         YEAR 2000 READINESS DISCLOSURE
  UNDER U.S. YEAR 2000 INFORMATION AND READINESS DISCLOSURE ACT (P.L. 105-271)

CUSTOMER SPECIFIC YEAR 2000 TESTING

PHASE ONE:

Following the completion of the Quality Assurance testing for the standard MHC Release 14:4 application, each customer's current version was examined to determine the appropriate procedures to upgrade to Release 14.4. We evaluated the programming customizations that CSC Healthcare performed on their existing software version and applied those customizations to Release 14.4. During this process, we also corrected Year 2000 problems with the customizations. The application was tested for account verification by accessing and verifying functionality for each screen.

PHASE TWO:

Following the Quality Assurance testing for the standard MHC Release 14.4, and the account verification following the upgrade, a level of additional testing was completed following the inclusion of various custom modifications to Release
14.4 which supported the client's application.

This level of testing placed focus on verifying the correct operation of areas of the MHC application which were impacted by custom modifications specific to the customer.

The MHC Quality Assurance team validated that all phases of testing were completed. We required that every customer perform additional integrated systems testing prior to moving into production.

THE FUTURE OF MHC

As our product continues to evolve, our year 2000 efforts will also continue. Our current Quality Assurance process has been modified to ensure all future changes and modifications to the MHC system function in accordance with our year 2000 strategy.

May 1999

                CSC Healthcare Systems - Proprietary Information

                                   [CSC LOGO]

                                                           Control No. 20206.F11
                                                                October 23, 2000

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

      TASK DESCRIPTION:     Upgrade Analysis Technical Review

      START DATE:           To be determined

      STATEMENT OF WORK:

The Upgrade Analysis Technical Review will deliver an upgrade proposal with the following components covering implementation services that are identified during an upgrade review session between the CUSTOMER and CSC:

      Estimate of MHC Programming Services

      -     Analysis of MHC Professional Services Modifications

      - Analysis of Modifications for target and inclusion in a standard release of MHC

      -     Identification of any necessary data conversions

2. Identification of possible business process re-engineering for modifications that should not be brought forward in a standard release of the MHC software.

3.    Estimate of hours for analysis of operating system environment.

4.    Estimate of hours for file/directory structure reconfiguration.

5.    Estimate of hours for optional MHC Systems Consulting services.

6.    Estimate of Business Operations Review and Summary of Onsite Assessment.

7. Estimate of other simultaneous services, such as EDI implementation services.

8.    Estimate of other Business Services, such as Consulting and Project
      Management.

9.    Estimate of hours for on-site upgrade assistance.

10.   Estimate of Support and Maintenance fees after MHC R16 upgrade.

Special Considerations:

      CSC assumes CUSTOMER uses functionality as designed.

      The 'Upgrade Analysis Technical Review' is a pre-cursor to the 'Operations Review'.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F11
                                                                October 23, 2000

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

Total Fixed Price Due Upon Execution : $ 10,000

The above $10,000 will be credited to the future implementation services
Schedule in accordance with item #8 of Schedule F09.

*  Price does not include travel and per diem expenses.

Sales tax. where applicable, will be added to the invoice and borne by the CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

CUSTOMER                                  CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                      By: /s/ [ILLEGIBLE]
    -----------------------------             ----------------------------
Name:  Sandra Timko                       Name:  [ILLEGIBLE]
Title: Director                           Title: Managing Director
Date:  10/31/00                           Date:  12/07/00

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F15
                                                                November 7, 2001

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

      TASK DESCRIPTION:        Standard Claims Editing Interfaces (SCEI)

      START DATE:              To be determined

      STATEMENT OF WORK:

      The SCEI enhancement will be a standard, separately licensed, module for Claim Editing interfaces to MHC. This enhancement will be a switch-driven module offering a variety of options and will replace the previous MHC Claim editing interface that facilitated downloading claim data to an earlier version of HPR's (now McKesson HBOC) CodeReview on another computer system. This enhancement will also replace individual customer modifications for claim editing. The SCEI enhancement will enable CUSTOMER to define what type of claim should process through the claim editing software and facilitate the application of claim editing advice to the claim while it is being approved. The SCEI enhancement is an interface only and therefore requires CUSTOMER to purchase a third-party Claim Editing software package. The enhancement shall include a new claim editing setup menu created to assist the CUSTOMER in defining the processing criteria for claim editing and what MHC action should be taken in response to the claim editing advice. The claim adjudication and approval process will be enhanced to automatically extract the claim data meeting that defined claim editing criteria, and either facilitate downloading it to another system or process it through the UNIX server claim editing software where it will auto-apply its advice to the claim depending on the options utilized, and report on the claim changes and resulting savings.

      THE SCEI ENHANCEMENT WILL OFFER THREE POSSIBLE PROCESSING MODES FOR CLAIM
      EDITING:

      1. The "one-way" processing mode will flag claim data that meets the claim editing criteria, as the claim is being approved, then suspend and flag the claims. A new process will extract the claim data and load it into a download file. The data out utility will then be used to format the claim data into the correct layout for subsequent transfer to the claim editing software. The results of the claim editing must then be manually applied to the claim.

      2. The "two-way" processing mode will flag claim data that meets the claim editing criteria, as the claim is being approved, then suspend and flag the claims. A new process will extract the claim data, pass it to the UNIX server claim editing software, and apply the claim editing advice to the claim. This claim editing approach minimizes claim adjudicator

[CSC LOGO]

                              / 2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F15
                                                                November 7, 2001
                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

            effort and time requirements, but increases the total processing time for the claim because it is suspended until the claim is "batch" processed through claim editing.

      3. The "on-line" processing mode will extract the claim data that meets the claim editing criteria as the claim is being approved, pass it to the UNIX server claim editing software and apply the claim editing advice to the claim. While the claim is being approved and processed through the claim editing software, the MHC user is required to wait, i.e., other processing in that HostAccess session is not possible. This claim editing approach minimizes claim adjudicator effort and the total processing time for the claim, but increases the adjudicator "wait" time while claim editing is performed.

      THE THIRD-PARTY CLAIM EDITING SOFTWARE OPTIONS WITH THE SCEI ENHANCEMENT SHALL INCLUDE THE FOLLOWING:

      1. HBOC ClaimCheck with ClaimReview will be available in an "on-line" or "two-way" or "one-way" processing mode. This enhancement does not include SmartSuspense.

      2. HBOC Commercial CodeReview with or without the Medicare "add-on" module will be available in a "two-way" or "one-way" processing mode. This enhancement does not include "custom" knowledge bases nor does it include ProMatch.

      3. Other third-party options will be available in a "one-way" processing mode. This option will require data-out configuration for the download process.

      The SCEI enhancement is being joint-funded.

Joint Funding Enhancement Cost Due Upon Execution: $15,000.00*

Additional Monthly Support Fee: $500.00 (shall begin after installation of module in test environment)

*Price does not include travel and per diem expenses.

The enhancement can be retrofit into MHC Release 17.1, with a retrofit fee, if the CUSTOMER elects to receive the functionality prior to MHC Release 18. The retrofit fee will be a discounted hourly rate of $100 per hour for joint funding CUSTOMER.

[CSC LOGO]

                              / 2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F15
                                                                November 7, 2001

                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC..

CUSTOMER will receive documentation for the SCEI enhancement.

CUSTOMER must purchase the claim editing software from a third-party vendor.

Sales tax, where applicable, will be added to the invoice and borne by the CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH by December 7, 2001.

CUSTOMER                               CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                   By: /s/ Beverly Havens
    -------------------                    ------------------
Name: Sandra Timko                     Name: Beverly L Havens
Title: VP Systems                      Title: VP, MHC & BPO
Date: 11-12-01                         Date: 12/20/01

[CSC LOGO]

                              / 2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F16
                                                               December 17, 2001

                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION:     Programming Services

      START DATE:           To be determined

STATEMENT OF WORK: Customer requested five (5) new fields added to the Enroll Additional Members and Change a Member's Data screens. These fields are necessary to process contracts for federal groups.

Design Billing Rate:          $ 175.00 per hour

Design Estimated Hours:           7-11                  Estimated Cost: $1,225 - 1,925 *

Develop Billing Rate:         $ 130 per hour

Develop Estimated Hours:         33-43                  Estimated Cost: $ 4,290 - $5,590 *

*Price does not include travel and per diem expenses.

All work to be performed on a time and materials basis.

Sales tax, where applicable, will be added to the invoice and borne by the CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Scheduled ate above, for the quoted pricing to remain valid.

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F16
                                                               December 17, 2001

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

CUSTOMER                               CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                   By: /s/ Beverly  Havens
   -------------------                    --------------------
Name: Sandra Timko                     Name: Beverly Havens
Title: VP                              Title: VP MHC & BPO
Date: 12/18/01                         Date: 1/22/02

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F17
                                                                    May 22, 2002

                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC..

      TASK DESCRIPTION:     SCEI Retrofit MHC Release 17.1

      START DATE:           To be determined

      STATEMENT OF WORK:

      SCEI Module Interface retrofit into MHC Release 17.1.

      This enhancement is being joint-funded.

JOINT-FUNDED COST TO MHC RELEASE 17.1: $7,000.00

FUNDED CUSTOMER'S RETROFIT ESTIMATE:

Design Billing Rate:                         $ 175.00/hour
Less Discount:                                - 75.00/hour
                                             -------------
Discounted Design Billing Rate:              $ 100.00/hour
Estimated Design Hours:                          77-128
Estimated Design Cost:                  $7,700.00 - $ 12,800.00

Development Billing Rate:                    $ 130.00/hour
Less Discount:                                - 30.00/hour
                                             -------------
Discounted Development Billing Rate:         $ 100.00/hour
Estimated Development Hours                     180-297
Estimated Development Cost:             $ 18,000.00 - $29,700.00

Estimated Total Retrofit Cost:          $25,700.00 - $42,500.00

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F17
                                                                    May 22, 2002

                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC.

Estimated CUSTOMER Joint-Funded Cost:        $7,000.00
Estimated CUSTOMER Retrofit Cost:            $25,700.00 - $42,500.00

TOTAL ESTIMATED CUSTOMER ENHANCEMENT COST:   $32,700.00 - $49,500.00*

     Additional Monthly Support Fee based on total enhancement cost: N/A (4% of the value of the custom enhancement)

All work is performed on a Time and Materials basis unless otherwise indicated.

     Price does not include travel and per diem expenses.

Sales tax, where applicable, will be added to the invoice and borne by the CUSTOMER.

CUSTOMER must execute this Schedule and return it to CSCH within thirty (30) days of Schedule date above, for the quoted pricing to remain valid.

CUSTOMER                               CSC HEALTHCARE, INC.

By: /s/ Sandra Timko                   By: /s/ Beverly Havens
   -------------------                    -----------------
Name: Sandra Timko                     Name: Beverly Havens
Title: VP                              Title: Vice President MHC/BPO
Date: 5/24/02                          Date: 7/9/02

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.F18
                                                                      Revision 1
                                                                November 1, 2002

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT. INC.

         TASK DESCRIPTION:            Prepaid Enhancement Pool Program

         START DATE:                  November 1, 2002

         STATEMENT OF WORK:

         Programming Services to develop functionality in accordance with pool funds and timelines.

                      THE PREPAID ENHANCEMENT POOL PROGRAM

1. PARTICIPANT FEES. The monthly fee for the Prepaid Enhancement Pool Program is based on a minimum of 24 months, which begins November 1, 2002 and ends October 31, 2004. THE MONTHLY FEE IS $3,300.00. CUSTOMER acknowledges that the Participant Fee does not constitute consideration for actual implementation of the Prepaid Enhancement Pool Program.

2. PARTICIPANT REQUIREMENTS. This Schedule F is entered into in anticipation of and contingent upon, CSCH's receipt of minimum aggregate participation fees of $1.3 million. If CSCH does not receive this level of commitment by November 1, 2002, CSCH may, at its sole discretion, terminate the Prepaid Enhancement Pool Program and this Schedule F. If the Prepaid Enhancement Pool Program is terminated due to a lack of funding, all fees will be returned within thirty (30) days of termination.

3. SPECIFICATIONS. Unless the Prepaid Enhancement Pool Program is terminated pursuant to Section 2 of this Schedule F, CSCH will deliver the functional specifications for the Prepaid Enhancement Pool hours to CUSTOMER on or after November 8, 2002 ("Specification Due Date") for the purpose of allowing the participant to review the functional specifications. CSCH may, in its sole discretion, change the Specification Due Date if necessary. CUSTOMER acknowledges that CSCH's work in developing the functional specifications for the Prepaid Enhancement Pool Program shall constitute valuable consideration. CUSTOMER further agrees that the functional specifications constitute confidential and proprietary information, which cannot be disclosed to third parties without CSCH's prior written permission.

4.    CSCH'S DISCLOSURE RIGHTS. To the extent that the Agreement between
      CUSTOMER and

                                   [CSC LOGO]

                                                           Control No. 20206.F18
                                                                      Revision 1
                                                                November 1, 2002

                                   SCHEDULE F

                         PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC.

      CSCH would prohibit identifying CUSTOMER as a participant or a potential participant in the Prepaid Enhancement Pool Program, the Agreement is hereby amended to allow CSCH to disclose the following facts to former, active and potential participants in the Prepaid Enhancement Pool Program:
      (a) whether or not CUSTOMER has executed a Prepaid Enhancement Pool Program Schedule F; (b) whether or not CUSTOMER has paid a Participant Fee; and (c) whether or not CUSTOMER has requested to terminate the Prepaid Enhancement Pool Program.

                      INCENTIVES FOR BECOMING A PARTICIPANT

5. PRICE INCENTIVES. CUSTOMER will receive the discounted rate of $130/hour for the hours allocated to the pool enhancement.

6. VOTING PRIVILEGES. CUSTOMER will have voting rights on how the Prepaid Enhancement Pool Program hours will be used.

7. DELIVERY OF FUNCTIONALITY. CUSTOMER can receive the Prepaid Enhancement Pool Program functionality sooner than non-participants, if the functionality is included in a release.

8. SUPPORT AND MAINTENANCE. CUSTOMER's support and maintenance fees (exclusive of third party products) will not be subject to CSCH's potential annual support and maintenance increases through December 31, 2004 for the CUSTOMER's MHC system, as it currently exists. Custom modifications will still require additional support and maintenance fees.

9. LATE PARTICIPANTS. Entities desiring to participate in the Prepaid Enhancement Pool Program who have not committed by November 1, 2002 may become a participant by retroactively paying all monthly fees, plus an applicable surcharge.

10.   EFFECT OF TERMINATION. If CSCH terminates this Schedule F pursuant to
      Section 2, the benefits conveyed by CSCH to CUSTOMER in Sections 5-9 of this Schedule F are immediately terminated. All other sections of this Schedule F shall survive termination.

                                   [CSC LOGO]

                                                           Control No. 20206.F18
                                                                      Revision 1
                                                                November 1, 2002

                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC.

                             ADDITIONAL LEGAL TERMS

11. LIABILITY LIMITATION. ANY AND ALL POTENTIAL LIABILITY ARISING FROM OR RELATING TO THIS SCHEDULE F SHALL NOT EXCEED AND IS HEREBY CAPPED AT THE AMOUNT OF THE PARTICIPANT FEE ACTUALLY PAID BY CUSTOMER. CUSTOMER acknowledges that the allocation of risk contained in this Schedule F is fair and just because the Prepaid Enhancement Pool Program provides participants, including CUSTOMER, with a unique mechanism for obtaining potentially valuable work at a discounted price due to the shared nature of the development costs. CUSTOMER further acknowledges that CSCH would not offer to provide the Prepaid Enhancement Pool Program to CUSTOMER without the benefit of the risk allocation, contract flexibility and other rights provided to CUSTOMER herein.

12. ORDER OF PRECEDENCE. In the event of an express conflict between the Agreement between CUSTOMER and CSCH and this Schedule F, this Schedule F shall control. This Schedule F shall control even in the face of an "Order of Precedence". Clause in the Agreement that would otherwise require that the Agreement control the conflicted issue. CSCH's standard Change Control Process is not applicable to this Schedule F or to the Prepaid Enhancement Pool Program.

13. INTEGRATED DOCUMENT. With respect to the Prepaid Enhancement Pool Program, this Schedule F contains all of the terms and conditions between the parties. Promises and terms with regard to the Prepaid Enhancement Pool Program, whether made in an oral or written form, are not binding upon the parties unless contained in this Schedule F, the Agreement between the parties, or in a subsequent written amendment of the Agreement and its accompanying schedules and exhibits.

14. In the event CSCH terminates the Prepaid Enhancement Pool Program at any time, CUSTOMER will receive any functionality that has been completed as of the date of termination from the Prepaid Enhancement Pool Program.

                                   [CSC LOGO]

                                                           Control No. 20206.F18
                                                                      Revision 1
                                                                November 1, 2002

                                   SCHEDULE F

                        PROGRAMMING SERVICES WORK ORDER

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTHSPRING MANAGEMENT, INC.

CUSTOMER                               CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger             By: /s/ Beverly Havens
   -----------------------                 -----------------
Name: David K. Ellwanger               Name: Beverly Havens
Title: President                       Title: Vice President MHC/BPO
Date: November 7, 2002                 Date: 11/15/02

                                   [CSC LOGO]

                                                           Control No. 20206,G01

                                   SCHEDULE G

                                TRAINING CLASSES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

    PRODUCT                                              SEAT
      CODE                        DESCRIPTION            QTY     UNIT PRICE         TOTAL PRICE
----------------        -----------------------------    ----    ----------     ---------------------
         110            MHC Software Setup and              3      Included     Included in the
                        Definition                                              software price listed
                                                                                in Schedule D01.
         111            MHC Financials                      3      Included
         113            MHC Membership                      3      Included
         114            MHC Claims                          3      Included
[ILLEGIBLE]1            MHC Utilization Review Module       3      Included
         316            MHC Capitation                      2      Included

                        Total Training Fees                                     Included in the software
                                                                                services prices.

All Training Classes will be held at CSC Healthcare Systems' Farmington Hills office.

Training for CSIM, the EDA Modules and SB+ "Runtime" are part of the Base Implementation Package as identified under Schedule E01.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                    CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                         By: /s/ George S. Huntzinger
    ---------------------                       -------------------------------
Name: [ILLEGIBLE]                           Name: George S. Huntzinger
Title: Ex. V.P.                             Title: President
Date: 5-28-93                               Date: [ILLEGIBLE]

                                   [CSC LOGO]

                                                         Control No. [ILLEGIBLE]

                                   SCHEDULE G

                                TRAINING CLASSES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

PRODUCT                                       SEAT      UNIT                TOTAL
 CODE               DESCRIPTION               QTY      PRICE                PRICE
-------    -------------------------------    ----    --------    ---------------------------
112        MHC Financial Statements            2      Included    Included under Schedule D01

                       Total Training Fees                               Included in Sch. D01
           Less Training Fees Deposit (25%)                                               N/A
                                                                  ---------------------------
                     Net Due On Completion                                                N/A
                                                                  ===========================

All Training Classes will be held at CSC Healthcare Systems' Farmington Hills office.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                    CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                         By: /s/ George S. Huntzinger
    ---------------------                       -------------------------------
Name: [ILLEGIBLE]                           Name: George S. Huntzinger
Title: Ex. V.P.                             Title: President
Date: 7-23-93                               Date: SEP 14 1993

                                SCHEDULE G Page 1

                                   [CSC LOGO]

                                                           Control No. 20206.G05
                                                                January 22, 1997

                                   SCHEDULE G

                                TRAINING CLASSES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

PRODUCT                                           SEAT       UNIT           TOTAL
 CODE                 DESCRIPTION                 QTY        PRICE          PRICE
-------    ----------------------------------     ----     ---------     ---------
114        Claims Training:                         10     2,000/day         6,000
           Three Days On-Site
                                                           -----------------------
                          Total Training Fees
                  Due Upon Contract Execution                            $6,000.00
                                                           =======================

Training materials will be provided for each class attendee.

Training for course 114 will be conducted on-site. There will be an additional charge of $200 per day for each attendee over ten (10). There will be an additional charge of $500 per week for equipment rental, if needed.

This schedule is valid for twelve (12) months following date of execution.

Total price does not include travel or shipping expenses.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                                    CSC HEALTHCARE SYSTEMS

By: /s/ Courtney Vanderveer                 By: /s/ Dennis J. Dooley
    -----------------------                      ------------------------------
Name: Courtney Vanderveer                   Name: Dennis J. Dooley
Title: SVP Finance                          Title: VP FINANCE
Date: 1-31-97                               Date: 3-4-97

                                  COURSE # 114

                            CLAIMS AND AUTHORIZATIONS
                           CLASS OBJECTIVES AND AGENDA

OBJECTIVES

*     General understanding of MHC system

*     To understand how to set up the system for claims entry

*     To understand single claims entry

* To understand basic claim functions; denying, reversing, suspending, deleting, and unsuspending claims.

*     To understand how to set up and use batch claims processing

*     To understand Hospital claims and how they are processed on the MHC system

*     To understand how to use and read claim inquiry screens

* To understand how to enter authorizations and referrals and how they are matched with claims

*     To understand the three types of claim suspensions and how to correct them

* To understand and perform the process of updating claims to accounts payable

*     To understand and generate utilization and claim reports

AGENDA

1.    INTRODUCTION

      A.    Course objectives, customers and class format.

2.    OVERVIEW OF THE MHC SYSTEM

      A.    Identification of the modules
      B.    Review of terminology
      C.    Flow of information

3.    CODES FOR CLAIMS ENTRY

      A.    Review of all codes that are used during claims entry

4.    CLAIMS ENTRY

      A.    How to enter claims
      B.    Change field options and inquiry screens
      C.    Approving claims
      D.    Suspending claims
      E.    Denying claims
      F.    Reversing claims
      G.    Deleting claims
      H.    Unsuspending claims

5.    BATCH CLAIMS PROCESSING

      A.    Review of all codes for batch claims processing set up
      B.    Batch claim entry
      C.    Batch claim adjudication
      D.    Batch reporting

6.    CLAIM INQUIRY SCREENS

7.    AUTHORIZATIONS AND REFERRALS

      A.    Entry of authorizations
      B.    How claims are matched with authorizations

8.    HOSPITAL CLAIMS

9.    SUSPENDED CLAIMS

      A.    Three types of claim suspensions
      B. Explanation what causes each and how to handle each type of suspension

10.   CLAIMS ADJUDICATION FLOW

13.   UPDATING CLAIMS TO ACCOUNTS PAYABLE

14.   UTILIZATION AND CLAIM REPORTS

                                   [CSC LOGO]

                                                           Control No. 20206.H01

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

PRODUCT                                                     SC*   # OF    MAINT    SUPPORT
  CODE                     DESCRIPTION                      Y/N   USERS    FEE       FEE
--------   ----------------------------------------------   ---   -----   ------   -------
5000-64    PHC - Base System for                             N       64   697.40    813.63
           PPO's with 49-64 users

5000-64S   PHC for 49-64 users; ADD SOURCE                   Y       64   348.70    406.82
           CODE for all except MPS & IDEA.

5210-64    Billing (Premium, ASO &                           N       64   267.80    312.44
           Accounts Receivable) for 49-64
           users.

5210-64S   Billing (Premium, ASO & Accounts                  Y       64   133.90    156.22
           Receivable) for 49-64 users; ADD SOURCE CODE.

5220-64    Claims Adjudication and                           N       64   217.59    253.86
           Accounts Payable for 49-64
           users.

5220-64S   Claims Adjudication and Accounts                  Y       64   108.80    126.93
           Payable for 49-64 users; ADD SOURCE CODE.

5230-64    Capitation for 49-64                              N       64   108.80    126.93
           users.

5230-64S   Capitation for 49-64 users; ADD                   Y       64    54.40     63.47
           SOURCE CODE.

5720-64    Pharmacy Claims for 49-64 users.                  N       64    59.84     69.81

                        Schedule 20206.H01 - Page 1 of 4

                                   [CSC LOGO]

                                                           Control No. 20206.H01

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

PRODUCT                                                     SC*   # OF    MAINT    SUPPORT
  CODE                     DESCRIPTION                      Y/N   USERS    FEE       FEE
--------   ----------------------------------------------   ---   -----   ------   -------
5720-64S   Pharmacy Claims for 49-64 users; ADD SOURCE       Y       64    29.92     34.91
           CODE.

5810-64    General Ledger for 49-64 users.                   N       64   108.80    126.93

5810-64S   General Ledger for 49-64 users; ADD SOURCE        Y       64    54.40     63.47
           CODE.

2500-64    CSIM; Customer Service & Inquiry Annual           N       64   241.63    281.90
           License Fee for 49-64 users.

2500-64S   CSIM Annual License Fee for 49-64 Users;          Y       64   120.82    140.95
           ADD SOURCE CODE.

2520-64    MCM; Member Counts Annual License for             N       64    80.54     93.97
           49-64 Users.

2520-64S   MCM Module Annual License Fee for 49-64 Users;    Y       64    40.27     46.99
           ADD SOURCE CODE.

2540-64    EGP; Employer Group Profiles Annual License       N       64   161.09    187.94
           Fee for 49-64 users.

2540-64S   EGP Module Annual License Fee for 49-64 Users;    Y       64    80.55     93.97
           ADD SOURCE CODE.

                        Schedule 20206.H01 - Page 2 of 4

                                   [CSC LOGO]

                                                           Control No. 20206.H01

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

 PRODUCT                                         SC*   # OF      MAINT      SUPPORT
  CODE                     DESCRIPTION           Y/N   USERS      FEE         FEE
---------   ----------------------------------   ---   -----   ---------   ---------
2560-64     PRP; Peer Review Profiles             N       64      161.09      187.94
            Annual license Fee for
            49-64 users.

2560-64S    PRP Annual License Fee for            Y       64       80.55       93.97
            49-64 Users; ADD
            SOURCE CODE.

2580-64     LAG Claims Reports Annual             N       64      161.09      187.94
            License for 49-64 Users.

2580-64S    LAG Reports Annual License Fee for    Y       64       80.55       93.97
            49-64 users; ADD SOURCE CODE.

N-SB+R-64   SB+ "Runtime" License for New         N     SB+R      117.42      350.00
            Customers for 49-64 users.*

            * Indicate yes or no for Source code on each software module

            Subtotal                                           $3,515.95   $4,314.96

            ** Total Monthly Maintenance & Support Fees                    $7,830.91

            ** Does not include fee for support of custom modifications

*Support and Maintenance pricing for SB+ "Runtime" includes support fees of $350.00 per month for up to 5 hours; the first month can be unlimited calls. After the initial 5 hours, support is on a time and materials basis.

                        Schedule 20206.H01 - Page 3 of 4

                                   [CSC LOGO]

                                                           Control No. 20206.H01

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER                                    CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                         By: /s/ George S. Huntzinger
    ---------------------                       -------------------------------
Name: [ILLEGIBLE]                           Name: George S. Huntzinger
Title: Ex. V.P.                             Title: President
Date: 5-28-93                               Date: JUN 03 1993

                                   [CSC LOGO]

                                                          Control No. 20206.H02

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

 PRODUCT                                         SC*    # OF     MAINT      SUPPORT
  CODE                DESCRIPTION                Y/N   USERS      FEE         FEE
---------   ----------------------------------   ---   -----   ---------   ----------
            UNIVERSE Support                           64                  $288/month

            * Indicate yes or no for Source code on each software module

            ** Total Monthly Maintenance & Support Fees                    $288/month

            ** Does not include fee for support of custom modifications

CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER                                    CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                         By: /s/ George S. Huntzinger
    ---------------------                       -------------------------------
Name: [ILLEGIBLE]                           Name: George S. Huntzinger
Title: Ex. V.P.                             Title: President
Date: 5-28-93                               Date: June 03 1993

                                   [CSC LOGO]

                           SUPPORT SERVICES AGREEMENT
                   FOR UNIVERSE OPERATING SYSTEM ENVIRONMENTS

This Agreement is made by and between CSC Healthcare Systems, Inc. ("CSCHS"), a California corporation, with its principal office at 34505 W. Twelve Mile Road, Suite 300, Farmington Hills, MI 48331 and Baptist Hospital, Inc., ("Customer") a corporation, with its principal office at 2000 Church Street, Nashville, TN 37203.

1.0 EQUIPMENT, SERVICES AND CHARGES Customer is contracting for support of its Universe operating system software ("the Software") by CSC Healthcare Systems, Inc. ("CSCHS") as set forth in this Support Services Agreement. The maintenance and support for the hardware on which the Software resides ("Equipment") is not covered under this Agreement. Support charges for the services described herein are subject to change upon thirty (30) days written notice by CSCHS. For Equipment added subsequent to the commencement of a term, the "Additional Equipment" charge will be prorated for the remainder of time in the current billing period.

2.0 EFFECTIVE DATE The term of this Agreement shall be for a period of one (1) year ("Initial Term") and shall automatically be renewed for one (1) year periods ("Renewal Term") unless terminated as provided in Section 11 of this Agreement. The Effective Date of this Agreement shall be the earlier of (a) the date that installation of the Software has been completed, or (b) thirty (30) days after shipment of the Software.

3.0 PREREQUISITES. CSCHS' obligations under this Agreement are contingent upon Customer providing and maintaining the following:

    3.1 MINIMUM SYSTEM CONFIGURATION Except for Equipment capable of diagnostic self-test, the Equipment must include, at minimum, the applicable configuration recommended by the Equipment manufacturer, including a central processing unit, a peripheral capable of reading standard diagnostics and verification tests, and a peripheral that allows a CSCHS authorized service provider to fully interact with the Equipment.

    3.2 CONNECTORS AND CABLES All Equipment must be interconnected by cables or connectors listed in the appropriate documentation as compatible with the CPU. For Equipment not meeting this criteria, service will be provided only on a time and materials basis.

    3.3 REMOTE SUPPORT CONFIGURATION Customer must provide, and permit CSCHS to access, one voice-grade telephone line and one data-quality telephone line. Both lines must have terminations located near the Customer's Equipment.

                                   [CSC LOGO]

      3.4 AUTHORIZED CALLERS Customer must identify a Designated Caller and an Alternate Designated Caller, and if applicable under this Agreement, an Extended Hours Caller and an Extended Hours Alternate Caller. Access to and use of CSCHS' support services is limited to these Authorized Callers.

      3.5 SOFTWARE LICENSE Software support may be purchased only for Universe Software for which Customer has acquired a valid license through CSCHS or V-Mark.

      3.6 UPDATE MATERIALS Customer must identify a recipient for receipt of Software Update materials.

4.0 SOFTWARE SUPPORT SERVICES Current and timely payments by the Customer of the support charges set forth on Exhibit A shall entitle Customer to support for the Software as described in this Section 4.

      4.1 TELEPHONE ASSISTANCE During the coverage hours outlined below, calls to CSCHS are limited to the Customer's Designated Caller or Alternate (in the absence of the Designated Caller) and, if applicable under this Agreement, Additional Callers, who may telephone toll-free to CSCHS at 1-800-553-2722, regarding use of the Universe Software. CSCHS personnel will assist Customer in the use of the Software, identify problems and provide workarounds, if possible. Assistance may include communications via terminal from CSCHS.

            4.1.1 The hours of coverage for standard telephone assistance for Universe Software, unless otherwise specified, are from 8:00 a.m. to 8:00 p.m. EST, Monday through Friday, excluding CSCHS holidays.

            Calls received during extended hours for products not covered by extended telephone assistance will be logged for call back during standard coverage hours. Support is also available outside normal coverage hours at then current billable rates.

            4.1.2 The hours of coverage for specialized telephone assistance beyond the scope of the defined coverage, including extended hours, are quoted by CSCHS' Customer Service.

      4.2 REMOTE SUPPORT For all selected software (software that has remote access capability as a standard or optional feature), CSCHS may access a Customer-provided qualified modem to provide remote assistance. Diagnosis will be performed only upon receipt of Customer's authorization. Customer is responsible for implementing any temporary procedures requested by CSCHS while a permanent solution is being sought. The extent of support provided via modem varies with Equipment type. Customer acknowledges and agrees that CSCHS shall not be responsible for a failure to provide support services if Customer's remote equipment is unavailable for any reason at the time CSCHS attempts communication with Customer's Equipment.

      4.3 ON-SITE ASSISTANCE If CSCHS cannot resolve a problem remotely, additional resources may be utilized via CSCHS's escalation management procedures, which may result in a on-site visit with the Designated Caller, at then current rates.

      4.4 SOFTWARE PROBLEM REPORTING Customer shall report problems with the Software or updates by submitting a software service request to CSCHS. Requests may be written by Customer or by a CSCHS support representative on behalf of Customer. CSCHS will

                                   [CSC LOGO]

      acknowledge receipt and inform Customer of the disposition of the service request. CSCHS retains the right to determine the final disposition of all reported problems. Upon Customer's report of a critical Software problem, CSCHS may, at its discretion, provide Customer with a workaround or object code modification (patch), if available.

      4.5 NON-CURRENT REVISIONS CSCHS shall have no obligation to support versions of the Software which pre-date the most current two release levels ("Current Revision Levels"). Support for Software problems for non-Current Revision Levels shall be invoiced at CSCHS' then current time and materials rates.

      4.6 CSCHS SOFTWARE UPDATE MATERIALS Customer may, upon request, CSCHS Software Update Materials, which are included as part of CSCHS Software support, and receive the following:

            4.6.1 SOFTWARE UPDATES As improvements are developed for the Software by the manufacturer, they will be qualified and incorporated into planned. Software updates by the manufacturer. Customer acknowledges and agrees that the manufacturer, not CSCHS, will provide one copy of the updates to Current Revision Levels, only to the Designated Caller upon request as they become available from the manufacturer. Media charges will be charged for each update.

            4.6.2 REFERENCE MANUAL UPDATES CSCHS will send one copy of the appropriate manual updates or revisions to the Designated Caller for Current Revision Levels only as they become available from the manufacturer. In some cases, additional copies of the reference manual updates may be purchased through CSCHS.

      4.7 SUPPORT SERVICE MISCELLANEOUS Support service does not include support or correction of applications software, providing supplies or accessories, nor support of accessories, attachments, machines or other devices.

      4.8 TESTS AND VERIFICATION Prior to requesting support services from CSCHS, Customer shall perform the appropriate test and verification analysis on the Equipment in accordance with routines, documentation and instruction provided by CSCHS and Customer will inform CSCHS of the results of the tests.

      4.9 DIAGNOSTIC MATERIAL All CSCHS test, diagnostic, and verification information and routines (on CSCHS or Customer owned media), information and documentation are proprietary and confidential to CSCHS. Such proprietary and confidential items whether on Customer's site or accessible by remote inquiry are and shall remain the property of CSCHS and may be removed, or usage thereof discontinued, as applicable, by CSCHS at any time. Customer will destroy same upon written request from CSCHS. Customer shall treat and protect such proprietary and confidential items in a manner consistent with the maintenance of Customer's own confidential information and trade secret rights and will take appropriate action by instruction or agreement with its employees who are permitted access thereto to satisfy its obligations hereunder.

            4.9.1 For remote diagnosis service, CSCHS-specified modem and/or data sets must be provided by Customer at no cost to CSCHS. These devices shall be connected to a dedicated direct-distance-dialing (voice grade) telephone for use only for diagnostic procedures. Customer shall follow CSCHS's directions in performing such diagnostic procedures.

                                   [CSC LOGO]

5.0   PAYMENT TERMS

      5.1 The applicable charges specified in Schedule H of Customer's Software Agreement and license with CSCHS are those currently in effect and are exclusive of sales, value added, and similar taxes which will be separately invoiced.

      5.2 Charges for the specified coverage will be invoiced monthly in advance and will be due and payable upon receipt of the invoice. Non-standard charges will be invoiced as incurred and will be due and payable upon receipt of the invoice.

      5.3 Customer will pay or reimburse CSCHS, for all taxes imposed on Customer or CSCHS on any interest in this Agreement or service or supply of replacement parts provided for in this Agreement. CSCHS will cease billing taxes only upon receipt of a tax exemption certificate from the appropriate taxing jurisdiction.

      5.4 Charges for services not covered by this Agreement, services performed outside the specified periods of coverage and commercial travel and per diem expenses not included in the specified coverage will be invoiced separately at CSCHS' then current time and materials rates.

      5.5 CSCHS reserves the right to modify credit terms applicable to Customer when in CSCHS's opinion the financial condition or payment history of Customer so warrants.

6.0   LIMITATIONS OF SERVICE

      6.1 NON-QUALIFIED DEVICES Non-qualified devices that hamper CSCHS' ability to provide software support will result in the following limitations:

                                   [CSC LOGO]

            (a) If, in the opinion of CSCHS, performance of support services is made more difficult or impaired because of a non-qualified device, Customer will temporarily remove the device at Customer's risk and expense for the purpose of allowing CSCHS to provide software support.

            (b) If services are rendered for a malfunction caused by a non-qualified device or service efforts to isolate the cause of a malfunction are increased as a result of non-qualified devices, CSCHS will charge Customer on a time and materials basis for the additional service.

            (c) Customer is solely responsible for the compatibility of non-qualified devices with the Equipment on which CSCHS Software is resident.

      6.2 HARDWARE AND NETWORK SUPPORT Support services involving network related problems will be subject to CSCHS's then current-time and materials rates unless they are covered by an appropriate contractual network support service.

      6.3 SUPPORTED SOFTWARE VERSIONS CSCHS provides contractual support only for the current and immediately preceding version of the Software ("Current Revision Level"), and then only when used with Equipment which is included in CSCHS specified configurations and is serviced by CSCHS authorized Equipment service provider. Support for Software problems for non-Current Revision Levels and any work performed by CSCHS to bring the CSCHS Software to the Current Revision Levels will be invoiced at the then current time and materials rates.

      6.4 EXCLUSIONS Software support does not include assistance that involves program development, coding, isolation of coding problems, consulting, implementation assistance or hardware malfunctions. Services do not include electrical work external to the Equipment or furnishing materials for that purpose or replacement of operating supplies and consumables.

      6.5 DATA RECOVERY Data recovery services are not included as part of CSCHS Software support, regardless of the cause of data loss. Customers requesting CSCHS to perform data recovery will be charged at CSCHS's then current time and materials service rates.

7.0   CUSTOMER'S RESPONSIBILITIES

      7.1 ACCESS Customer will provide CSCHS with access to a qualified system modem upon request to provide remote support.

      7.2 DATA RECONSTRUCTION Customer is responsible for maintaining a procedure external to the Equipment for reconstruction of lost or altered files, data or programs to the extent deemed necessary by Customer, and for actually reconstructing any lost or altered files, data or programs.

      7.3 OPERATING PROCEDURES Customer will follow routine operator procedures as specified in CSCHS provided documentation and operating manuals.

      7.4 CUSTOMER REPRESENTATIVE A representative of Customer will be present at the site at all times while service is being performed by CSCHS by telephone or on site.

                                   [CSC LOGO]

      CSCHS' service personnel will not enter or remain at the facility in the absence of a Customer representative.

      7.5 SYSTEM ADMINISTRATION Software support includes limited assistance in the area of system administration. Services such as installation and configuration tracking; reassigning devices, system tuning sizing, data reconstruction and spooler scheduling/balancing are the responsibility of the Customer. The Customer shall designate an employee of the customer as the Designated Caller to perform all required system administration and to act as the support contact at the system site location.

      7.6   CONFIDENTIAL INFORMATION

            7.6.1 Customer is responsible for the security of CSCHS proprietary and confidential information.

            7.6.2 Customer is responsible for the security of its confidential, proprietary and classified information.

      7.7 DIAGNOSTIC SOFTWARE (SELECTED SYSTEMS) Customer will allow CSCHS to maintain diagnostic programs resident on Customer's Equipment for the exclusive purpose of performing diagnostics. Customer acknowledges Customer has no ownership interest in the diagnostic software and that CSCHS will remove such software and any CSCHS loaned modems upon termination of the Agreement.

      7.8 SERVICE CALLS Prior to placing a service request to CSCHS, Customer may be required to run supplied system self-testing programs and limited front line system administration routines.

8.0 WARRANTY THERE ARE NO WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THIS AGREEMENT AND/OR THE PARTS OR SERVICES PROVIDED.

                                   [CSC LOGO]

9.0 INDEMNIFICATION Customer will indemnify and hold CSCHS harmless from any loss, claim or damage to persons or property arising out of this Agreement or the services provided, which indemnity will survive the termination of this Agreement. Any loss, claim or damage resulting from failure to heed warnings or failure to follow instructions are expressly agreed to be not caused by CSCHS.

10.0 LIMITATION OF REMEDY Customer's exclusive remedy and CSCHS's entire liability in contract, tort or otherwise will be:

            (a)On a best efforts basis, to provide support for the Universe Software licensed to the Customer.

            (b) IN NO EVENT WILL CSCHS BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE USE
            OF ANY DOCUMENTATION AND THE SERVICES PROVIDED UNDER THIS AGREEMENT. CSCHS EXPRESSLY DISCLAIMS LIABILITY FOR ANY LOSS, CLAIM OR DAMAGE OF ANY NATURE.

11.0  TERMINATION

      11.1 Either party may terminate this Agreement upon ninety (90) days written notice prior to the end of the Initial Term or any Renewal Term. Such notice must be provided in writing pursuant to the Notice provisions of Section 12.6 of this Agreement.

      11.2 If Customer is in default of any term or condition of this Agreement and such default continues for ten (10) days after written notice by CSCHS, CSCHS may terminate this Agreement and any supplements hereto. In the event of default by Customer, it is agreed that Customer will pay CSCHS all costs and expenses, including reasonable attorneys' fees, incurred by CSCHS in exercising any of its rights or remedies.

12.0  GENERAL

      12.1 This Agreement may be assigned only with the prior written consent of CSCHS.

      12.2 CSCHS will not be liable for any failure or delay in performance due in whole or in part to any cause beyond CSCHS' control, including but not limited to, failure of the manufacturer or its representatives or agents to provide CSCHS with support services. CSCHS may terminate this Agreement in the event its ability to render services is materially impaired by circumstances beyond its control. Remedial maintenance resulting from fire, flood, lightning, electrical disruptions or other causes not associated with normal operations of the Equipment are billable at CSCHS's then current time and material rates.

      12.3 This Agreement is governed by the laws of the State of California. Customer agrees that jurisdiction over any controversy or claim arising out of, or in connection with, this Agreement shall be conferred upon any competent federal or state court sitting in the State of California. To that end, Customer hereby consents to jurisdiction in the State of California.

                                   [CSC LOGO]

      12.4 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such invalidity, illegality or unenforceability is deemed by CSCHS to be substantial, CSCHS shall have the option to declare this Agreement terminated.

      12.5 This Agreement and any attachments hereto take precedence over Customer's additional or different terms and conditions and constitute the entire understanding between the parties relating to transactions hereunder.

      12.6 Any notices provided for in this Agreement shall be given in writing and transmitted by personal delivery, verified facsimile transmission, or prepaid first class registered or certified mail to the addresses hereinabove. Notices to CSCHS shall be sent to the attention of the Director of the Customer Service Center. Notices to the Customer shall be sent to the attention of the President, unless otherwise specified in writing by Customer.

      12.7 No term or provisions of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

The parties hereto acknowledge that they have read the above terms and conditions and understand and agree to the same and agree to be bound thereby. IN WITNESS WHEREOF, the parties have executed this instrument to be effective, valid and binding upon the parties.

CSC Healthcare Systems, Inc.                   Customer

By: /s/ [ILLEGIBLE]                            By: /s/ George S. Huntzinger
    -------------------                            ------------------------
Name: [ILLEGIBLE]                              Name: George S. Huntzinger
Title: Ex. V.P.                                Title: President
Date: 5-28-93                                  Date:  Jun 03 1993

                                   [CSC LOGO]

                                                            Control No.20206.H05

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

PRODUCT                                          SC*    #OF     MAINT    SUPPORT
 CODE   DESCRIPTION                              Y/N   USERS    PRICE      FEE
------- -----------                              ---   -----    -----     ------
        UNIVERSE Support                                80                 $300
           * Indicate yes or no for source code on each software module
                                                                           ----
        ** Total Monthly Support Fees                                      $300
                                                                           ----
        **. Does not include fee for support of custom modifications

This schedule 20206.H05 supersedes 20206.H02 in its entirety.

CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

Discounts offered here are contingent upon customer's execution of Schedules C02, DO3, H04 and H05 on or before July 1, 1994 at 5:00 p.m. Eastern Standard Time.

CUSTOMER                                      CSC HEALTHCARE SYSTEMS

By: /s/ John Hackworth                        By: /s/ Dennis J. Dooley
   -----------------------                        -------------------------
Name: John Hackworth                          Name: Dennis J. Dooley
Title: Executive Director                     Title: Vice President Finance
Date: 6/14/94                                 Date: 8/9/94

                                                            Control No.20206.H06

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital,Inc.

PRODUCT                                    SC*   #OF     MAINT       SUPPORT
 CODE    DESCRIPTION                       Y/N  USERS     FEE          FEE
-------  -----------                       ---  -----  --------      -------
2500-80  CSIM; Customer Service &           N    80       286.67        430.00
         Inquiry Annual License

2520-80  MCM; Member Counts Module Annual   N    80        95.56        143.34
         License Fee for

2540-80  EGP; Employer Group                N    80       191.11        286.67
         Profiles Annual License

2560-80  PRP; Peer Review Profiles          N    80       191.11        286.67
         Module Annual License Fee

2580-80  LAG Claims Reports Annual          N    80       191.11        286.67
         License for 65-80 Users.

SOURCE   Add source code for                Y             103.52        155.28
         available modules.

          * Indicate yes or no for Source code on each software module

                              Subtotal                 $1,059.08     $1,588.63
                                                       ---------     ---------
          ** Total Monthly Maintenance & Support Fees                $2,647.71
                                                                     =========
          ** Does not include fee for support of custom modifications

                                                           Control No. 20206.H06

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                       CSC HEALTHCARE SYSTEMS

By:                                            By:
    --------------------                           ---------------------
Name:                                          Name: George S.Huntzinger
      ------------------
Title:                                         Title: President
      ------------------
Date:                                          Date:
     -------------------                            --------------------

                                   [CSC LOGO]

                                                           Control No. 20206.H07

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

PRODUCT                                 SC*     # OF        MAINT              SUPPORT
 CODE             DESCRIPTION           Y/N     USERS       PRICE                FEE
-------    ------------------------     ---     -----       -----              -------
           UNIVERSE Support for the      N       64                            $   288
           RS/6000, Model 590.                                                 -------

            * Indicate yes or no for Source code on each software module       $   288
                                                                               -------

**    Total Monthly Support Fees

**    Does not include fee for support of custom modifications

      Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                       By: /s/ George S. Huntzinger
    ----------------------------                    ----------------------------
Name: John R. Hackworth                         Name: George S. Huntzinger
Title: Executive Director                       Title: President
Date: 1/25/95                                   Date: FEB 01 1995

                                   [CSC LOGO]

                                                           Control No. 20206.H09

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc.

  PRODUCT                                                 SC*     # OF        MAINT         SUPPORT
   CODE                  DESCRIPTION                      Y/N     USERS        FEE            FEE
-----------  -----------------------------------          ---     -----       ------        -------
[ILLEGIBLE]  PHC - Base System for PPO's
             upgrade from 80 to 96 users.                  Y        96        128.78         193.18

[ILLEGIBLE]  Billing (Premium, ASO & A/R)
             upgrade from 80 to 96 users.                  Y        96         49.45          74.18

[ILLEGIBLE]  Claims Adjudication and A/P
             upgrade from 80 to 96 users.                  Y        96         40.18          60.27

[ILLEGIBLE]  Capitation upgrade from 80 to 96
             users.                                        Y        96         50.23          75.34

[ILLEGIBLE]  Pharmacy Claims upgrade from 80
             to 96 users.                                  Y        96         11.05          16.58

[ILLEGIBLE]  General Ledger upgrade from 80 to
             96 users.                                     Y        96         20.09          30.13

[ILLEGIBLE]  SB+ Application Runtime for
             Existing Customers upgrade from
             80 to 96 users.                               N        96         29.33           0.00

SOURCE       Source Code for the above available
             Software Modules.                             Y        96        149.89         224.84

*     Indicate yes or no for Source code on each software module

                                   [CSC LOGO]

                                                           Control No. 20206.H09

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net, Inc.

PRODUCT                    SC*     # OF          MAINT         SUPPORT
 CODE      DESCRIPTION     Y/N     USERS          FEE            FEE
-------    -----------     ---     -----        -------       ---------
           Subtotal                             $479.00       $  674.52
                                                -------       ---------
           ** Incremental Monthly Maintenance & Support Fees  $1,153.52
                                                              =========

           ** Does not include fee for support of custom modifications

      CUSTOMER certifies that it is no longer utilizing CSIM, PRP, LAG, EGP, and MCM. CUSTOMER understands that CSCHS will have the right to verify that these software modules are not being utilized via dial-in capabilities.

      Source Code is not available for SB+ Runtime.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                       By: /s/ George S. Huntzinger
    ----------------------------                    ----------------------------
Name: John R. Hackworth                         Name: George S. Huntzinger
Title: CEO                                      Title: President
Date: [ILLEGIBLE]                               Date: APR 13 1995

                                   [CSC LOGO]

                                                           Control No. 20206.H10
                                                                  August 8, 1996

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc.

PRODUCT                                                     SC*     # OF         MAINT        SUPPORT
  CODE                    DESCRIPTION                       Y/N     USERS         FEE           FEE
--------       ---------------------------------            ---     -----       --------      --------
               PRODUCTION MACHINE RS6000/590

[ILLEGIBLE]    PHC - Base System for PPO's
               upgrade from 96 to 128 users.                 Y       128        1,214.98      1,822.46

[ILLEGIBLE]    Billing (Premium, ASO & A/R)
               upgrade from 96 to 128 users.                 Y       128          466.56        699.84

[ILLEGIBLE]    Claims Adjudication and A/P
               upgrade from 96 to 128 users.                 Y       128          379.08        568.62

[ILLEGIBLE]    Capitation upgrade from 96 to 128
               users.                                        Y       128          473.85        710.78

[ILLEGIBLE]    Pharmacy Claims upgrade from 96
               to 128 users.                                 Y       128          104.25        156.38

[ILLEGIBLE]    General Ledger upgrade from 96 to
               128 users.                                    Y       128          189.54        284.31

[ILLEGIBLE]    SB+ Application Runtime for New
               Customers upgrade from 96 to 128
               users.                                        N       128          256.08        350.00

SOURCE         Source Code for the above available
               Software Modules.                             Y       128        1,414.13      2,121.19

*     Indicate yes or no for Source code on each software module

                                   [CSC LOGO]

                                                           Control No. 20206.H10
                                                                  August 8, 1996

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and HealthNet Management, Inc.

PRODUCT                    SC*     # OF          MAINT         SUPPORT
 CODE      DESCRIPTION     Y/N     USERS          FEE            FEE
-------    -----------     ---     -----       ---------     ----------
           Subtotal                            $4,498.47     $ 6,713.58
                                               ---------     ----------
           ** Total New Monthly Maintenance & Support Fees   $11,212.05
                                                             ==========

           ** Does not include fee for support of custom modifications

      CUSTOMER CERTIFIES THAT IT IS NO LONGER UTILIZING CSIM, PRP, LAG, EGP, AND MCM. CUSTOMER UNDERSTANDS THAT CSCHS WILL HAVE THE RIGHT TO VERIFY THAT THESE SOFTWARE MODULES ARE NOT BEING UTILIZED VIA DIAL-IN CAPABILITIES.

      Source Code is not available for SB+ Runtime.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ [ILLEGIBLE]                             By: /s/ Dennis J. Dooley
    ------------------------------------            ----------------------------
Name: [ILLEGIBLE]                               Name: DENNIS J. DOOLEY
Title: [ILLEGIBLE]                              Title: VP FINANCE
Date: 9-24-96                                   Date: 10/14/94

                                   [CSC LOGO]

                                                           Control No. 20206.H11
                                                                October 16, 1996

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

  PRODUCT                                                     SC*     # OF         MAINT        SUPPORT
    CODE                     DESCRIPTION                      Y/N     USERS         FEE           FEE
------------     -----------------------------------          ---     -----       --------      --------
REVISION TO INCLUDE MEDICARE MODULE MONTHLY CHARGES TO THE
PRODUCTION MACHINE.

[ILLEGIBLE]      PHC - Base System for PPO's.                  Y       128        1,214.98      1,822.46

[ILLEGIBLE]      Billing (Premium, ASO & A/R).                 Y       128          466.56        699.84

[ILLEGIBLE]      Claims Adjudication and A/P.                  Y       128          379.08        568.62

[ILLEGIBLE]      Capitation.                                   Y       128          473.85        710.78

[ILLEGIBLE]      Pharmacy Claims.                              Y       128          104.25        156.38

[ILLEGIBLE]      General Ledger.                               Y       128          189.54        284.31

[ILLEGIBLE]      Medicare Module.                              Y       128          379.08        568.62

[ILLEGIBLE]      SB+ Application Runtime for
                 Existing Customers.                           N       128          256.08        350.00

SOURCE           Source Code for the above available
                 Software Modules.                             Y       128        1,603.67      2,405.50

*     Indicate yes or no for Source code on each software module

                                   [CSC LOGO]

                                                           Control No. 20206.H11
                                                                October 16, 1996

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

PRODUCT                    SC*     # OF          MAINT         SUPPORT
 CODE      DESCRIPTION     Y/N     USERS          FEE            FEE
-------    -----------     ---     -----       ---------     ----------
           Subtotal                            $5,067.09     $ 7,566.51
                                               ---------     ----------
           ** Total New Monthly Maintenance & Support Fees   $12,633.60
                                                             ==========

           ** Does not include fee for support of custom modifications

      CUSTOMER certifies that it is no longer utilizing CSIM, PRP, LAG, EGP, and MCM. CUSTOMER understands that CSCHS will have the right to verify that these software modules are not being utilized via dial-in capabilities.

      Source Code is not available for SB+ Runtime.

      The monthly support fee of $350 for SB+ Runtime covers up to 5 hours; the first month can be unlimited calls. After the intial 5 hours, support is on a time and material basis.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                        CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                       By: /s/ Dennis J. Dooley
    ---------------------------                     ----------------------------
Name: John R. Hackworth                         Name: DENNIS J. DOOLEY
Title: CEO                                      Title: VP FINANCE
Date: [ILLEGIBLE]                               Date: 11/27/94

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206H11-01

CLIENT:               HealthNet, Inc.
REQUESTED BY:         Tom Wilkinson
PROJECT:              Support and Maintenance
SCHEDULE:             20206.H11
ACTIVITY:             Support Assistance
DATE:                 December 23, 1996
CHANGE ISSUE:         Assistance for Year End and 1099 Processing

DESCRIPTION

HealthNet, Inc. requests dedicated assistance with its year end and 1099 processing via remote dialing support. This service is not covered under the standard support and maintenance service HealthNet, Inc. has purchased. This work will be performed on a time and materials basis at $100.00 per hour for the actual hours of help. This dedicated period of time will be mutually agreed upon between HealthNet, Inc. and CSCHS Customer Service department personnel and will be scheduled as soon as time permits.

In the event that on-site assistance is required, all expenses relating to travel will be incurred by HealthNet, Inc. in addition to the hourly rate on-site.

IMPACT OF CHANGE

     COST           Cost Per Hour:                $100.00

ACKNOWLEDGEMENT OF CHANGE

     Manager                 /s/ [ILLEGIBLE]                       Date 12-23-96
                             --------------------------

     Customer                /s/ [ILLEGIBLE]                       Date 1-6-97
                             --------------------------

December 23, 1996            CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                          CONTROL NUMBER: CC20206H11-01

CLIENT:              HealthNet, Inc.
REQUESTED BY:        Tom Wilkinson
PROJECT:             Support and Maintenance
SCHEDULE:            20206.H11
ACTIVITY:            Support Assistance
DATE:                December 23, 1996
CHANGE ISSUE:        Assistance for Year End and 1099 Processing

DESCRIPTION

HealthNet, Inc. requests dedicated assistance with its year end and 1099 processing via remote dialing support. This service is not covered under the standard support and maintenance service HealthNet, Inc. has purchased. This work will be performed on a time and materials basis at $100.00 per hour for the actual hours of help. This dedicated period of time will be mutually agreed upon between HealthNet, Inc. and CSCHS Customer Service department personnel and will be scheduled as soon as time permits.

In the event that on-site assistance is required, all expenses relating to travel will be incurred by HealthNet, Inc. in addition to the hourly rate on-site.

IMPACT OF CHANGE

    COST          Cost Per Hour:               $100.00

ACKNOWLEDGEMENT OF CHANGE

    Manager           /s/ [ILLEGIBLE]                             Date 12-23-96
                      --------------------------

    Customer          /s/ [ILLEGIBLE]                             Date 2/6/97
                      --------------------------

December 23, 1996             CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                                                  Control No. 20206.H14.int.rev1
                                                                      REVISION 1
                                                                  April 21, 1998

                                   SCHEDULE H
                    INTERIM SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

PRODUCT                                                            SC*    # OF             MAINT          SUPPORT
 CODE               DESCRIPTION                                    Y/N    USERS             FEE             FEE
 ----               -----------                                    ---    -----             ---             ---
5000-128
                    PHC - Base System for PPO's.                    Y       128          1,214.98          1,822.46

5210-128            Billing (Premium, ASO & A/R).                   Y       128            466.56            699.84

[ILLEGIBLE]         Claims Adjudication and A/P.                    Y       128            379.08            568.62

5230-128            Capitation.                                     Y       128            473.85            710.78

5810-128            General Ledger.                                 Y       128            189.54            284.31

4740A               Medicare Module.                                Y       128            379.08            568.62

E-SB+R-128          SB+ Application Runtime for                     N       128            256.08            350.00
                    Existing Customers.

SOURCE              Source Code for the above available             Y       128          1,603.67          2,405.50
                    Software Modules.

                          * Indicate yes or no for Source code on each software module
                                                                                        ---------        ----------
                                                Subtotal                                $4,962.84        $ 7,410.13
                                                                                        ---------        ----------
                    ** Total Monthly Maintenance & Support Fees                                          $12,372.97
                                                                                                         ==========
                    ** Does not include fee for support of custom modifications

                                   [CSC LOGO]

                                                           Control No. 20206.H13
        FEB 14 1997                                             February 5, 1997

                                   SCHEDULE H
                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

                    FOR DEVELOPMENT MACHINE RS6000/960 (BACH)


PRODUCT                                                      SC*          # OF             MAINT            SUPPORT
 CODE               DESCRIPTION                              Y/N          USERS            PRICE              FEE
 ----               -----------                              ---          -----            -----               ---
UNIVERSE-A          UNIVERSE Support                           N             16                               $120

                               * Indicate yes or no for Source code on each software module

                    ** Total New Monthly Support Fees                                                         $120
                                                                                                              ----
                    ** Does not include fee for support of custom modifications

      CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                    CSC Healthcare Systems

By: /s/ Courtney Vanderveer                 By: /s/ Dennis J. Dooley
    ------------------------------              --------------------------------
Name: Courtney Vanderveer                   Name:  Dennis J. Dooley
Title: SVP, Finance                         Title: VP Finance
Date: 2-7-97                                Date:  3-4-97

                                   [CSC LOGO]

                                                  Control No. 20206.H14.int.rev1

                                   REVISION 1
                                 April 21, 1998

                                   SCHEDULE H
                    INTERIM SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

Source Code is not available for SB+ Runtime.

The monthly support fee of $350 for SB+ Runtime covers up to 5 hours; the first month can be unlimited calls. After the intial 5 hours, support is on a time and material basis.

This Schedule 20206.H14.int.rev1 replaces and supersedes Schedule 20206.H11 in its entirety.

This Interim Schedule 20206.H14.int.rev1 will terminate on December 31, 1998, or upon the installation and implementation of MHC 14.4, MHC 15.0, Power(MHS) or Meridia whichever comes first.

      Schedule 20206.K04 for amended terms and conditions for Support and Maintenance under the Agreement.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

         Prior to CUSTOMER execution, CSC Healthcare Systems may change prices for products and services it provides upon at least thirty (30) days prior written notice to CUSTOMER.

CUSTOMER                                    CSC Healthcare Systems

By: /s/ John D. Davis                       By: /s/ Dennis J. Dooley
    ------------------------------              --------------------------------
Name: John D. Davis                         Name:  Dennis J. Dooley
Title: CEO                                  Title: VP Finance
Date: 5/5/98                                Date: JUN 16 1998

                                   [CSC LOGO]

                                                                        RECEIVED
                                                                     May 08 1998

MHC PREPAID INTERIM SUPPORT AND MAINTENANCE PLAN

      This Prepaid Interim Support and Maintenance Plan for "Non-Year 2000 ready" releases of MHC features individual support and maintenance fees. Customer participation in the plan is required and will be in effect until the installation and implementation of MHC 14.4, MHC 15.0, MHS, or Meridia or December 31, 1998 whichever comes first. CSC Healthcare Systems reserves the right to discontinue support and maintenance services at anytime during the life of this interim plan upon 30 days written notice.

      At time of expiration, if Customer has upgraded to a CSC Healthcare Systems' Year 2000 ready release, new "full coverage" support and maintenance plans and schedules will be supplied by CSC Healthcare Systems and executed by Customer to provide continued coverage.

      THIS INTERIM SUPPORT AND MAINTENANCE PLAN ONLY COVERS THE RELEASE OF THE PROGRAMS THAT RESIDE IN CUSTOMER'S PRODUCTION ENVIRONMENT AT THE TIME OF THIS PLAN'S EXECUTION. CSC HEALTHCARE SYSTEMS WILL ONLY SUPPORT AND MAINTAIN EXISTING FUNCTIONALITY IN ACCORDANCE WITH THIS PLAN. THE CUSTOMER'S RELEASE OF THE PROGRAMS IS NOT AND WILL NEVER BE YEAR 2000 READY AND CSC HEALTHCARE SYSTEMS SHALL NOT PROVIDE ANY SERVICES PURSUANT TO THIS PLAN OR OTHERWISE, WHICH SHALL IN ANY WAY ENABLE THE PROGRAMS TO OPERATE CORRECTLY WITH DATES ON AND AFTER JANUARY 1, 2000.

      All software and modifications licensed from CSC Healthcare Systems are supported under this plan, unless otherwise specified by CSC Healthcare Systems at the time of license.

      Corrections of any/all problems in Customer modified programs, when caused by Customer modification, or when a CSC Healthcare Systems program correction affects Customer modified code is not covered by this plan.

      Any issues not specifically addressed in this plan are not covered.

PREPAID INTERIM SUPPORT PLAN:

      The Prepaid Interim Support Plan entitles the Customer to reasonable access to telephone support services, 8:00 a.m. to 5:00 p.m. Customer Local Time, Monday through Friday, excluding CSC Healthcare Systems holidays. Support fees are payable on a prepaid monthly basis. The monthly base fees are calculated per the plan detailed in the applicable schedules of the Agreement. Where applicable, monthly modification support fees are calculated per the plan specified in existing schedules or amendments. Base system (hardware/operating system) prepaid support services and billing begin when the hardware is installed, where applicable. License Prepaid support services and billing for custom modifications performed by CSC Healthcare Systems begin 30 days after invoicing of such modifications. Reasonable telephone support is provided for:

            Questions, analysis and research relating to operation of CSC Healthcare Systems software packages covered by the Prepaid Interim Support Plan.

            Questions regarding the use and maintenance of the computer hardware, related operating system software, and general data processing techniques and strategies, as they relate to CSC Healthcare Systems software.

                      Interim Support and Maintenance Plan
                          CSC HealthCare Systems, Inc.

                                   [CSC LOGO]

      Questions regarding the operation of selected hardware manufacturer software supplied with the operating system, if included in the Prepaid Support Plan contract.

      Questions relating to interfaces between guest and host operating environment, where applicable (e.g., UNIX and uniVerse)

      Questions regarding the installation and operation of operating system upgrades, as well as issues relating to the status of future operating system upgrades.

      Reasonable assistance and advice, when possible, relating to the repair of database damage caused by a verifiable problem with standard CSC Healthcare Systems software.

      Electronic tracking of all issues reported to CSC Healthcare Systems Support Center.

      Monthly report of all closed cases.

      User ID and password to Support Area of the CSC Healthcare Systems' WEB site, upon request.

      Announcements of major operating system releases.

The following support services are not covered by the Prepaid Interim Support Plan, but are available on a billable, time and materials basis at current CSC Healthcare Systems Support Services rates upon request and subject to the availability of resources. In such cases, CSC Healthcare Systems will request Customer authorization via an executed Change Control Notice (CCN), before providing billable services. Included are:

      Review of file statistics on a quarterly basis, including recommendations for proper file sizing and maximum system efficiency.

      Repair of database damage caused by the Customer. This includes improper data entry, whether accidental or malicious, and includes all data entry situations possible within the boundaries of the software.

      Repair of database damage caused by problems in Customer modified programs, resident operating systems, hardware malfunction, operational errors, or other events beyond the control of CSC Healthcare Systems.

      Support of conversion or upgrade programs and repair of errors in converted or upgraded data, when the data conversion or upgrade is performed by the Customer.

      Questions regarding dictionary creation, and assistance with fourth generation query languages.

      On site or telephone modem installation of operating system software, or operating system upgrades of the Customer's system.

      Support of operating system utility software provided by the hardware/system software vendor.

                      Interim Support and Maintenance Plan
                         CSC HealthCare Systems, Inc.

                                   [CSC LOGO]

            Special pre-arranged support during non-standard business support hours via pager.

      NOTE:

            TELEPHONE CHARGES FOR MODEM CONNECTIONS ARE PROVIDED WITHOUT ADDITIONAL CHARGE, UNLESS RELATED TO CIRCUMSTANCES NOT COVERED BY THE PREPAID SUPPORT PLAN.

      Upon cancellation of this plan by either party, or December 31, 1998, whichever comes first, the following conditions may apply:

            Any calls placed to CSC Healthcare Systems Support Center will be subject to the then current billable rate per hour, with a one hour minimum charge per call. Requests in progress at the time of cancellation may be subject to billable rates as of that time. In such cases, CSC Healthcare Systems will request Customer authorization via an executed Change Control Notice (CCN), before providing billable services.

            Prepaid Support Customers will be given first priority response by the CSC Healthcare Systems Customer Service Center. Requests received from Customers not participating in Prepaid Support Plan will be handled as time available resources permits.

INTERIM SOFTWARE MAINTENANCE PLAN:

      The Interim Software Maintenance plan provides eligibility for new CSC Healthcare Systems software releases distribution (MHC Release 14.4 or 15.0) as well as business critical corrections to current CSC Healthcare Systems software releases. Business critical corrections are defined as defects in standard MHC programs or CSC Healthcare Systems' modified programs that cause severe data corruption or have no viable workaround. The distribution of maintenance releases will be provided via magnetic media, or best alternative. Written technical description of the nature of the problem and correction may be included in the maintenance package. If applicable, an updated version of related documentation is also provided.

      Only one tape per maintenance release is covered under the Interim Software Maintenance Plan. The costs associated to creation and distribution of subsequent tapes for the same release version will be billed on a time and materials basis. In such cases, CSC Healthcare Systems will request Customer authorization via an executed Change Control Notice (CCN), before providing billable services.

            THIS PARAGRAPH ONLY APPLIES TO CUSTOMERS ON MHC RELEASE 14.0 OR BELOW. Integration of custom modifications to release 14.4, which have been modified by CSC Healthcare Systems, shall be performed on a time and materials basis through the CSC Healthcare Systems' Professional Services Department.

      Accrual of maintenance fee for CSC Healthcare Systems custom modifications shall commence 30 days after the software modifications is invoiced, unless otherwise specified.

                      Interim Support and Maintenance Plan
                          CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                            *** IMPORTANT NOTICE ***

Periodically, CSC Healthcare Systems will provide program corrections and enhancements to our Customer base. It is requested that Customers load all updates within thirty (30) days to expedite account synchronization. CSC Healthcare Systems suggests that all updates first be loaded to a test account and examined for changes in functionality and compatibility. Following successful evaluation, the program(s) may be loaded by the Customer to live production accounts.

It is the direct responsibility of the Customer to maintain account synchronization with CSC Healthcare Systems. Failure to load CSC Healthcare Systems updates within the requested 30 day time frame will affect the ability of the Customer to load future program updates as well as the ability of CSC Healthcare Systems to provide quality support services on a timely basis. As such, requests made of the CSC Healthcare Systems Customer Service Center pertaining to situations contrary to the above policies, will be deemed billable on a time and materials basis at the prevailing hourly rate. Customer authorization will be requested before billable services are provided. In such cases, CSC Healthcare Systems will request Customer authorization via an executed Change Control Notice (CCN), before providing billable services.

      BILLABLE RATES AS OF APRIL 1, 1998:

       $175.00 - BILLABLE HOURLY RATE FOR SERVICES NOT COVERED IN A PREPAID
                 SUPPORT PLAN AND PREPAID MAINTENANCE PLAN.

       $250.00 - BILLABLE HOURLY RATE FOR ALL SERVICES PROVIDED TO CUSTOMERS NOT
                 PARTICIPATING IN A PREPAID SUPPORT OR PREPAID MAINTENANCE PLAN.

                      Interim Support and Maintenance Plan
                          CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                       CUSTOMER SERVICE CENTER PROCEDURES

For your convenience, the Customer Service Center provides toll-free telephone access for your support requests:

                                 1-800-553-2722

Upon contacting the Customer Service Center, please identify yourself and your organization to our assistant. Provide a brief description of your problem or question. Your information will be logged into our Automated Call Tracking System and a case number will be provided to you for your records. This number should be used for all subsequent contacts relating to this issue.

The Customer Service Center operates on a call-back basis. Your Application Support Analyst, or designated backup, will return your call as quickly as possible, based on the priority of the request. Priorities are assigned as follows:

-     PRIORITY ONE

            System is inoperable

            Abort message has been displayed

            Hardware or Operating System failure

            A problem exists that prevents the completion of a critical process (i.e. month end close, etc.)

CSC Healthcare Systems will exercise reasonable efforts to provide an average initial response of 15 minutes to PRIORITY ONE requests.

-     PRIORITY TWO

            Problems with non-critical programs and reports

            Billing errors, claims adjudication, capitation errors, etc.

CSC Healthcare Systems will exercise reasonable efforts to provide an average initial response of 30 minutes for PRIORITY TWO requests.

-     PRIORITY THREE

            Questions or inquiries relating to software functionality and operation

            Inquiries relating to the license of or demonstration of software products, or hardware devices

            Problems or inquiries relating to software documentation

CSC Healthcare Systems will exercise reasonable efforts to provide an average initial response of 60 minutes for PRIORITY THREE requests.

                      Interim Support and Maintenance Plan
                          CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

The following guidelines will help your Application Support Analyst resolve issues as quickly as possible. When placing your request:

      Please provide as much information as possible about the problem or question you have. Facts such as the program number, related error messages, unusual circumstances, and the exact sequence of events that led to your situation will all help your Application Support Analyst to resolve your problem or question in a timely, efficient manner.

      Per the standard license contract, one primary and one backup person should be designated by the Customer to act as contact points for CSC Healthcare Systems personnel. Ideally, these individuals will have attended the complete series of application software training courses offered by CSC Healthcare Systems.

      Additional printed information pertaining to your request should be sent via facsimile to your Application Support Analyst.__. The Customer Service Center facsimile number is:

                                (248) 372-3015

      If you find it necessary to contact your Application Support Analyst about an open request, please call 1-800-553-2722.

      To ensure rapid response and proper tracking of your requests, we strongly recommend that you do not attempt to log new requests via fax or voice mail. Your cooperation in this matter will help us to maintain our response standards and to provide you with the best possible service.

      If an Application Support Analyst leaves a message or requests information on three consecutive days and does not receive a response from the Customer, the case will be closed. If additional assistance is required after closure, Customer will be required to open a new case.

CSC Healthcare Systems reserves the right to modify the terms of this Plan with 60 days written notice to Customer.

                      Interim Support and Maintenance Plan
                          CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

This Interim Support & Maintenance Plan constitutes the entire Support & Maintenance Plan between Customer and CSC Healthcare Systems for the licensed product(s) and supersedes or replaces any/all prior support Plans/Agreement.

CUSTOMER:                                              CSC Healthcare Systems

By: /s/ John D. Davis                                  By: /s/ Dennis J. Dooley
    --------------------                                   -------------------
Name: John D. Davis                                    Name: Dennis J. Dooley
Title: CEO                                             Title: VP Finance
Date: 5/5/98                                           Date: Jun 16 1998

                      Interim Support and Maintenance Plan
                          CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                             CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206H14-02

CLIENT:           HealthNet, Inc.
REQUESTED BY:     Sandy Timko
PROJECT:          Support and Maintenance
SCHEDULE:         20206H14-02
ACTIVITY:         Support Assistance
DATE:             September 9, 1998
CHANGE ISSUE:     Adding new non PCP to all commercial members

DESCRIPTION:

HealthNet, Inc. requests that CSCH Customer Service write a utility to add a new non PCP to all of their commercial members. This service is not covered under the standard support and maintenance service HealthNet, Inc. has purchased. This work will be performed on a time and materials basis at a rate of $175.00 per hour and will be scheduled as soon as time Permits.

PROGRAM TO ALLOW REPEATED USE FOR NEW NON-PCP PROVIDER(S) AS THEY ARE
CONTRACTOR.

IMPACT OF CHANGE:

Cost  Cost Per Hour:        $175.00

      Estimate of hours:      12-16

ACKNOWLEDGEMENT OF CHANGE:

Manager     [ILLEGIBLE]         Date 9-9-98

Customer    [ILLEGIBLE]         Date 9/10/98

September 9, 1998       CSC Healthcare Systems, Inc.

                                   [CSC LOGO]

                             CHANGE CONTROL NOTICE
                       CONTROL NUMBER: CC20206.H14.INT-03

CLIENT:           Health Net, Inc.
REQUESTED BY:     Sandra Timko
PROJECT;          Support & Maintenance
SCHEDULE:         20206.H14.INT
ACTIVITY:         Support Assistance
DATE:             3/8/99
CHANGE ISSUE:     Data Analysis on PPO.MHC

DESCRIPTION:

Health Net, Inc. has requested that CSCH perform a data analysis on the PPO.MHC account. Any data correction that needs to be done will have a separate Change Control Notice (CCN). This is a service that is not covered under the standard support and maintenance agreement Health Net, Inc. has purchased. All work will be performed on a time and materials basis at a rate of $150.00 per hour and will be scheduled as soon as time permits. Health Net, Inc. will only be billed for the actual hours used to perform this request.

IMPACT OF CHANGE:

                Cost per hour:     $ 150.00
                Estimated hours:       8-10

ACKNOWLEDGEMENT OF CHANGE:

        Manager  [ILLEGIBLE]       Date 3-8-99

        Customer [ILLEGIBLE]       Date 3-9-99

03/08/99             CSC Healthcare Systems, Inc.

                                   [CSC LOGO]
                                                           Control No. 20206.H16
                                                                      Revision 1
                                                                 August 25, 1999

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

 PRODUCT                                               SC*  # OF    MAINT     SUPPORT
   CODE                    DESCRIPTION                 Y/N  USERS    FEE        FEE
----------  -----------------------------------------  ---  -----  --------   --------
5000-128    MHC - Base System for Managed Care           N    128  2,240.00   3,359.00
            Organizations.
5230-128    Capitation.                                  N    128    546.00     819.00
4740A       Medicare Reconciliation Module.              N    128    379.08     568.62
UNIV-158    uniVerse Support for license #11734 for      N    158      0.00     592.50
            the production machine (Picasso).
UNIV-80     uniVerse Support for license #32580 for      N     80      0.00     300.00
            the  development machine (Mozart).
E-SB+R-128  SB+ Application Runtime license #296H0038    N    128    256.08     350.00
            for Existing Customers (production).
E-SB+R-16   SB+ Application Runtime license #296H0037    N     16     83.00     350.00
            for Existing Customers (development).

                * Indicate yes or no for Source code on each software module

                          Subtotal                                $3,504.16  $6,339.12
                                                                  ---------  ---------

** Total New Monthly Maintenance & Support Fees                              $9,843.28

                                                                             =========
** Does not include fee for support of custom modifications

                                   [CSC LOGO]

                                                             Control No. 20206.H
                                                                        Revision
                                                                 August 25, 1999

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

This Schedule 20206.H16 Revision 1 replaces and supersedes Schedules 20206.H05, 20206.H07, 20206.H13 and 20206.H14.int.rev1 in their entireties.

This Schedule 20206.H16 Revision 1 will terminate on December 31,1999 and shall be renewable on an annual basis.

CSCH removed Source Code in its entirety from CUSTOMER'S system. Source Code shall be made available to CUSTOMER, when CUSTOMER or CSCH provide 60 days notice of Application Support and Maintenance cancellation. Source Code is not available for SB+ Runtime or universe. CSCH will reinstall the Source Code as specified by CUSTOMER at no charge to CUSTOMER in the event of 60 days notice by either party as provided herein above.

A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

CUSTOMER must execute this Schedule 20206.H16 Revision 1 and return it to CSCH within thirty (30) days of August 25,1999 for the quoted pricing to remain valid.

CUSTOMER                                       CSC HEALTHCARE, INC.

By: John D. Davis                              By: /s/ Dennis J. Dooley
    ---------------                                --------------------
Name: John D. Davis                            Name: Dennis J. Dooley
Title: CEO                                     Title: VP Finance
Date: 8/30/99                                  Date: Sep 24, 1999

                                   [CSC LOGO]

                                                           Control No. 20206.H17
                                                                December 1, 1999

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

 PRODUCT                                                 SC*   # OF     MAINT       SUPPORT
   CODE                     DESCRIPTION                  Y/N  USERS      FEE          FEE
----------  -------------------------------------------  ---  -----  ----------  -----------
5000-128    MHC - Base System for Managed Care             N    128    2,477.00     3,715.00
            Organizations.

5230-128    Capitation.                                    N    128      604.00       906.00

4740A       Medicare Reconciliation Module.                N    128      419.00       629.00

UNIV-158    uniVerse Support for license #11734 for        N    158        0.00       790.00
            the production machine (Picasso).

UNIV-80     uniVerse Support for license #32580 for the    N     80        0.00       400.00
            development machine (Mozart).

E-SB+R-128  SB+ Application Runtime license #296H0038      N    128      256.08       350.00
            for Existing Customers (production).

E-SB+R-16   SB+ Application Runtime license #296H0037      N     16       83.00       350.00
            for Existing Customers (development).

                * Indicate yes or no for Source code on each software module
                                                                     ----------  -----------
                         Subtotal                                     $3,839.08   $ 7,140.00
                                                                     ----------  -----------

                         Subtotal Maintenance & Support Fees                      $10,979.08

                                           - Less Adjustment                     -$ 1,135.80
                                                                                 -----------
             ** Total New Monthly Maintenance & Support Fees                      $ 9,843.28
                                                                                 ===========

** Does not include fee for support of custom modifications

- Support and Maintenance adjustment in accordance with item #10 of Schedule 20206.F09 effective through December 31, 2000.

                                   [CSC LOGO]

                                                           Control No. 20206.H17
                                                                December 1, 1999

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

      This Schedule 20206.H17 replaces and supersedes Schedule 20206.H16 Revision 1 in its entirety.

      This Schedule 20206.H17 will terminate on December 31, 2000 and shall be renewable on an annual basis.

      A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      This Schedule 20206.H17 is governed by the 1999 Customer Guide to Support and Maintenance.

CUSTOMER                           CSC HEALTHCARE, INC.

By: /s/ John D. Davis              By: /s/ Dennis J. Dooley
    ------------------                 ---------------------
Name : John D. Davis               Name: Dennis J. Dooley
Title: CEO                         Title:  VP Finance
Date: 12/16/99                     Date : JAN 26, 2000

                                   [CSC LOGO]

                             CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.H17-03

CLIENT:            Health Net, Inc.
REQUESTED BY:      Sandy Timko
PROJECT:           Support & Maintenance
SCHEDULE:          20206H17
ACTIVITY:          Support Assistance
DATE:              May 8, 2000
CHANGE ISSUE:      Adding additional hours to CC20206.H17-01

DESCRIPTION:

Health Net, Inc. has asked that CSC, Inc. change the design of the program for CC20206H17-01 so that a provider can be included in the select of the members to be updated. This service is not covered under the standard support and maintenance agreement that Health Net, Inc. has purchased. All work will be performed on a time and material basis at a rate of $150.00 per hour. Health Net, Inc. will only be billed for the actual hours used to perform this request.

IMPACT OF CHANGE:

                        Cost per hour:   $150.00
                        Estimated hours: 5

ACKNOWLEDGEMENT OF CHANGE:

      Manager   [ILLEGIBLE]            Date 5/8/00

      Customer  [ILLEGIBLE]            Date 5/8/00

                                   [CSC LOGO]

                                                           Control No. 20206.H19
                                                               November 27, 2000

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

      This Schedule 20206.H19 replaces and supersedes Schedule 20206.H17 in its entirety.

      This Schedule 20206.H19 will terminate on December 31, 2001 and shall be renewable on an annual basis.

      A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      This Schedule 20206.H19 is governed by the 2001 Customer Guide to Support and Maintenance.

      UVODBC Driver, UVCS, and Dynamic Link are ancillary to the uniVerse product. CSCH does not support UVODBC Driver, UVCS and/or Dynamic Link. CUSTOMER may purchase support for these products directly from Informix Software, Inc.

CUSTOMER                           CSC HEALTHCARE, INC.

By: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
   ---------------------------        -----------------------
Name: [ILLEGIBLE]                  Name:  [ILLEGIBLE]
Title: CFO-COO                     Title: M.D.
Date: 11/29/00                     Date: [ILLEGIBLE]

                                   [CSC LOGO]

                                                           Control No. 20206.H20
                                                           August 13, 2001

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

     PRODUCT                                                  SC*   # OF        MAINT       SUPPORT
       CODE                       DESCRIPTION                 Y/N   USERS        FEE          FEE
--------------------  -------------------------------------   ---   -----     ---------    ----------
5000-128              MHC - Base System for Managed Care       N     128       2,477.00      3,715.00
                      Organizations.

5230-128              Capitation.                              N     128         604.00        906.00

4740A                 Medicare Reconciliation Module.          N     128         419.00        629.00

UNIV-S-158            uniVerse Support Session Device for      N     158           0.00      1,422.00
                      license #11734 for the production
                      machine (Picasso).

UNIV-80               uniVerse Support for license #32580      N      80           0.00        480.00
                      for the development machine (Mozart).

E-SB+R-158            SB+ Application Runtime license for      N     158         158.00        316.00
                      Session Device #296H0038 for
                      Existing Customers (production).

E-SB+R-16             SB+ Application Runtime license          N      16          16.00         32.00
                      #296H0037 for Existing Customers
                      (development).

SBD-S-1               SBDeveloper Session/Device               N       1          73.00          0.00

                           * Indicate yes or no for Source code on each software module
                                                                              ---------    ----------
                                       Subtotal                               $3,747.00    $ 7,500.00
                                                                              ---------    ----------
                                    ** Total New Monthly Maintenance & Support Fees        $11,247.00
                                                                                           ==========

** Does not include fee for support of custom modifications

                                   [CSC LOGO]

                                                           Control No. 20206.H20
                                                           August 13, 2001

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

      This Schedule 20206.H20 replaces and supersedes Schedule 20206.H19 in its entirety.

      This Schedule 20206.H20 will terminate on December 31, 2001 and shall be renewable on an annual basis.

      A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      This Schedule 20206.H20 is governed by the 2001 Customer Guide to Support and Maintenance.

      UVODBC Driver, UVCS, and Dynamic Link are ancillary to the uniVerse product. CSCH does not support UVODBC Driver, UVCS and/or Dynamic Link. CUSTOMER may purchase support for these products directly from Informix Software, Inc.

CUSTOMER                          CSC HEALTHCARE, INC.

By: /s/ Sandra Timko              By:  /s/ Katherine Bland
   -----------------                 ---------------------------
Name: Sandra Timko                Name: Katherine Bland
Title: VP, Systems                Title: Director of Finance
Date: 8/14/01                     Date: 11/13/01

                                   [CSC LOGO]

                                                           Control No. 20206.H21
                                                                 October 5, 2001

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

 PRODUCT                                               SC*        # OF              MAINT      SUPPORT
  CODE                    DESCRIPTION                  Y/N        USERS              FEE         FEE
----------    -------------------------------------    ----       -----           ---------   ----------
5000-128      MHC - Base System for Managed Care        N          128             2,477.00     3,715.00
              Organizations.

5230-128      Capitation.                               N          128               604.00       906.00

4740A         Medicare Reconciliation Module.           N          128               419.00       629.00

UNIV-S-158    uniVerse Support Session Device for       N          158                 0.00     1,422.00
              license #11734 for the production
              machine (Picasso).

UNIV-80       uniVerse Support for license #32580       N           80                 0.00       480.00
              for the development machine (Mozart).

E-SB+R-158    SB+ Application Runtime license for       N          158               158.00       316.00
              Session Device #296H0038 for
              Existing Customers (production).

E-SB+R-16     SB+ Application Runtime license           N           16                16.00        32.00
              #296H0037 for Existing Customers
              (development).

SBD-S-1       SBDeveloper Session/Device                N            1                73.00         0.00

HA/DT         HostAccess for Windows Desktop            N           50                    0       100.00

                   * Indicate yes or no for Source code on each software module
                                                                                  ---------   ----------
                          Subtotal                                                $3,747.00   $ 7,600.00
                                                                                  ---------   ----------
                         ** Total New Monthly Maintenance & Support Fees                      $11,347.00
                                                                                              ==========

** Does not include fee for support of custom modifications

                                   [CSC LOGO]

                                                           Control No. 20206.H21
                                                           October 5, 2001

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and Health Net Management, Inc.

      This Schedule 20206.H21 replaces and supersedes Schedule 20206.H20 in its entirety.

      This Schedule 20206.H21 will terminate on December 31, 2001 and shall be renewable on an annual basis.

      A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      This Schedule 20206.H21 is governed by the 2001 Customer Guide to Support and Maintenance.

      UVODBC Driver, UVCS, and Dynamic Link are ancillary to the uniVerse product. CSCH does not support UVODBC Driver, UVCS and/or Dynamic Link. CUSTOMER may purchase support for these products directly from Informix Software, Inc.

CUSTOMER                           CSC HEALTHCARE, INC.

By: /s/ Sandra Timko               By: /s/ Katherine Bland
    ----------------                   -------------------
Name: Sandra Timko                 Name: Katherine Bland
Title: VP, Systems                 Title: Director of Finance
Date: 10/9/01                      Date: 12/14/01

                                   [CSC LOGO]

                                                           Control No. 20206.H22
                                                               November 30, 2001

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

                                                             SC*      # OF          MAINT          SUPPORT
PRODUCT CODE  DESCRIPTION                                    Y/N     USERS           FEE             FEE
------------  -------------------------------------------    ---     -----        ---------      -----------
5000-128      MHC - Base System for Managed Care              N       128          2,477.00         3,715.00
              Organizations.

5230-128      Capitation.                                     N       128            604.00           906.00

4740A         Medicare Reconciliation Module.                 N       128            419.00           629.00

UNIV-S-158    uniVerse Support Session Device for             N       158              0.00         1,422.00
              license #11734 for the production
              machine (Picasso).

UNIV-80       uniVerse Support for license #32580             N        80              0.00           480.00
              for the development machine (Mozart).

E-SB+R-158    SB+ Application Runtime license for             N       158            158.00           316.00
              Session Device #296H0038 for
              Existing Customers (production).

E-SB+R-16     SB+ Application Runtime license                 N        16             16.00            32.00
              #296H0037 for Existing Customers
              (development).

SBD-S-1       SBDeveloper Session/Device                      N         1             73.00             0.00

HA/DT         HostAccess for Windows Desktop                  N        50                 0           100.00

                         * Indicate yes or no for Source code on each software module
                                                                                  ---------      -----------
                                           Subtotal                               $3,747.00      $  7,600.00
                                                                                  ---------      -----------
                                        ** Total New Monthly Maintenance & Support Fees          $ 11,347.00
                                                                                                 ===========

** Does not include fee for support of custom modifications

                                   [CSC LOGO]

                                                           Control No. 20206.H22
                                                                   November 2001

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

CUSTOMER must be on a currently supported and maintained release of MHC in CUSTOMER's production environment as of the effective date of this Schedule or CUSTOMER must have installed and implemented Release 17 by June 30, 2002, otherwise this Schedule will be null and void and a premium uplift fee will apply.

A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

This Schedule H22 cancels and supersedes Schedule H21 in its entirety.


This Schedule H22 is effective January 1, 2002 until December 31, 2002, and shall be renewable on an annual basis.

This Schedule H22 is governed by the 2002 Customer Guide for Programming Maintenance Services and the 2002 Support Services Agreement for UniVerse/SB Products Operating Environments.

As of MHC Release 16 CSCH no longer supports or maintains the EDA product inclusive of MCM, LAG, PRP, PCP, GP products.

CUSTOMER                           CSC HEALTHCARE, INC.

By: /s/ Sandra Timko               By: /s/ Beverly L. Havens
    ----------------                   -------------------
Name: Sandra Timko                 Name: Beverly L. Havens
Title: VP                          Title: VP, MHC & BPO
Date: 12-3-01                      Date: 12/20/01

                                   [CSC LOGO]

                              CHANGE CONTROL NOTICE
                         CONTROL NUMBER: CC20206.H22-02

CLIENT:       HealthSpring Management, Inc.
REQUESTED BY: Sandra Timko
PROJECT:      Support & Maintenance
SCHEDULE:     20206.H22
ACTIVITY:     Support Assistance
DATE:         September 18, 2002
CHANGE ISSUE: CSCH will change the PBP number

DESCRIPTION:

CUSTOMER would like CSCH to change the PBP number to 002 for all members in Line of Business 2 with an election type of "X" and an application date of October 1, 2002. In addition, a transaction type 71 record will need to be created in HCFA.TEMP. This is not covered under CUSTOMER's current Support and Maintenance contract. All work will be performed on a time and materials basis at a rate of $165.00 per hour. CUSTOMER will only be billed for the actual hours used to perform this work.

IMPACT OF CHANGE:

Cost per hour:           $165.00

Estimated hours:               5

Total Estimated Cost:    $825.00

ACKNOWLEDGEMENT OF CHANGE:

Manager  [ILLEGIBLE]                    Date 9-24-02

Customer [ILLEGIBLE]                    Date 9-19-02

9/18/2002              CSC Healthcare, Inc.                                    1

                                   [CSC LOGO]

                                                           Control No. 20206.H23
                                                               November 12, 2002

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

  PRODUCT                                                   SC*       #OF           MAINT      SUPPORT
   CODE      DESCRIPTION                                    Y/N      USERS           FEE         FEE
----------   ------------------------------------------     ---      -----        ---------   ----------
4000         MHC-Base System for Managed Care                N        190              0.00     9,120.00
             Organizations, including CAP and MRM

UEP          Upgrade Eligibility Plan                        N        190          3,318.00         0.00

UNIV-S-190   uniVerse Support Session Device for             N        190              0.00     1,710.00
             license #11734 for the production
             machine (Picasso).

UNIV-80      uniVerse Support for license #32580             N         80              0.00       480.00
             for the development machine (Mozart).

E-SB+R-190   SB+ Application Runtime license for             N        190            190.00       380.00
             Session Device #296H0038 for Existing
             Customers (production).

E-SB+R-16    SB+ Application Runtime license                 N         16             16.00        32.00
             #296H0037 for Existing Customers
             (development).

SBD-S-1      SBDeveloper Session/Device                      N          1             73.00         0.00

HA/DT        HostAccess for Windows Desktop                  N         82              0.00       164.00

                     * Indicate yes or no for Source code on each software module
                                                                                  ---------   ----------
             Subtotal Monthly Maintenance & Support Fees                          $3,597.00   $11,886.00
                                                                                  ---------   ----------
                          **Total New Monthly Maintenance & Support Fees                      $15,483.00

** Does not include fee for support of custom modifications

This Schedule 20206.H23 must be signed concurrently with Schedule 20206.D18 and
Schedule 20206.K07 to remain valid.

A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

                                   [CSC LOGO]

                                                           Control No. 20206.H23
                                                               November 12, 2002

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

            Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

            This Schedule 20206.H23 cancels and supersedes Schedules 20206.H22 in its entirety.

            This Schedule H23 is effective until December 31, 2002, and shall be renewable on an annual basis.

            This Schedule H23 is governed by the 2002 Customer Guide for Programming Maintenance Services and the 2002 Support Services Agreement for UniVerse/SB Products Operating Environments.

            As of MHC Release 16 CSCH no longer supports or maintains the EDA product inclusive of MCM, LAG, PRP, PCP, EGP products.

CUSTOMER                      CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger    By: /s/ Beverly Havens
    -----------------------       -------------------------------
Name: David K. Ellwanger      Name: Beverly Havens
Title: President              Title: Vice President MHC/BPO
Date: 11-15-02                Date: 12/13/02

                                   [CSC LOGO]

                                                           Control No. 20206.H24
                                                                December 4, 2002

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

 PRODUCT                                               SC*        #OF             MAINT         SUPPORT
   CODE                  DESCRIPTION                   Y/N       USERS             FEE            FEE
----------  --------------------------------------     ----      -----          ---------      ----------

4000        MHC-Base System for Managed Care            N          190               0.00        9,120.00

UEP         Upgrade Eligibility Plan                    N          190           3,318.00            0.00

SCEI        Standard Claims Editing Interface           N           NA             200.00          300.00

UNIV-S-190  uniVerse Support Session Device for
            license #11734 for the production
            machine (Picasso).                          N          190               0.00        1,710.00

UNIV-64     uniVerse Support for license #32580
            for the development machine (Mozart).       N           64               0.00          384.00

UNIV-16     UniVerse Support for license # 19779        N           16               0.00           96.00

E-SB+R-190  SB+ Application Runtime license for
            Session Device #296H0038 for Existing
            Customers (production).                     N          190             190.00          380.00

E-SB+R-16   SB+ Application Runtime license
            #296H0037 for Existing Customers
            (development).                              N           16              16.00           32.00

SBD-S-1     SBDeveloper Session/Device                  N            1              73.00            0.00

HA/DT       HostAccess for Windows Desktop              N           82               0.00          164.00

                * Indicate yes or no for Source code on each software module
              Monthly Maintenance & Support Fees                                ---------      ----------
                                                                                $3,797.00      $12,186.00

            Subtotal Monthly Maintenance & Support Fees                                        $15,983.00

                                             Less Adjustment-                                  $  (190.00)
                                                                                               ----------
                  **Total New Monthly Maintenance & Support Fees                               $15,793.00

** Does not include fee for support of custom modifications

- Support and Maintenance adjustment in accordance with item #8 of Schedule 20206.F18 Revision 1 effective through December 31, 2004.

A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

                                   [CSC LOGO]

                                                           Control No. 20206.H24
                                                                December 4, 2002

                                    SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      This Schedule 20206.H24 cancels and supersedes Schedules 20206.H23 in its entirety.

      This Schedule 20206.H24 is effective January 1, 2003 and will automatically renew every January 1st unless CUSTOMER cancels in accordance with the 2003 Customer Guide for Programming Maintenance Services.

      This Schedule 20206.H24 is governed by the 2003 Customer Guide for Programming Maintenance Services and the 2003 Support Services Agreement for UniVerse/SB Products Operating Environments.

      CUSTOMER must be on a currently maintained release of MHC in their production environment or a premium uplift fee will apply and a revised Schedule H shall be issued.

      Third party products support and/or maintenance fees may change with a sixty (60) day notice from CSCH.

      As of MHC Release 16 CSCH no longer supports or maintains the EDA product inclusive of MCM, LAG, PRP, PCP, EGP products.

CUSTOMER                                        CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                      By: /s/ Beverly Havens
    ----------------------                          ----------------------------
Name: David K. Ellwanger                        Name: Beverly Havens
Title: President                                Title: Vice President MHC/BPO
Date: 12-17-02                                  Date: 1/22/03

                                   [CSC LOGO]


                                                           Control No. 20206.H25
                                                                January 15, 2003

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc..

 PRODUCT                                                   SC*  # OF    MAINT      SUPPORT
  CODE                      DESCRIPTION                    Y/N  USERS    FEE         FEE
----------  ---------------------------------------------  ---  -----  ---------  ----------
4000        MHC-Base System for Managed Care                N     225      0.00    10,800.00

UEP         Upgrade Eligibility Plan                        N     190  3,318.00         0.00

SCEI        Standard Claims Editing Interface               N      NA    200.00       300.00

UN1V-S-225  uniVerse Support Session Device for license     N     225      0.00     2,025.00
            # 11734 for the production machine (Elvis).

UNIV-64     uniVerse Support for license #32580 for the
            development machine (Mozart).                   N      64      0.00       384.00

UNIV-16     UniVerse Support for license # 19779            N      16      0.00        96.00

E-SB+R-225  SB+ Application Runtime license for Session     N     225    225.00       450.00
            Device #296H0038 for Existing Customers
            (production).

E-SB+R-16   SB+ Application Runtime license #296H0037 for   N      16     16.00        32.00
            Existing Customers (development).

SBD-S-1     SBDeveloper Session/Device                      N       1     73.00         0.00

HA/DT       HostAccess for Windows Desktop                  N      82      0.00       164.00

             * Indicate yes or no for Source code on each
               software module
                                                                      ---------   ----------
                       Monthly Maintenance & Support Fees             $3,832.00   $14,251.00

              Subtotal Monthly Maintenance & Support Fees                         $18,083.00

                                          Less Adjustment-                       ($   190.00)
                                                                       ---------------------
                       **Total New Monthly Maintenance & Support Fees             $17,893.00

** Does not include fee for support of custom modifications

- Support and Maintenance adjustment in accordance with item #8 of Schedule 20206.F18 Revision 1 effective through December 31, 2004.

A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

                                   [CSC LOGO]

                                                           Control No. 20206.H25
                                                                January 15, 2003

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

      Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

      This Schedule 20206.H25 cancels and supersedes Schedules 20206.H24 in its entirety.

      This Schedule 20206.H25 will automatically renew every January 1st unless CUSTOMER cancels in accordance with the 2003 Customer Guide for Programming Maintenance Services.

      This Schedule 20206.H25 is governed by the 2003 Customer Guide for Programming Maintenance Services and the 2003 Support Services Agreement for UniVerse/SB Products Operating Environments.

      CUSTOMER must be on a currently maintained release of MHC in their production environment or a premium uplift fee will apply and a revised Schedule H shall be issued.

      Third party products support and/or maintenance fees may change with a sixty (60) day notice from CSCH.

      As of MHC Release 16 CSCH no longer supports or maintains the EDA product inclusive of MCM, LAG, PRP, PCP, EGP products.

CUSTOMER                                   CSC HEALTHCARE, INC.

By: /s/ Herbert A. Fritch                  By: /s/ Beverly Havens
    -----------------------                    --------------------------
Name: Herbert A. Fritch                    Name: Beverly Havens
Title: CEO                                 Title: Vice President MHC/BPO
Date: 2-4-03                               Date: 2/27/03

                                        [CSC LOGO]
                                                           Control No. 20206.H27
                                                                        Option 1
                                                                      Revision 2
                                                                November 3, 2003
                                    SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc..

PRODUCT                                                           SC*       #OF        MAINT         SUPPORT
 CODE             DESCRIPTION                                     Y/N      USERS        FEE            FEE
-------           -----------                                     ---      -----     -----------  -------------
4000              MHC-Base System for Managed Care                 N        315             0.00      15,435.00

UEP               Upgrade Eligibility Plan                         N        315         3,318.00           0.00

SCEI              Standard Claims Editing Interface                N         NA           200.00         300.00

UNIV-S-315        uniVerse Support Session Device for license      N        315             0.00       2,835.00
                  #11734 for the production machine (Elvis).

UNIV-16           UniVerse Support for license #19779              N         16             0.00          96.00

E-SB+R-315        SB+ Application Runtime license for Session      N        315           315.00         630.00
                  Device #296H0038 for the production machine
                  (Elvis).

E-SB+R-16         SB+Application Runtime license #296H0037         N         16            16.00          32.00
                  for the development machine (Mozart).

SBD-S-1           SBDeveloper Session/Device                       N          1            73.00           0.00

HA/DT             HostAccess for Windows Desktop                   N        315             0.00         630.00

                             * Indicate yes or no for Source code on each software module

                           Monthly Maintenance & Support Fees                        $  3,922.00   $  19,958.00
                                                                                     -----------  -------------
                  Subtotal Monthly Maintenance & Support Fees                                      $  23,880.00

                                             Less Adjustment-                                     ($     190.00)
                                                                                                  -------------

                                   **Total New Monthly Maintenance & Support Fees                  $  23,690.00

     ** Does not include fee for support of custom modifications

     - Support and Maintenance adjustment in accordance with item #8 of Schedule 20206.F18 Revision 1 effective through December 31, 2004.

                                   [CSC LOGO]
                                                           Control No. 20206.H27
                                                                        Option 1
                                                                      Revision 2
                                                                November 3, 2003

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc..

     A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded to or created on a currently supported and maintained release of MHC.

     CSCH will pay upfront to the third party, the cost of the annual fee for the third party support and maintenance. If CUSTOMER discontinues the use of any uniVerse Session/Device, uniVerse, SBRuntime Session/Device or SBDeveloper Session/Device license during the year, CUSTOMER will reimburse CSCH the remaining amount owed for the year.

     Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

     This Schedule 20206.H27 Option 1 Revision 2 cancels and supersedes Schedule 20206.H25 in its entirety.

     This Schedule 20206.H27 Option 1 Revision 2 will automatically renew every January 1st unless CUSTOMER cancels in accordance with the 2003 Customer Guide for Programming Maintenance Services.

     This Schedule 20206.H27 Option 1 Revision 2 is governed by the 2003 Customer Guide for Programming Maintenance Services and the 2003 Support Services Agreement for UniVerse/SB Products Operating Environments.

     CUSTOMER must be on a currently maintained release of MHC in their production environment or a premium uplift fee will apply and a revised Schedule H shall be issued.

     Third party products support and/or maintenance fees may change with a sixty (60) day notice from CSCH.

     As of MHC Release 16 CSCH no longer supports or maintains the EDA product inclusive of MCM, LAG, PRP, PCP, EGP products.

CUSTOMER                                CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger               By: /s/ Katherine Bland
    ------------------------                 ------------------------
Name: David K. Ellwanger                 Name: Katherine Bland
Title: President                         Title: Director of Finance
Date: 11-5-03                            Date: 12/11/03

                                   [CSC LOGO]
                                                           Control No. 20206.H28
                                                                      Revision 1
                                                                December 5, 2003

                                   SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc..

PRODUCT                                                         SC*               #OF              MAINT           SUPPORT
 CODE             DESCRIPTION                                   Y/N              USERS              FEE              FEE
-------           -----------                                   ---              -----         -------------    --------------
4000              MHC-Base System for Managed Care               N                315                  0.00         15,435.00

UEP               Upgrade Eligibility Plan                       N                315              3,418.00              0.00

SCEI              Standard Claims Editing Interface--            N                 NA                200.00            300.00

UNIV-S-315        uniVerse Support Session Device for license    N                315                  0.00          2,835.00
                  #11734 for the production machine (Elvis).

UNIV-16           UniVerse Support for license #19779            N                 16                  0.00             96.00

E-SB+R-315        SB+Application Runtime license for Session     N                315                315.00            630.00
                  Device #296H0038 for the production machine
                  (Elvis).

E-SB+R-16         SB+ Application Runtime license #296H0037      N                 16                 16.00             32.00
                  for the development machine (Mozart).

SBD-S-1           SBDeveloper Session/Device                     N                  1                 73.00              0.00

HA/DT             HostAccess for Windows Desktop                 N                315                  0.00            630.00

                            * Indicate yes or no for Source code on each software module

                           Monthly Maintenance & Support Fees                                   $  4,022.00      $  19,958.00
                                                                                               ------------     -------------
                  Subtotal Monthly Maintenance & Support Fees                                                    $  23,980.00

                                             Less Adjustment-                                                   ($     290.00)

                                                                                                                -------------

                               **Total New Monthly Maintenance & Support Fees                                    $  23,690.00

** Does not include fee for support of custom modifications

- Support and Maintenance adjustment in accordance with item #8 of Schedule 20206.F18 Revision 1 effective through December 31, 2004.

-- Support and maintenance fees for the SCEI Module Interface will begin when CUSTOMER installs the module into the test environment.

                                   [CSC LOGO]
                                                           Control No. 20206.H28
                                                                      Revision 1
                                                                December 5, 2003

                                    SCHEDULE H

                        SOFTWARE MAINTENANCE AND SUPPORT

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc..

          A 2% entity pricing fee on Application Support and Maintenance will apply for each additional set of accounts which is upgraded or created on a currently supported and maintained release of MHC.

          CSCH will pay upfront to the third party, the cost of the annual fee for the third party support and maintenance. If CUSTOMER discontinues the use of any uniVerse Session/Device, uniVerse, SBRuntime Session/Device or SBDeveloper Session/Device license during the year, CUSTOMER will reimburse CSCH the remaining amount owed for the year.

          Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

          This Schedule 20206.H28 Revision 1 cancels and supersedes Schedule 20206.H27 Option 1 Revision 2 in its entirety.

          This Schedule 20206.H28 Revision 1 will automatically renew every January 1st unless CUSTOMER cancels in accordance with the 2004 Customer Guide for Programming Maintenance Services.

          This Schedule 20206.H28 Revision 1 is governed by the 2004 Customer Guide for Programming Maintenance Services and the 2004 Support Services Agreement for UniVerse/SB Products Operating Environments.

          CUSTOMER must be on a currently maintained release of MHC in their production environment or a premium uplift fee will apply and a revised Schedule H shall be issued.

          Third party products support and/or maintenance fees may change with a sixty (60) day notice from CSCH.

          As of MHC Release 16 CSCH no longer supports or maintains the EDA product inclusive of MCM, LAG, PRP, PCP, EGP products.

CUSTOMER                                CSC HEALTHCARE, INC.

By: /s/ Timothy A. Laver                By: /s/ Beverly Havens
    ------------------------                ---------------------------
Name: Timothy A. Laver                  Name:  Beverly Havens
Title: CFO - COO                        Title: Vice President MHC/BPO
Date: 1-12-04                           Date: 1/27/04

                                   [CSC LOGO]

                                                           Control No. 20206.I01

                                   SCHEDULE I

                     SALES AND USE TAX EXEMPTION CERTIFICATE

SELLER:           CSC Healthcare Systems
                  34505 West Twelve Mile Road, Suite 300
                  Farmington Hills, Michigan 48331

PURCHASER:        ________________________________________
                  ________________________________________
                  ________________________________________

1.    Purchaser is exempt from sales tax: YES _______ NO _______.
      (If yes, complete items 2-4 below).

2. Purchaser certifies that he is qualified to do business within the State of _________________________________________ and holds valid registration, identification, or exempt number _______________.

3. Purchaser certifies that all purchases from CSC Healthcare Systems on or after __________________________________ will be exempt from sales tax for the reason indicated below, unless otherwise specified on each order.

      _________ Purchase for resale

      _________ Purchase for lease or rental in the ordinary course of business

      _________ Purchase by exempt government

      _________ Purchase by non-profit exempt organization
                     (Attach copy of State Exemption Certificate)

      _________ Other (Specify basis for exemption)
                ________________________________________________________________

4.    General description of purchaser's business: _____________________________
      __________________________________________________________________________

Purchaser agrees that if any items purchased tax-free under this certificate are used or disposed in such a manner as to render the transaction taxable, that purchaser will pay the tax, interest and penalties, if any, to the taxing authority, or will reimburse CSC Healthcare Systems for any tax, interest and penalties assessed by the taxing authority.

THE UNDERSIGNED REPRESENTATIVE OF PURCHASER CERTIFIES THAT THE INFORMATION IS TRUE AND CORRECT.

CUSTOMER

By: /s/ [ILLEGIBLE]
    -------------------
Name:  [ILLEGIBLE]
Title: Ex. V.P.
Date:  5-28-93

                                     [SEAL]

                                                                     JUN 30 1993

                               STATE OF TENNESSEE
                              DEPARTMENT OF REVENUE
                      ANDREW JACKSON STATE OFFICE BUILDING
                           NASHVILLE, TENNESSEE 37242

                                                 EXEMPTION NO. 4-190804451-000-4

                                        EM                                    EL
BAPTIST HOSPITAL, INC.                        BAPTIST HOSPITAL, INC.
2000 CHURCH ST.                               2000 CHURCH ST.
NASHVILLE, TN 37236                           NASHVILLE, TN 37236

Under the provisions of T.C.A. Section 67-6-322, this will provide authority from the Tennessee Department of Revenue for the organization named above to make purchases of tangible personal property or taxable services for their own use and consumption or to be given away without the payment of sales or use tax.

The organization must furnish the suppliers of goods and services with a COPY of this letter properly completed below.YOU MUST RETAIN THE ORIGINAL FOR COPY PURPOSES. The supplier will maintain a file copy as evidence of exemption. Later purchases do not require the submission of a letter. The invoices should contain the name of the organization and the number given above.

This authority does not extend to purchases made by employees of the organization when employees pay for items purchased or services rendered with personal funds. It does not extend to items purchased to be resold.

THE ORGANIZATION MUST NOTIFY THE DEPARTMENT IMMEDIATELY IF IT CEASES TO EXIST, MOVES, OR IN ANY WAY CHANGES THE ORGANIZATION FROM ITS PRESENT FORM.

DATE DEC 01 1987 COMMISSIONER OF REVENUE [ILLEGIBLE]
                                         --------------------------------
TO BE COMPLETED BY THE ORGANIZATION (Please print)

TO:     SUPPLIER'S NAME _________________________________________________

        ADDRESS _________________________________________________________

        CITY ______________________ STATE _______________ ZIP ___________

I ___________________________________________________________ as an authorized representative of the organization named above affirm that the purchases made under this authority will be used and consumed by the organization or given away. I further affirm that the organization will not use this authority to purchase items for resale.

Under penalty of perjury, I affirm this to be a true and correct statement.

PRINT NAME OF ORGANIZATION: ____________________________________________________

PRINT NAME OF PURCHASER: _______________________________________________________

SIGNATURE OF PURCHASER: [ILLEGIBLE]  DATE: 7-30-93
                        -----------

                                   [CSC LOGO]

                                                           Control No. 20206.J02
                                                               November 13, 1996

                                   SCHEDULE J
                       NON-DISCLOSURE AND ACCESS AGREEMENT

This NON-DISCLOSURE AND ACCESS AGREEMENT ("Agreement") is entered into on November 20, 1996, by and between HealthNet Management, Inc.("CUSTOMER"), having its principal place of business at 44 Vantage Way, Suite 300. Nashville, TN 37228, and FlexTech, Inc. ("Third Party"), a/an ___________________ Corporation, whose address is 275 Howard Ave, Holland, MI 49424 with respect to the following:

CUSTOMER has entered into Agreement No. 20206 ("AGREEMENT") with CSC Healthcare Systems, Inc. related to certain object code computer programs and related materials ("Programs") owned or sublicensed by CSC Healthcare Systems, Inc.

Under the Agreement, CUSTOMER has acknowledged that the Programs constitute valuable property, proprietary information and trade secrets of CSC Healthcare Systems. CUSTOMER has further agreed to maintain the confidentiality of the Programs and to make them available to certain third parties only with CSC Healthcare Systems' prior written consent and then, only upon execution of this Non-Disclosure and Access Agreement by the Third Party.

In consideration of the access described below, Third Party agrees:

      Third Party will have access to the Programs for data and information purposes only on behalf of CUSTOMER and no other purpose whatsoever. All access and use is subject to the restrictions and limitations imposed on CUSTOMER under the Agreement. Granting of access shall not enlarge CSC Healthcare Systems' obligation or liabilities beyond which it would otherwise have to CUSTOMER absent such access. Third Party is not an intended beneficiary of the Agreement and shall have no claim of any kind against CSC Healthcare Systems by virtue of any access to or use of the Programs.

      Third Party hereby agrees to keep the Programs confidential and not to disclose the Programs or any portion thereof to any other party.

      Third Party's obligations under this Non-Disclosure and Access Agreement shall survive and may be enforced by CSC Healthcare Systems, Inc. as a beneficiary hereof.

CUSTOMER                                THIRD PARTY:

Company: Health Net Management, Inc.    Company: FlexTech Inc.

By: /s/ Courtney Vanderveer                 By: /s/ [ILLEGIBLE]
    -------------------------------         -------------------------------
                  (Signature)                             (Signature)

Title: SVP, Finance                     Title: President

Date: 11-20-96                          Date: 12/26/96

        /s/ Dennis J Dooley
        -------------------
        DENNIS J DOOLEY
          VP FINANCE
           2-13-97

                                   [CSC LOGO]

                                                           Control No. 20206.J01

                                   SCHEDULE J

                            NON-DISCLOSURE AGREEMENT

This NON-DISCLOSURE AGREEMENT ("Agreement") is entered into on ______________, by and between _________________________________________________________________
("CUSTOMER") having its principal place of business at ___________________, and ___________________________, ("AGENT"), a/an _____________________, whose address is _____________________ with respect to the following:

                                    RECITALS

CUSTOMER has entered into a SALES AGREEMENT ("Agreement") with CSC Healthcare Systems dated ____________________ for the purchase of computer equipment and the licensing of certain computer programs and related materials ("Programs") owned or sublicensed by CSC Healthcare Systems.

Under the Agreement, CUSTOMER has acknowledged that the Programs constitute valuable property, proprietary information and trade secrets of CSC Healthcare Systems. CUSTOMER has further agreed to maintain the confidentiality of the Programs and to make them available to certain third parties only with CSC Healthcare Systems' prior written consent and, then, only upon execution of this Agreement by the third party.

AGENT is to have access to the Programs under the terms of this Agreement for the sole purpose of providing services to CUSTOMER and for no other purpose.

                                   THEREFORE:

AGENT hereby agrees to keep the Programs confidential and not to disclose the Programs or any portion thereof to any third party.

AGENT hereby agrees to use the Programs only in the course of providing services to CUSTOMER and for no other purpose whatsoever.

AGENT's obligations under this Agreement shall not extend to any portion of the Programs that:

      Was known to AGENT prior to its disclosure to AGENT, or

      Was, at the time of disclosure, or thereafter becomes, (through no act or failure to act on the part of AGENT), generally available to the public, or

      Is disclosed to AGENT by a third party who has no non-disclosure obligation to CSC Healthcare Systems.

                        Schedule 20206.J01 - Page 1 of 2

                                   [CSC LOGO]

                                                           Control No. 20206.J01

                                   SCHEDULE J
                            NON-DISCLOSURE AGREEMENT

                                   (continued)

AGENT's obligations under this Agreement shall survive the retention of AGENT's services to CUSTOMER.

AGENT's consent to abide by the terms of this Agreement, effective on the date set forth above and thereafter, is witnessed by his/her/its signature below.

AGENT

By:
    ------------------------------------
Name:
      ----------------------------------
Date:
      ----------------------------------
Telephone:
           -----------------------------

CUSTOMER

By: /s/ [ILLEGIBLE]
    ------------------------------------
Name: [ILLEGIBLE]
Title: Ex. V.P.
Telephone: [ILLEGIBLE]

CSC HEALTHCARE SYSTEMS

By:
    ------------------------------------
Name: George S. Huntzinger
Title: President
Date:
      ----------------------------------

                                   [CSC LOGO]

                                                           Control No. 20206.J02
                                                               November 13, 1996

                                   SCHEDULE J
                       NON-DISCLOSURE AND ACCESS AGREEMENT

      This NON-DISCLOSURE AND ACCESS AGREEMENT ("Agreement") is entered into on 12/9/1996, by and between HealthNet Management, Inc. ("CUSTOMER"), having its principal place of business at 44 Vantage Way, Suite 300, Nashville, TN 37228, and Todd Barnidge Assoc., ("Third Party"), a/an ____________ Corp., whose address is [ILLEGIBLE] with respect to the following:

      CUSTOMER has entered into Agreement No. 20206 ("AGREEMENT") with CSC Healthcare Systems, Inc. related to certain object code computer programs and related materials ("Programs") owned or sublicensed by CSC Healthcare Systems, Inc..

      Under the Agreement, CUSTOMER has acknowledged that the Programs constitute valuable property, proprietary information and trade secrets of CSC Healthcare Systems. CUSTOMER has further agreed to maintain the confidentiality of the Programs and to make them available to certain third parties only with CSC Healthcare Systems' prior written consent and then, only upon execution of this Non-Disclosure and Access Agreement by the Third Party.

      In consideration of the access described below, Third Party agrees:

            Third Party will have access to the Programs for data and information purposes only on behalf of CUSTOMER and no other purpose whatsoever. All access and use is subject to the restrictions and limitations imposed on CUSTOMER under the Agreement. Granting of access shall not enlarge CSC Healthcare Systems' obligation or liabilities beyond which it would otherwise have to CUSTOMER absent such access. Third Party is not an intended beneficiary of the Agreement and shall have no claim of any kind against CSC Healthcare Systems by virtue of any access to or use of the Programs.

            Third Party hereby agrees to keep the Programs confidential and not to disclose the Programs or any portion thereof to any other party.

            Third Party's obligations under this Non-Disclosure and Access Agreement shall survive and may be enforced by CSC Healthcare Systems, Inc. as a beneficiary hereof.

      CUSTOMER                           THIRD PARTY

      Company: HealthNet                 Company: Todd Barnidge & Assoc, Inc.

      By: /s/ Tom Walker                 By: /s/ Todd Barnidge
          ---------------                   ---------------------------------
             (Signature)                         (Signature)

      Title: V.P. MIS                    Title: President

      Date: 12/9/96                      Date: 12/9/96

                                   [CSC LOGO]

                                                           Control No. 20206.J03
                                                                  April 30, 1997

                                   SCHEDULE J
                      NON-DISCLOSURE AND ACCESS AGREEMENT

      This NON-DISCLOSURE AND ACCESS AGREEMENT ("Agreement") is entered into on 1 MAY, 1997 by and between HealthNet Management, Inc. ("CUSTOMER"), having its principal place of business at 44 Vantage Way, Suite 300, Nashville, TN 37228, and Robert E, Nolan Company, Inc. ("Third Party"), a/an management consulting firm, whose address is 17746 Preston Rd, Dallas, TX 75252 with respect to the following:

      CUSTOMER has entered into Agreement No. 20206 ("Agreement") with CSC Healthcare Systems, Inc. related to certain object code computer programs and related materials ("Programs") owned or sublicensed by CSC Healthcare Systems, Inc.

      Under the Agreement, CUSTOMER has acknowledged that the Programs constitute valuable property, proprietary information and trade secrets of CSC Healthcare Systems. CUSTOMER has further agreed to maintain the confidentiality of the Programs and to make them available to certain third parties only with CSC Healthcare Systems' prior written consent and then, only upon execution of this Non-Disclosure and Access Agreement by the Third Party.

      [ILLEGIBLE] consideration of the access described below, Third Party agrees:

            Third Party will have access to the Programs for data and information purposes only on behalf of CUSTOMER and no other purpose whatsoever. All access and use is subject to the restrictions and limitations imposed on CUSTOMER under the Agreement. Granting of access shall not enlarge CSC Healthcare Systems' obligation or liabilities beyond which it would otherwise have to CUSTOMER absent such access. Third Party is not an intended beneficiary of the Agreement and shall have no claim of any kind against CSC Healthcare Systems by virtue of any access to or use of the Programs.

            Third Party hereby agrees to keep the Programs confidential and not to disclose the Programs or any portion thereof to any other party.

            Third Party's obligations under this Non-Disclosure and Access Agreement shall survive and may be enforced by CSC Healthcare Systems, Inc. as a beneficiary hereof.

      CUSTOMER                                     THIRD PARTY

      Company: HealthNet Management Inc.           Company: Robert E. Nolan Co.

      By: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
          ---------------                              ---------------
           (Signature)                                    (Signature)

      Title: CEO                                   Title: [ILLEGIBLE]

      Date: 2/MAY/97                               Date: 1 MAY 1997

                                                           Control No. 20206.J04

                                   [CSC LOGO]

                                   SCHEDULE J

                       NON-DISCLOSURE AND ACCESS AGREEMENT

      This NON-DISCLOSURE AND ACCESS AGREEMENT ("Agreement") is entered into on December 17, 1997, by and between Health Net Management, Inc. ("CUSTOMER"), having its principal place of business at 44 Vantage Way, Suite 300, Nashville, TN, 37228-1513, and Phoenix Healthcare Corporation, ("Third Party"), a Tennessee corporation, whose address is 3401 West End Ave, Suite 470, Nashville, TN 37203-1069 with respect to the following:

      CUSTOMER has entered into Agreement No. 20206 ("AGREEMENT") with CSC Healthcare Systems, Inc. related to certain object code computer programs and related materials ("Programs") owned or sublicensed by CSC Healthcare Systems, Inc.

      Under the Agreement, CUSTOMER has acknowledged that the Programs constitute valuable property, proprietary information and trade secrets of CSC Healthcare Systems. CUSTOMER has further agreed to maintain the confidentiality of the Programs and to make them available to certain third parties only with CSC Healthcare Systems' prior written consent and then, only upon execution of this Non-Disclosure and Access Agreement by the Third Party.

      In consideration of the access described below, Third Party agrees:

            Third Party will have access to the Programs for data and information purposes only on behalf of CUSTOMER and no other purpose whatsoever. All access and use is subject to the restrictions and limitations imposed on CUSTOMER under the Agreement. Granting of access shall not enlarge CSC Healthcare Systems' obligation or liabilities beyond which it would otherwise have to CUSTOMER absent such access. Third Party is not an intended beneficiary of the Agreement and shall have no claim of any kind against CSC
            Healthcare Systems by virtue of any access to or use of the Programs.

            Third Party hereby agrees to keep the Programs confidential and not to disclose the Programs or any portion thereof to any other party.

            Third Party's obligations under this Non-Disclosure and Access Agreement shall survive and may be enforced by CSC Healthcare Systems, Inc. as a beneficiary hereof.

      CUSTOMER                           THIRD PARTY

      Company: HealthNet                 Company:Phoenix Healthcare Corporation

      By: /s/ [ILLEGIBLE]                By: /s/ Samuel H. Howard
          ---------------                    --------------------
           (Signature)                          (Signature) Samuel H. Howard

      Title: CEO                         Title: Chairman

      Date: 12/17/97                     Date: December 17, 1997

                                                           Control No. 20206.J05
                                                                January 11, 1999

                                   [CSC LOGO]

                                   SCHEDULE J
                       NON-DISCLOSURE AND ACCESS AGREEMENT

      This NON-DISCLOSURE AND ACCESS AGREEMENT ("Agreement") is entered into on Jan 18, 1999, by and between CSC Healthcare, Inc., having its principal place of business at 26711 Northwestern Highway, Suite 600, Southfield, Michigan, 48034-2156, and Health Net Management, Inc. ("Health Net"), a Licensed Health Maintenance Organization, whose address is 44 Vantage Way, Suite 300, Nashville, Tennessee 37228 with respect to the following:

      Health Net has entered into Agreement No. 20206 ("AGREEMENT") with CSC Healthcare related to certain object code computer programs and related materials ("Programs") owned or sublicensed by CSC Healthcare for the generation and compilation of patient and provider claims and encounter data ("Use Data").

      Under the Agreement, CSC Healthcare has acknowledges that the Use Data constitutes valuable confidential property and information used in Health Net's business activities.

      With respect to the foregoing, CSC requests the right to utilize Customer's Use Data for the purposes of testing the HEDIS '99 release for compliance (due out 1/15/99) and accuracy to ensure that it adheres to the NCQA guidelines for Health plan Accreditation and HCFA reporting (for Medicare).

      CSC agrees that it will not disclose, permit to be disclosed, or otherwise resell or transfer such Use Data to any person or entity. No Use Data shall be identified as originating from Customer, or from End-Users, or from the patients of Customer or End-Users, or be utilized in any study, report or publication without CSC first having had obtained the written authorization of Customer, and the Use Data first being integrated with a significant body of other data such that neither Licensee, an End-User, nor an End-User's patients can be identified.

      HEALTHNET MANAGEMENT, INC.         CSC HEALTHCARE, INC.

      By: /s/ Timothy A. Laver           By: /s/ Dennis J. Dooley
          ---------------------              --------------------
      Name: Timothy A. Laver             Name: Dennis J. Dooley

      Title: CFO-COO                     Title: V.P. Finance

      Date: 1/18/99                      Date: Mar 01 1999

                                   [CSC LOGO]

                                                           Control No. 20206.K01
                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

1. To the extent that the provisions of the Agreement conflict with this Schedule K01, the provisions of this Schedule K01 shall control.

2.    Section 2.1 is deleted and replaced with the following:

      "CUSTOMER agrees to purchase the Equipment and its future computer equipment requirements relating to CUSTOMER's use of the programs from CSC Healthcare Systems, provided that CSC Healthcare Systems is an authorized vendor of the required equipment and is willing to sell such equipment at a price and terms no less favorable to CUSTOMER than is then offered to CUSTOMER by another authorized vendor. This provision applies to new and used equipment."

3.    Section 2.2.3 is deleted and replaced with the following:

      "CSC Healthcare Systems shall select and arrange for the transfer of the Equipment for its full replacement value during delivery to CUSTOMER's site(s) against all loss or damage."

4. CSC Healthcare Systems agrees, upon CUSTOMER's request, to place copies of the source code for the Programs into escrow for the benefit of CUSTOMER. CUSTOMER shall pay source code escrow fees. At the time of execution of this Agreement, source code escrow fees charged by Fort Knox Security are $100 per deposit or update.

5.    Add Section 4.1.4 as follows:

      "For purposes of Sections 4.1.1 and 4.4.1, the term CUSTOMER shall mean Baptist Hospital, Inc., and subsidiaries of Baptist Hospital, Inc. which are at least fifty one percent (51%) owned or controlled by Baptist Hospital, Inc., and which do not compete with CSC Healthcare Systems for the sales or licensing of software products or services."

6.    Section 4.3.1 is amended by adding the following as the final sentence:

      "Provided that CUSTOMER need not indemnify CSC Healthcare Systems for claims against CSC Healthcare Systems for alleged patent or copyright infringement related to the Programs."

7.    The following language shall be added after Section 4.4.3:

      "4.4.4 CSC Healthcare Systems acknowledges that the information provided to it by CUSTOMER may constitute commercially valuable, proprietary information of

                        Schedule 20206.K01 - Page 1 of 6

                                   [CSC LOGO]

                                                           Control No. 20206.K01

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

      CUSTOMER. CSC Healthcare Systems further acknowledges that CUSTOMER treats its confidential information as confidential, and CSC Healthcare Systems agrees to use all reasonable efforts to confine knowledge and use of the confidential information solely to its employees who require such knowledge and use thereof in furtherance of this Agreement for the benefit of CUSTOMER. CSC Healthcare Systems shall not disclose or permit access to such confidential information by any third party without the prior written consent of CUSTOMER. CSC Healthcare Systems shall have no obligation to preserve the confidentiality of any information which (a) was previously known to it free of any obligation to keep it confidential; (b) is or becomes publicly available, by other than an authorized disclosure; (c) is independently developed by CSC Healthcare Systems without knowledge of CUSTOMER's confidential information; (d) is disclosed to CSC Healthcare Systems by third parties without restriction; or (e) is required by law to be disclosed. CSC Healthcare Systems agrees that the unauthorized use, disclosure, or transfer of CUSTOMER's confidential information will diminish substantially its value to CUSTOMER, and, if CSC Healthcare Systems breaches any of its obligations set forth in this Section 4.4.4, that CUSTOMER shall be entitled to equitable relief including orders for injunction as well as monetary damages."

8.    Paragraph 4.5 is modified by adding the following:

      "If CUSTOMER's quiet enjoyment and use of the Programs is enjoined by court order, CSC Healthcare Systems shall use its best efforts to take the following steps, in the following order: (i) obtain a license for CUSTOMER to continue use of the Programs for the term of this Agreement and pay for any additional fee required for such license; (ii) modify the Programs to avoid the infringement or (iii) replace the Programs, without additional charge, with a compatible functionally equivalent and non infringing product."

9. Travel expenses billed to CUSTOMER shall be billable in accordance with the Travel Policy attached hereto as Exhibit A.

10.   Section 7.6.1 is deleted and replaced with the following:

      "Any individual Work Order under this Agreement may be terminated in whole or in part by CUSTOMER upon notice to CSC Healthcare Systems, whenever, for any reason, CUSTOMER shall determine that such termination is in its best interests. To be effective, such notice must be in writing and rendered to CSC Healthcare Systems at least five (5) business days prior to the date of termination.

                        Schedule 20206.K01 - Page 2 of 6

                                   [CSC LOGO]

                                                           Control No. 20206.K01

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

11.   Paragraph 7.7.4 is deleted and replaced by the following:

      "Except as provided by this Agreement, the parties will not, without the written consent of the other and payment of a hiring fee, hire or offer employment to, or otherwise directly or indirectly use the services of any employee or any former employee of the other party for a period of six (6) months after termination of such employment, nor shall CUSTOMER employ any prospective employee of CSC Healthcare Systems who has been introduced to or interviewed by CUSTOMER through the services of CSC Healthcare Systems within six (6) months of that introduction or interview. The hiring fee shall be equal to 30% of the gross salary to be paid by the other party to such employee during the first year of his or employment by such party."

12.   Section 8.1.3 is deleted and replaced with the following:

      "CSC Healthcare Systems shall perform maintenance on the current release of the Programs and the two (2) immediately preceding releases. All other releases of the Programs are deemed superceded and CSC Healthcare Systems shall have no obligation to perform maintenance on superceded releases of the Programs. CSC Healthcare Systems may, at its sole option, elect to continue to provide maintenance for superseded releases for a period of twelve (12) months from the date a release becomes superseded.

13.   Delete Section 8.3 and replace it with the following:

      "CUSTOMER agrees to purchase maintenance service for a period of three (3) years following the expiration of the warranty period. Annual increases in maintenance fees during the first three (3) years of this Agreement shall not exceed ten percent (10%) of the prior year's price, provided however, that the price limitation shall not apply if CUSTOMER increases the number of licensed users, purchases custom programming services, or licenses additional Program modules. Increases in maintenance charges attributable to an increase in the number of users, purchase of custom programming services, or licenses of additional Program modules shall be at then current prices. At the end of the initial three (3) year term, maintenance services will automatically renew for one-year periods at then current rates, unless canceled by either party by written notice at least sixty
      (60) days prior to the expiration of any maintenance period."

14.   Section 9.1 is amended by adding the following as the last sentence:

      "CSC Healthcare Systems' current support policy is attached hereto as Exhibit B."

                        Schedule 20206.K01 - Page 3 of 6

                                   [CSC LOGO]

                                                           Control No. 20206.K01

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc..

15.   Delete Section 9.3 and replace it with the following:

      "CUSTOMER agrees to purchase support services for the Programs for a period of three (3) years and ninety (90) days following the Installation Date. Annual increases in support fees during the first three (3) years of this Agreement shall not exceed ten percent (10%) of the prior year's price, provided however, that the price limitation shall not apply if CUSTOMER increases the number of licensed users, purchases custom programming services, or licenses additional Program modules. Increases in support charges attributable to an increase in the number of users, purchase of custom programming services, or licenses of additional Program modules shall be at then current prices. At the end of the initial three
      (3) year term, support services will automatically renew for one-year periods at then current rates, unless canceled by either party by written notice at least sixty (60) days prior to the expiration of any support period."

16.   Section 11.3.2 is deleted and replaced with the following:

      "Installation services shall include a demonstration to CUSTOMER's System Administrator that the Programs have been loaded into the System. Each of the Programs shall be deemed installed ("the Installation Date") upon: (1) successful completion of such demonstration, (2) use of the Programs by CUSTOMER in a production mode; or (3) possession of the Programs by CUSTOMER for a period of thirty (30) days, whichever occurs first."

17.   Section 12.2.3 is deleted and replaced with the following:

      "CSC Healthcare Systems shall deliver any correction to the Programs, accompanied by documentation of the change, in the form of updated individual programs or in the form of updated versions of the Programs. Such updates may also include changes and revisions that have been made to the Programs by CSC Healthcare Systems. Installation and incorporation into the Programs of all such updates, changes, and revisions shall be the responsibility of CUSTOMER."

18.   Section 12.2.6 is added as follows:

      "During the sixty (60) days following installation ("the Validation Period"), CUSTOMER shall be entitled to perform validation testing on the Programs set forth on Schedule D01 to determine whether the Programs operate substantially in accordance with the documentation identified in Schedule N ("the Program Documentation"). If, during the Validation Period, the Programs fail to perform substantially in accordance with the Program Documentation, CUSTOMER shall promptly notify CSC Healthcare

                        Schedule 20206.K01 - Page 4 of 6

                                       [CSC LOGO]

                                                           Control No. 20206.K01

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

      Systems of such failure in writing and shall state with specificity the nature of such failure. CSC Healthcare Systems shall then have thirty (30) days within which to remedy such failure by election of one of the remedies in paragraph 12.2.2. If CSC Healthcare Systems is unable to cause the Programs set forth on Schedule D01 to operate substantially in accordance with the Program Documentation within such thirty (30) day period, CUSTOMER shall have the right, as its sole and exclusive remedy, to terminate the Agreement and to return the Programs, in which case CSC Healthcare Systems shall refund Program license fees paid to date. Upon such termination, neither party shall have any further obligation to the other party, except with respect to the nondisclosure covenants contained in the Agreement. If CUSTOMER fails to report validation testing failures before the expiration of the Validation Period, CUSTOMER shall be deemed to have accepted the Programs."

19.   Section 12.2.7 is added as follows:

      "The Programs will be compatible with and operate on Equipment purchased from CSC Healthcare Systems; the Programs as installed on the Equipment purchased from CSC Healthcare Systems will be compatible with the operating system installed on such Equipment; the operating system installed on the Equipment purchased from CSC Healthcare Systems will be compatible with and function on Equipment purchased from CSC Healthcare Systems; and each Program will be compatible with each other Program as installed on Equipment purchased from CSC Healthcare Systems."

20.   Section 14.5 is modified by adding the following as the final sentence:

      "For purposes of this Section 14.5, CUSTOMER shall be deemed to be in default of making payment for the System if CUSTOMER fails, within ten
      (10) days of receipt of notice that payment is due, to make full payment or to commence other corrective action reasonably acceptable to CSC Healthcare Systems, and to proceed with due diligence to complete the corrective action."

21.   Section 14.7 is deleted and replaced with the following:

      "CUSTOMER shall, within ten (10) days after termination of this Agreement and CUSTOMER's license to the Programs, return to CSC Healthcare Systems or certify that CUSTOMER has destroyed the original and all existing copies of the Programs, together with all related material in CUSTOMER's possession or control."

                        Schedule 20206.K01 - Page 5 of 6

                                   [CSC LOGO]

                                                           Control No. 20206.K01

                                    SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

22.   Section 14.8 is deleted and replaced with the following:

      "This Agreement constitutes the entire understanding between CUSTOMER and CSC Healthcare Systems with respect to its subject matter, superseding all prior agreement understanding and representations, and shall be interpreted and enforced in accordance with the internal, substantive laws of the State of California, including, without limitation Articles 1 and 2 of the UCC as in effect in the State of California. Any disputes that arise hereunder shall be resolved in a California, Tennessee, or Federal court, as determined by a court of competent jurisdiction. Provided that, upon the mutual agreement of the parties any dispute under this Agreement may be submitted to binding arbitration, which shall be conducted under the then prevailing rules of the American Arbitration Association in the jurisdiction in which the submitting party's principal place of business is located, or in jurisdiction mutually agreed by the parties."

 CUSTOMER                                      CSC Healthcare Systems

By: /s/ [ILLEGIBLE]                            By: /s/ George S. Huntzinger
    ------------------                             --------------------------
Name: [ILLEGIBLE]                              Name: George S. Huntzinger
Title: Ex. V.P.                                Title: President
Date:  5-28-93                                 Date: JUN 03 1993

                        Schedule 20206.K01 - Page 6 of 6

                                   [CSC LOGO]

                                                           Control-No. 20206.K02

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

1. This Schedule acknowledges that CSC Healthcare Systems hereby consents to the assignment of Agreement No. 20206 to Health Net Management, Inc., in accordance with paragraphs 14.13 of Contract 20206.

CUSTOMER                                       CSC HEALTHCARE SYSTEMS

By: /s/ John R. Hackworth                      By: /s/ George S. Huntzinger
    ----------------------                         ----------------------------
Name: John R. Hackworth                        Name: George S. Huntzinger
Title: Executive Director                      Title: President
Date: 1/25/95                                  Date: [ILLEGIBLE]

                                   [CSC LOGO]

                                                           Control No. 20206.K03

                                  SCHEDULE K

                           SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc.

      1. To the extent that the provisions of this Schedule K03 conflict with the Agreement, the provisions of this Schedule K03 shall control. CUSTOMER agrees to keep confidential all terms and conditions of this Schedule K03 and any other present and future non-standard contract terms, and shall require all of its agents and representatives to observe this confidentiality provision.

      2.    Application Response Time (Schedules B14, C07 and E08)

            Every implementation of MHC Program applications is in a unique environment subject to user and data volumes that vary by location, time of year and even time of day. CSC Healthcare Systems estimates the application response time for the average RS/6000 model J40 family system to be 2.5 seconds or less within program groups non-processing activities while changing screens for an average member processing of approximately 145,000 members.

            If the 2.5 second response time estimate, as further defined below, is not met as measured by the below response measurement process at any point within one (1) year of the Effective Date of this Schedule K03, the same shall not constitute an event of default under the Agreement, but rather as CUSTOMER's sole and exclusive remedy CSC Healthcare Systems will correct the condition at no charge to CUSTOMER, provided CUSTOMER notifies CSC Healthcare Systems in writing that the 2.5 second response time has not been met and provided such condition is not due to the fault of CUSTOMER. If due to the fault of CUSTOMER, the correction of the condition and related services, including CSC Healthcare Systems' analysis, shall be at CUSTOMER's expense.

            This response time estimate shall apply only to the Release 14 Program upgrade under Schedule E08 installed in an environment consisting of an IBM RS 6000 Model J40 System in the configuration under Schedule B14, and including AIX (Schedule C07), uniVerse, SB+, and a single Terminal Emulation third party software. CSC Healthcare

                                   [CSC LOGO]

                                                           Control No. 20206.K03

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc.

      Systems shall have no responsibility with respect to this response time estimate if CUSTOMER has other third party hardware or active or non-executing software on the Systems, with the exception of any CSC Healthcare Systems third party product which has been evaluated for its impact on this response time estimate and, at its sole discretion, approved by CSC Healthcare Systems (CSC Healthcare Systems may offer, upon CUSTOMER's request and at CUSTOMER's expense, services for the evaluation of other third party products and, at CSC Healthcare Systems' sole disceretion, approve such third party products. However, CSC Healthcare Systems shall make no warranties either expressed or implied regarding third party products not purchased by CUSTOMER through CSC Healthcare Systems). There shall also be no modifications, customizations or enhancements to the MHC Programs, including the Release 14 Program upgrade, not approved by CSC Healthcare Systems. Further, the 2.5 second response time is based upon the following CUSTOMER proposed current enviroment for the Release 14 Program upgrade and twenty-five percent (25%) growth factor for the one (1) year period:

                                             Current                   Growth
                                             -------                   -------
Total Members                                115,000                   145,000
Total Providers                                5,000                     6,250
Total Claims Entered Monthly                 115,000                   145,000
Total Capitated Providers                      1,500                     1,875
Total Risk Pools (PCP and Non-PCP)
Per Provider (Non-Capitated Providers)             4                         5

      In addition to CUSTOMER's written notification to CSC Healthcare Systems that the 2.5 second response time has not been met, CUSTOMER shall provide the following to CSC Healthcare Systems upon request:

            * System Administration Service Logs that identify all administrative activity that has occurred to date either by CUSTOMER's or by CUSTOMER's vendors.

                                   [CSC LOGO]

                                                           Control No. 20206.K03

                                  SCHEDULE K

                           SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc.

            * Quarterly uniVerse database File Statistic Reports consisting of a "pre-maintenance" File Statistic Report and a corresponding, "post-maintenance" file resizing File Statistic Report.

            * Internal I/T Help Desk Service Call Logs with corresponding call closing resolution data.

      The above information shall cover the date of hardware installation through the date of CUSTOMER's written notification to CSC Healthcare Systems that the 2.5 second response time has not been met.

      Response measurements shall be subject to the following process:

      a. Within one (1) month of live operations of the System for a single line of business, CUSTOMER and CSC Healthcare Systems will jointly certify the
      2.5 second response time for the System configuration, as well as System file status, for measurement sampling purposes.

      b. Response time interval shall be measured by CUSTOMER with a stopwatch, using a representative non-batch processing MHC Program agreed to by CSC Healthcare Systems, starting when the "enter" key is depressed and ending when the last return character is painted to the screen. Each of these measurements shall be one (1) response time sample. If CUSTOMER provides written notification to CSC Healthcare Systems that the 2.5 second response time has not been met, CUSTOMER'S measurements must be verified or duplicated by CSC Healthcare Systems. Upon such verification or duplication, CUSTOMER and CSC Healthcare Systems will mutually agree upon the corrective action to be taken.

                                   [CSC LOGO]

                                                           Control No. 20206.K03

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc.

      c. Response time sampling, using the same non-batch processing screen, shall be performed two to three (2-3) times weekly over a one (1) month sample measurement period ("Sampling Period"), collecting a minimum of twelve (12) samples during the Sampling Period. Ninety percent (90%) of these samples (11 samples) must meet the 2.5 second response time estimate.

      d. Sampling shall be performed during the day shift when only non-batch processing MHC Programs are running on the System and will be scheduled to minimize the performance degradation caused by simultaneous batch jobs running in the background. Monthly and batch processing are excluded from the Sampling Period since simultaneous batch jobs are typically required during the close. Ad hoc reporting is also excluded from the Sampling Period. Sampling Period schedules shall be mutually agreed to between CSC Healthcare Systems and CUSTOMER.

      e. The results of each Sampling Period will be charted by CUSTOMER and reported to CSC Healthcare Systems. CSC Healthcare Systems and CUSTOMER will jointly review the results each quarter, identify adverse response time trends, and plan corrective measures.

      f. All sampling shall be performed with direct connect terminals or terminals not connected through CUSTOMER's network.

CUSTOMER                                   CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis                      By: /s/ Dennis J. Dooley
   -------------------------                   ----------------------
Name: John D. Davis                        Name: Dennis J. Dooley
Title: CEO                                 Title: VP Finance
Date: 3-31-97                              Date: 4-15-97

                                   [CSC LOGO]

                                                           Control No. 20206.K04
                                                                  March 19, 1998

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Health Net Management, Inc.

1. The attached Support Plan constitutes the entire Support Plan between CUSTOMER and CSC Healthcare Systems for the licensed product(s) and supersedes or replaces any/all prior Support Plans/Agreement.

2. Items 12, 13, 14, and 15 under Schedule 20206.K01 are deleted in their entireties.

CUSTOMER                                       CSC HEALTHCARE SYSTEMS

By: /s/ John D. Davis                          By: /s/ Dennis J. Dooley
    ---------------------                          -----------------------
Name: John D. Davis                            Name: Dennis J. Dooley
Title: CEO                                     Title: VP Finance
Date: 5/5/98                                   Date: JUN 16 1998

                                   [CSC LOGO]

                                                            Control No. 20206.K6
                                                               November 16, 2001

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HEALTH NET MANAGEMENT, INC,.

1. To the extent that the provisions of this Schedule K6 conflict with the Agreement, the provisions of this Schedule K6 shall control. CUSTOMER agrees to keep confidential all terms and conditions of this Schedule K6 and any other present and future non-standard contract terms and shall require all of its agents and representatives to observe this confidentiality provision.

2. This Schedule K6 is issued by CSC Healthcare, Inc. to acknowledge that Health Net Management, Inc. has formally changed its name to HealthSpring.Management, Inc. with its principal place of business at 44 Vantage Way, Suite 300, Nashville, TN 37228-1513, effective October 15,2001.CUSTOMER acknowledges and agrees that its name change has been duly recorded and registered in its state of incorporation as of the date of execution of this Schedule K6.

      CSC Healthcare, Inc. understands that the nature of the name change shall have no affect materially or otherwise on the terms and conditions of CUSTOMER's existing contract, agreement, exhibits or amendments, and that such terms shall remain in full force as set forth therein.

3. Nothing contained herein shall he construed as a waiver of any claim or rights of any party.

CUSTOMER                                       CSC HEALTHCARE, INC.

BY: /s/ Herbert A. Fritch                      BY: /s/ Beverly L. Havens
    ------------------                             ---------------------
Name: Herbert A. Fritch                        Name: Beverly L. Havens
Title: CEO                                     Title: VP, MHC + BPO
Date: 11/19/01                                 Date: 12/20/01

[CSC LOGO]

                             (C)2000 CSC Healthcare
                   Confidential Information of CSC Healthcare
                                                                     Page 1 of 1

                                   [CSC LOGO]
                                                           Control No. 20206.K07
                                                                      Revision 1
                                                               November 12, 2002

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

1. To the extent that the provisions of this Schedule K07 conflict with the Agreement the provisions of this Schedule K07 shall control. CUSTOMER agrees to keep confidential all terms and conditions of this Schedule K07 and any other present and future non-standard contract terms and shall require all of its agents and representatives to observe this confidentiality provision.

2. This Schedule K07 is issued to reflect the conversion of the user-based Program license (MHC, CAP and MRM) as set forth in Schedule 20206.D14 to the membership-based Program license set forth in Schedule 20206,D18 hereto. Such conversion does not apply to SBRuntime, SBDeveloper, HostAccess and UniVerse.

3.    Section 1.10 is added as follows:

      Member Live(s) - Those individuals who are actively enrolled in a health plan administered by the CUSTOMER.

4.    The following Section 4.1.5 shall apply to Member Lives-based Programs:

      (a) CSC Healthcare hereby grants to CUSTOMER, a perpetual, limited, non-exclusive license for use of the Programs. Such license shall be subject to the following privileges, limitations and conditions, and to the limitations and conditions contained elsewhere in this
            Agreement:

            (1) The Programs are restricted, as indicated in Schedule D hereto, by the number of Member Lives which may be processed using the Programs.

            (2) CUSTOMER shall grant CSC Healthcare the right to access CUSTOMER's system on an annual basis to perform a membership audit. CUSTOMER may exceed the number of Member Lives originally licensed provided CUSTOMER has permitted CSC Healthcare to perform an annual membership audit. If Member Lives decrease below the number of Member Lives for which CUSTOMER has paid the applicable license fees, the number of Member Lives may increase again, up to the level for which CUSTOMER has previously paid, without further payment obligations until such time as CUSTOMER exceeds the number of Member Lives for which license fees have been paid.

            (3) MHC license billing will occur on an annual basis if there is an increase in membership of 5,000 members or more since the most recent billed membership count on the annual membership count. In the event that CUSTOMER's membership increases above the number of licensed Member Lives under this Agreement, CUSTOMER shall execute an amended Schedule D and pay any additional charges in effect at the time such order is placed.

                                   [CSC LOGO]

                                                           Control No. 20206.K07
                                                                      Revision 1
                                                               November 12, 2002

                                   SCHEDULE K

                             SPECIAL CONSIDERATIONS

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare, Inc. and HealthSpring Management, Inc.

      (4) The Programs shall be installed and used only on equipment owned or controlled by CUSTOMER and only for the purposes of serving CUSTOMER's internal business needs, which internal business needs shall not include use or access by entities other than CUSTOMER;

      (5) CUSTOMER may make two (2) copies of the Programs for nonproductive backup purposes.

CUSTOMER                                   CSC HEALTHCARE, INC.

By: /s/ David K. Ellwanger                 By: /s/ Beverly Havens
    ----------------------                     ---------------------
Name: David K. Ellwanger                   Name:  Beverly Havens

Title: President                           Title: Vice President MHC/BPO

Date: 11-15-02                             Date:  12/13/02

                                   [CSC LOGO]

                                                           Control No. 20206.N01

                                   SCHEDULE N

                          DESCRIPTION OF DOCUMENTATION

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Baptist Hospital, Inc.

     Release 11.1 documentation manuals for software modules set forth in Schedule D.

CUSTOMER                                      CSC HEALTHCARE SYSTEM

By: /s/ [ILLEGIBLE]                           By: /s/ George S. Huntzinger
    --------------------                          ------------------------
Name: [ILLEGIBLE]                             Name: George S. Huntzinger
Title: Ex. V.P.                               Title: President
Date:  5-28-93                                Date: JUN 03-1993

August 12,1999

Dear MHC client:

THANK YOU FOR BEING A CSC HEALTHCARE GROUP CUSTOMER!

As you know, CSC has extended support and maintenance for MHC Release 14.4 beyond the projected availability date of Release 16.0, however, support will end on December 31,2000.I am pleased to present to you an update on our progress with MHC Release 16's base functionality and to respond to your requests for a program to fast-forward the development of MHC by incorporating a substantial number of your custom modifications into the standard MHC package. This could enable you to upgrade to MHC Release 16.2 and enjoy the many advantages of our standardized development strategy.

MHC has a long and successful history as a multi-faceted managed care information system, and until recently, has embraced the concept of custom modifications. You have told us that, while customizing your copy of the software solves short-term problems efficiently, it creates huge operational and financial barriers to upgrading to new releases of our software. As a result of your input, we introduced the concept of standard software releases, thereby making all new development available to all clients. With MHC Release 15, we saw seven clients embrace the standardized concept and these clients are now positioned to upgrade quickly and inexpensively. Because of the time pressures brought about by the year 2000 computer issue, and because many of your custom enhancements were not included in Release 15, many of you chose to upgrade to Release 14.4 and retrofit your custom enhancements (at a high cost).

BASE MHC RELEASE 16.0

First, an update on the progress of Base MHC Release 16.0. As you know, a portion of your monthly maintenance payment is allocated to fund new releases of MHC. With Release 16.0, CSC has matched your contribution to build a total of 15,000 hours of new functionality. The Base Release 16.0 functionality focuses on provider contracting and will greatly increase your flexibility in managing contracts. As promised, we are on schedule to finish MHC Release 16.0 in March of 2000. (See tab 1 "MHC Base Release 16" for details on the functionality and development status).

MHC RELEASE 16.2 ENHANCEMENT PACKAGE PROGRAM

Based on your feedback, we have also designed a program with which an additional 20,000 hours of functionality can be funded into Release 16.2 and could be ready as soon as summer of 20001 Depending on your participation, and the participation of other customers, approximately $2,670,000 of software development could be directly incorporated into standard MHC Release 16.2. Most of your current customization could then become standard in the MHC package, allowing you to move forward and join our Release 15 clients who enjoy the benefits of easy upgrades, rapid software development, and faster availability of new software modules. (See tab 2 "Joint Funding Packages" for details on the contents of the optional enhancement packages).

HERE IS WHAT THE ENHANCEMENT PACKAGE PROGRAM COULD PROVIDE

The total cost of the enhancement package being considered by CSC is approximately $2,700,000. It would include enhanced functionality in the following areas:

          Enhancement                              Cost
          -----------                              ----
Claims Processing
                                              $   295,724.00
Claims Data Capture and Reporting
                                              $   343,486.00
Provider Assignment
                                              $   128,843.00
Benefits Enhancements
                                              $   882,882.00
Inquiry and Look-Up
                                              $   618,618.00
Medical Management
                                              $   397,397.00
TOTAL PACKAGE
                                              $ 2,666,950.00

Based on our preliminary calculations, if 20 clients participate in the funding of the Enhancement Package, each client would need to pay $108,000 in order to receive $2,666,950 in functionality. TO DEMONSTRATE OUR DESIRE TO CONTRIBUTE TO THE FAST TRACK DEVELOPMENT OF MHC AND TO HELP DEVELOP THE ENHANCEMENT PACKAGE PROGRAM, CSC WOULD CONTRIBUTE THE FIRST $500,000 TOWARD THE ENHANCEMENTS. Of course, CSC needs significant client participation in order to turn this vision into reality. In order to gage client interest, CSC is asking prospective participants of the Enhancement Package to affirm their interest by: (1) signing this letter, (2) returning it to CSC, and (3) enclosing a $10,000 refundable deposit along with the signed letter. This is a new innovative approach to determine if there is support in the marketplace for the standardized functionality contained in the Enhancement Package. CSC will not go forward with this effort unless at least 20 clients participate and ultimately execute binding contractual agreements.

For participants using MHC Release 14.4, CSC would be prepared to lock in a fixed price for upgrade services into a contract for the Enhancement Package Program. This Program feature would thus allow you to budget for the cost of moving to the standard MHC release in the year 2000. This package would contain services for a basic upgrade to Release 16.2, but would not include the retrofit and standardization of modifications, which are not in the enhancement package.


HERE ARE THE ADVANTAGES TO SIGNING UP NOW FOR THE ENHANCEMENT PACKAGES AND PAYING THE REFUNDABLE $10,000 DEPOSIT

- You would receive priority in upgrading to Release 16.2 if CSC ultimately to decide to go forward with the Enhancement Package

-    You would help CSC's efforts to make the Enhancement Package a reality

- You are not risking anything, because the deposit is refundable until a binding contact is executed

HERE ARE SOME VERY SIGNIFICANT ADVANTAGES YOU COULD RECEIVE AFTER A CONTRACT IS EXECUTED FOR THE ENHANCEMENT PACKAGES

- Your monthly support and maintenance charges will not increase until at least January 1st, 2001

-    You will receive a fixed price on upgrade services

- You will guarantee a reduced rate of $100 per hour on any programming services until the completion of MHC Release 16.2, in the event you need short term work done

- You pay no support and maintenance on the enhancement functionality once upgraded to Release 16.2

- By making MHC a better product that allows you to upgrade regularly and easily, you create the critical mass of standard release clients that will enable faster, less expensive development of future MHC releases

HERE ARE SOME IMPORTANT FACTS FOR YOUR CONSIDERATION

- The $10,000 deposit would be refundable at your request until a binding contract can be executed. Similarly, CSC is not legally bound by this letter until a valid contract can be executed.

- In order to expedite development of the Enhancement Packages, CSC would have complete control over design and programming decisions.

- CSC's ability and desire to go forward will be largely based on your response, and the responses of other potential participants.

We will contact each of you in the next two weeks to discuss this exciting opportunity. We have a limited window of time to accomplish participation and complete programming so we have set a date of September 10th to receive all signed responses and deposits. Please sign and return this letter if you wish to further investigate this opportunity.

Please review all of the information in this package and call me at
(248)372-3261 if you have any questions.

Sincerely,

Douglas S. Coleman
Senior Sales Executive
CSC Healthcare Group

No legal obligation is created by signing this letter. Signing this letter merely affirms your interest in potentially participating in the Enhancement Package Program and payment of the $ 10,000 refundable deposit.

---------------------------------
MHC Customer

                                   [CSC LOGO]

     Computer Sciences Corporation
     Healthcare Group

     October 20, 1999

     Ms Sandy Timko
     CIO
     Health Net Management, Inc.
     44 Vantage Way, Suite 300
     Nashville, TN 37228

     Dear Ms Timko:

     SUBJECT: Enhancement Package Program

     Thank you for your commitment to the MHC product. We want you to know that we share that commitment to further strengthen your product

     The purpose of this letter is to secure your participation in the Enhancement Package Program as a means to advance your MHC product. THE TIME TO ACT IS NOW -- OTHERWISE, YOU WILL COMPROMISE YOUR ABILITY TO USE MHC BEYOND DECEMBER 2000.

     SPECIFICALLY, YOU MAY EITHER:

     - SUBSCRIBE TO THE ENHANCEMENT PACKAGE PROGRAM (DESCRIBED BELOW) AND ENJOY A MORE ROBUST MHC. By doing so, you will secure additional benefits, including deferral of major investments until 2001.

          OR

     - UPGRADE TO RELEASE 15 OR 16, BY THE END OF CALENDAR YEAR 2000, PAYING FULL PRODUCT SUPPORT RATES TO RETROFIT YOUR CUSTOM MODIFICATIONS INTO A STANDARDIZED FORMAT. These modifications will cost more than traditional upgrades in the past.

     MHC customers face this clear-cut choice now because SUPPORT/MAINTENANCE FOR RELEASE 14.4 WILL END ON DEC. 31, 2000, EXCEPT FOR SUBSCRIBERS TO THE ENHANCEMENT PACKAGE PROGRAM. Clients who are no longer covered by support/maintenance will not only lose support for software and custom modifications, but will also lose eligibility for future releases. (See detailed explanation below.)

     MHC customers are strongly encouraged to subscribe to the Enhancement Package Program because your participation:

26711 Northwestern Highway, Suite 600
Southfield, MI 48034-2156
248.372.3000
FAX 248.372.3005

                                   [CSC LOGO]

1. Supports the future vision for MHC to meet your system needs for the long-term;

2. Creates a predictable plan for future release timing and release-specific support/maintenance that will deliver an increasingly robust MHC;

3.   Embarks on making standardization and joint-funding a reality;

4. Leverages a highly attractive CSC proposal for joint-funding through the Enhancement Package Program; and,

5.   Secures for you a uniquely attractive set of incentives.

Please see the attachments for details on each of the above sections, as well as the attached Contract Schedule F for your signature.

We're excited about the future of the MHC product and in partnering with you to make sure that it continues to meet your needs. We intend to actively market MHC to new clients to spread the cost of development. We're working hard to improve customer service/support. And finally, we're committed to reach out to every client to re-establish strong relationships -- to insure mutual benefits from a strong MHC product. We look forward to hearing from you by Oct. 29, 1999 about whether you will subscribe to the Enhancement Program Plan, or upgrade to Release 15 or 16. A member of our team will be following up with you next week to see if you have any additional questions.

Sincerely yours,

/s/ Arthur H Spiegel III
-------------------------
Arthur Spiegel, III
President, CSC Healthcare

Enclosures

                                   [CSC LOGO]

1. Future Vision: Meets Your System Needs for the Long-Term

To ensure MHC's affordability, CSC is consolidating all of its MHC clients onto no more than two concurrent releases. At present, 8 clients enjoy the benefits of standardization on Release 15. However, over 40 clients use MHC Release 14.4, each customized to varying degrees. This multitude of customization creates costly development, support/maintenance and upgrades/retrofits to new releases. You have told us you cannot continue to upgrade MHC and pay each time to reprogram your custom modifications. Hence, this move to standardization.

To meet your long-term system needs, MHC will provide software that offers a low cost of operation, while meeting critical functional and regulatory needs. Low cost of operations will be achieved by standardizing the software, thereby facilitating superior support/maintenance and lowering the cost and difficulty of upgrades. Furthermore, we will continue to provide a "character-based" claims entry screen for efficient data processing, while enhancing the front end for your clients, providers and members, through web enablement. This web option should be available before year-end. In addition, we will work with you over time to improve MHC's claims throughput and other core processes.

To achieve these goals, we--CSC and you, our MHC customers--have agreed to a strategy that involves aggressive and consistent interaction and mutual commitment. Called "joint funding," this strategy integrates two elements: using part of your support/maintenance payments for development and client-funding for enhanced functionality. While CSC will allow MHC clients to bring forward their unique custom modifications--in standardized format--we will emphasize client joint-funding for standardization to reduce costs to individual clients.

                                   [CSC LOGO]

2. RELEASE TIMING AND SUPPORT/MAINTENANCE: PROVIDES PREDICTABLE TIMELINES AND AN INCREASINGLY ROBUST MHC

Each March, CSC plans to deliver a major MHC release containing improvements in functionality and ease of operation. In between, maintenance releases for corrections and ongoing compliance issues will be delivered. Therefore, in March, 2000, Release 16 is scheduled to be available; that release will accommodate client-specific, upgraded custom modifications in standardized form only. In March, 2001, CSC plans to offer Release 17, which will target HIPAA compliance, greater e-commerce capability and higher claims throughput. With your funding participation, MHC will deliver the Enhancement Package Program functionality as part of Release 17.

The corresponding support/maintenance policy is that MHC will support only two releases simultaneously, the current, release and the most recent prior release. For example, when Release 17.0 becomes available support/maintenance will be limited to Release 16 and Release 17. Therefore, MHC clients must keep current or lose support/maintenance.

In recognition of the unique situation created by Y2K, however, MHC is adjusting this policy on a one-time basis. Specifically, MHC has extended support/maintenance for Release 14.4 until December 31, 2000. Once Release 16.0 becomes available and December 31, 2000 has passed, support/maintenance for Release 14.4 will be discontinued, except for Subscribers to the Enhancement Package Program, with the consequence of loss of eligibility for access to new releases of MHC.

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3. ENHANCEMENT PACKAGE PROGRAM: EMBARKS ON THE STRATEGY OF STANDARDIZATION-AND
JOINT-FUNDING

As described in Future Vision, joint funding is designed to include client funding for packages of common modifications; therefore; groups of clients can come together to standardize these packages at a leveraged cost, rather than individually. Standardization of these packages will enhance MHC's functionality in the standard form, and the HUG Board and members will select the functionalities.

In the case of the current initiative, the Enhancement Package Program contents, selected for the first wave of "joint funding" include six elements; enhanced claims processing (such as flexible duplicate claims checking, timely claim filing flags, suspend claims at employer level, interim claim processing, using all diagnosis codes, automatic recalculation of adjusted claim lines, non-vendor PCP capacity), data capture/reporting, provider assignment, benefits enhancements, inquiry/look up, and open auths/pre-certs. Collectively, standardization of these custom modifications will cost $2.7MM. By "joint funding" this investment, all who Subscribe to the Enhancement Package Program will enjoy the benefits of $2.7MM in standard modules, at a fraction of their cost.

                                   [CSC LOGO]

4. SUBSCRIPTION: LEVERAGES A HIGHLY ATTRACTIVE APPROACH TO JOINT FUNDING

All MHC clients are invited to subscribe, at a fixed cost, to the defined Enhancement Package Program; note that the scope of the Enhancement Package Program is locked, based on previously-made HUG selections. To demonstrate its commitment to MHC, CSC is ready to commit $500K to this effort, based on at least 20 Subscriptions (out of a total MHC client base of about 40). If more than 20 clients elect to participate through the end of the implementation process, CSC will share those additional subscription fees with the Subscribers on a pro-rata basis at the end of the project. Furthermore, CSC will cap the development costs per client at $108K, and will return any funds not used in Enhancement Package Program development.

To initiate this effort, CSC seeks signed contracts and the $10K deposits for the Subscription by October 29, 1999. To insure rapid, delivery of the Enhancement Package Program, CSC will conduct the development. Subscribers must pay their $108K by January 14, 2000. You will begin to receive the specifications (problem statement, approach to programming and high-level description of functionality) for review by March 8, 2000. Subscribers will retain the right to opt out of the Subscription Program -- as an option that may be available -- as late as March 15, 2000.

For clients on Release 14.4, Subscriptions will cost $108K (exclusive of the upgrade costs). Clients on Release 15, as well as REP clients, are invited to timely subscribe for $50K (exclusive of the upgrade costs); Any subscription contract received after the October 29, 1999 date will cost $250K. All Subscribers will receive the benefits described below (see Incentives for Subscription).

                                   [CSC LOGO]

5. INCENTIVES: PROVIDES MULTIPLE BENEFITS TO SUBSCRIBERS

The incentives for Subscription -- available only to Subscribers--include:

- SUPPORT/MAINTENANCE CONTINUATION, for Release 14.4, beyond December 31, 2000, until you are actually upgraded (but no later than December 31, 2001)

- SHORT-TERM GAIN SHARING, relative to Enhancement Package Program, such that:

  - Late subscribers' fees in excess of the base 20 clients required for the Program will be split 50:50 between CSC and the Charter Subscribers (who will divide their share on a pro-rata basis.

  - Cost underage will be returned fully to Subscribers (including late subscribers) on a pro-rata-basis.

  - CSC accepts full risk for cost overages as consideration for ultimate control over the change control process.

- UPGRADE PRIORITY FOR RELEASE 16 implementations, which materially advances the timeframe within which Subscribers will be able to use this functionality; in addition, MHC will publish and guarantee delivery dates for the packages

- FIXED PRICE UPGRADE SERVICES will be offered to Subscribers, after detailed (client-specific) analyses are conducted after the release of 16.0 (March, 2000); this analysis will cost $10K, which will be applied to ultimate upgrade costs. The upgrade process includes:

  -    Implementation and data conversion

  -    Integrated consulting, project management and training

- Upgrades of non-standard enhancements (modules)

- A FREEZE ON MONTHLY MHC SUPPORT & MAINTENANCE FEES will be guaranteed through December, 2000, with Subscribers thereby avoiding the increase in monthly payments planned for January, 2000; note that any new custom modifications will still require additional support & maintenance fees

- REDUCED PS RATES, at $100/hour on any ad hoc modification work needed until the Release becomes available

- OPTION TO AVOID SIGNIFICANT CAPITAL EXPENSES IN 2000, because you may defer upgrading to Release 17 until calendar year 2001; whereas, other option -- upgrading to Release 15 or 16 -- would need to be complete by December 31, 2000 to continue your use of MHC.

As always, you may contract with CSC to have your custom modifications made part of standard MHC on a time and materials basis at CSC's standard development rates of $175/hour for design and $130/hour for programming -- except for Subscribers who will receive the preferred rate of $100/hour for upgrading custom modifications to release 16 or 17. Alternatively, and we believe preferably, you can Subscribe to the Enhancement Package Program and receive the above advantages. In addition, we offer a $10K contract to prepare a proposal for your upgrade. Note that this $10K proposal contract is not the same as the $10K deposit for the Subscription. MHC will commit to this proposal as a fixed price for the project and will apply your $10K to the overall upgrade cost (which includes the proposal development).

                                                   [ARDENT LOGO]
                                                   --The Art of Data Management

                                                March 6, 2000

RE: Notice of Assignment of License and Services Agreements for Ardent Software Products ("Existing Agreements")

Dear Customer:

On November 30, 1999, Ardent Software, Inc. ("Ardent"), and Informix Corporation ("Informix"), signed a definitive Agreement and Plan of Reorganization ("Agreement") under which Informix would acquire all of the outstanding stock of Ardent pursuant to the merger of a wholly-owned subsidiary of Informix with and into Ardent ("Merger"). Ardent will continue to exist for a period of time after the Merger as a wholly-owned subsidiary of Informix. The Merger will combine the resources of the companies together with complementary technologies and other associated products.

Informix's headquarters are located at 4100 Bohannon Drive, Menlo Park, California 94025. The Merger was completed on March 1, 2000.

As a result of this Merger, the aforementioned Existing Agreements have been assigned to and assumed by Informix Software, Inc. a wholly-owned subsidiary of Informix Corporation, as of March 1, 2000:

Your sales representative will soon be in touch with you and/or other employees of your company to discuss any matters relating to the Merger.

                                           Very truly yours,

                                           Ardent Software, Inc.
                               .           Legal Department    .

cc:Informix Software, Inc.
   Legal Department

ARDENT SOFTWARE, INC. - 50 Washington Street - Westboro, MA 01581-1021 (t)
508.366.3888 (f) 508.366.3669 (w) www.ardentsoftware.com

                                   [CSC LOGO]

                                                         Control No. 20206.E09.1

                                   SCHEDULE E

                               CONSULTING SERVICES

This Schedule is governed by the terms and conditions of Agreement number 20206 between CSC Healthcare Systems and Healthnet Management, Inc.

    TASK DESCRIPTION: Implementation of Focal Point with Case Mix adjusted
                      Physician Profiling.

    START DATE:       To be determined.

    STATEMENT OF WORK:

    See attached for Implementation Description and Deliverables.

    TOTAL PRICE DUE ON EXECUTION OF CONTRACT: $35,000*

* Price does not include travel expenses.

Additional Training, Consulting and Implementation planning above and beyond the initial contract are available CSC Healthcare Systems; Inc. then current rates and fees.

There will be a $5,000 consulting fee for Year 2 and thereafter.

Sales tax, where applicable, will be added to the invoice and borne by CUSTOMER.

Prior to execution, CSC Healthcare Systems may change prices of products and services it provides upon at least thirty (30) days written notice to CUSTOMER.

CUSTOMER                       CSC Healthcare Systems

By: /s/ John D. Davis          By: /s/ Dennis J. Dooley
    --------------------           -----------------------
Name: John D. Davis            Name: Dennis J. Dooley
Title: CEO                     Title: VP Finance
Date: 11-21-97                 Date: APR 27, 1998

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Implementation Visit #5 will occur 4-6 weeks after visit #4. The purpose of this visit is to provide follow-up training to the end users and technical users of Focal Point. Additionally, the consultant will provide guidance on how the information from the Focal Point system can be integrated into the overall business objectives of the organization.

On-going user support and technical support for year one of the three-year agreement is included in the Focal Point contract. Support from the consultants or support representative via telephone is included, as well as on-site when appropriate. Additional consultation, on a time and materials basis, is also available when the customer needs to develop new types of reports, data perspectives, or extracts.

If the system includes the Johns Hopkins ACG Case-Mix System then additional training and consulting will be provided for the Physicians Profiling with ACG's module.

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                  FOCAL POINT LICENSE FEE AND SERVICES PROPOSAL
                                  FOR HEALTHNET

                             Proposal Date: 10/30/97

                                     LEGEND

    COVERED LIVES
----------------------- ANNUAL BASE  ANNUAL PMPY     COVERED
  FROM            TO    LICENSE FEE  LICENSE FEE    LIVES OVER
--------       -------- -----------  -----------    ----------
       0        50,000     $ 35,000
  50,001       100,000     $ 35,000        $0.50        50,000
 100,001       200,000     $ 60,000        $0.25       100,000
 200,001       500,000     $ 85,000        $0.15       200,000
 500,001      and over     $130,000        $0.10       500,000

                             PROPOSAL WITHOUT ACG's

                                YEAR 1         YEAR 2       YEAR 3
                               -------        -------      -------
Est. Covered Lives              32,000         35,000       40,000

Annual Base License Fee        $35,000        $35,000      $35,000
Annual PMPY License Fee        $     0        $     0      $     0
Implementation Consulting      $30,000        $ 5,000      $ 5,000
Special Project Services           n/a            n/a          n/a

                  TOTAL:       $65,000        $40,000      $40,000

ESTIMATED ANCILLARY COSTS
-------------------------
Database Server                          ?????    (not sure where you stand with this)
DBMS (SQL Server)                       $3,000
ODBC Drivers                            $  500
DBMS Administration Training            $1,500
IQ Objects Training                     $1,500

                 TOTAL:                 $6,500

NOTES:

1) License fees for years 2 and 3 will be based on actual reported membership

2) Estimated Ancillary Costs are client's responsibility

3) Proposal remains in effect until November 15, 1997

4) Annual license fee includes support and maintenance

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                           FOCAL POINT IMPLEMENTATION

The implementation of the Focal Point Decision Support System will be accomplished in five Implementation Visits over an approximate period of four months. Prior to the first site visit, the customer shall be responsible for certain items which will ensure a correct environment for the Focal Point system. These items include the purchase and/or designation of a database server, per CSCHS' recommended configuration, which should be used for Focal Point. If a network interface is involved, the proper communication between the server and the network should be tested. A Database Management System (DBMS) is another requirement for the operation of Focal Point. These requirements will be discussed in more detail at site visit #1.

Implementation Visit #1 involves a formal kickoff meeting and operational review. The kickoff meeting includes a detailed demonstration of the Focal Point DSS. The target audience for the kickoff meeting should be the business users of the system, the MIS department, and others interested in the capabilities of Focal Point. After the demo, discussions of the business practices of the health plan will occur over the remaining time. During this visit, the Focal Point consultant will interview representatives from the various departments to better understand their business operations and to ensure that the data captured with Focal Point is interpreted correctly. Interviews may also take place with key decision makers in the health plan to develop a strategy for effective use of the DSS. Finally, a sample of claims and membership data may be requested so that the data can be examined by the Focal Point consultant in Southfield, Michigan.

The actual system installation occurs at the next visit (Implementation
Visit #2). This generally will take place six to eight weeks after the operational review. In the weeks preceding the visit, a technical consultant will work with the customer on the technical requirements to operate Focal Point, as it is necessary for the correct environment to be in place before the visit. During this visit the technical consultant will build the Focal Point database. The building of the database involves extracting the data from the on-line claims system as well as populating the data tables. The visit can last up to four days with the technical consultant working largely independent of the customer's MIS staff.

Implementation Visit #3 will occur three to four weeks after the installation of the system. This visit involves training sessions conducted at the client site by the Focal Point consultant. Three separate training sessions will take place over the course of three days. A training session for the business users of Focal Point will last approximately one and one-half days. This is geared for those who will be integrating Focal Point in their business practice for use as a decision support tool. The next day will focus on training the MIS staff, or those who will support Focal point internally. Finally, an overview session will last one-half day. This session is aimed at anyone else in the organization who wants to know the capabilities of the system.

Implementation Visit #4 will occur at the first month-end following the training described above. This visit is performed by the technical consultant and is geared towards two objectives. The first objective involves extracting supplemental information from the transaction processing system and building onto the existing database. Secondly, additional technical training is provided to the MIS staff on the maintenance of the database and future supplemental runs.

                                   [CSC LOGO]

Implementation Visit #5 will occur 4-6 weeks after visit #4. The purpose of this visit is to provide follow-up training to the end users and technical users of Focal Point. Additionally, the consultant will provide guidance on how the information from the Focal Point system can be integrated into the overall business objectives of the organization.

On-going user support and technical support for year one of the three-year agreement is included in the Focal Point contract. Support from the consultants or support representative via telephone is included, as well as on-site when appropriate. Additional consultation, on a time and materials basis, is also available when the customer needs to develop new types of reports, data perspectives, or extracts.

If the system includes the Johns Hopkins ACG Case-Mix System then additional training and consulting will be provided for the Physicians Profiling with ACG's module.